   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1997


                                                      REGISTRATION NO. 333-37475
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        SC INTERNATIONAL SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            6719                           75-2607219
   (STATE OR OTHER JURISDICTION      (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                            ------------------------
   FOR INFORMATION REGARDING ADDITIONAL REGISTRANTS, SEE "TABLE OF ADDITIONAL
                                 REGISTRANTS."
                            ------------------------

              524 E. LAMAR BOULEVARD                             MR. PATRICK W. TOLBERT
            ARLINGTON, TEXAS 76011-3999               EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL
                  (817) 792-2123                               AND ADMINISTRATIVE OFFICER
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE              SC INTERNATIONAL SERVICES, INC.
   NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S                  524 E. LAMAR BOULEVARD
           PRINCIPAL EXECUTIVE OFFICES)                        ARLINGTON, TEXAS 76011-3999
                                                                     (817) 792-2123
                                                         (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                                                         TELEPHONE NUMBER, INCLUDING AREA CODE,
                                                                  OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:

                            JOEL I. GREENBERG, ESQ.
                  KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP
                                425 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 836-8201
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS

=======================================================================================================
                                                STATE OR OTHER     PRIMARY STANDARD
                                                JURISDICTION OF       INDUSTRIAL       I.R.S. EMPLOYER
 EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS  INCORPORATION OR     CLASSIFICATION     IDENTIFICATION
                   CHARTER                       ORGANIZATION        CODE NUMBER             NO.
-------------------------------------------------------------------------------------------------------
Sky Chefs, Inc................................     Delaware              5812            13-1318387
-------------------------------------------------------------------------------------------------------
Caterair International, Inc. (II).............     Delaware              5812            75-2607218
-------------------------------------------------------------------------------------------------------
Caterair International Corporation............     Delaware              6512            52-1640561
-------------------------------------------------------------------------------------------------------
Arlington Services, Inc. .....................     Delaware              6794            51-0344713
-------------------------------------------------------------------------------------------------------
Arlington Services Holding Corporation........     Delaware              6719            51-0368977
-------------------------------------------------------------------------------------------------------
JFK Caterers, Inc. ...........................     Delaware              6719            52-1312557
-------------------------------------------------------------------------------------------------------
Caterair Consulting Services Corporation......     Delaware              5812            52-0936585
-------------------------------------------------------------------------------------------------------
Western Aire Chef, Inc. ......................     Delaware              6719            52-0974724
-------------------------------------------------------------------------------------------------------
Bethesda Services, Inc. ......................     Delaware              6794            51-0369138
-------------------------------------------------------------------------------------------------------
Caterair New Zealand Limited..................     Delaware              6719            51-0369139
-------------------------------------------------------------------------------------------------------
Onex Ohio Finance Corp. ......................     Delaware              6141            75-2184952
-------------------------------------------------------------------------------------------------------
Onex Ohio Finance Corp. II....................     Delaware              6141            75-2228384
-------------------------------------------------------------------------------------------------------
Onex Ohio Equity Corp. .......................     Delaware              6141            75-2184952
-------------------------------------------------------------------------------------------------------
Onex Ohio Equity Corp. II.....................     Delaware              6141            75-2641451
-------------------------------------------------------------------------------------------------------
Onex Ohio Credit Corp. .......................     Delaware              6141            75-2137074
-------------------------------------------------------------------------------------------------------
Onex Ohio Credit Corp. II.....................     Delaware              6141            75-2641443
-------------------------------------------------------------------------------------------------------
Onex Ohio Acceptance Corporation..............     Delaware              6141            75-2137075
-------------------------------------------------------------------------------------------------------
Onex Ohio Capital Corp. ......................     Delaware              6141            75-2344670
-------------------------------------------------------------------------------------------------------
Onex Ohio Capital Corp. II....................     Delaware              6141            75-2641452
-------------------------------------------------------------------------------------------------------
Onex Ohio Fiscal Corp. .......................     Delaware              6141            75-2273325
-------------------------------------------------------------------------------------------------------
Onex Ohio Fiscal Corp. II.....................     Delaware              6141            75-2641448
-------------------------------------------------------------------------------------------------------
Onex Ohio Funds Corp. ........................     Delaware              6141            75-2272625
-------------------------------------------------------------------------------------------------------
Onex Ohio Funds Corp. II......................     Delaware              6141            75-2641444
-------------------------------------------------------------------------------------------------------
Caterair International Transition
  Corporation.................................     Delaware              5812            52-1947041
-------------------------------------------------------------------------------------------------------
Sky Chefs International Corp. ................     Delaware              6719            13-3800220
-------------------------------------------------------------------------------------------------------
Caterair Airport Properties, Inc. ............     Delaware              6719            52-1047952
-------------------------------------------------------------------------------------------------------
Caterair St. Thomas Holdings Corporation......     Delaware              6719            52-1805211
-------------------------------------------------------------------------------------------------------
Sky Chefs Argentine Inc. .....................     Delaware              6719            52-1689276
=======================================================================================================

     The address, including zip code, and telephone number, including area code, of the principal executive offices of, and the name, address, including zip code, and telephone number, including area code, of agent for service for, each of the Additional Registrants other than Caterair International, Inc. (II), Arlington Services, Inc., Arlington Services Holding Corporation, Bethesda Services, Inc. and Caterair New Zealand Limited is the same as for SC International Services, Inc., as set forth on the facing page of this Registration Statement. The address, including zip code, and telephone number, including area code, of the principal executive offices of Caterair International, Inc. (II) is 6550 Rock Spring Drive, Bethesda, Maryland 20817 (telephone number (301) 897-7800), and the agent for service for Caterair International, Inc. (II) is Thomas A. Statas, Vice President, Caterair International, Inc. (II), 6550 Rock Spring Drive, Bethesda, Maryland 20817 (telephone number (301) 897-7800). The address, including zip code, and telephone number, including area code, of the principal executive offices of each of Arlington Services, Inc., Arlington Services Holding Corporation, Bethesda Services, Inc. and Caterair New Zealand Limited is 300 Delaware Avenue, Third Floor, Suite 315, Wilmington, Delaware 19801 (telephone number for Arlington Services, Inc. and Arlington Services Holding Corporation (302) 427-7860 and telephone number for Bethesda Services, Inc. and Caterair New Zealand Limited (302) 427-7863), and the agent for service for each of Arlington Services, Inc., Arlington Services Holding Corporation, Bethesda Services, Inc. and Caterair New Zealand Limited is Steven R. Director, Morris, James, Hitchens & Williams, 222 Delaware Avenue, P.O. Box 2306, Wilmington, Delaware 19899 (telephone number (302) 888-6800). Copies of communications to any Additional Registrant should be sent to Joel I. Greenberg, Esq., Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, NY 10022 (telephone number (212) 836-8201).

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES
     MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY
     NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 16, 1997

PRELIMINARY PROSPECTUS

[LSG/SKYCHEFS LOGO]                                [CATERAIR INTERNATIONAL LOGO]

       [SCIS LOGO]
                        SC INTERNATIONAL SERVICES, INC.
                               OFFER TO EXCHANGE
              9 1/4% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                              FOR ALL OUTSTANDING
              9 1/4% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A
                            ------------------------
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

          NEW YORK CITY TIME, ON             , 1998, UNLESS EXTENDED.

                            ------------------------
     SC International Services, Inc., a Delaware corporation (the "Issuer" or "SCIS"), is hereby offering (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its registered 9 1/4% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), for each $1,000 principal amount of its outstanding unregistered 9 1/4% Senior Subordinated Notes due 2007, Series A (the "Private Notes"), of which $300,000,000 in aggregate principal amount was issued on August 28, 1997 and is outstanding as of the date hereof. The form and the terms of the Exchange Notes are identical in all material respects to those of the Private Notes, except for certain transfer restrictions and registration rights relating to the Private Notes and except for certain interest provisions related to such registration rights. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued pursuant to, and entitled to the benefits of, an Indenture, dated as of August 15, 1997, governing the Private Notes and the Exchange Notes (the "Indenture"). The Private Notes and the Exchange Notes are sometimes referred to herein, collectively, as the "Notes." See "The Exchange Offer" and "Description of Notes."

     Interest on the Notes will be payable semi-annually on March 1 and September 1 of each year commencing March 1, 1998, at the rate of 9 1/4% per annum. The Notes will be redeemable, in whole or in part, at the option of the Issuer, at any time on or after September 1, 2002, at the redemption prices set forth herein (payable in cash), plus accrued interest to the date of redemption. In addition, on or prior to September 1, 2000, the Issuer may redeem in the aggregate up to $105,000,000 in principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings (as defined herein) at a redemption price of 109.25% of the principal amount of such Notes (payable in cash), plus accrued interest to the date of redemption; provided that at least $195,000,000 in principal amount of the Notes remains outstanding immediately after any such redemption.

     The Notes are general unsecured obligations of the Issuer, and are subordinated in right of payment to all existing and future Senior Debt (as defined herein) of the Issuer, including the Issuer's obligations under the Senior Bank Financing (as defined herein). The Notes are unconditionally guaranteed (the "Guarantees") on a joint and several senior subordinated basis by Caterair International Corporation ("Caterair") and certain domestic subsidiaries of the Issuer (collectively, the "Guarantors"). The Guarantees are general unsecured obligations of the Guarantors, and are subordinated in right of payment to all existing and future Guarantor Senior Debt (as defined herein) of the Guarantors, including guarantees and borrowings under the Senior Bank Financing. At September 30, 1997, the aggregate amount of outstanding Senior Debt of the Issuer (including borrowings and guarantees under the Senior Bank Financing but excluding advances by Caterair to SCIS and letters of credit) was approximately $250.0 million and the aggregate amount of outstanding Guarantor Senior Debt (excluding borrowings and guarantees under the Senior Bank Financing and the loan by SCIS to Caterair) was approximately $31.5 million. LSG Lufthansa Service GmbH is not an obligor on the Notes.
                                                        (continued on next page)
                            ------------------------

      SEE "RISK FACTORS," BEGINNING ON PAGE 17, FOR A DISCUSSION OF CERTAIN RISKS THAT INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
               The date of this Prospectus is             , 1997

(continued from previous page)

     If a Change of Control (as defined herein) occurs, the Issuer will be required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase. There can be no assurance that the Issuer will have the financial ability or will be permitted by its other indebtedness agreements to repurchase the Notes upon a Change of Control. In addition, the Issuer and, under certain circumstances, Caterair, will be required to offer to repurchase Notes with the net cash proceeds of certain asset sales at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the date of repurchase. See "Description of Notes."

     The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Issuer and the Guarantors contained in the Registration Rights Agreement, dated as of August 28, 1997 (the "Registration Rights Agreement"), among the Issuer, the Guarantors, and BT Securities Corporation, J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Smith Barney Inc. and Bankers Trust International PLC, as the initial purchasers (the "Initial Purchasers") of the Private Notes.

     Based upon interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties unrelated to the Issuer, the Issuer believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) any person who is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), or
(ii) a broker-dealer who purchases Notes from the Issuer to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such holder is acquiring the Exchange Notes in the ordinary course of its business and such holder is not engaging, and has no intention to engage, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Issuer that such conditions have been met. Each broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Issuer has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any such resale for a period of up to 90 days after the Expiration Date (as defined herein). See "The Exchange Offer" and "Plan of Distribution."

     The Issuer will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.


     The Exchange Offer will expire at 5:00 p.m., New York City time, on
              , 1998, unless the Exchange Offer is extended by the Issuer in its sole discretion. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange.


     The National Association of Securities Dealers, Inc. ("NASD") has designated the Private Notes as securities eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market of the NASD, and the Issuer has been advised that the Initial Purchasers have heretofore acted as market makers for the Private Notes. Holders of Private Notes whose Private Notes are not tendered and accepted in the Exchange Offer will continue to hold such Private Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Private Notes will continue to be subject to the existing restrictions upon transfer thereof and the Issuer, subject to limited exceptions, will have no further

                                      (ii)
obligation to such holders to provide for the registration under the Securities Act of the Private Notes held by them. To the extent that any Private Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Private Notes could be adversely affected. No assurances can be given as to the liquidity of the trading market for the Private Notes.

     Prior to the Exchange Offer, there has been no public market for the Exchange Notes. There can be no assurance as to the liquidity of any market that may develop for the Exchange Notes, the ability of holders to sell the Exchange Notes, or the price at which holders would be able to sell the Exchange Notes. Each of the Initial Purchasers has advised the Issuer that it currently intends to make a market in the Exchange Notes. The Initial Purchasers are not obligated to do so, however, and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. Future trading prices of the Exchange Notes will depend on many factors, including among other things, prevailing interest rates, the Issuer's and the Guarantors' operating results and the market for similar securities. Historically, the market for securities similar to the Exchange Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the Exchange Notes, if such a market develops, will not be subject to similar disruptions. See "Risk Factors -- Lack of Public Market for the Notes."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE ISSUER ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL IN CONNECTION WITH THE EXCHANGE OFFER, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR ANY OF THE GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE EXCHANGE PROPOSED TO BE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR ANY OF THE GUARANTORS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act. The Issuer and the Guarantors are hereby providing cautionary statements identifying important factors that could cause the Issuer's and the Guarantors' actual results to differ materially from those projected in forward-looking statements made in this Prospectus. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "intends," "plans," "projection" and "outlook") are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the

                                      (iii)
factors discussed throughout this Prospectus, and particularly in the risk factors set forth herein under "Risk Factors." Among the key factors that have a direct bearing on the Issuer's and the Guarantors' results of operations are the substantial indebtedness and significant debt service obligations of the Issuer and the Guarantors; changes in the airline industry, the airline catering industry and the catering industry generally; acceptance of new business initiatives; the Issuer's and the Guarantors' ability to implement their business strategies and to successfully integrate acquired companies; availability of key personnel; intensified competition; changes in general economic conditions; fluctuations in foreign currency exchange rates; changes in operating costs or volume; availability of funds; the loss of a significant customer; product liability litigation; and changes in government regulation. These and other factors are discussed herein under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Prospectus.

     The risk factors described herein could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Issuer and the Guarantors or made by or on behalf of the Issuer and the Guarantors, and investors, therefore, should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Issuer and the Guarantors undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the Issuer's and the Guarantors' businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                      (iv)

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Financial Statements and notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise requires, the "Company" refers to (i) subsequent to September 29, 1995, the combined businesses of SC International Services, Inc. ("SCIS" or the "Issuer") and Caterair International Corporation ("Caterair") and their subsidiaries and (ii) until September 29, 1995, the business of Sky Chefs, Inc. ("Sky Chefs"). The term "Guarantors" refers to Sky Chefs and Caterair International, Inc. (II) ("CII"), both wholly-owned subsidiaries of the Issuer, certain other indirectly wholly-owned domestic subsidiaries of SCIS, and Caterair.

                                  THE COMPANY


     The Company believes that it is the world's largest provider of airline catering services with food service revenues (as defined herein) for the year ended December 31, 1996 of approximately $1.56 billion. Management believes that these revenues are more than 50% higher than those of its next largest competitor in the airline catering industry. The Company had Adjusted EBITDA (as defined herein) for the twelve months ended September 30, 1997 of approximately $176 million. See Annex I -- Summary Unaudited Combined Pro Forma Financial Data and "Selected Historical Financial Data." The Company currently operates, directly or through joint ventures, 139 kitchens located at or adjacent to 117 airports in 28 countries. Approximately 60% of the Company's food service revenues for the twelve months ended September 30, 1997 were derived from United States operations and 40% from international operations. On a daily basis, the Company services an average of approximately 7,000 domestic and international airline flights and prepares an average of 650,000 meals. SCIS is a Delaware corporation, incorporated in 1995 in connection with the transactions which effectuated the combination of the businesses of Sky Chefs and Caterair (the "Combination"). See "Certain Transactions -- The Combination."


STRENGTHS

     The Company believes that the following factors contribute to its position as the world's market leader in the airline catering industry:

- WORLDWIDE COVERAGE. The Company is the only airline caterer with a significant operating presence in both the United States and international markets. Management believes that the Company's global network of kitchens, strategically located to service major international airlines, provides significant competitive advantages. As a result, management believes the Company is well positioned to take advantage of the anticipated growth in international airline traffic and the higher and more stable food service levels provided on long-haul flights (over two and one-half hours), some of which offer up to three meals. Management also believes that the breadth of the global network operated by the Company and its strategic marketing partner, LSG Lufthansa Service GmbH ("LSG"), provides a significant opportunity to attract international airlines with a single supplier approach worldwide. The Company currently operates kitchens at or adjacent to 25 international gateway airports, including substantially all of the international gateway airports in the United States, Latin America and Australia, and the Company or LSG also operate kitchens at a significant number of international gateway airports in Europe, including London, Paris, Frankfurt and Rome. See "Business -- Strategy -- Promote Single Supplier Approach."

- LSG STRATEGIC ALLIANCE. The Company's worldwide coverage is enhanced through a strategic marketing alliance formed in 1993 with LSG, the airline catering subsidiary of Lufthansa German Airlines ("Lufthansa"). The alliance creates an international marketing network with kitchens at or near 157 airports in 40 countries, including 29 international gateway airports. The Company and LSG, while remaining separate companies, generally conduct operations under the "LSG Lufthansa Service/SKY Chefs" name and logo and organize their respective marketing activities with the goal of achieving a coordinated approach to customers on a worldwide basis. See "Business -- Strategy -- Promote Single Supplier Approach" and "Certain Transactions -- LSG Lufthansa Service GmbH."

- DIVERSE AND STABLE CUSTOMER BASE. The Company provides airline catering services to over 250 airlines, comprising substantially all of the world's major airlines. The Company's five largest North American customers are American Airlines ("American"), Delta Air Lines ("Delta"), Northwest Airlines, United Airlines and Canadian Airlines and the Company's five largest international customers are Qantas Airways, British Airways, Japan Air Lines, Lufthansa and Cathay Pacific Airlines. The Company has conducted business with each of these customers for at least ten years. Since its acquisition from AMR Corporation ("AMR"), the parent of American, in 1986, Sky Chefs has provided services to American under long-term contracts. The current Sky Chefs contract with American runs through the end of 2003 and, together with Caterair's contract with American, which runs through the end of 2001, accounted for approximately 30% of the Company's 1996 food service revenues. No other customer of the Company accounted for more than six percent of its 1996 food service revenues. See "Risk Factors -- Dependence on Key Customers" and "Business -- Customers -- Contracts."


- LOW COST STRUCTURE. In 1992, Sky Chefs implemented an extensive operating improvement plan which reduced annual operating costs by approximately $47 million in 1994 as compared with 1992. Due in large part to its operating improvement plan, Sky Chefs increased EBITDA from $29 million in 1992 to $59 million in 1994 and improved EBITDA as a percentage of revenues from 6.1% to 12.6% over the same period. As part of the Combination which was consummated on September 29, 1995, management estimated that approximately $55 million of net cost savings on an annualized basis were achievable by the end of the third year of combined operations of Sky Chefs and Caterair. Management believes that as of September 30, 1997 a significant portion of these net cost savings have been achieved as evidenced by an increase in the combined companies' Adjusted EBITDA from $123 million for the year ended December 31, 1994 to $176 million for the twelve months ended September 30, 1997 and an improvement in Adjusted EBITDA as a percentage of the combined companies' revenues from 8.0% for the year ended December 31, 1994 to 11.0% for the twelve months ended September 30, 1997. See Annex
     I -- Summary Unaudited Combined Pro Forma Financial Data and "Selected Historical Financial Data." These net cost savings have been achieved through, among other things, increasing labor productivity and reducing labor and employee costs at certain of the kitchens formerly operated by Caterair (the "Caterair Kitchens"); consolidating certain corporate level management and administrative functions of Sky Chefs and Caterair; reducing food waste spoilage and shrinkage at certain of the Caterair Kitchens; eliminating redundant kitchens; and reducing other kitchen operating expenses at certain of the Caterair Kitchens. In order to achieve these net cost savings, the Company incurred approximately $52 million in non-recurring costs through September 1997 principally relating to (i) severance payments and other employee costs, (ii) external consulting services primarily associated with the implementation of labor savings programs and (iii) other items in connection with the integration of the business of Sky Chefs and Caterair. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Strengths -- Low Cost Structure," "Selected Historical Financial Data -- SCIS" and "Certain Transactions -- The Combination."


STRATEGY

     The Company's business strategy is to: (i) promote a single supplier approach to the marketing of services through the Company's worldwide network with LSG; (ii) expand international operations by pursuing new business at existing locations and by expanding to new locations at international gateway airports; (iii) develop non-airline catering opportunities; and (iv) achieve additional net cost savings, while maintaining service quality.

- PROMOTE SINGLE SUPPLIER APPROACH. The Company and LSG, through their respective global kitchen networks, intend to continue to promote the benefits that a global catering network can offer to worldwide airlines. These benefits include enabling customers to streamline planning for meals and service scheduling, as well as enhancing communications with airline caterers and improving their capacity to monitor the quality of catering services. This approach has enabled the Company and LSG to obtain long-term contracts with Delta, Northwest Airlines and Canadian Airlines and the Company and LSG intend to continue to pursue long-term contracts with other existing and new customers. See "Business -- Strengths -- LSG Strategic Alliance" and "Certain Transactions -- LSG Lufthansa Service GmbH."

- EXPAND INTERNATIONAL OPERATIONS. The Company intends to continue to pursue an international market development program by competing for new business at international gateway airports where it currently operates, engaging in strategic acquisitions of international airline caterers and stand-alone kitchens, and entering into joint venture arrangements with airlines and other parties in markets outside the United States. In particular, the Company plans to focus on the development of opportunities at international gateway airports. Such a plan is expected to provide the Company with the benefit of higher and more stable food service levels from long-haul flights and greater access to international airline traffic from such airports. During 1997, the Company acquired a 49% interest in an airline catering business in Mexico and acquired the airline catering business of Air New Zealand at Auckland, Wellington, Christchurch and Rarotonga. Since September 1995, the Company has also acquired airline catering businesses in Bogota, Colombia, Asuncion, Paraguay and Guayaquil, Ecuador through an existing joint venture.

- DEVELOP NON-AIRLINE CATERING OPPORTUNITIES. The Company is pursuing a strategy to sell food services to non-airline customers in order to further diversify its revenue base. The Company will focus on developing the business of preparing and delivering meals from its kitchens to supermarkets and convenience stores in the United States and employee cafeterias at industrial plants and office buildings in Latin America. The Company currently produces fresh food products in two major geographic markets for The Southland Corporation for sale in 7-Eleven stores and is operating a pilot program with a subsidiary of The Sara Lee Corporation for the production of home meal solutions. The United States market for supermarket and convenience store home meal solutions was approximately $8 billion in 1996 and is expected to grow rapidly as dual income families seek alternatives to in-home preparation of meals and restaurant dining. The Company believes that these alternative markets, particularly the United States home meal solutions market, represent substantial future opportunities. See "Business -- Non-Airline Catering Operations."

- ACHIEVE ADDITIONAL NET COST SAVINGS. The Company will continue to implement its operating improvement plan in an effort to achieve additional net cost savings. See "-- Low Cost Structure."

                             PRINCIPAL STOCKHOLDERS

     The Company is controlled by Onex Corporation ("Onex") and its affiliates. Onex, based in Toronto, Canada, is a publicly listed (on the Toronto Stock Exchange and the Montreal Exchange) diversified holding company that operates through autonomous subsidiaries and strategic partnerships. In addition to its interests in the Company, as of September 30, 1997, Onex had investments in a broad range of companies, including Celestica Inc., ProSource, Inc., Tower Automotive, Inc., Dura Automotive Systems, Inc., Scotsman Industries, Inc., Phoenix Pictures Inc., BC Sugar Refinery and Vencap, Inc. Onex had consolidated revenues of C$10.6 billion for the twelve months ended September 30, 1997 and consolidated assets of C$5.3 billion at September 30, 1997.

     LSG is the airline catering subsidiary of Lufthansa. In connection with the formation of the strategic marketing alliance with Sky Chefs, LSG acquired from stockholders of Onex Food Services, Inc. ("OFSI"), the parent of SCIS, a 23.3% interest in OFSI for $75 million. See "Certain Transactions -- LSG Lufthansa Service GmbH." Neither Onex nor LSG is an obligor on the Notes.

                             HISTORICAL BACKGROUND

     Sky Chefs was formed in 1941 as the captive airline catering subsidiary of American and was acquired in 1986 from AMR, the parent of American, by Onex Capital Corporation ("Onex Capital"), the indirect parent of OFSI and an affiliate of Onex, and members of Sky Chefs' management.

     Marriott Corporation ("Marriott") founded the airline catering industry in 1937 when it began providing meals on commercial airline flights in the Washington, D.C. area. Caterair acquired Marriott's airline catering business in December 1989 through a management-led buy-out.

     On September 29, 1995, the Sky Chefs and Caterair businesses were combined. See "Certain Transactions -- The Combination."


     The principal executive offices of SCIS and the Guarantors (other than CII) are located at 524 East Lamar Blvd., Arlington, Texas 76011 (telephone number
(817) 792-2123). The principal executive offices of CII are located at 6550 Rock Spring Drive, Bethesda, Maryland 20817 (telephone number (301) 897-7800).

                                THE REFINANCING

     On August 28, 1997, the Issuer and the Guarantors consummated an offering of the Private Notes and the related Guarantees in a transaction exempt from the registration requirements of the Securities Act (the "Offering"). The price to investors of the Private Notes was $299.6 million in the aggregate and the principal amount of the Private Notes is $300.0 million in the aggregate.

     The net proceeds to SCIS from the Offering, after deduction of discounts and offering expenses, were approximately $289.9 million. SCIS used $209.4 million of the net proceeds to repay and retire all of its outstanding term loan indebtedness under the Credit Agreement, dated as of September 29, 1995, among SCIS, Caterair, Caterair Holdings Corporation ("Caterair Holdings"), the parent of Caterair, OFSI and the lenders named therein (the "Old Credit Agreement"). The indebtedness of SCIS under the Old Credit Agreement which was repaid had maturities ranging from September 15, 1997 to September 15, 2003 and accrued interest at fluctuating rates (an average weighted rate of 8.7% per year at August 21, 1997).

     On August 25, 1997, SCIS commenced a tender offer for all of its $125.0 million principal amount of 13% Senior Subordinated Notes due 2005 (the "Existing Notes"). In connection therewith, SCIS offered to purchase all of the Existing Notes at a price equal to 117% of the principal amount thereof plus accrued and unpaid interest to the date of purchase and solicited consents to certain amendments (the "Existing Indenture Amendments") to the Indenture relating to the Existing Notes from the holders thereof (collectively, the "Offer to Purchase"). Holders of Existing Notes who consented to the Existing Indenture Amendments received a payment equal to 2% of the principal amount of the Existing Notes for which a consent was delivered. Holders of the Existing Notes were not permitted to tender their Existing Notes without consenting to the Existing Indenture Amendments or to consent to the Existing Indenture Amendments without tendering their Existing Notes.

     The Offer to Purchase expired on September 24, 1997. All of the Existing Notes were tendered by the holders thereof and accepted for payment by SCIS in connection with the Offer to Purchase. SCIS paid $148.75 million (excluding $7.85 million of accrued interest) in the aggregate in consideration of the repurchase of the Existing Notes and the related consents. SCIS used approximately $80.50 million of the net proceeds from the Offering and approximately $68.25 million of borrowings under the Term Loan Agreement (as defined herein) to fund such payments.

     In connection with the Offering, SCIS, certain other parties and certain lenders entered into a senior secured revolving credit agreement (the "Revolving Credit Agreement"), and Caterair, SCIS, certain other parties and certain lenders entered into a senior secured credit agreement (the "Term Loan Agreement," and together with the Revolving Credit Agreement, the "Senior Bank Financing"). See "Description of Certain Indebtedness -- Senior Bank Financing."

     Concurrently with the Offering, Caterair, a Guarantor of the Notes, repaid and retired all of its outstanding indebtedness under the Old Credit Agreement (approximately $155.9 million) with borrowings under the Term Loan Agreement (the "Caterair Refinancing"). See "Description of Certain Indebtedness -- Senior Bank Financing."

                              CORPORATE STRUCTURE

     The following chart summarizes the ownership structure of OFSI, SCIS, Sky Chefs, CII, Caterair and Caterair Holdings and certain of their subsidiaries, and certain relationships among such parties.

                          [Ownership Structure Chart]
---------------

(1) Represents shares (including shares acquirable upon the exercise of the OFSI Warrants (as defined herein)) indirectly owned by Onex and shares for which Onex has voting control.
(2) Onex indirectly also holds in excess of 25% of the shares of Class A non-voting common stock of Caterair Holdings.
(3) Certain indirectly wholly-owned domestic subsidiaries of SCIS are Guarantors of the Notes. See "Description of Notes -- Unconditional Joint and Several Senior Subordinated Guarantees."

                               THE EXCHANGE OFFER

The Exchange Offer.........  The Issuer is hereby offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Private Notes that are properly tendered and accepted. The Issuer will issue Exchange Notes on or as promptly as practicable after the Expiration Date. As of the date hereof, there is $300,000,000 aggregate principal amount of Private Notes outstanding. See "The Exchange Offer." The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange.

                             Based upon interpretations by the staff of the Commission set forth in no-action letters issued to third parties unrelated to the Issuer, the Issuer believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) any person who is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act or
                             (ii) a broker-dealer who purchases Notes from the Issuer to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such holder is acquiring the Exchange Notes in the ordinary course of its business and such holder is not engaging, and has no intention to engage, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Issuer that such conditions have been met. Each broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes; however by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities. See "The Exchange
                             Offer -- Resale of the Exchange Notes" and "Plan of Distribution."

                             In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and complied with. The Issuer and the Guarantors have agreed, pursuant to the Registration Rights Agreement (subject to certain specified limitations set forth therein), to use their reasonable best efforts to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing.

Registration Rights
Agreement..................  The Private Notes and the related Guarantees were sold by the Issuer and the Guarantors to the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act on August 28, 1997 pursuant to a Purchase Agreement, dated August 22, 1997, by and among the Issuer, the Guarantors and the Initial Purchasers (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Issuer, the Guarantors and the Initial Purchasers entered into a Registration Rights Agreement, dated August 28, 1997, which grants the holders of the Private Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such rights, which terminate upon consummation of the Exchange Offer. The holders of Exchange Notes will not be entitled to any exchange or registration rights with respect to the Exchange Notes. See "The Exchange Offer -- Termination of Certain Rights."


Expiration Date............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on      , 1998, unless the Exchange
                             Offer is extended by the Issuer in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Termination."

Conditions to the
  Exchange Offer...........  The Exchange Offer is subject to certain customary conditions, certain of which may be waived by the Issuer. See "The Exchange Offer -- Certain Conditions to the Exchange Offer." The Issuer reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such conditions.
Procedures for Tendering
Private Notes..............  Each holder of Private Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Private Notes and any other required documentation to The Bank of New York, as exchange agent (the "Exchange Agent"), at the address set forth herein. Private Notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry transfer of such Private Notes to the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Depositary") is delivered in a timely fashion. By executing the Letter of Transmittal, each holder of Private Notes will represent to and agree with the Issuer that, among other things, (i) the Exchange Notes to be acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder,
                             (ii) that neither the holder nor any such other person is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, the distribution of the Exchange Notes, and (iii) that neither the holder nor any such other person is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act (or, if such holder or other person is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable). Each broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the

                             Securities Act. See "The Exchange
                             Offer -- Procedures for Tendering" and "Plan of Distribution."
Special Procedures for
Beneficial Owner...........  Any beneficial owner whose Private Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Private Notes in the Exchange Offer should contact such intermediary promptly and instruct such intermediary to tender on such beneficial owner's behalf. See "The Exchange Offer -- Procedures for Tendering."
Guaranteed Delivery
  Procedures...............  Holders of Private Notes who wish to tender their
                             Private Notes and whose Private Notes are not immediately available or who cannot deliver their Private Notes, the Letter of Transmittal or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Private Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer -- Guaranteed Delivery Procedures."
Acceptance of the Private
Notes and Delivery of the
  Exchange Notes...........  Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Issuer will accept for exchange any and all Private Notes that are properly tendered in the Exchange Offer prior to the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal Rights..........  Tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. See "The
                             Exchange Offer -- Withdrawal of Tenders."
Certain Federal Income Tax
  Considerations...........  For a discussion of certain federal income tax considerations relating to the exchange of the Private Notes for the Exchange Notes, see "Certain Federal Income Tax Considerations -- Tax Consequences of the Exchange Offer."

Exchange Agent.............  The Bank of New York is serving as the Exchange
                             Agent in connection with the Exchange Offer. See "The Exchange Offer -- Exchange Agent." The Bank of New York also serves as trustee under the Indenture.

                                   THE NOTES

     The Exchange Offer applies to $300,000,000 aggregate principal amount of the Private Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes except that the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and holders of the Exchange Notes will not be entitled to any of the registration rights of holders of the Private Notes under the Registration Rights Agreement (or related rights to certain interest payments upon the failure of the Issuer to fulfill certain conditions set forth in the Registration Rights Agreement), which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace), and will be issued under, and be entitled to the benefits of, the Indenture. The Private Notes and the Exchange Notes will be considered collectively to be a single class for all purposes under the Indenture. See "Description of Notes."

Issuer.....................  SC International Services, Inc., a Delaware
                             corporation.

Securities Offered.........  $300.0 million aggregate principal amount of 9 1/4%
                             Senior Subordinated Notes due 2007.

Maturity Date..............  September 1, 2007.

Interest Rate and
  Payment Dates............  The Notes bear interest at a rate of 9 1/4% per annum. Interest will accrue from the date of original issuance and will be payable semi-annually on each March 1 and September 1, commencing on March 1, 1998.

Sinking Fund...............  None.

Optional Redemption........  The Notes will be redeemable at the option of the
                             Issuer at any time, in whole or in part, on or after September 1, 2002, at the redemption prices set forth herein (payable in cash), plus accrued interest to the date of redemption. In addition, at any time on or prior to September 1, 2000, the Issuer may redeem in the aggregate up to $105.0 million in principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings at the redemption price set forth herein (payable in cash), plus accrued interest to the date of redemption; provided that (i) at least $195.0 million in principal amount of the Notes remains outstanding immediately after any such redemption and (ii) such redemption is effected not more than 60 days after the consummation of such Public Equity Offering. See "Description of Notes -- Redemption."

Change of Control..........  If a Change of Control occurs, the Issuer will be required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase. Prior to making any such offer to repurchase the Notes, the Issuer and/or Caterair are required to repay in full all indebtedness under the Senior Bank Financing and the Issuer may be required to repay other Senior Debt of the Issuer, the terms of which require repayment upon a Change of Control, or obtain the requisite consents under the Senior Bank Financing and any such other Senior Debt to consummate such offer. At September 30, 1997, the aggregate amount of outstanding Senior Debt of the Issuer (including borrowings and guarantees under the Senior Bank Financing) was approximately $250.0 million (excluding advances by Caterair to SCIS and $24.7 million of letters of credit). After repayment of all indebtedness under the Senior Bank Financing and all such other Senior Debt, there can be no assurance that the Issuer would have sufficient funds available or would be permitted under its other indebtedness agreements to repurchase the Notes upon the occurrence of a

                             Change of Control. See "Risk Factors -- Impact of a Change of Control" and "Description of Notes -- Change of Control."

Offers to Purchase.........  The Issuer and, under certain circumstances,
                             Caterair, will be required to offer to repurchase Notes with the net cash proceeds of certain asset sales at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the date of repurchase. See "Description of Notes -- Certain Covenants -- Limitation on Asset Sales."

Unconditional Joint and
Several Senior Subordinated
  Guarantees...............  The Private Notes are, and the Exchange Notes will be, unconditionally guaranteed (the "Guarantees") by Sky Chefs, CII, certain other indirectly wholly-owned domestic subsidiaries of SCIS, and Caterair, on a joint and several senior subordinated basis. The Guarantees are general unsecured obligations of the Guarantors, and are subordinated in right of payment to all existing and future Guarantor Senior Debt. See "Description of Notes -- Unconditional Joint and Several Senior Subordinated Guarantees."

Ranking....................  The Notes are general unsecured obligations of the
                             Issuer, and are subordinated in right of payment to all existing and future Senior Debt of the Issuer, including the Issuer's obligations under the Senior Bank Financing. At September 30, 1997, the aggregate amount of outstanding Senior Debt of the Issuer (including borrowings and guarantees under the Senior Bank Financing) was approximately $250.0 million (excluding advances by Caterair to SCIS and $24.7 million of letters of credit) and the Issuer had approximately $65.3 million available to be borrowed pursuant to the Revolving Credit Agreement, and the Guarantors had approximately $31.5 million of Guarantor Senior Debt outstanding (excluding the loan by SCIS to Caterair and the Guarantors' borrowings and guarantees under the Senior Bank Financing). In addition, the Notes are structurally subordinated to all liabilities of the Issuer's subsidiaries (other than subsidiaries which are Guarantors) because these liabilities have priority over the claims of the Issuer as the stockholder of such subsidiaries. Accordingly, any right of the Issuer to receive assets of any of its subsidiaries (other than a subsidiary which is a Guarantor) upon such subsidiary's liquidation or reorganization (and the consequent right of the holders of Notes to participate in those assets) will be subordinated to the claims of such subsidiary's creditors. The Senior Bank Financing also is secured by substantially all of the assets of the Issuer and Caterair and their respective domestic subsidiaries. See "Description of Notes -- Subordination."

Certain Covenants..........  The Indenture governing the Notes contains covenants which, among other things, impose certain limitations on the ability of the Issuer and its Restricted Subsidiaries (as defined herein) and Caterair and its subsidiaries to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Issuer. Upon consummation of the Exchange Offer, the Issuer will be in material compliance with all financial and operating covenants contained in its principal indebtedness agreements.

     For additional information regarding the Notes and the Guarantees, see "Description of Notes."

                                USE OF PROCEEDS

     The Issuer will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offer.

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain risks that investors should consider in connection with the Exchange Offer and an investment in the Exchange Notes.

                       SUMMARY HISTORICAL FINANCIAL DATA

SCIS

     The following table presents selected historical financial data of SCIS as of and for each of the five years ended December 31, 1996, and the nine months ended September 30, 1996 and 1997. For all periods presented prior to the Combination, the consolidated financial information only reflects the consolidated financial position, results of operations and cash flows of Sky Chefs. The information presented for each of the five years ended December 31, 1996, except for the operating statistics, has been derived from the financial statements of SCIS as audited by Coopers & Lybrand L.L.P., independent accountants. The information presented for the nine months ended September 30, 1996 and 1997 has been derived from unaudited interim financial statements of SCIS and, in the opinion of management, reflects a fair presentation of SCIS' financial information. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of SCIS and notes thereto included elsewhere in this Prospectus.

                                                                                                             NINE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                        SEPTEMBER 30,
                                                -------------------------------------------------------   -----------------------
                                                  1992       1993       1994      1995(1)     1996(1)      1996(1)      1997(1)
                                                --------   --------   --------   ---------   ----------   ----------   ----------
                                                                (DOLLARS IN THOUSANDS)                          (UNAUDITED)
INCOME STATEMENT DATA:
  Revenues....................................  $465,902   $458,317   $468,608   $ 739,102   $1,529,816   $1,142,102   $1,198,190
  Cost of operations..........................  411,726    391,669    388,276      634,375   1,352,359     1,014,782    1,046,467
                                                --------   --------   --------   ---------   ----------   ----------   ----------
  Gross profit................................   54,176     66,648     80,332      104,727     177,457       127,320      151,723
    Depreciation and amortization.............   14,364     17,144     15,503       21,338      37,928        27,504       31,245
    Selling, general and administrative.......   18,025     16,085     17,125       28,076      48,854        35,761       37,594
    Integration expenses......................       --         --         --       28,644      30,361        21,897       13,774
    Other costs and expenses..................    7,642      5,667      4,345       29,882      23,721        17,251       12,105
                                                --------   --------   --------   ---------   ----------   ----------   ----------
  Operating income (loss).....................   14,145     27,752     43,359       (3,213)     36,593        24,907       57,005
    Interest income...........................     (669)      (507)      (204)      (2,458)     (7,896)       (5,303)      (4,789)
    Interest expense..........................    8,223      6,703      5,748       19,715      50,431        38,870       39,589
    Other (income) expense....................      934        948      1,225        2,099       4,679         4,785        8,107
                                                --------   --------   --------   ---------   ----------   ----------   ----------
  Earnings (loss) before income taxes.........    5,657     20,608     36,590      (22,569)    (10,621)      (13,445)      14,098
    Provision (benefit) for income taxes......    1,075      7,033     13,385       (6,525)        420        (4,800)      11,235
    Extraordinary loss, net of tax(2).........  (15,573)        --         --           --          --            --      (20,745)
                                                --------   --------   --------   ---------   ----------   ----------   ----------
  Net income (loss)...........................  $(10,991)  $13,575    $23,205    $ (16,044)  $ (11,041)   $   (8,645)  $  (17,882)
                                                ========   ========   ========   =========   ==========    =========    =========
BALANCE SHEET DATA (AT END OF PERIOD):
  Total assets................................  $222,046   $211,903   $243,016   $ 828,793   $ 853,456    $  866,500   $  888,866
  Total debt and capital lease obligations....   52,811     44,582     46,370      392,059     380,229       384,818      429,716
  Shareholder's equity........................   31,214     26,255     49,460       54,570      46,731        44,963       29,141
OTHER FINANCIAL DATA:
  EBITDA(3)...................................  $28,509    $44,896    $58,862    $  18,125   $  74,521    $   52,411   $   88,250
  EBITDA margin(4)............................     6.1%       9.8%      12.6%         2.5%        4.9%          4.6%         7.4%
  Adjusted EBITDA(3)..........................  $28,509    $44,896    $58,862    $  64,769   $ 104,882    $   74,308   $  102,024
  Adjusted EBITDA margin(4)...................     6.1%       9.8%      12.6%         8.8%        6.9%          6.5%         8.5%
  Net cash flows from:
    Operating activities......................  $ 2,600    $31,329    $21,159    $  59,108   $  39,182    $   44,332   $  (22,524)
    Investing activities......................   (9,298)    (8,807)   (23,357)    (259,145)    (31,352)       14,866      (41,039)
    Financing activities......................    6,114    (26,585)     9,233      242,411      (7,001)      (11,355)      46,232
  Cash interest expense(5)....................    8,223      6,703      5,748       19,190      47,515        27,400       37,646
  Capital expenditures........................   10,717      6,032     11,775        9,575      36,900        20,699       18,962
  Ratio of Adjusted EBITDA to cash interest
    expense(5)................................                                         3.4x        2.2 x         2.7x         2.7x
  Ratio (deficiency) of earnings to fixed
    charges(6)................................      1.3 x      2.2 x      3.2 x  $ (22,569)  $ (10,621)   $  (13,445)         1.2x
  Pro forma ratio (deficiency) of earnings to
    fixed charges(6)..........................       --         --         --           --   $  (6,719)   $  (11,424)         1.3x
OPERATING STATISTICS(7):
  Number of flights serviced (000's)..........      751        720        740        2,572       2,567         1,936        1,901
  Number of airports served at end of
    period....................................       32         30         32          100         102           102          117

---------------

(1) Results for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997 include the results of operations acquired, licensed, leased and subleased from Caterair in connection with the Combination consummated on September 29, 1995. See "Certain Transactions -- The Combination."

(2) Effective January 1, 1992, Sky Chefs adopted the provisions of Statement of Financial Accounting Standards No. 106, "Accounting for Postretirement Benefits Other Than Pensions," which required the accrual of postretirement benefits other than pensions during the employees' service with Sky Chefs. The cumulative effect of this change in accounting principle was a decrease in net income of $15.6 million in 1992. The extraordinary loss of $20.7 million for the nine months ended September 30, 1997 was the result of the write off of $6.4 million of deferred financing fees (net of a $4.3 million tax benefit) due to the retirement of SCIS' term loan indebtedness under the Old Credit Agreement and the Existing Notes and the premium paid to retire the Existing Notes of $14.3 million (net of a $9.5 million tax benefit).

(3) EBITDA represents earnings before interest expense, provision (benefit) for income taxes, depreciation and amortization and other (income) expense. Adjusted EBITDA excludes costs associated with the Combination including consulting, transfer, severance and relocation costs and other transition costs including a customer consent fee. EBITDA and Adjusted EBITDA are presented because management believes they provide useful information regarding SCIS' ability to incur and/or service debt. Neither EBITDA nor Adjusted EBITDA should be considered in isolation nor as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of SCIS' profitability or liquidity.

     Calculation of Adjusted EBITDA for the periods presented is as follows:

                                                                                                                     NINE
                                                                                                                 MONTHS ENDED
                                                                    YEAR ENDED DECEMBER 31,                      SEPTEMBER 30,
                                                      ----------------------------------------------------    -------------------
                                                       1992       1993       1994       1995        1996       1996        1997
                                                      -------    -------    -------    -------    --------    -------    --------
                                                                     (DOLLARS IN THOUSANDS)                       (UNAUDITED)
     EBITDA.........................................  $28,509    $44,896    $58,862    $18,125    $ 74,521    $52,411    $ 88,250
     Adjustments:
       Integration expenses.........................       --         --         --      8,200      30,361     21,897      13,774
       Idle kitchen accruals........................       --         --         --     17,229          --         --          --
       Write-down of investment in subsidiary.......       --         --         --      3,215          --         --          --
       Other transition expenses....................       --         --         --     18,000          --         --          --
                                                      -------    -------    -------    -------    --------    -------    --------
     Adjusted EBITDA................................  $28,509    $44,896    $58,862    $64,769    $104,882    $74,308    $102,024
                                                      =======    =======    =======    =======    ========    =======    ========

(4) EBITDA margin represents EBITDA as a percentage of revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenues.

(5) Cash interest expense represents interest expense excluding the amortization of deferred financing fees and other non-cash interest amounts of $0.5 million and $2.9 million for the years ended December 31, 1995 and 1996, and $2.2 million and $2.0 million for the nine months ended September 30, 1996 and 1997, respectively.

(6) For purposes of computing the ratio (deficiency) of earnings to fixed charges and pro forma ratio (deficiency) of earnings to fixed charges, "earnings" consist of earnings (loss) before income taxes and fixed charges before capitalized interest. "Fixed charges" consist of interest expense and the portion of operating lease rental payments (29%) deemed representative of the interest factor. The ratio (deficiency) of earnings to fixed charges and pro forma ratio (deficiency) of earnings to fixed charges exclude the guarantees by SCIS and certain of its subsidiaries of indebtedness of Caterair. See the Financial Statements of SCIS and notes thereto included elsewhere in this Prospectus.

(7) Operating statistics are management estimates for the periods presented.

CATERAIR

     The following table presents selected historical financial data of Caterair as of and for each of the five years ended December 31, 1996 and the nine months ended September 30, 1996 and 1997. The information presented for the three years ended December 31, 1994 has been derived from the financial statements of Caterair as audited by Arthur Andersen LLP, independent public accountants. The information presented for the years ended December 31, 1995 and 1996 has been derived from the financial statements of Caterair as audited by Coopers & Lybrand L.L.P., independent accountants. The information presented for the nine months ended September 30, 1996 and 1997 has been derived from unaudited interim financial statements of Caterair and, in the opinion of management, reflects a fair presentation of Caterair's financial information. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of Caterair and notes thereto included elsewhere in this Prospectus.

                                                                                                               NINE
                                                                                                           MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                              SEPTEMBER 30,
                                 ----------------------------------------------------------------     ----------------------
                                   1992         1993          1994          1995          1996          1996          1997
                                 --------     ---------     ---------     ---------     ---------     ---------     --------
                                                      (DOLLARS IN THOUSANDS)                               (UNAUDITED)
INCOME STATEMENT DATA(1):

  Total revenues...............  $            $             $             $  18,953     $  77,958     $  58,876     $ 56,415
  Cost of operations...........        --            --            --         7,649        30,416        24,082       22,207
                                 --------     ---------     ---------     ---------     ---------     ---------     --------
  Gross profit.................        --            --            --        11,304        47,542        34,794       34,208
    Depreciation and
      amortization.............        --            --            --         3,400        11,806         9,023        8,218
    Selling, general and
      administrative...........        --            --            --           125         1,393         1,806          593
                                 --------     ---------     ---------     ---------     ---------     ---------     --------
  Operating income.............        --            --            --         7,779        34,343        23,965       25,397
    Interest income............        --            --            --          (264)         (208)         (155)        (372)
    Interest expense...........        --            --            --         4,979        18,450        14,308       13,443
    Other (income) expense.....        --            --            --            --            --            --         (611)
    Income tax provision
      (benefit)(2).............        --            --            --       (50,380)        8,044         3,527        3,622
                                 --------     ---------     ---------     ---------     ---------     ---------     --------
  Income from continuing
    operations.................        --            --            --        53,444         8,057         6,285        9,315
    Income (loss) from
      discontinued
      operations...............      (406)     (251,745)      (23,847)       27,244         1,682         2,837         (470)
    Extraordinary loss, net of
      tax(3)...................        --            --            --        (4,319)           --            --       (3,044)
                                 --------     ---------     ---------     ---------     ---------     ---------     --------
  Net income (loss)............  $   (406)    $(251,745)    $ (23,847)    $  76,369     $   9,739     $   9,122     $  5,801
                                 ========     =========     =========     =========     =========     =========     ========
BALANCE SHEET DATA
  (AT END OF PERIOD):
  Total assets(4)..............  $722,197     $ 498,734     $ 498,828     $ 194,277     $ 173,948     $ 184,139     $164,217
  Total debt and capital lease
    obligations(5).............   432,342       407,968       416,714       225,542       211,031       214,509      205,864
  Shareholder's equity
    (deficit)..................   124,166      (129,558)     (155,908)     (111,752)     (101,990)     (102,630)     (96,189)
OTHER FINANCIAL DATA:
  EBITDA(6)....................  $     --     $      --     $      --     $  11,179     $  46,149     $  32,988     $ 33,615
  EBITDA margin(7).............        --            --            --         59.0%         59.2%         56.0%        59.6%
  Adjusted EBITDA(8)...........  $102,095     $  46,218     $  63,918     $  63,235     $  48,407     $  35,335     $ 33,429
  Adjusted EBITDA margin(7)....      9.2%          4.4%          6.2%          8.0%         44.4%         39.8%        56.4%
  Net cash flows from:
    Operating activities.......  $ 47,905     $  18,541     $  29,403     $ (67,591)    $  31,665     $  31,566     $ 16,710
    Investing activities.......   (23,037)      (17,133)      (34,611)      196,755        (7,848)       (8,133)     (13,178)
    Financing activities.......   (24,607)        5,330         8,554      (141,566)      (17,601)      (21,420)     (10,244)
  Cash interest expense(9).....        --            --            --         3,969        14,343        11,278       10,323
  Capital expenditures(10).....        --            --            --         6,128         2,300         2,300           --
  Ratio of EBITDA to cash
    interest expense(9)........        --            --            --           2.8x          3.2x          2.9x         3.3x
  Ratio of earnings to fixed
    charges(11)................        --            --            --           1.4x          1.6x          1.5x         1.6x

---------------
(1) In connection with the Combination, Caterair discontinued most of its airline catering services business and engaged in the business of leasing, subleasing and licensing domestic property to its affiliates, Sky Chefs and CII. See "Certain Transactions -- The Combination." Accordingly, all operations prior to September 30, 1995 have been reflected as discontinued. Identifiable revenues and expenses from discontinued operations have been reclassified on the table above presenting summary historical financial data from their historical classification to separately identify them as discontinued operations for the five years ended December 31, 1996, and the nine months ended September 30, 1996 and 1997, respectively. Discontinued operations include allocations of general and administrative and interest expenses that were determined to be directly related to such operations. Summary operating results for the discontinued operations are as follows:

                                                                                                            NINE
                                                                                                        MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                     -------------------------------------------------------------    -----------------
                                        1992          1993          1994         1995       1996       1996       1997
                                     ----------    ----------    ----------    --------    -------    -------    ------
                                                        (DOLLARS IN THOUSANDS)                           (UNAUDITED)
      Total revenues...............  $1,103,746    $1,056,598    $1,023,143    $773,243    $31,169    $29,982    $2,872
      Cost of operations...........     969,259       953,914       916,422     698,689     27,854     27,635     3,058
                                     ----------    ----------    ----------    --------    -------    -------    ------
      Gross profit.................     134,487       102,684       106,721      74,554      3,315      2,347      (186)
        Depreciation and
          amortization.............      49,270        49,296        30,890      21,821         --         --        --
        Selling, general and
          administrative...........      32,392        46,055        42,803      27,698      1,057         --        --
        Goodwill write-off and
          restructuring charges....          --       192,311            --          --         --         --        --
                                     ----------    ----------    ----------    --------    -------    -------    ------
      Operating income.............      52,825      (184,978)       33,028      25,035      2,258      2,347      (186)
        Interest expense, net......      47,055        44,829        50,962      45,626         18        (13)       11
        Other......................       5,151         5,266           890        (674)       920     (1,003)      494
                                     ----------    ----------    ----------    --------    -------    -------    ------
      Income (loss) before income
        taxes......................         619      (235,073)      (18,824)    (19,917)     1,320      1,331      (691)
        Provision (benefit) for
          income taxes.............       3,652        16,672         5,023       5,513        416       (262)     (221)
        Cumulative effect of change
          in accounting
          principle................       2,627            --            --          --         --         --        --
                                     ----------    ----------    ----------    --------    -------    -------    ------
      Income (loss) from
        discontinued operations....        (406)     (251,745)      (23,847)    (25,430)       904      1,593      (470)
      Gain on disposition of
        discontinued operations....          --            --            --      52,674        778      1,244        --
                                     ----------    ----------    ----------    --------    -------    -------    ------
      Income (loss) from
        discontinued operations....  $     (406)   $ (251,745)   $  (23,847)   $ 27,244    $ 1,682    $ 2,837    $ (470)
                                      =========     =========     =========    ========    =======    =======    ======

     Operating income in 1993 includes the impact of a $181.9 million impairment of Caterair's goodwill related to United States operations and $10.4 million in charges for restructuring costs from a management reorganization and kitchen consolidation, consisting primarily of severance and early retirement expense.

(2) In connection with the Combination, Caterair evaluated the potential for the realization of its deferred tax assets and subsequently recognized a deferred income tax benefit of $50.5 million in 1995 for the realization of a portion of the net deferred tax assets. The deferred benefit was offset by $0.1 million of current tax expense.

(3) In connection with the Combination, Caterair repaid all of its indebtedness outstanding prior to the Combination. Caterair recorded an extraordinary loss of $4.3 million in 1995 consisting of the difference between amounts paid to lenders for full extinguishment of debt and the carrying amounts of debt including deferred financing costs and accrued interest. The extraordinary loss of $3.0 million (net of a $1.2 million tax benefit) for the nine months ended September 30, 1997 was due to the write off of deferred financing fees as a result of the retirement of Caterair's term loan indebtedness under the Old Credit Agreement.

(4) The decrease of $223.5 million in total assets in 1993 is primarily due to the $181.9 million impairment of Caterair's goodwill related to United States operations, a $9.4 million decrease in fixed assets due to the acceleration of depreciation for six kitchen facilities resulting from a change in business conditions at these locations, a $6.5 million increase in the provision for bad debt expense resulting from the deteriorating financial position of certain customers, as well as a $4.0 million write-off of development costs for two international locations.

(5) Total debt and capital lease obligations represent current portion of long-term debt, current portion of obligations under capital leases, long-term debt, obligations under capital leases and the note payable by

     Caterair to SCIS made in connection with the Combination. See "Certain Transactions -- The Combination."

(6) EBITDA represents earnings from continuing operations before interest expense, provision (benefit) for income taxes, depreciation and amortization and other (income) expense. EBITDA is presented because management believes it provides useful information regarding Caterair's ability to incur and/or service debt. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of Caterair's profitability or liquidity.

(7) EBITDA margin represents EBITDA as a percentage of total revenues from continuing operations. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues from continuing and discontinued operations.

(8) Adjusted EBITDA includes earnings from continuing and discontinued operations (as presented in Note 1) before interest expense, provision for income taxes, depreciation and amortization and other (income) expense, and excludes other transition expenses associated with the Combination including consulting, severance, and other costs. Adjusted EBITDA is presented because management believes it provides useful information regarding Caterair's ability to incur and/or service debt. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of Caterair's profitability or liquidity.

      Calculation of Adjusted EBITDA for the periods presented is as follows:

                                                                                                             NINE
                                                                                                         MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                                                    ------------------------------------------------   -----------------
                                                      1992      1993      1994      1995      1996      1996      1997
                                                    --------   -------   -------   -------   -------   -------   -------
                                                                 (DOLLARS IN THOUSANDS)                   (UNAUDITED)
      EBITDA from continuing operations...........  $     --   $    --   $    --   $11,179   $46,149   $32,988   $33,615
      EBITDA from discontinued operations.........   102,095    46,218    63,918    46,856     2,258     2,347      (186)

      Adjustments:
        Other transition expenses.................        --        --        --     5,200        --        --        --
                                                    --------   -------   -------   -------   -------   -------   -------
      Adjusted EBITDA.............................  $102,095   $46,218   $63,918   $63,235   $48,407   $35,335   $33,429
                                                    ========   =======   =======   =======   =======   =======   =======

(9) Cash interest expense from continuing operations excludes the amortization of deferred financing fees and interest expense on the note payable to SCIS of $1.1 million and $4.1 million for the years ended December 31, 1995 and 1996, and $3.0 million and $3.1 million for the nine months ended September 30, 1996 and 1997, respectively. Cash interest expense included in income
     (loss) from discontinued operations was $42.9 million, $40.8 million, $42.9 million and $39.6 million for the years ended December 31, 1992, 1993, 1994 and 1995, respectively.

(10) Capital expenditures from discontinued operations were $22.4 million, $21.8 million, $34.6 million and $11.1 million for the years ended December 31, 1992, 1993, 1994 and 1995, respectively.

(11) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges before capitalized interest. "Fixed charges" consist of interest expense and the portion of operating lease rental payments (29%) deemed representative of the interest factor. The ratio of earnings to fixed charges excludes the guarantees by Caterair of indebtedness of SCIS. See the Financial Statements of Caterair and notes thereto included elsewhere in this Prospectus.

                                  RISK FACTORS

     The risk factors set forth below, as well as the other information set forth in this Prospectus, should be carefully considered before deciding to surrender the Private Notes in exchange for Exchange Notes pursuant to the Exchange Offer.

SUBSTANTIAL LEVERAGE

     The Company has significant indebtedness. At September 30, 1997, the Company had total combined indebtedness of approximately $591.5 million (excluding the loan by SCIS to Caterair, advances by Caterair to SCIS, guarantees of indebtedness and $24.7 million of letters of credit). In addition, the Company may borrow additional amounts under the Senior Bank Financing or otherwise. See "The Refinancing," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Indebtedness -- Senior Bank Financing" and the Financial Statements and notes thereto included elsewhere in this Prospectus.

     The degree to which the Company is leveraged could have important consequences to holders of the Notes including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the principal of, and interest on, its indebtedness; (iii) the agreements governing the Company's indebtedness will contain certain restrictive financial and operating covenants that could limit the Company's ability to compete and expand; and (iv) the Company's substantial leverage may make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions. The ability of the Company to pay interest and principal on the Notes, to satisfy its other debt obligations and to make planned expenditures will be dependent on the future operating performance of the Company, which could be affected by changes in economic conditions and other factors, including factors beyond the control of the Company. A failure to comply with the covenants and other provisions of its debt instruments could result in events of default under such instruments, which could permit acceleration of the debt under such instruments and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions. The Company believes that cash flow from operations will be sufficient to cover its debt service requirements and other requirements. However, if the Company is at any time unable to generate sufficient cash flow from operations to service its indebtedness, it may be required to seek to renegotiate the terms of the instruments relating to that indebtedness or seek to refinance all or a portion of that indebtedness or to obtain additional financing. There can be no assurance that the Company will be able to successfully renegotiate such terms or that any such refinancing would be possible or that any additional financing could be obtained, or obtained on terms that are favorable or acceptable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Certain Indebtedness -- Senior Bank Financing."

SUBORDINATION OF THE NOTES AND GUARANTEES

     The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Notes is subordinated to the prior payment in full of all existing and future Senior Debt of the Issuer, including the Issuer's obligations under the Senior Bank Financing. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of the Issuer, or the acceleration of indebtedness under the Senior Bank Financing, the assets of the Issuer will be available to pay obligations on the Notes only after all Senior Debt of the Issuer has been paid in full, and there may not be sufficient assets remaining to pay any or all amounts due on the Notes. In addition, under certain circumstances, the Issuer may not pay principal of, premium, if any, or interest on, or any other amounts owing in respect of, the Notes, or purchase, redeem or otherwise retire the Notes, if a payment default or a non-payment default exists with respect to certain Senior Debt of the Issuer and, in the case of a non-payment default, a payment blockage notice has been received by the Trustee. See "Description of Notes -- Subordination." Each Guarantor's Guarantee is subordinated in right of payment to the prior payment in full of all existing and future Guarantor Senior Debt of such Guarantors, including guarantees or borrowings under the Senior Bank Financing. At September 30, 1997, the Issuer had approximately $250.0 million of Senior Debt (including borrowings and guarantees under the Senior Bank Financing but excluding advances by Caterair to SCIS and $24.7 million of letters of credit) and had approximately $65.3 million available to be borrowed pursuant to the Senior Bank Financing, and the Guarantors had approximately $31.5 million of Guarantor Senior Debt outstanding (excluding the loan by SCIS to Caterair and the Guarantors' borrowings and guarantees under the Senior Bank Financing). In addition, the Notes are structurally subordinated to all liabilities of the subsidiaries of the Issuer which are not Guarantors. The Indenture will limit, but not prohibit, the incurrence by the Issuer and the Guarantors of additional indebtedness, including Senior Debt or Guarantor Senior Debt, as the case may be.

NON-GUARANTOR SUBSIDIARIES' CREDITORS' CLAIMS EFFECTIVELY SENIOR TO THE NOTES

     Substantially all operations of the Issuer are conducted through its subsidiaries and substantially all of its assets are owned or leased by those subsidiaries. Accordingly, the Issuer's cash flow and consequent ability to meet its obligations depends to a significant extent upon the earnings of those subsidiaries and the availability of those earnings to the Issuer by way of dividends, distributions or repayment of advances. Claims of creditors (including trade creditors) of those subsidiaries may reduce significantly the funds otherwise available from the operations of such subsidiaries. Certain domestic subsidiaries of the Issuer have jointly and severally guaranteed the Notes on a basis that is subordinated to the guarantees provided under the Senior Bank Financing. Subject to the considerations described below under "-- Fraudulent Conveyance Considerations; Avoidance of Guarantees," the Guarantees provide the holders of the Notes with a subordinated direct claim to the assets of such subsidiaries. Substantially all of the assets of the Issuer and the Guarantors are subject to security interests in favor of the lenders securing the indebtedness under the Senior Bank Financing. See "Description of Certain Indebtedness -- Senior Bank Financing" and "Description of
Notes -- Unconditional Joint and Several Senior Subordinated Guarantees."

REPATRIATION AND CURRENCY RISKS

     A significant portion of the Company's earnings is generated outside the United States. International operations are subject to a number of special risks that may increase in significance to the Company in future years if the Company's international operations expand. These special risks include currency exchange rate fluctuations, trade barriers, and political and economic risks in less developed countries such as hyperinflation, governmental expropriation and exchange controls, and other governmental restrictions that may limit the ability to repatriate funds, and consequently reduce the cash flow available to meet debt service requirements and other obligations of the Company, including payments of principal, premium, if any, and interest on the Notes.

     The Company's revenues and expenses for its international operations generally are denominated in local currency. The Company generally is exposed to foreign currency exchange rate fluctuations to the extent that such fluctuations affect the amount that may be repatriated from international subsidiaries and affiliates to the United States through dividends or management fee arrangements.

     In addition, the earnings of international subsidiaries and affiliates paid out to the Company through dividends and fee arrangements may be subject to foreign withholding taxes that reduce the cash flow available to meet debt service requirements and other obligations of the Company.

OPERATIONS THROUGH FOREIGN SUBSIDIARIES

     The Company conducts its foreign operations principally through foreign subsidiaries and affiliates and substantial assets are owned by those subsidiaries and affiliates. Many of the foreign operations are conducted through joint ventures, over which the Company may not have operational or financial control. Approximately 40% of the Company's food service revenues for the twelve months ended September 30, 1997 was derived from foreign operations. Accordingly, the Company's cash flows and consequent ability to meet its obligations will depend to a significant extent upon the earnings of those foreign subsidiaries and joint ventures and the availability of those earnings to the Company by way of dividends, distributions, payment of fees or repayment of advances. In addition, the Indenture permits foreign subsidiaries of the Issuer to incur certain indebtedness containing provisions restricting such foreign subsidiaries from making funds available to the Issuer by way of dividends, distributions, payment of fees or repayment of advances. Repatriation and currency risks, claims of creditors (including trade creditors) of those subsidiaries and joint ventures may reduce significantly the funds otherwise available to the Company from the operations of such subsidiaries and affiliates. See "-- Repatriation and Currency Risks."

RESTRICTIONS UNDER INDEBTEDNESS AND OTHER AGREEMENTS

     The Indenture contains covenants which, among other things, impose certain limitations on the ability of the Issuer and its Restricted Subsidiaries and Caterair and its subsidiaries to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their respective assets. The Term Loan Agreement contains restrictions similar to the foregoing. In addition, the Revolving Credit Agreement contains restrictive covenants which, generally, are more restrictive than those contained in the Indenture, and prohibits the Issuer from prepaying its subordinated indebtedness. The Revolving Credit Agreement also requires the Issuer and Caterair to maintain specified combined financial ratios and satisfy certain combined financial tests. Certain other agreements of the Issuer and the Guarantors require the Issuer and/or the Guarantors to maintain certain financial ratios and satisfy certain financial tests. The Issuer's and the Guarantors' ability to meet those financial ratios and financial tests can be affected by events beyond their control, and there can be no assurance that the Issuer and/or any Guarantor will meet those tests. A breach of any of these covenants could result in a default under the Senior Bank Financing, the Indenture and/or other agreements. If an event of default occurs under the Senior Bank Financing, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If the Issuer and/or Caterair are unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure the indebtedness outstanding under the Senior Bank Financing. Substantially all the assets of the Issuer and Caterair and their respective domestic subsidiaries are pledged as security under the Senior Bank Financing. See "Description of Certain Indebtedness -- Senior Bank Financing." A default under certain other agreements to which the Issuer or a Guarantor is a party could have a material adverse effect on the Issuer or the Guarantors.

DEPENDENCE ON KEY PERSONNEL

     The Company's success depends to a significant extent on the performance and continued service of Messrs. Kay, Tolbert and Boyd. The loss of the services of any of such persons could have a material adverse effect on the business and operations of the Company. Certain of the Company's executive officers have entered into employment agreements with the Company which expire on December 31, 2001. See "Management" and "Executive Compensation."

DEPENDENCE ON AIRLINE INDUSTRY TRENDS

     The Company's revenues are largely dependent upon the number of passengers who travel on airlines, the number of airline flights serviced by the Company and the level of meal service provided to passengers. As a result, a decline in the number of airline flights or in passenger traffic, or a reduction or downgrading of airline meal services, as has been the case recently with many North American carriers, or an increase in the number of no-frills airlines, or the flights or passengers serviced by such airlines, could have a significant adverse effect on the Company's revenues and earnings. See "The Airline Catering Industry" and "Business -- Customers." Problems similar to those facing the North American airline industry have begun to affect the worldwide airline industry, which could take similar actions in response. Such actions by the worldwide airline industry could have a significant adverse effect on the Company's revenues and earnings for its international operations. Certain events, including economic slowdowns, increased aviation fuel costs, airline labor strikes, acts of terrorism against airlines, airline accidents, and war, historically have had a significant negative impact on airline profitability and, to a lesser extent, traffic. These matters are beyond the Company's control, and the likelihood that they may occur and their effect on the Company cannot be predicted.

IMPACT OF CUSTOMER BANKRUPTCY OR CESSATION OF OPERATIONS

     In the past several years, a number of United States airlines have merged with other airlines, sought protection under federal bankruptcy laws or ceased operating altogether. To the extent that the Company has a significant business relationship with an airline that reduces or ceases operations, and passengers that frequented that airline elect to fly on another airline with which the Company does not have a significant business relationship or which provides a lesser level of meal service, the Company will lose revenues, and that loss may be significant. In addition, the filing of a bankruptcy petition or the cessation of operations by an airline may result in the nonpayment of some or all accounts receivable owed by that airline to the Company. See "The Airline Catering Industry."

DEPENDENCE ON KEY CUSTOMERS

     During 1996, services provided to American accounted for 30% of the Company's food service revenues. The loss of a significant customer, including American, or a large portion of the business with a significant customer, could have a material adverse effect on the Company's financial condition, results of operations and cash flows.

     Although the Company has two long-term contracts with American, these contracts specify quality performance standards; failure to comply with these standards may result in financial penalties or termination of such contracts at the affected airport (or in some cases, at a comparable airport), and, in certain cases, the purchase of the kitchen at the affected airport by American. During 1997, American terminated the Company's services at six Caterair Kitchens due to the Company's failure to comply with those quality standards. Based on current service levels, the Company estimates that such terminations will result in a reduction of annual revenues of approximately $34 million. See "Business -- Customers -- Contracts."

     A substantial portion of the Company's revenues are derived from customers with whom the Company does not have long-term contracts. These customers are thus not restricted by contract from ceasing to do business with the Company on little or no notice. There can be no assurance that historic levels of business from any customer of the Company will be maintained in the future. See "Business -- Customers."

COMPETITION

     The airline catering business is highly competitive. The Company competes in substantially all of its markets with other airline catering companies and, at certain airports, with airport terminal concession operations. In addition, there is unutilized kitchen capacity at many airports which may lead to increased competition among airline caterers and gives airlines leverage in negotiating contracts with all caterers located at such airports. Furthermore, there are few competitive restraints for a new caterer or an airline to begin catering in any market. The Company competes primarily with other independent caterers, and to some extent with captive caterers, in the United States market. Most major airports outside the United States are dominated by the local flag carriers, which have historically maintained their own catering operations to serve locations where they have a significant share of air passenger traffic. See "Business -- Competition." A substantial portion of the Company's revenues is derived from customers with whom the Company does not have long-term contracts. See "Business -- Customers."

CONTROL OF THE COMPANY

     Onex owns (or has voting control over) approximately 78% of the OFSI Class A Common Stock (including shares acquirable under the OFSI Warrants) and 100% of the OFSI Class B Common Stock. SCIS, Sky Chefs and CII are each direct or indirect wholly-owned subsidiaries of OFSI. In addition, Onex and its affiliates own more than 51% of the outstanding voting capital stock, and 25% of the outstanding non-voting capital stock, of Caterair Holdings. Caterair is a wholly-owned subsidiary of Caterair Holdings.

     As a result of the foregoing relationships, Onex and its affiliates indirectly effectively control the affairs of SCIS and Caterair. Therefore, Onex and its affiliates have the ability to determine the outcome of most corporate actions requiring stockholder approval, including, among other things, the election of the board of directors of SCIS and Caterair, the adoption of amendments to SCIS' and Caterair's respective certificates of incorporation and the approval of mergers and sales of all or substantially all of SCIS' and Caterair's assets. Mr. Gerald
W. Schwartz, the Chairman, President and Chief Executive Officer of Onex, owns stock with a majority of the voting power of Onex and its affiliates and, therefore, effectively controls the affairs of SCIS and Caterair.

IMPACT OF A CHANGE OF CONTROL

     Upon a Change of Control, the Issuer will be required to offer to repurchase all of the outstanding Notes at 101% of the principal amount thereof, plus accrued interest to the date of repurchase. There can be no assurance that the Issuer will have sufficient funds available or will be permitted by its other indebtedness agreements to repurchase the Notes upon the occurrence of a Change of Control. In particular, a Change of Control constitutes a default under the Senior Bank Financing and may cause an acceleration under certain other Senior Debt of the Issuer, if any, in which case the subordination provisions of the Notes would require payment in full of all such Senior Debt of the Issuer before repurchase of the Notes. See "Description of Notes -- Change of Control" and "Description of Notes -- Subordination." The inability to repay Senior Debt of the Issuer, if accelerated, and to repurchase all of the tendered Notes, would constitute an event of default under the Indenture.

FRAUDULENT CONVEYANCE CONSIDERATIONS; AVOIDANCE OF GUARANTEES

     Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or avoid the Notes or any Guarantee in favor of other existing or future creditors of the Issuer or a Guarantor.

     The incurrence by the Issuer of the Notes is subject to review under relevant federal and state fraudulent conveyance laws in a bankruptcy case or a lawsuit by or on behalf of unpaid creditors of the Issuer or a representative of such creditors, such as a trustee or the Issuer as debtor-in-possession. Under such laws, if a court were to find that, at the time the Notes were issued, either (i) the Issuer issued the Notes with the intent of hindering, delaying or defrauding creditors, or (ii) the Issuer received less than a reasonably equivalent value or fair consideration for issuing the Notes and the Issuer (a) was insolvent or rendered insolvent by reason of the issuance of the Notes, (b) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the Issuer after issuance of the Notes constituted an unreasonably small amount of capital, (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured or (d) was a defendant in an action for money damages or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied), such court could void the Issuer's obligations under the Notes and direct the repayment of any amounts paid thereunder to the Issuer to a fund for the benefit of the Issuer's creditors, or take other action detrimental to the holders of the Notes. Such other action could include subordinating the Notes to claims of existing or future creditors of the Issuer.

     Similarly, indebtedness under the Guarantees of the Notes also may be subject to review under relevant federal and state fraudulent conveyance laws in a bankruptcy of a Guarantor or in a lawsuit brought by or on behalf of creditors of a Guarantor under the same standards described above. Pursuant to the terms of the Guarantees, the liability of each Guarantor is limited to the maximum amount of indebtedness permitted, at the time of the grant of such Guarantee, to be incurred in compliance with fraudulent conveyance or similar laws.

     To the extent any Guarantee was avoided as a fraudulent conveyance, limited as described above, or held unenforceable for any other reason, holders of the Notes would, to such extent, cease to have a claim in respect of such Guarantee and, to such extent, would be creditors solely of the Issuer and any Guarantor whose Guarantee was not avoided, limited, or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an avoided, limited or unenforceable Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of Notes.

LACK OF PUBLIC MARKET FOR THE NOTES

     The Exchange Notes are a new issue of securities for which there is currently no market. There can be no assurance regarding the future development of a market for the Exchange Notes, or the ability of holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders may be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than their principal amount depending on many factors, including prevailing interest rates, the Issuer's and the Guarantors' operating results and the market for similar securities. Each of the Initial Purchasers has advised the Issuer that it currently intends to make a market in the Exchange Notes. The Initial Purchasers are not obligated to do so, however, and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. Therefore, there is no assurance as to the liquidity of any trading market for the Exchange Notes or that an active public market for the Exchange Notes will develop. The Issuer does not intend to apply for listing or quotation of the Exchange Notes on any securities exchange or stock market.

     Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There is no assurance that the market for the Exchange Notes will not be subject to similar disruptions. Any such disruption may have an adverse effect on holders of the Exchange Notes.

CONSEQUENCES OF FAILURE TO COMPLY WITH PROCEDURES FOR TENDER OF PRIVATE NOTES

     The Exchange Notes will be issued in exchange for the Private Notes only after timely receipt by the Exchange Agent of such Private Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Issuer is under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. Private Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Private Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer" and "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE PRIVATE NOTES

     The Private Notes have not been registered under the Securities Act and are subject to substantial restrictions on transfer. Private Notes that are not tendered in exchange for Exchange Notes or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. The Issuer does not currently anticipate that it will register the Private Notes under the Securities Act. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected due to the limited amount, or "float," of the Private Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Private Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "The Exchange Offer" and "Plan of Distribution."

                                USE OF PROCEEDS

     This Exchange Offer is intended to satisfy certain obligations of SCIS and the Guarantors under the Registration Rights Agreement. SCIS will not receive any cash proceeds from, and has agreed to bear the expenses of, the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, SCIS will receive, in exchange, Private Notes in like principal amount. The Private Notes surrendered in exchange for the Exchange Notes will be retired and cancelled. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding indebtedness of SCIS and the Guarantors.

                                THE REFINANCING

     On August 28, 1997, the Issuer and the Guarantors consummated the Offering in a transaction exempt from the registration requirements of the Securities Act. The price to investors of the Private Notes was $299.6 million in the aggregate and the principal amount of the Private Notes is $300.0 million in the aggregate.

     The net proceeds to SCIS from the Offering, after deduction of discounts and offering expenses, were approximately $289.9 million. SCIS used $209.4 million of the net proceeds to repay and retire all of its outstanding term loan indebtedness under the Old Credit Agreement. The indebtedness of SCIS under the Old Credit Agreement which was repaid had maturities ranging from September 15, 1997 to September 15, 2003 and accrued interest at fluctuating rates (an average weighted rate of 8.7% per year at August 21, 1997).

     On August 25, 1997, SCIS commenced a tender offer for all of the Existing Notes. In connection therewith, SCIS offered to purchase all of the Existing Notes at a price equal to 117% of the principal amount thereof plus accrued and unpaid interest to the date of purchase and solicited consents to the Existing Indenture Amendments. Holders of Existing Notes who consented to the Existing Indenture Amendments received a payment equal to 2% of the principal amount of the Existing Notes for which a consent was delivered. Holders of the Existing Notes were not permitted to tender their Existing Notes without consenting to the Existing Indenture Amendments or to consent to the Existing Indenture Amendments without tendering their Existing Notes.

     The Offer to Purchase expired on September 24, 1997. All of the Existing Notes were tendered by the holders thereof and accepted for payment by SCIS in connection with the Offer to Purchase. SCIS paid $148.75 million (excluding $7.85 million of accrued interest) in the aggregate in consideration of the repurchase of the Existing Notes and the related consents. SCIS used approximately $80.50 million of the net proceeds from the Offering and approximately $68.25 million of borrowings under the Term Loan Agreement to fund such payments.

     In connection with the Offering, SCIS, certain other parties and certain lenders entered into the Revolving Credit Agreement, and Caterair, SCIS, certain other parties and certain lenders entered into the Term Loan Agreement. The Revolving Credit Agreement, together with the Term Loan Agreement, constitute the Senior Bank Financing. See "Description of Certain Indebtedness -- Senior Bank Financing."

     Concurrently with the Offering, Caterair, a Guarantor of the Notes, repaid and retired all of its outstanding indebtedness under the Old Credit Agreement (approximately $155.9 million) with borrowings under the Term Loan Agreement. See "Description of Certain Indebtedness -- Senior Bank Financing."

                                 CAPITALIZATION

     The following table sets forth the historical capitalization of SCIS and Caterair as of September 30, 1997. See "The Refinancing." The following table should be read in conjunction with the Financial Statements and the notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                          AS OF SEPTEMBER 30, 1997
                                                                          ------------------------
                                                                           (DOLLARS IN THOUSANDS)
SCIS
  Total debt and capital lease obligations:
     Borrowings under the Revolving Credit Agreement(1).................          $     --
     Borrowings under the Term Loan Agreement...........................            90,000
     Foreign loans......................................................            10,015
     9 1/4% Senior Subordinated Notes due 2007..........................           300,000
     Capital lease obligations..........................................            29,701
                                                                                  --------
          Total debt and capital lease obligations(2)...................           429,716
          Shareholder's equity..........................................            29,141
                                                                                  --------
          Total capitalization..........................................          $458,857
                                                                                  ========
CATERAIR
  Total debt and capital lease obligations:
     Borrowings under the Term Loan Agreement...........................          $160,000
     Loan from SCIS.....................................................            44,075
     Capital lease obligations..........................................             1,788
                                                                                  --------
          Total debt and capital lease obligations(3)...................           205,863
          Shareholder's deficit.........................................           (96,189)
                                                                                  --------
          Total capitalization..........................................          $109,674
                                                                                  ========

---------------
(1) Excludes $24.7 million of letters of credit.

(2) Excludes guarantees of Caterair's indebtedness.

(3) Excludes guarantees of SCIS' indebtedness.

                       SELECTED HISTORICAL FINANCIAL DATA

SCIS

     The following table presents selected historical financial data of SCIS as of and for each of the five years ended December 31, 1996, and the nine months ended September 30, 1996 and 1997. For all periods presented prior to the Combination the consolidated financial information only reflects consolidated financial position, results of operations and cash flows of Sky Chefs. The information presented for each of the five years ended December 31, 1996, except for the operating statistics, has been derived from the financial statements of SCIS as audited by Coopers & Lybrand L.L.P., independent accountants. The information presented for the nine months ended September 30, 1996 and 1997 has been derived from unaudited interim financial statements of SCIS and, in the opinion of management, reflects a fair presentation of SCIS' financial information. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of SCIS and notes thereto included elsewhere in this Prospectus.

                                                                                                        NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                           SEPTEMBER 30,
                                      -----------------------------------------------------------    ------------------------
                                        1992        1993        1994       1995(1)      1996(1)       1996(1)       1997(1)
                                      --------    --------    --------    ---------    ----------    ----------    ----------
                                                        (DOLLARS IN THOUSANDS)                             (UNAUDITED)
INCOME STATEMENT DATA:
  Revenues........................... $465,902    $458,317    $468,608    $ 739,102    $1,529,816    $1,142,102    $1,198,190
  Cost of operations.................  411,726     391,669     388,276      634,375     1,352,359     1,014,782     1,046,467
                                      --------    --------    --------    ---------    ----------    ----------    ----------
  Gross profit.......................   54,176      66,648      80,332      104,727       177,457       127,320       151,723
    Depreciation and amortization....   14,364      17,144      15,503       21,338        37,928        27,504        31,245
    Selling, general and
      administrative.................   18,025      16,085      17,125       28,076        48,854        35,761        37,594
    Integration expenses.............       --          --          --       28,644        30,361        21,897        13,774
    Other costs and expenses.........    7,642       5,667       4,345       29,882        23,721        17,251        12,105
                                      --------    --------    --------    ---------    ----------    ----------    ----------
  Operating income (loss)............   14,145      27,752      43,359       (3,213)       36,593        24,907        57,005
    Interest income..................     (669)       (507)       (204)      (2,458)       (7,896)       (5,303)       (4,789)
    Interest expense.................    8,223       6,703       5,748       19,715        50,431        38,870        39,589
    Other (income) expense...........      934         948       1,225        2,099         4,679         4,785         8,107
                                      --------    --------    --------    ---------    ----------    ----------    ----------
  Earnings (loss) before income
    taxes............................    5,657      20,608      36,590      (22,569)      (10,621)      (13,445)       14,098
    Provision (benefit) for income
      taxes..........................    1,075       7,033      13,385       (6,525)          420        (4,800)       11,235
    Extraordinary loss, net of
      tax(2).........................  (15,573)         --          --           --            --            --       (20,745)
                                      --------    --------    --------    ---------    ----------    ----------    ----------
  Net income (loss).................. $(10,991)   $ 13,575    $ 23,205    $ (16,044)   $  (11,041)   $   (8,645)   $  (17,882)
                                      ========    ========    ========    =========     =========     =========     =========
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Total assets....................... $222,046    $211,903    $243,016    $ 828,793    $  853,456    $  866,500    $  888,866
  Total debt and capital lease
    obligations......................   52,811      44,582      46,370      392,059       380,229       384,818       429,716
  Shareholder's equity...............   31,214      26,255      49,460       54,570        46,731        44,963        29,141
OTHER FINANCIAL DATA:
  EBITDA(3).......................... $ 28,509    $ 44,896    $ 58,862    $  18,125    $   74,521    $   52,411    $   88,250
  EBITDA margin(4)...................     6.1%        9.8%       12.6%         2.5%          4.9%          4.6%          7.4%
  Adjusted EBITDA(3)................. $ 28,509    $ 44,896    $ 58,862    $  64,769    $  104,882    $   74,308    $  102,024
  Adjusted EBITDA margin(4)..........     6.1%        9.8%       12.6%         8.8%          6.9%          6.5%          8.5%
  Net cash flows from:
    Operating activities............. $  2,600    $ 31,329    $ 21,159    $  59,108    $   39,182    $   44,332    $  (22,524)
    Investing activities.............   (9,298)     (8,807)    (23,357)    (259,145)      (31,352)       14,866       (41,039)
    Financing activities.............    6,114     (26,585)      9,233      242,411        (7,001)      (11,355)       46,232
  Cash interest expense(5)...........    8,223       6,703       5,748       19,190        47,515        27,400        37,646
  Capital expenditures...............   10,717       6,032      11,775        9,575        36,900        20,699        18,962
  Ratio of Adjusted EBITDA to cash
    interest expense(5)..............      3.5x        6.7x       10.2x         3.4x          2.2x          2.7x          2.7x
  Ratio (deficiency) of earnings to
    fixed charges(6).................      1.3x        2.2x        3.2x   $ (22,569)   $  (10,621)   $  (13,445)          1.2x
  Pro forma ratio (deficiency) of
    earnings to fixed charges(6).....       --          --          --           --    $   (6,719)   $  (11,424)          1.3x
OPERATING STATISTICS(7):
  Number of flights serviced
    (000's)..........................      751         720         740        2,572         2,567         1,936         1,901
  Number of airports served at end of
    period...........................       32          30          32          100           102           102           117

---------------
(1) Results for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997 include the results of operations acquired, licensed, leased and subleased from Caterair in connection with the Combination consummated on September 29, 1995. See "Certain Transactions -- The Combination."

(2) Effective January 1, 1992, Sky Chefs adopted the provisions of Statement of Financial Accounting Standards No. 106, "Accounting for Postretirement Benefits Other Than Pensions," which required the accrual of postretirement benefits other than pensions during the employees' service with Sky Chefs. The cumulative effect of this change in accounting principle was a decrease in net income of $15.6 million in 1992. The extraordinary loss of 20.7 million for the nine months ended September 30, 1997 was the result of the writeoff of $6.4 million of deferred financing fees (net of a $4.3 million tax benefit) due to the retirement of SCIS' term loan indebtedness under the Old Credit Agreement and the Existing Notes and the premium paid to retire the Existing Notes of $14.3 million (net of a $9.5 million tax benefit).

(3) EBITDA represents earnings before interest expense, provision (benefit) for income taxes, depreciation and amortization and other (income) expense. Adjusted EBITDA excludes costs associated with the Combination including consulting, transfer, severance and relocation costs and other transition costs including a customer consent fee. EBITDA and Adjusted EBITDA are presented because management believes they provide useful information regarding SCIS' ability to incur and/or service debt. Neither EBITDA nor Adjusted EBITDA should be considered in isolation nor as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of SCIS' profitability or liquidity.

    Calculation of Adjusted EBITDA for the periods presented is as follows:

                                                                                                             NINE MONTHS
                                                                                                                ENDED
                                                                  YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                                      ------------------------------------------------    ------------------
                                                       1992      1993      1994      1995       1996       1996       1997
                                                      -------   -------   -------   -------   --------    -------   --------
                                                                   (DOLLARS IN THOUSANDS)                    (UNAUDITED)
    EBITDA........................................... $28,509   $44,896   $58,862   $18,125   $ 74,521    $52,411   $ 88,250
    Adjustments:
      Integration expenses...........................      --        --        --     8,200     30,361     21,897     13,774
      Idle kitchen accruals..........................      --        --        --    17,229         --         --         --
      Writedown of investment in subsidiary..........      --        --        --     3,215         --         --         --
      Other transition expenses......................      --        --        --    18,000         --         --         --
                                                      -------   -------   -------   -------    -------    -------    -------
    Adjusted EBITDA.................................. $28,509   $44,896   $58,862   $64,769   $104,882    $74,308   $102,024
                                                      =======   =======   =======   =======    =======    =======    =======

(4) EBITDA margin represents EBITDA as a percentage of revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenues.

(5) Cash interest expense represents interest expense excluding the amortization of deferred financing fees and other non-cash interest amounts of $0.5 million and $2.9 million for the years ended December 31, 1995 and 1996, and $2.2 million and $2.0 million for the nine months ended September 30, 1996 and 1997, respectively.

(6) For purposes of computing the ratio (deficiency) of earnings to fixed charges and pro forma ratio (deficiency) of earnings to fixed charges, "earnings" consist of earnings before income taxes and fixed charges before capitalized interest. "Fixed charges" consist of interest expense and the portion of operating lease rental payments (29%) deemed representative of the interest factor. The ratio (deficiency) of earnings to fixed charges and pro forma ratio (deficiency) of earnings to fixed charges exclude the guarantees by SCIS and certain of its subsidiaries of indebtedness of Caterair. See the Financial Statements of SCIS and notes thereto included elsewhere in this Prospectus.

(7) Operating statistics are management estimates for the periods presented.

CATERAIR

     The following table presents selected historical financial data of Caterair as of and for each of the five years ended December 31, 1996 and the nine months ended September 30, 1996 and 1997. The information presented for the three years ended December 31, 1994 has been derived from the financial statements of Caterair as audited by Arthur Andersen LLP, independent public accountants. The information presented for the years ended December 31, 1995 and 1996 has been derived from the financial statements of Caterair as audited by Coopers & Lybrand L.L.P., independent accountants. The information presented for the nine months ended September 30, 1996 and 1997 has been derived from unaudited interim financial statements of Caterair and, in the opinion of management, reflects a fair presentation of Caterair's financial information. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of Caterair and notes thereto included elsewhere in this Prospectus.

                                                                                                           NINE MONTHS
                                                     YEAR ENDED DECEMBER 31,                           ENDED SEPTEMBER 30,
                                -----------------------------------------------------------------     ----------------------
                                  1992         1993           1994          1995          1996          1996          1997
                                --------     ---------     ----------     ---------     ---------     ---------     --------
                                                     (DOLLARS IN THOUSANDS)                                (UNAUDITED)
INCOME STATEMENT DATA(1):
  Total revenues..............  $            $             $              $  18,953     $  77,958     $  58,876     $ 56,415
  Cost of operations..........        --            --             --         7,649        30,416        24,082       22,207
                                --------     ---------     ----------     ---------     ---------     ---------     --------
  Gross profit................        --            --             --        11,304        47,542        34,794       34,208
    Depreciation and
      amortization............        --            --             --         3,400        11,806         9,023        8,218
    Selling, general and
      administrative..........        --            --             --           125         1,393         1,806          593
                                --------     ---------     ----------     ---------     ---------     ---------     --------
  Operating income............        --            --             --         7,779        34,343        23,965       25,397
    Interest income...........        --            --             --          (264)         (208)         (155)        (372)
    Interest expense..........        --            --             --         4,979        18,450        14,308       13,443
    Other (income) expense....        --            --             --            --            --            --         (611)
    Income tax provision
      (benefit)(2)............        --            --             --       (50,380)        8,044         3,527        3,622
                                --------     ---------     ----------     ---------     ---------     ---------     --------
  Income from continuing
    operations................        --            --             --        53,444         8,057         6,285        9,315
    Income (loss) from
      discontinued
      operations..............      (406)     (251,745)       (23,847)       27,244         1,682         2,837         (470)
    Extraordinary loss, net of
      tax(3)..................        --            --             --        (4,319)           --            --       (3,044)
                                --------     ---------     ----------     ---------     ---------     ---------     --------
  Net income (loss)...........  $   (406)    $(251,745)    $  (23,847)    $  76,369     $   9,739     $   9,122     $  5,801
                                ========     =========      =========     =========     =========     =========     ========
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Total assets(4).............  $722,197     $ 498,734     $  498,828     $ 194,277     $ 173,948     $ 184,139     $164,217
  Total debt and capital lease
    obligations(5)............   432,342       407,968        416,714       225,542       211,031       214,509      205,864
  Shareholder's equity
    (deficit).................   124,166      (129,558)      (155,908)     (111,752)     (101,990)     (102,630)     (96,189)
OTHER FINANCIAL DATA:
  EBITDA(6)...................  $     --     $      --     $       --     $  11,179     $  46,149     $  32,988     $ 33,615
  EBITDA margin(7)............        --            --             --         59.0%         59.2%         56.0%        59.6%
  Adjusted EBITDA(8)..........  $102,095     $  46,218     $   63,918     $  63,235     $  48,407     $  35,335     $ 33,429
  Adjusted EBITDA margin(7)...      9.2%          4.4%           6.2%          8.0%         44.4%         39.8%        56.4%
  Net cash flows from:
    Operating activities......  $ 47,905     $  18,541     $   29,403     $ (67,591)    $  31,665     $  31,566     $ 16,710
    Investing activities......   (23,037)      (17,133)       (34,611)      196,755        (7,848)       (8,133)     (13,178)
    Financing activities......   (24,607)        5,330          8,554      (141,566)      (17,601)      (21,420)     (10,244)
  Cash interest expense(9)....        --            --             --         3,969        14,343        11,278       10,323
  Capital expenditures(10)....        --            --             --         6,128         2,300         2,300           --
  Ratio of EBITDA to cash
    interest expense(9).......        --            --             --           2.8x          3.2x          2.9x         3.3x
  Ratio of earnings to fixed
    charges(11)...............        --            --             --           1.4x          1.6x          1.5x         1.6x

---------------
(1) In connection with the Combination, Caterair discontinued most of its airline catering services business and engaged in the business of leasing, subleasing and licensing domestic property to its affiliates, Sky Chefs and CII. See "Certain Transactions -- The Combination." Accordingly, all operations prior to September 30, 1995 have been reflected as discontinued. Identifiable revenues and expenses from discontinued operations have been reclassified on the table above presenting summary historical financial data from their historical classification to separately identify them as discontinued operations for the five years ended December 31, 1996, and the nine months ended September 30, 1996 and 1997, respectively. Discontinued operations include allocations of general and administrative and interest expenses that were determined to be directly related to such operations. Summary operating results for the discontinued operations are as follows:

                                                                                                      NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                     -------------------------------------------------------------    -----------------
                                        1992          1993          1994         1995       1996       1996       1997
                                     ----------    ----------    ----------    --------    -------    -------    ------
                                                        (DOLLARS IN THOUSANDS)                           (UNAUDITED)
      Total revenues...............  $1,103,746    $1,056,598    $1,023,143    $773,243    $31,169    $29,982    $2,872
      Cost of operations...........     969,259       953,914       916,422     698,689     27,854     27,635     3,058
                                     ----------    ----------    ----------    --------    -------    -------    ------
      Gross profit.................     134,487       102,684       106,721      74,554      3,315      2,347      (186)
        Depreciation and
          amortization.............      49,270        49,296        30,890      21,821         --         --        --
        Selling, general and
          administrative...........      32,392        46,055        42,803      27,698      1,057         --        --
        Goodwill write-off and
          restructuring charges....          --       192,311            --          --         --         --        --
                                     ----------    ----------    ----------    --------    -------    -------    ------
      Operating income.............      52,825      (184,978)       33,028      25,035      2,258      2,347      (186)
        Interest expense, net......      47,055        44,829        50,962      45,626         18        (13)       11
        Other......................       5,151         5,266           890        (674)       920     (1,003)      494
                                     ----------    ----------    ----------    --------    -------    -------    ------
      Income (loss) before income
        taxes......................         619      (235,073)      (18,824)    (19,917)     1,320      1,331      (691)
        Provision (benefit) for
          income taxes.............       3,652        16,672         5,023       5,513        416       (262)     (221)
        Cumulative effect of change
          in accounting
          principle................       2,627            --            --          --         --         --        --
                                     ----------    ----------    ----------    --------    -------    -------    ------
      Income (loss) from
        discontinued operations....        (406)     (251,745)      (23,847)    (25,430)       904      1,593      (470)
      Gain on disposition of
        discontinued operations....          --            --            --      52,674        778      1,244        --
                                     ----------    ----------    ----------    --------    -------    -------    ------
      Income (loss) from
        discontinued operations....  $     (406)   $ (251,745)   $  (23,847)   $ 27,244    $ 1,682    $ 2,837    $ (470)
                                      =========     =========     =========    ========    =======    =======    ======

     Operating income in 1993 includes the impact of a $181.9 million impairment of Caterair's goodwill related to United States operations and $10.4 million in charges for restructuring costs from a management reorganization and kitchen consolidation, consisting primarily of severance and early retirement expense.

(2) In connection with the Combination, Caterair evaluated the potential for the realization of its deferred tax assets and subsequently recognized a deferred income tax benefit of $50.5 million in 1995 for the realization of a portion of the net deferred tax assets. The deferred benefit was offset by $0.1 million of current tax expense.

(3) In connection with the Combination, Caterair repaid all of its indebtedness outstanding prior to the Combination. Caterair recorded an extraordinary loss of $4.3 million in 1995 consisting of the difference between amounts paid to lenders for full extinguishment of debt and the carrying amounts of debt including deferred financing costs and accrued interest. The extraordinary loss of $3.0 million (net of a $1.2 million tax benefit) for the nine months ended September 30, 1997 was due to the write off of deferred financing fees as a result of the retirement of Caterair's term loan indebtedness under the Old Credit Amendment.

(4) The decrease of $223.5 million in total assets in 1993 is primarily due to the $181.9 million goodwill related to United States operations, a $9.4 million decrease in fixed assets due to the acceleration of depreciation for six kitchen facilities resulting from a change in business conditions at these locations, a $6.5 million increase in the provision for bad debt expense resulting from the deteriorating financial position of certain customers, as well as a $4.0 million write-off of development costs for two international locations.

(5) Total debt and capital lease obligations represent current portion of long-term debt, current portion of obligations under capital leases, long-term debt, obligations under capital leases and the note payable by Caterair to SCIS made in connection with the Combination. See "Certain Transactions -- The Combination."

(6) EBITDA represents earnings from continuing operations before interest expense, provision (benefit) for income taxes, depreciation and amortization and other (income) expense. EBITDA is presented because management believes it provides useful information regarding Caterair's ability to incur and/or service debt. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of Caterair's profitability or liquidity.

(7) EBITDA margin represents EBITDA as a percentage of total revenues from continuing operations. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues from continuing operations and discontinued operations.

(8) Adjusted EBITDA includes earnings from continuing and discontinued operations (as presented in Note 1) before interest expense, provision for income taxes, depreciation and amortization and other (income) expense, and excludes other transition expenses associated with the Combination including consulting, severance and other costs. Adjusted EBITDA is presented because management believes it provides useful information regarding Caterair's ability to incur and/or service debt. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of Caterair's profitability or liquidity.

      Calculation of Adjusted EBITDA for the periods presented is as follows:

                                                                                                NINE MONTHS
                                                     YEAR ENDED DECEMBER 31,                ENDED SEPTEMBER 30,
                                         ------------------------------------------------   -------------------
                                           1992      1993      1994      1995      1996      1996        1997
                                         --------   -------   -------   -------   -------   -------     -------
                                                      (DOLLARS IN THOUSANDS)                    (UNAUDITED)
     EBITDA from continuing
       operations......................  $     --   $    --   $    --   $11,179   $46,149   $32,988     $33,615
     EBITDA from
       discontinued operations.........   102,095    46,218    63,918    46,856     2,258     2,347        (186)

     Adjustments:
       Other transition expenses.......        --        --        --     5,200        --        --          --
                                         --------   -------   -------   -------   -------   -------     -------
     Adjusted EBITDA...................  $102,095   $46,218   $63,918   $63,235   $48,407   $35,335     $33,429
                                         ========   =======   =======   =======   =======   =======     =======

(9) Cash interest expense from continuing operations excludes the amortization of deferred financing fees and interest expense on the note payable to SCIS of $1.1 million and $4.1 million for the years ended December 31, 1995 and 1996, and $3.0 million and $3.1 million for the nine months ended September 30, 1996 and 1997, respectively. Cash interest expense included in income
     (loss) from discontinued operations was $42.9 million, $40.8 million, $42.9 million and $39.6 million for the years ended December 31, 1992, 1993, 1994 and 1995, respectively.

(10) Capital expenditures from discontinued operations were $22.4 million, $21.8 million, $34.6 million and $11.1 million for the years ended December 31, 1992, 1993, 1994 and 1995, respectively.

(11) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges before capitalized interest. "Fixed charges" consist of interest expense and the portion of operating lease rental payments (29%) deemed representative of the interest factor. The ratio of earnings to fixed charges excludes the guarantees by Caterair of indebtedness of SCIS. See the Financial Statements of Caterair and notes thereto included elsewhere in this Prospectus.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The discussion and analysis below relates to (i) the historical consolidated financial statements and results of operations of SCIS, (ii) the historical consolidated financial statements and results of operations of Caterair, which is not a subsidiary of SCIS, and (iii) the liquidity and capital resources of SCIS and Caterair. The following discussion should be read in conjunction with the Financial Statements and the notes thereto contained elsewhere in this Prospectus.

     On September 29, 1995, SCIS and Caterair consummated the Combination pursuant to which SCIS and its subsidiaries acquired, licensed, leased or subleased substantially all of the worldwide business and assets of Caterair. See "Certain Transactions -- The Combination."

     In connection with the Combination, pursuant to several leases (the "Domestic Leases"), Sky Chefs and CII, a wholly-owned subsidiary of SCIS, leased and subleased from Caterair substantially all of its domestic tangible assets for a six-year term (expiring in 2001). In the event that Caterair's lease of such assets was for less than six years, the applicable Domestic Lease is for such shorter period. Sky Chefs and CII have options to purchase all or a portion of the assets of Caterair covered by the Domestic Leases for amounts determined under formulas in the Domestic Leases that were intended to result in exercise prices equal to the estimated fair market value of such assets at the time or times of exercise of any such options. The options are exercisable until the date which is 30 days after termination of the applicable Domestic Lease. It is not certain that such purchase options will be exercised. See "Certain Transactions -- The Combination" and the Financial Statements and notes thereto included elsewhere in this Prospectus.

     In addition, in connection with the Combination, pursuant to license agreements (the "License Agreements"), Sky Chefs and CII licensed Caterair's rights under certain customer contracts for a six-year term (expiring in 2001). Sky Chefs and CII each have options to purchase all or a portion of the customer contract rights covered by the License Agreements for amounts determined under formulas in the License Agreements that were intended to result in exercise prices equal to the estimated fair market value of such rights at the time or times of exercise of any such options. The options are exercisable until the date which is 90 days after termination of the applicable License Agreement. It is not certain that such purchase options will be exercised. See "Certain Transactions -- The Combination" and the Financial Statements and notes thereto included elsewhere in this Prospectus.

     In addition, in connection with the Combination, pursuant to a non-compete agreement, Caterair agreed not to compete with Sky Chefs in the airline catering business for a six-year term (expiring in 2001) and Sky Chefs is obligated to pay Caterair $4.0 million per year. See "Certain Transactions -- The Combination" and the Financial Statements and notes thereto included elsewhere in this Prospectus.

     Over the past several years there has been a significant reduction in food service levels on domestic flights which has affected all domestic airline caterers, including the Company. Despite a decline in total airline food expenditures in the United States since 1992, the Company has been able to increase its revenues and profitability due to (i) increases in volume attributable to passenger growth, (ii) new business awards, (iii) price increases related to inflation and (iv) the implementation of its operating improvement plan. In 1992, Sky Chefs implemented the Total Cycle Time(TM) program and other programs, as part of an extensive operating improvement plan, which reduced annual operating costs by approximately $47 million in 1994 as compared with 1992. The Total Cycle Time(TM) program is a methodology designed to raise efficiency levels. The program is based on measuring, monitoring and improving the total cycle time (i.e., the time necessary to complete a business process) of various processes throughout an organization -- the total elapsed time from when work commences on a project through completion; such as the time elapsed from taking the first steps to prepare a meal to delivery of the meal to an airplane. The total cycle time approach was designed to enable the Company to significantly increase the efficiency with which it utilizes labor and other resources and to allow increased flexibility to react to customer needs. Due in large part to its operating improvement plan, Sky Chefs increased EBITDA from $29 million in 1992 to $59 million in 1994 and improved EBITDA as a percentage of revenues from 6.1% to 12.6% over the same period. As part of the Combination which was consummated on September 29, 1995, management estimated that approximately $55 million of net cost savings on an annualized basis were achievable by the end of the third year of combined operations of Sky Chefs and Caterair. Management believes that as of September 30, 1997 a significant portion of these net cost savings have been achieved as evidenced by an increase in the combined companies' Adjusted EBITDA from $123 million for the year ended December 31, 1994 to $176 million for the twelve months ended September 30, 1997 and an improvement in Adjusted EBITDA as a percentage of the combined companies' revenues from 8.0% for the year ended December 31, 1994 to 11.0% for the twelve months ended September 30, 1997. See Annex I -- Summary Unaudited Combined Pro Forma Financial Data and "Selected Historical Financial Data." These net cost savings have been achieved through, among other things, increasing labor productivity and reducing labor and employee costs at certain of the Caterair Kitchens; consolidating certain corporate level management and administrative functions of Sky Chefs and Caterair; reducing food waste spoilage and shrinkage at certain of the Caterair Kitchens; eliminating redundant kitchens; and reducing other kitchen operating expenses at certain of the Caterair Kitchens. In order to achieve these net cost savings, the Company incurred approximately $52 million in non-recurring costs through September 1997 principally relating to (i) severance payments and other employee costs, (ii) external consulting services primarily associated with the implementation of labor savings programs and (iii) other items in connection with the integration of the business of Sky Chefs and Caterair. See "Business -- Strengths -- Low Cost Structure," "Selected Historical Financial Data -- SCIS" and "Certain Transactions -- The Combination."


     Integration costs were primarily incurred as a result of the Combination and the implementation of the Company's operating improvement plan at the Caterair Kitchens. The severance payments, which were a portion of these integration costs, included compensation paid to non-hourly management and administrative employees whose jobs were terminated due to efficiencies generated by the Company's operating improvement plan and to eliminate redundant positions resulting from the Combination. Integration costs also related to the movement of management personnel between Company locations. Further integration costs included expenses relating to external consultants who provided services in connection with the implementation of the Company's operating improvement plan and the evaluation, training, and replacement of management employees. As a result of the Combination, SCIS determined that certain of its idle facilities would not be utilized in the future and accelerated the recognition of rent expense relating to these facilities and wrote-down related property and equipment. These items were also included in integration costs. Due to the large number and geographic diversity of the Caterair Kitchens, the implementation of the Company's operating improvement plan at the Caterair Kitchens has been a lengthy process, conducted in various stages. Thus, integration costs have been incurred since September 29, 1995, the date on which the Combination was consummated. SCIS expects to incur approximately $2.3 million of additional integration costs related to the Combination through December 31, 1997. As a result of the implementation of the Company's operating improvement plan at the Caterair Kitchens, SCIS has increased its general and administrative staff at headquarters for training employees and increased expenditures for safety and other operating programs. The costs associated with these matters will be included in general and administrative expenses commencing with periods after December 31, 1997.

RESULTS OF OPERATIONS OF SCIS

     SCIS and CII, a wholly owned operating subsidiary of SCIS, were formed in connection with the Combination. Sky Chefs (including its subsidiaries) was the only direct subsidiary of SCIS which conducted substantial operations prior to September 29, 1995. Thus, unless otherwise indicated, the discussion of results of operations relates to the operations of Sky Chefs for periods prior to September 29, 1995 and operations of SCIS and its subsidiaries thereafter. The acquisition of substantially all of the foreign operations of Caterair, Caterair's trade name and domestic working capital and the assumption of certain Caterair liabilities in the Combination was accounted for using the purchase method of accounting. Accordingly, the historical consolidated financial statements for the period ended December 31, 1995 include the acquired assets and liabilities and three months and one day of airline catering operations of the business formerly conducted by Caterair. The Combination resulted in a material change in the financial position of SCIS.

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1996

     Revenues. Revenues for the first nine months of 1997 increased $56.1 million or by 4.9% to $1,198.2 million from $1,142.1 million for the nine months ended September 30, 1996. This increase was primarily the result of $55.2 million in additional revenues generated during the first nine months of 1997 from new airline catering contracts and business, $10.2 million from additional non-airline catering business and $13.0 million attributable to price increases. In addition, revenues from two kitchens subleased/licensed from Caterair on May 31, 1996 increased $22.1 million in the first nine months of 1997 as compared to the first nine months of 1996 as only four months of revenues from these kitchens was included in the first nine months of 1996. This increase in revenues was offset by a $44.4 million decline in revenues related to lost business and other factors, including an $18.1 million decrease in revenues relating to American's termination during 1997 of the Company's services at six Caterair Kitchens due to the Company's failure to comply with quality standards specified in Caterair's contract with American. Based on current service levels, the Company estimates that the terminations by American at the six Caterair Kitchens will result in a reduction of revenues on an annualized basis of approximately $34.0 million. In September, 1997, Mr. Robert Crandall, the Chairman and Chief Executive Officer of AMR, the parent of American, was reported to have stated to financial analysts that in his opinion American's contracts with the Company "[produce] a cost disadvantage relative to other caterers" and that American will seek to eliminate its perceived cost disadvantage. The Company and American periodically discuss issues surrounding the terms of these contracts and such discussions have continued following Mr. Crandall's remarks. The loss of the business with American, or a large portion of such business, could have a material adverse effect on SCIS' financial condition, results of operations and cash flows. See
"Business -- Customers -- Contracts."

     Cost of Operations. Cost of operations increased $31.7 million or by 3.1% to $1,046.5 million in the first nine months of 1997 from $1,014.8 million in the first nine months of 1996. Cost of operations as a percentage of revenues decreased from 88.9% for the first nine months of 1996 to 87.3% for the first nine months of 1997 primarily as a result of a decrease in labor costs due to SCIS' ongoing operating improvement plan.

     Depreciation and Amortization. Depreciation and amortization expenses increased $3.7 million or by 13.5% to $31.2 million for the first nine months of 1997 from $27.5 million for the first nine months of 1996. This increase is a result of additional capital expenditures of $19.0 million made during the first nine months of 1997 and amortization expenses of $0.7 million related to the acquisition of kitchens in New Zealand.

     Selling, General and Administrative. Selling, general and administrative expenses increased $1.8 million or 5.0% to $37.6 million for the first nine months of 1997 from $35.8 million for the first nine months of 1996 primarily as a result of the inclusion of nine months of expenses in 1997 for two kitchens subleased/licensed from Caterair on May 31, 1996 compared to only four months in 1996.

     Integration Expenses. Integration expenses decreased $8.1 million or by 37.0% to $13.8 million for the first nine months of 1997 from $21.9 million for the first nine months of 1996. The integration expenses were significantly higher for the 1996 period as SCIS focused on integrating Caterair's operations immediately following the Combination. See "-- General."

     Other Costs and Expenses. Other costs and expenses decreased $5.2 million or by 30.0% to $12.1 million for the first nine months of 1997 from $17.3 million for the first nine months of 1996.

     Operating Income. Operating income increased $32.1 million to $57.0 million for the first nine months of 1997 from $24.9 million for the first nine months of 1996 primarily due to the integration of the businesses of SCIS and Caterair and SCIS' operating improvement plan.

     Interest Income. Interest and dividend income decreased $0.5 million to $4.8 million for the first nine months of 1997 from $5.3 million for the first nine months of 1996.

     Interest Expense. Interest expense increased $0.7 million to $39.6 million for the first nine months of 1997 from $38.9 million for the first nine months of 1996.

     Other Income (Expense). Other expenses for the first nine months of 1997 increased by $3.3 million to $8.1 million from $4.8 million for the first nine months of 1996 primarily due to a $1.4 million increase in foreign exchange losses. Additionally, there was a $1.4 million increase in minority interest expense resulting from the recapitalization of a subsidiary.

     Earnings (Loss) Before Income Taxes. SCIS' income before income taxes increased $27.6 million to $14.1 million for the first nine months of 1997 compared to a loss of $13.5 million for the first nine months of 1996 primarily as a result of the factors discussed above.

     Provision (Benefit) for Income Taxes. The provision for income taxes was $11.2 million for the first nine months of 1997 compared to a benefit of $4.8 million for the first nine months of 1996. This fluctuation in income taxes was primarily a result of the increase in operating income and operating losses generated by certain foreign operations which SCIS has been unable to utilize to offset income taxes relating to income generated by other operations. Management expects to incur operating losses in the foreseeable future at certain foreign locations for which it will not recognize tax benefits.

     Extraordinary Loss. The extraordinary loss of $20.7 million for the nine months ended September 30, 1997 was the result of the write off of $6.4 million of deferred financing fees (net of a $4.3 million tax benefit) relating to the retirement of the Existing Notes and SCIS' term loan indebtedness under the Old Credit Agreement and the premium paid to retire the Existing Notes of $14.3 million (net of a $9.5 million tax benefit).

     Net Income (Loss). SCIS' net loss increased $9.3 million to $17.9 million for the first nine months of 1997 from $8.6 million for the first nine months of 1996 primarily as a result of the factors discussed above.

1996 COMPARED WITH 1995


     Revenues. Revenues for 1996 increased $790.7 million or by 107.0% to $1,529.8 million from $739.1 million in 1995. The primary reason for this increase was the inclusion of revenues from the operations acquired, licensed, leased and subleased from Caterair for a full year in 1996 versus only three months in 1995. Also included in the 1996 revenue increase was $38.6 million derived from two kitchens which were subleased/licensed from Caterair on May 31, 1996. Revenues from three domestic kitchens acquired from a subsidiary of LSG in August and November 1995 (the "LSG Acquisition") increased $25.9 million in 1996 over 1995 primarily as a result of the inclusion of these operations for a full year in 1996 versus only a partial year in 1995.


     Cost of Operations. Cost of operations increased $718.0 million or by 113.2% to $1,352.4 million in 1996 from $634.4 million in 1995. The primary reason for this increase was the inclusion of the cost of operations of the business acquired, licensed, leased and subleased from Caterair for a full year in 1996 versus only three months in 1995. In addition, costs of operations increased $35.4 million in 1996 as compared to 1995 due to the inclusion of operating costs associated with the two kitchens subleased/licensed from Caterair on May 31, 1996. Further, operating costs of the three kitchens acquired from LSG in 1995 increased $25.8 million in 1996 over 1995 primarily as a result of the inclusion of these operations for a full year in 1996 versus only a partial year in 1995.

     Depreciation and Amortization. Depreciation and amortization expenses increased $16.6 million or by 77.9% to $37.9 million in 1996 from $21.3 million in 1995 primarily due to the inclusion for the full year of 1996 of depreciation and amortization expenses for the assets acquired from Caterair versus only three months in 1995. SCIS also incurred approximately $7.2 million of capital expenditures related to the deferred maintenance of the assets acquired from Caterair of which a portion was depreciated in 1996.

     Selling, General and Administrative. Selling, general and administrative expenses increased $20.9 million or by 74.0% to $49.0 million in 1996 from $28.1 million in 1995 primarily as a result of the inclusion of a full year of operating expenses associated with the operations acquired, licensed, leased and subleased from Caterair in 1996 versus only three months of 1995.

     Integration Expenses. Integration expenses increased $1.8 million or by 6.3% to $30.4 million for 1996 from $28.6 million in 1995. The increase is primarily due to a full year's expenses recognized in 1996 compared to only three months in 1995. Offsetting the increase was a one-time charge to integration expenses of $17.2 million in 1995 relating to the acceleration of the recognition of rent expense relating to idle kitchens and the write-down of related fixed assets. See "-- General."

     Other Costs and Expenses. Other costs and expenses decreased $6.2 million or by 20.7% to $23.7 million in 1996 from $29.9 million in 1995. Other costs and expenses for 1995 reflect the inclusion of $18.0 million for a customer consent fee related to the Combination. Excluding this fee, other costs and expenses increased in 1996 primarily as a result of the inclusion of a full year of operating expenses associated with the operations acquired, licensed, leased and subleased from Caterair versus only three months in 1995.

     Operating Income. SCIS' operating income increased $39.8 million to $36.6 million in 1996 from a $3.2 million loss in 1995 primarily as a result of the factors discussed above.

     Interest Income. Interest and dividend income increased $5.4 million to $7.9 million in 1996 from $2.5 million in 1995 primarily as a result of interest income on the $37.8 million loan made by SCIS to Caterair in connection with the Combination and higher average investment balances throughout 1996.

     Interest Expense. Interest expense increased $30.7 million to $50.4 million in 1996 from $19.7 million in 1995 primarily as a result of increased debt balances related to the Combination being outstanding for the entire year in 1996 versus only three months in 1995.

     Other Income (Expense). Other expenses increased $2.6 million to $4.7 million in 1996 from $2.1 million in 1995 primarily as a result of the inclusion of a full year of other expenses associated with the operations acquired, licensed, leased and subleased from Caterair versus only three months in 1995.

     Earnings (Loss) Before Income Taxes. SCIS' loss before income taxes decreased $12.0 million to $10.6 million in 1996 as compared to a loss before income taxes of $22.6 million in 1995 primarily as a result of the factors discussed above.

     Provision (Benefit) for Income Tax. The income tax expense for 1996 was $0.4 million compared to an income tax benefit of $6.5 million in 1995. The increase in income tax expense in 1996 versus 1995 is attributable to increased pre-tax earnings in domestic United States operations and at certain foreign subsidiaries, for which income taxes are payable and the expense has been recorded, offset by losses in other foreign subsidiaries where SCIS has been unable to recognize tax benefits. The majority of the foreign subsidiaries were acquired at September 29, 1995, and therefore, their results are included for three months of 1995 versus a full year in 1996. This limited ability to recognize tax benefits results in a disproportionate increase in consolidated income tax expense relative to the improvement in consolidated pre-tax earnings.

     Net Income (Loss). SCIS' net loss decreased $5.0 million to $11.0 million in 1996 as compared to a net loss of $16.0 million in 1995 primarily as a result of the factors discussed above.

1995 COMPARED WITH 1994

     Revenues. Revenues for 1995 increased $270.5 million or by 57.7% to $739.1 million from $468.6 million in 1994. Approximately $243.3 million or 89.9% of this increase was due to the inclusion of revenues derived from the operations acquired, licensed, leased or subleased from Caterair in connection with the Combination for three months in 1995. An additional $29.0 million of this increase was primarily due to the inclusion of revenues from the Sao Paulo, Brazil kitchen which was acquired in October 1994 (the "Brazil Acquisition") for a full year in 1995 versus only a partial year in 1994 and the inclusion of revenues for a partial year in 1995 from the three domestic kitchens acquired by SCIS in connection with the LSG Acquisition. This increase in revenues was offset by a decrease in revenues derived from facilities operated by SCIS for the full years of 1994 and 1995 of $1.8 million from $463.1 million in 1994 to $461.3 million in 1995.

     Costs of Operations. Costs of operations increased $246.1 million or by 63.4% to $634.4 million in 1995 from $388.3 million in 1994. This increase was primarily associated with the operations acquired, licensed, leased and subleased from Caterair in connection with the Combination. Other components of the increase in costs of operations include a $31.1 million increase in operating costs and expenses primarily due to increases in food costs, payroll and other operating and administrative expenses associated with the kitchens acquired by SCIS in the LSG Acquisition and the Brazil Acquisition. Costs of operations for facilities owned by SCIS for the full years of 1994 and 1995 decreased by $23.7 million from $382.7 million in 1994 to $359.0 million in 1995, with a relatively flat revenue base, as a result of SCIS' operating improvement plan.

     Depreciation and Amortization. Depreciation and amortization expenses increased $5.8 million or by 37.4% to $21.3 million in 1995 from $15.5 million in 1994 primarily due to the amortization of intangible and capital lease assets acquired in the Combination and the Brazil Acquisition.

     Selling, General and Administrative. Selling, general and administrative expenses increased $11.0 million or by 64.3% to $28.1 million in 1995 from $17.1 million in 1994 primarily due to the inclusion of the operations acquired, licensed, leased and subleased from Caterair in connection with the Combination.

     Integration Expenses. SCIS incurred $28.6 million of Combination related expenses in 1995. These integration expenses included employee relocation, severance costs, the cost of implementing cycle time improvements at certain of the Caterair Kitchens and $17.2 million relating to the acceleration of the recognition of rent expense relating to idle kitchens and the write-down of related fixed assets. No integration expenses were incurred in 1994.

     Other Costs and Expenses. Other costs and expenses increased $25.6 million to $29.9 million in 1995 from $4.3 million in 1994. This increase includes costs associated with the operations acquired, licensed, leased and subleased from Caterair and an $18.0 million charge for a consent fee payable to a major customer in connection with the Combination.

     Operating Income. SCIS' operating income decreased $46.6 million or by 107.4% to a $3.2 million loss in 1995 from $43.4 million in earnings in 1994 primarily as a result of integration expenses incurred in connection with the Combination as well as the other factors discussed above.

     Interest Income. Interest and dividend income increased $2.3 million to $2.5 million in 1995 from $0.2 million in 1994.

     Interest Expense. Interest expense increased $13.9 million to $19.7 million in 1995 from $5.8 million in 1994 primarily as a result of higher debt balances resulting from borrowings related to the Combination.

     Other Income (Expense). Other expense increased by $0.9 million to $2.1 million in 1995 from $1.2 million in 1994 primarily as a result of an increase in foreign exchange losses.

     Earnings (Loss) Before Income Taxes. SCIS' loss before income taxes was $22.6 million in 1995 compared to earnings before income taxes of $36.6 million in 1994 primarily as a result of the factors discussed above.

     Provision (Benefit) for Income Taxes. The income tax benefit for 1995 was $6.5 million compared to income tax expense of $13.4 million in 1994. This fluctuation in income taxes is a result of decreased income from operations and operating losses generated by certain foreign operations which SCIS has been unable to utilize to offset income taxes relating to income generated by other operations.

     Net Income (Loss). SCIS' net loss was $16.0 million in 1995 compared to net income of $23.2 million in 1994 primarily as a result of the factors discussed above.

RESULTS OF OPERATIONS OF CATERAIR

     Caterair's discontinued operations for the reporting periods presented are not readily comparable to one another. Fiscal year 1995 discontinued operations reflect the termination of substantially all of Caterair's former domestic airline catering operations and disposition of substantially all of Caterair's former international airline catering operations and assets, its tradename and domestic working capital in connection with the Combination effective September 29, 1995.

     In connection with the Combination, Caterair sold, licensed, leased and subleased substantially all of its worldwide business to SCIS and its subsidiaries. Consequently, Caterair's principal source of revenues is the receipt of rents, royalties and non-compete related payments from subsidiaries of SCIS under the Domestic Leases, the License Agreements and the non-compete agreement. See "-- General" and "Certain Transactions -- The Combination."

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1996

     Total Revenues. Total revenues for the nine months ended September 30, 1997 decreased $2.5 million to $56.4 million from $58.9 million for the nine months ended September 30, 1996. This decrease in total revenues was primarily due to a reduction in rental income under the Domestic Leases as certain leases expired or lease terms changed.

     Cost of Operations. Cost of operations for the nine months ended September 30, 1997 decreased $1.9 million to $22.2 million from $24.1 million for the nine months ended September 30, 1996 primarily due to a reduction in the rent expense for leased kitchens as certain leases expired or lease terms changed.

     Selling, General and Administrative. Selling, general and administrative expenses were $0.6 million for the nine months ended September 30, 1997 compared to $1.8 million for the nine months ended September 30, 1996. These expenses consist primarily of fees paid to SCIS for corporate and administrative services.

     Depreciation and Amortization. Depreciation and amortization expenses were $8.2 million for the nine months ended September 30, 1997 compared to $9.0 million for the nine months ended September 30, 1996.

     Operating Income. Operating income increased to $25.4 million for the nine months ended September 30, 1997 from $23.9 million for the nine months ended September 30, 1996 primarily as a result of the factors discussed above.

     Interest Income. Interest income increased $0.2 million to $0.4 million for the nine months ended September 30, 1997 from $0.2 million for the nine months ended September 30, 1996.

     Interest Expense. Interest expense decreased $0.9 million to $13.4 million for the nine months ended September 30, 1997 from $14.3 million for the nine months ended September 30, 1996.

     Other (Income) Expense. Other income of $0.6 million for the nine months ended September 30, 1997 was the result of the gain on the disposal of certain fixed assets. No other income or expenses were realized during the nine months ended September 30, 1996.

     Income (Loss) from Discontinued Operations. Caterair incurred a $0.5 million loss on discontinued operations for the nine months ended September 30, 1997 compared to $2.8 million of income for the nine months ended September 30, 1996. Caterair realized approximately $1.6 million of income for the nine months ended September 30, 1996 from the assumption by SCIS on May 31, 1996 of liabilities associated with certain discontinued operations (consisting of the two kitchens leased/licensed by SCIS) and approximately $1.5 million of gain on the disposal of assets relating to discontinued operations. The remaining losses from discontinued operations of $0.5 million and $0.2 million for the nine months ended September 30, 1997 and the nine months ended September 30, 1996, respectively, are related to Caterair's operations in Portugal which have been discontinued.

     Income Tax Provision (Benefit). The income tax provision increased slightly to $3.6 million for the nine months ended September 30, 1997 from $3.5 million for the nine months ended September 30, 1996 as a result of increased income from continuing operations.

     Extraordinary Loss. The extraordinary loss of $3.0 million (net of a $1.2 million tax benefit) for the nine months ended September 30, 1997 was a result of the write off of deferred financing fees relating to the retirement of Caterair's indebtedness under the Old Credit Agreement in connection with the Caterair Refinancing.

     Net Income (Loss). Caterair's net income for the nine months ended September 30, 1997 decreased $3.3 million to $5.8 million from $9.1 million for the nine months ended September 30, 1996 primarily as a result of the factors discussed above.

1996 COMPARED WITH 1995

     Operating results for 1996 reflect a full year of leasing and licensing operations. Operating results for 1995 include leasing and licensing operations for only three months and one day, after the effective date of the

Combination on September 29, 1995. The results for the first nine months of 1995 are presented as discontinued operations. As such, the operating results for these two years are not comparable. Therefore, 1996 operating results presented below are compared to the annualized results for 1995 as if the leasing and licensing operations were in effect for the full year.

     Total Revenues. Actual total revenues were $78.0 million in 1996 versus actual total revenues of $19.0 million in 1995. Annualized total revenues for 1995 would have been $75.8 million. The increase in 1996 total revenues over annualized 1995 total revenues was primarily due to payments received by Caterair from SCIS in 1996 under the License Agreements relating to the operations of two kitchens subleased/licensed by SCIS from Caterair on May 31, 1996.

     Cost of Operations. Actual cost of operations increased to $30.4 million in 1996 from $7.6 million in 1995. Annualized cost of operations for 1995 would have been $30.6 million.

     Selling, General and Administrative. Actual selling, general and administrative expenses were $1.4 million in 1996 compared to $0.1 million in 1995. Annualized 1995 selling, general and administrative expenses would have been $0.5 million. The increase in actual 1996 selling, general and administrative expenses over the annualized 1995 selling, general and administrative expenses was due to additional legal and consulting fees incurred in 1996 related to the Combination.

     Depreciation and Amortization. Actual depreciation and amortization expenses increased to $11.8 million in 1996 from $3.4 million in 1995. Annualized 1995 depreciation and amortization expenses would have been $13.6 million. The decrease in actual 1996 depreciation and amortization expenses from annualized 1995 depreciation and amortization expenses is due to certain assets of Caterair becoming fully depreciated during 1996.

     Operating Income. Actual operating income increased to $34.3 million from $7.8 million in 1995. Annualized operating income for 1995 would have been $31.1 million. The increase in actual 1996 operating income from annualized 1995 operating income is primarily attributable to increased revenues derived under the License Agreements and lower depreciation and amortization expenses during 1996 than 1995 as certain assets of Caterair became fully depreciated during 1996.

     Interest Income. Actual interest income decreased $0.1 million to $0.2 million in 1996 from $0.3 million in 1995.

     Interest Expense. Actual interest expense increased to $18.5 million in 1996 from $5.0 million in 1995. Annualized 1995 interest expense would have been $20.0 million. The decrease in actual interest expense in 1996 from annualized interest expense for 1995 is a result of the reduction of outstanding debt due to repayments made during 1996.

     Income (Loss) from Discontinued Operations. Income from discontinued operations decreased $25.5 million to $1.7 million in 1996 from $27.2 million in 1995. The decrease in income from discontinued operations is primarily the result of the gain from the sale during 1995 of most of the net assets and liabilities of Caterair in connection with the Combination.

     Income Tax Provision (Benefit). The income tax provision for 1996 was $8.0 million compared to an income tax benefit of $50.4 million recorded in 1995. Prior to the Combination, Caterair had a valuation allowance to fully reserve for its gross deferred tax assets because of the uncertainties surrounding the losses of operations to be sustained for income tax reporting purposes. In connection with the Combination, Caterair evaluated the potential for the realization of a portion or all of the deferred tax assets. Caterair determined, based upon the weight of evidence, it was more likely than not that a portion of the deferred tax assets would be realized. In the fourth quarter of 1995, Caterair recognized an income tax benefit of $50.5 million for the realization of a portion of the net deferred tax assets.

     Net Income (Loss). Caterair's net income for 1996 decreased $66.6 million to $9.7 million from $76.4 million primarily due to the factors discussed above.

1995 COMPARED WITH 1994

     Income from Continuing Operations. The results from operations for 1995 include three months of leasing and licensing activity. No leasing and licensing activity was conducted in 1994, thus the results of operations for 1995 and 1994 are not comparable.

     Income (Loss) from Discontinued Operations. In 1995, Caterair recorded a $27.2 million gain on discontinued operations compared to a $23.8 million loss in 1994. The gain on discontinued operations in 1995 is a result of the sale of most of Caterair's assets and liabilities of the discontinued operations included in the Combination. The loss in 1994 reflects the results of all of Caterair's operations for a full year.

LIQUIDITY AND CAPITAL RESOURCES

SCIS

     SCIS' principal sources of liquidity are expected to be cash flow from operations and amounts available under the Revolving Credit Agreement. See "Description of Certain Indebtedness -- Senior Bank Financing." It is anticipated that SCIS' principal uses of liquidity will be to provide working capital, to finance capital expenditures, to meet debt service requirements, to fund non-recurring costs associated with the Combination and to pay for acquired businesses. In addition, SCIS expects to use approximately $12.9 million in the first quarter of 1998 and approximately $14.7 million in the first quarter of 1999 to fund management bonuses approved in the fourth quarter of 1997 by SCIS' board of directors. There can be no assurances that these bonuses will be paid or as to the amounts thereof.

     As a result of the Combination, the Offering and the Senior Bank Financing, including the Caterair Refinancing, SCIS is highly leveraged. At September 30, 1997, the aggregate amount of outstanding indebtedness of SCIS (including borrowings and guarantees under the Senior Bank Financing but excluding advances by Caterair to SCIS and $24.7 million of letters of credit) was approximately $589.7 million. The Senior Bank Financing provides SCIS with up to $180.0 million of senior secured financing, consisting of $90.0 million of term loans under the Term Loan Agreement and up to $90.0 million of availability under the Revolving Credit Agreement (including up to $50.0 million of availability for letters of credit) and provides Caterair with $160.0 million of senior secured term loans under the Term Loan Agreement. SCIS guaranteed Caterair's obligations under the Term Loan Agreement. As of September 30, 1997, approximately $24.7 million of letters of credit issued primarily to insurance carriers providing workers' compensation coverage and related to surety bonds and leases was outstanding under the Revolving Credit Agreement. As of September 30, 1997, Caterair advanced $13.0 million to SCIS; this advance bears interest at the rate of 8.25% per annum and SCIS anticipates that it will repay such advance prior to December 31, 1997. During the twelve month period ending September 30, 1998, SCIS expects to make approximately $68.0 million in capital expenditures, which are more significant than in prior periods. The increase in capital expenditures will primarily relate to the expansion, improvement and maintenance of SCIS' kitchens, particularly those located at international gateway airports, and the upgrade of SCIS' information systems, during 1998.

     The Revolving Credit Agreement, which is the most restrictive of SCIS' indebtedness agreements, the Indenture relating to the Notes as well as the Term Loan Agreement contain a number of covenants that, among other things, restrict the ability of SCIS and Caterair to dispose of assets, incur additional indebtedness, guarantee obligations, repay indebtedness or amend debt instruments, pay dividends, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, make capital expenditures, and otherwise restrict certain corporate activities. For a more detailed description of the Senior Bank Financing, see "Description of Certain Indebtedness -- Senior Bank Financing" and for a more detailed description of the Indenture relating to the Notes, see "Description of Notes." The Senior Bank Financing also contains provisions which limit Sky Chefs', CII's and the other Guarantors' (excluding Caterair) ability to make distributions to SCIS other than in the form of cash dividends and, under certain circumstances, capital stock. SCIS does not expect that such provisions will have a material impact on the ability of SCIS to meet its cash obligations. In addition, the Revolving Credit Agreement requires compliance with specified financial tests based on the combined financial position of SCIS and Caterair. Certain other agreements of SCIS and the Guarantors require SCIS and/or the Guarantors to maintain certain financial ratios and satisfy certain financial tests. Management believes SCIS and the Guarantors are currently in compliance with all material covenants and restrictions contained in all material agreements to which SCIS and/or a Guarantor is a party.

     Based upon current levels of operations, SCIS believes that cash flow from operations, together with available borrowings under the Revolving Credit Agreement, will be adequate to meet anticipated requirements for working capital, capital expenditures, debt service requirements, Combination-related costs and to pay for acquired businesses. There can be no assurance, however, that SCIS will continue to generate cash flow at or above current levels or SCIS will be able to meet its anticipated needs for working capital, capital expenditures, debt service, Combination-related costs or funding to pay for acquired businesses.

     SCIS expects to expend approximately $3.3 million in connection with the implementation of a new management stock plan during 1998 and 1999. There can be no assurances that the management stock plan will be implemented.

     Net cash provided by (used in) operating activities for the nine months ended September 30, 1997 declined to ($22.5) million from $44.3 million for the nine months ended September 30, 1996 primarily as a result of lower than usual levels of accounts payable and accrued expenses at December 31, 1995. Net cash used in investing activities increased to $41.0 million during the nine months ended September 30, 1997 from $14.9 million during the nine months ended September 30, 1996 primarily as a result of acquisitions of businesses during the nine months ended September 30, 1997. Net cash provided by (used in) financing activities increased to $46.2 million during the nine months ended September 30, 1997 from ($11.4) million during the nine months ended September 30, 1996.

CATERAIR

     Caterair's principal sources of liquidity are expected to be cash flows from rents, royalties and non-compete related payments from Sky Chefs and CII under the Domestic Leases, the License Agreements and the non-compete agreement described herein. It is anticipated that Caterair's principal uses of liquidity will be to provide working capital, to meet debt service requirements and to make lease payments.

     As a result of the Combination, the Offering, and the Senior Bank Financing, including the Caterair Refinancing, Caterair is highly leveraged. At September 30, 1997, the aggregate amount of outstanding indebtedness of Caterair (including borrowings and guarantees of SCIS' indebtedness but excluding the loan by SCIS to Caterair and $24.7 million of letters of credit) was approximately $551.8 million. In connection with the Combination, SCIS loaned Caterair $37.8 million. This loan bears interest at the rate of 8.0% per annum (payable-in-kind), matures in 2001 and is secured by a lien on all of Caterair's assets, which is subordinated to the lien securing the obligations under the Senior Bank Financing. As of September 30, 1997, the outstanding principal amount of this loan was $44.1 million. In the third quarter of 1997, Caterair advanced SCIS $13.0 million; this advance bears interest at the rate of 8.25% per annum and SCIS anticipates that it will repay such advance prior to December 31, 1997. During the twelve months ending September 30, 1998, Caterair will be required to make approximately $29.3 million in respect of lease payments. Caterair anticipates that minimal capital expenditures will be made during the next twelve months. See "Description of Certain Indebtedness -- Senior Bank Financing," and the Financial Statements and notes thereto included elsewhere in this Prospectus.

     The continuation of Caterair's operations is substantially dependent upon Sky Chefs' and CII's ability to make payments under the Domestic Leases, the License Agreements and the non-compete agreement. The Term Loan Agreement under the Senior Bank Financing provides Caterair with $160.0 million of senior secured term loans, and the Senior Bank Financing provides SCIS with up to $180.0 million of senior secured financing, consisting of $90.0 million of term loans under the Term Loan Agreement and up to $90.0 million of availability under the Revolving Credit Agreement (including up to $50.0 million of availability for letters of credit). As of September 30, 1997, approximately $24.7 million of letters of credit issued primarily to insurance carriers providing workers' compensation coverage and related surety bonds and leases was outstanding under the Revolving Credit Agreement. Caterair guaranteed SCIS' obligations under the Senior Bank Financing and the Notes.

     Based upon the current levels of operations after the Combination, the Offering, SCIS' Offer to Purchase and the Senior Bank Financing, including the Caterair Refinancing, Caterair believes that cash flows from operations will be adequate to meet anticipated requirements for working capital, debt service and lease payments. There can be no assurance, however, that cash flows will be sufficient to meet such obligations.

SEASONALITY

     During 1996, the Company recognized 22.8%, 24.4%, 27.5% and 25.3% of its food service revenues and (9.5)%, 9.9%, 66.9% and 32.7% of its operating income during the first, second, third and fourth quarter, respectively.

IMPACT OF INFLATION

     The Company's food, labor and other operating costs are affected by a number of factors beyond the Company's control, including inflation. The Company generally is able to recover increases in food costs due to inflation from its customers. However, it may not be able to recover similar increases in labor or other operating costs from such customers.

     The Company operates in a number of countries that experience high rates of inflation. The Company generally has been successful in mitigating the adverse effects of such inflation through measures such as indexing contractual price rates to inflation and providing for payments in local currencies. There can be no assurance that the Company will always be successful in mitigating the risks associated with inflation or that the Company may not be adversely affected when it seeks to exchange funds in local currencies of countries with high rates of inflation into United States currency.

RECENT ACCOUNTING STANDARDS

     During June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" and Statement of Financial Accounting Standards No. 131 "Disclosures About Segments of an Enterprise and Related Information." Preliminary analysis of these new standards by the Company indicates that the standards will not have a material impact on the Company. The standards are effective for financial statements for fiscal years beginning after December 15, 1997.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Private Notes were sold by the Issuer on August 28, 1997 (the "Issue Date") to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently sold the Private Notes in the United States to "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act ("Rule 144A"), in reliance on Rule 144A, and outside the United States in compliance with Regulation S under the Securities Act. As a condition to the sale of the Private Notes, the Issuer, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on the Issue Date. Pursuant to the Registration Rights Agreement, each of the Issuer and the Guarantors agreed that they would, at their cost, to the extent not prohibited by any applicable law or applicable interpretation of the staff of the Commission, (i) prepare and, on or prior to 45 days after the Issue Date, file with the Commission a Registration Statement under the Securities Act with respect to the Exchange Offer, (ii) use their reasonable best efforts to cause the Registration Statement relating to the Exchange Offer to be declared effective by the Commission under the Securities Act on or prior to 150 days after the Issue Date, and (iii) commence the Exchange Offer and use their reasonable best efforts to issue, on or prior to 195 days after the Issue Date, the Exchange Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement is intended to satisfy certain of the Issuer's and the Guarantors' obligations under the Registration Rights Agreement and the Purchase Agreement. See "-- Resale of the Exchange Notes."

     Pursuant to the Registration Rights Agreement, if, (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Issuer and the Guarantors are not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 195 days of the Issue Date, (iii) in certain circumstances, certain holders of unregistered Exchange Notes so request, or (iv) in the case of any holder of Private Notes that participates in the Exchange Offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Issuer within the meaning of the Securities Act), then in each case, the Issuer and the Guarantors will (x) promptly deliver to the holders of Private Notes and the Trustee under the Indenture written notice thereof and (y) at their sole expense, (a) file a shelf registration statement covering resales of the Private Notes (the "Shelf Registration Statement"), (b) use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use their reasonable best efforts to, subject to certain exceptions, keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable Private Notes have been sold thereunder. Pursuant to the Registration Rights Agreement, the Issuer will, in the event that a Shelf Registration Statement is filed, provide to each holder of Private Notes copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Private Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Private Notes. A holder of Private Notes that sells Private Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations). Additional interest (the "Additional Interest") shall become payable by the Issuer and the Guarantor in respect of the Private Notes:

          (i) if (A) neither the Registration Statement relating to the Exchange Offer (the "Exchange Offer Registration Statement") nor the Shelf Registration Statement is filed with the Commission on or prior to the date required by the Registration Rights Agreement or (B) notwithstanding that the Issuer and the Guarantors have consummated or will consummate an Exchange Offer, the Issuer and the Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Private

     Notes at a rate of 0.50% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (ii) if (A) the Exchange Offer Registration Statement is not declared effective within 150 days after the Issue Date or a Shelf Registration Statement is not declared effective by the Commission on or prior to 90 days after the filing thereof or (B) notwithstanding that the Issuer and the Guarantors have consummated or will consummate an Exchange Offer, the Issuer and the Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the date such Shelf Registration Statement was filed, then, commencing on the day after the date on which the applicable Registration Statement was required to be declared effective, Additional Interest shall accrue on the principal amount of the Private Notes at a rate of 0.50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (iii) if (A) the Issuer and the Guarantors have not exchanged Exchange Notes for all Private Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 195th day after the Issue Date or
     (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than as permitted by the Registration Rights Agreement or after such time as all Private Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Private Notes at a rate of 0.50% per annum for the first 90 days commencing on (x) the 195th day after the Issue Date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above (other than as permitted by the Registration Rights Agreement), such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Private Notes may not exceed at any one time in the aggregate 1.50% per annum; and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Private Notes tendered (in the case of clause
(iii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), Additional Interest on the Private Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue and, in any case, such Additional Interest shall not be payable in respect of more than one of the preceding provisions at any one time.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and the Letter of Transmittal, the Issuer will accept any and all Private Notes validly tendered and not withdrawn prior to the Expiration Date.

     The Issuer will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Private Notes validly tendered pursuant to the Exchange Offer and not withdrawn prior to the Expiration Date. Holders may tender some or all of their Private Notes pursuant to the Exchange Offer; provided, however, that Private Notes may be tendered only in integral multiples of $1,000. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange.

     The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes except that the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and holders of the Exchange Notes will not be entitled to any of the registration rights of holders of Private Notes under the Registration Rights Agreement (or related rights to certain interest payments upon the failure of the Issuer to fulfill certain conditions set forth in the Registration Rights Agreement), which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace), and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Private Notes, such that both series of Notes will be treated as a single class of debt securities under the Indenture. See "-- Resale of the Exchange Notes."

     Interest on each Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Private Note surrendered in exchange therefor or (ii) if the Private Note is surrendered for exchange on a date in a period on or after the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Private Notes, from the Issue Date.


     As of the date of this Prospectus, $300,000,000 aggregate principal amount of the Private Notes is outstanding, all of which is registered in the name of Cede & Co., as nominee of the Depositary. Only a registered holder of the Private Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of DTC or the Trustee under the Indenture may participate in the Exchange Offer. Solely for reasons of administration, the
Issuer has fixed the close of business on           , 1998 as the record date
for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. There will be no fixed record date for determining registered holders of the Private Notes entitled to participate in the Exchange Offer.


     Holders of the Private Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Indenture in connection with the Exchange Offer. The Issuer intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

     The Issuer shall be deemed to have accepted validly tendered Private Notes when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Private Notes for the purposes of receiving the Exchange Notes from the Issuer.

     Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Issuer will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; TERMINATION


     The term "Expiration Date" shall mean 5:00 p.m., New York City time on
            , 1998, unless the Issuer, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


     In order to extend the Exchange Offer, the Issuer will (i) notify the Exchange Agent of any extension by oral or written notice and (ii) will make a public announcement thereof (which shall include disclosure of the approximate number of Private Notes deposited to date), each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Issuer expressly reserves the right, in its sole discretion, (i) to delay accepting any Private Notes, (ii) to extend the Exchange Offer, (iii) if any conditions set forth below under "-- Certain Conditions to the Exchange Offer" shall not have been satisfied (or shall occur), to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (iv) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a press release or other public announcement thereof. If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, the Issuer will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of Private Notes, and the Issuer will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to such registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period. The rights reserved by the Issuer in this paragraph are in addition to the Issuer's rights set forth below under the caption "-- Certain Conditions to the Exchange Offer."

     Without limiting the manner in which the Issuer may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Issuer shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

     If the Issuer extends the period of time during which the Exchange Offer is open, or if it is delayed in accepting for exchange of, or in issuing and exchanging the Exchange Notes for, any Private Notes, or is unable to accept for exchange of, or issue Exchange Notes for, any Private Notes pursuant to the Exchange Offer for any reason, then, without prejudice to the Issuer's rights under the Exchange Offer, the Exchange Agent may, on behalf of the Issuer, retain all Private Notes tendered, and such Private Notes may not be withdrawn except as otherwise provided below in "-- Withdrawal of Tenders." The adoption by the Issuer of the right to delay acceptance for exchange of, or the issuance and the exchange of the Exchange Notes, for any Private Notes is subject to applicable law, including Rule 14e-1(c) under the Exchange Act, which requires that the Issuer pay the consideration offered or return the Private Notes deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the Exchange Offer.

RESALE OF THE EXCHANGE NOTES

     The Issuer is making the Exchange Offer in reliance on the interpretations of the staff of the Commission as set forth in no-action letters issued to third parties unrelated to the Issuer. However, the Issuer has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters issued to such third parties. With respect to the Exchange Notes, based upon these interpretations by the staff of the Commission, the Issuer believes that a holder (other than (i) any person who is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act or (ii) a broker-dealer that purchases Notes from the Issuer to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) who exchanges Private Notes for Exchange Notes in the ordinary course of its business and is not engaging, and has no intention to engage, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission described above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. A broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of any Exchange Notes received in exchange for Private Notes acquired by such a broker-dealer for its own account, as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Issuer has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any such resale for a period of up to 90 days after the Expiration Date. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and complied with. The Issuer and the Guarantors have agreed, pursuant to the Registration Rights Agreement (subject to certain specified limitations set forth therein), to use their reasonable best efforts to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing.

PROCEDURES FOR TENDERING

     Subject to the terms and conditions hereof and the Letter of Transmittal, only a registered holder of Private Notes may tender such Private Notes in the Exchange Offer. To tender in the Exchange Offer, a holder of Private Notes must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "-- Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such Private Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Notes into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or
(iii) the holder must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTATION TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR PRIVATE NOTES SHOULD BE SENT TO THE ISSUER. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     The tender by a holder which is not withdrawn prior to the Expiration Date will constitute a binding agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Any beneficial owner of the Private Notes whose Private Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such intermediary promptly and instruct such intermediary to tender on such beneficial owner's behalf.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "-- Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution unless the Private Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the NASD, a commercial bank or trust company having an office or correspondent in the United States, or another "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (any of the foregoing, an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Private Notes (which term includes any participants in DTC whose name appears on a security position listing as the owner of Private Notes) or if delivery of the Notes is to be made to a person other than the registered holder, such Private Notes must be endorsed or accompanied by a properly completed bond power, in either case, signed by such registered holder exactly as the name or names of such registered holder or holders name appear(s) on such Private Notes with the signature on the Private Notes or the bond power guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Private Notes or assignments or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Issuer, evidence satisfactory to the Issuer of their authority to so act must be submitted with the Letter of Transmittal.

     The Exchange Agent and the Depositary have confirmed that any financial institution that is a participant in the Depositary's system may utilize the Depositary's Automated Tender Offer Program to tender Private Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Private Notes will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes, the Issuer's acceptance of which would be unlawful. The Issuer also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to request the Exchange Agent to notify holders of defects or irregularities with respect to tenders of Private Notes, neither the Issuer, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While the Issuer has no present plan to acquire any Private Notes which are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Private Notes which are not tendered pursuant to the Exchange Offer, the Issuer reserves the right in its sole discretion to purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date or, as set forth herein under "-- Expiration Date; Extensions; Termination" and "-- Certain Conditions to the Exchange Offer," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering Private Notes pursuant to the Exchange Offer and executing a Letter of Transmittal, each holder of Private Notes will represent to and agree with the Issuer that, among other things, (i) the Exchange Notes to be acquired in connection with the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, (ii) that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) such holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters described herein, (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such holder in exchange for Private Notes acquired by such holder directly from the Issuer should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission, and (v) such holder or such other person is not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act (or, if it is an affiliate, that such holder or other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable). If the holder is a broker-dealer that will receive Exchange Notes for such holder's own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities, such holder must acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

RETURN OF PRIVATE NOTES

     If any tendered Private Notes are not accepted for exchange because of an invalid tender, or due to the occurrence of certain other events set forth herein or any other reason set forth in the terms and conditions of the Exchange Offer or if Private Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or nonexchanged Private Notes will be returned without expense to the tendering holder thereof (or, in the case of Private Notes tendered by book-entry transfer into the Exchange Agent's account at the Depositary pursuant to the book-entry transfer procedures described below, such Private Notes will be credited to an account maintained with the Depositary) as promptly as practicable.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Private Notes at the Depositary for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depositary's system may make book-entry delivery of Private Notes by causing the Depositary to transfer such Private Notes into the Exchange Agent's account at the Depositary in accordance with the Depositary's procedures for transfer. However, although delivery of Private Notes may be effected through book-entry transfer at the Depositary, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documentation, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available or (ii) who cannot deliver their Private Notes (or complete the procedures for book-entry transfer), the Letter of Transmittal or any other required documentation to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Issuer (by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier), mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Private Notes (if applicable) and the principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing the Private Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documentation required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly executed Letter of Transmittal (or a facsimile thereof), as well as the certificate(s) representing all tendered Private Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documentation required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to the Expiration Date.

     Any holder who has tendered Private Notes may withdraw the tender by delivering written notice of withdrawal (which may be sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or hand delivery) to the Exchange Agent prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Private Notes to be withdrawn (the "Depositor"), (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers and principal amount of such Private Notes),
(iii) be timely received and signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered or as otherwise set forth in the instructions to the Letter of Transmittal (including any required signature guarantees), or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Private Notes pursuant to the terms of the Indenture into the name of the person withdrawing the tender and (iv) specify the name in which any such Private Notes are to be registered, if different from that of the Depositor. If Private Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Private Notes or otherwise comply with the book-entry transfer facility's procedures. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, in its sole discretion, whose determination shall be final and binding on all parties. None of the Issuer, any Guarantor, any employees, agents, affiliates or assigns of the Issuer, or any Guarantor, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Issuer shall not be required to accept for exchange, or exchange the Exchange Notes for, any Private Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Private Notes, if any of the following events shall occur:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency which would be reasonably likely to materially impair the ability of the Issuer to proceed with the Exchange Offer or there shall have occurred any material adverse development in any existing action or proceeding with respect to the Issuer or any of its subsidiaries; or

          (b) the Exchange Offer shall violate any applicable law, rule, regulation or interpretation of the staff of the Commission; or

          (c) any governmental approval which the Issuer shall deem necessary for the consummation of the Exchange Offer as contemplated hereby shall have not been obtained.

     If the Issuer determines in its reasonable discretion that any of these conditions are not satisfied (or any of such events shall have occurred), the Issuer may (i) refuse to accept any Private Notes and return all tendered Private Notes to the tendering holders and/or terminate the Exchange Offer, (ii) extend the Exchange Offer and retain all Private Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Private Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Private Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Issuer will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Private Notes, and the Issuer will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Holders may have certain rights and remedies against the Issuer under the Registration Rights Agreement should the Issuer fail to consummate the Exchange Offer, notwithstanding a failure of the conditions stated above. Such conditions are not intended to modify those rights or remedies in any respect.

     The foregoing conditions are for the sole benefit of the Issuer and may be asserted by the Issuer regardless of the circumstances giving rise to such condition or may be waived by the Issuer in whole or in part at any time and from time to time in the Issuer's reasonable discretion. The failure by the Issuer at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

TERMINATION OF CERTAIN RIGHTS

     All registration rights under the Registration Rights Agreement of holders of the Private Notes eligible to participate in the Exchange Offer (and all rights to receive Additional Interest as described under "-- Purpose of the Exchange Offer") will terminate upon consummation of the Exchange Offer except with respect to the Issuer's continuing obligations (i) to indemnify the holders (including any broker-dealers) and certain parties related to the holders against certain liabilities (including liabilities under the Securities Act), and (ii) for a period of up to 90 days after the Expiration Date, to use its reasonable best efforts to keep the Registration Statement effective and to provide copies of the latest version of the Prospectus to any broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any resale by such broker-dealer of Exchange Notes received for its own account pursuant to the Exchange Offer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, the Issuer has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance as well as all correspondence in connection with the Exchange Offer and the Letter of Transmittal should be addressed to the Exchange Agent, as follows:

 By Hand Or Overnight Delivery:    Facsimile Transmissions:    By Registered Or Certified Mail:
      The Bank of New York          (Eligible Institutions           The Bank of New York
       101 Barclay Street                    Only)                  101 Barclay Street, 7E
Corporate Trust Services Window         (212) 815-6339             New York, New York 10286
          Ground Level                                            Attention: Reorganization
   Attention: Reorganization      To Confirm by Telephone or               Section
             Section                 for Information Call:               Odell Romeo
          Odell Romeo                   (212) 815-6337

     Requests for additional copies of this Prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the Exchange Agent.

     The Bank of New York also serves as Trustee under the Indenture.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Issuer. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile transmission, telephone or in person by officers and regular employees of the Issuer, the Guarantors and their affiliates.

     The Issuer has not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Issuer, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the Exchange Offer.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuer and are estimated in the aggregate to be approximately $550,000. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

     The Issuer will pay all transfer taxes, if any, applicable to the transfer of Private Notes to it or its order pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder of Private Notes.

CONSEQUENCE OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Private Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Private Notes that are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) of the Securities Act. Accordingly, such Private Notes will remain subject to the restrictions on transfer of such Private Notes as set forth in the legend thereon and may not be offered, sold, pledged or otherwise transferred except (i) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act, (ii) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws. See "Risk Factors -- Consequences of Failure to Exchange Private Notes."

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Private Notes as reflected in the Issuer's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

                         THE AIRLINE CATERING INDUSTRY

     Revenues of airline caterers are dependent primarily upon the number of airline passengers, the number of airline flights served by caterers and the level of food service (beverage, snack or meal) provided. Catering profitability has historically been less volatile than airline profitability, due to the catering business' highly variable cost structure. The primary operating cost components of airline caterers are food and labor, both of which are highly variable and more easily adjusted to business cycles than the airlines' operating costs.

     Since airline deregulation in 1978, the airline catering industry has benefitted from the increase in total United States airline food expenditures which have grown at a compound annual rate of approximately 6.9%. Beginning in 1992, airlines accelerated their efforts to reduce costs and improve productivity as a response to cumulative losses incurred as a result of intense ticket price competition. Airline cost reductions included downgrading the level of food services, such as switching from hot meal service to snack service, eliminating individual tray service in favor of bulk meal service and reducing or eliminating food service on certain flights. The aggregate level of airline food expenditures in the United States decreased from $2.7 billion in 1992 to $2.4 billion in 1995 due primarily to the reduction in food expenditures per passenger, offset partially by an increase in revenue passenger enplanements. In 1996, airline food expenditures in the United States remained constant at the 1995 level of $2.4 billion as declines in food expenditures per revenue passenger slowed and increases in revenue passenger enplanements continued. During the first quarter of 1997, airline food expenditures in the United States increased 2.8% over the comparable period of 1996 as food expenditures per revenue passenger declined slightly and revenue passenger enplanements increased.

     The following table sets forth revenue passenger enplanements, total food expenditures and food expenditure per revenue passenger for the United States airline industry from 1990 through 1996.

                                                                     TOTAL FOOD
                                              REVENUE PASSENGER     EXPENDITURES
                                                ENPLANEMENTS            (IN          FOOD EXPENDITURES PER
           YEAR ENDED DECEMBER 31,              (IN MILLIONS)        MILLIONS)         REVENUE PASSENGER
--------------------------------------------- -----------------     ------------     ---------------------
1990.........................................        465               $2,419                $5.20
1991.........................................        453                2,528                 5.58
1992.........................................        473                2,734                 5.78
1993.........................................        479                2,528                 5.28
1994.........................................        518                2,527                 4.88
1995.........................................        545                2,418                 4.44
1996.........................................        574                2,419                 4.21

---------------

Source: Department of Transportation -- Form 41

     The following table sets forth revenue passenger enplanements, total food expenditures and food expenditure per revenue passenger for the United States airline industry for the three months ended March 31 for each of the years presented below.

                                                                     TOTAL FOOD
                                              REVENUE PASSENGER     EXPENDITURES
                                                ENPLANEMENTS            (IN          FOOD EXPENDITURES PER
        THREE MONTHS ENDED MARCH 31,            (IN MILLIONS)        MILLIONS)         REVENUE PASSENGER
--------------------------------------------- -----------------     ------------     ---------------------
1990.........................................        112                $550                 $4.90
1991.........................................        105                 554                  5.27
1992.........................................        108                 634                  5.87
1993.........................................        113                 623                  5.49
1994.........................................        122                 601                  4.93
1995.........................................        130                 562                  4.32
1996.........................................        140                 565                  4.04
1997.........................................        144                 581                  4.03

---------------

Source: Department of Transportation -- Form 41

     The sources of potential future growth for the airline catering industry include: (i) a growing demand for air transportation worldwide; (ii) the increasing proportion of long-haul flights (greater than two and one-half hours) in the United States and in international markets, which generally offer a higher level of food service; and (iii) the worldwide trend towards outsourcing of food service from captive caterers to independent caterers.

     Growing Demand for Air Transportation. In the United States, air traffic, as measured by revenue passenger enplanements, grew at a compound annual rate of approximately 4.3%, from 267 million in 1978 to 574 million in 1996. Over the same period, the number of revenue passenger enplanements increased each year, with the exception of 1991 during which the Gulf War and the recession in the United States economy caused the first reduction in airline traffic in the post-deregulation era. In recent years, traffic has grown at higher rates outside of North America. According to industry data, worldwide revenue passenger miles are projected to grow at a compound rate of 5.5% from 1996 to 2006. According to 1997 Federal Aviation Administration Aviation Forecast data, revenue passenger enplanements in the United States are projected to grow at a compound annual rate of 4.1% through the year 2006.

     Increasing Long-Haul Flights; Higher Levels of Food Service. From 1986 to 1996, the number of departing seats (as a measure of capacity) offered on long-haul flights worldwide increased 97%, and expressed as a percentage of departing seats on all flights, increased from 21% to 27%. Over the same period, the number of departing seats offered on long-haul flights in the United States increased 66%, and expressed as a percentage of departing seats on all flights, increased from 21% to 30%. The growing proportion of long-haul flights benefits the airline catering industry because food service levels are generally higher on long-haul flights than on short-haul flights.

     Trend Towards Outsourcing. The airline catering industry is comprised of two distinct groups of caterers: (i) independent caterers, such as the Company, which are not owned by an airline; and (ii) captive caterers, which are owned by an airline. Although captive caterers were formerly a significant factor in the United States airline catering industry, the Company believes that independent caterers now provide substantially all of the meals served on flights in the United States. Airline catering at most major airports outside the United States has been traditionally dominated by the local flag carriers, which have typically maintained their own catering operations to serve locations where they have had a significant share of air passenger traffic. In recent years, however, certain governments have begun to reduce their ownership stakes in local flag carriers and increase the landing privileges of other airlines. The Company expects that increasing airline competition in international markets will precipitate more cost-consciousness among foreign airlines, accelerating the trend towards catering outsourcing which has come to dominate the United States market. As further evidence of this trend, the Company has entered into an agreement with Air New Zealand to acquire its airline catering business at four locations in New Zealand and to provide airline catering services to Air New Zealand from these locations.

                                    BUSINESS

INTRODUCTION


     The Company believes that it is the world's largest provider of airline catering services with food service revenues for the twelve months ended December 31, 1996 of approximately $1.56 billion. Management believes that these revenues are more than 50% higher than those of its next largest competitor in the airline catering industry. The Company had Adjusted EBITDA for the twelve months ended September 30, 1997 of approximately $176 million. See Annex
I -- Summary Unaudited Combined Pro Forma Financial Data and "Selected Historical Financial Data." The Company currently operates, directly or through joint ventures, 139 kitchens located at or adjacent to 117 airports in 28 countries. Approximately 60% of the Company's food service revenues for the twelve months ended September 30, 1997 were derived from United States operations and 40% from international operations. On a daily basis, the Company services an average of approximately 7,000 domestic and international airline flights and prepares an average of 650,000 meals. SCIS is a Delaware corporation, incorporated in 1995 in connection with the transactions which effectuated the combination of the businesses of Sky Chefs and Caterair. See "Certain Transactions -- The Combination."


STRENGTHS

     The Company believes that the following factors contribute to its position as the world's market leader in the airline catering industry:

  WORLDWIDE COVERAGE

     The Company is the only airline caterer with a significant operating presence in both the United States and international markets. Management believes that the Company's global network of kitchens, strategically located to service major international airlines, provides significant competitive advantages. As a result, management believes the Company is well positioned to take advantage of the anticipated growth in international airline traffic and the higher and more stable food service levels provided on long-haul flights (over two and one-half hours), some of which offer up to three meals. Management also believes that the breadth of the global network operated by the Company and its strategic marketing partner, LSG, provides a significant opportunity to attract international airlines with a single supplier approach worldwide. The Company currently operates kitchens at or adjacent to 25 international gateway airports, including substantially all of the international gateway airports in the United States, Latin America and Australia, and the Company or LSG also operate kitchens at a significant number of international gateway airports in Europe, including London, Paris, Frankfurt and Rome. See "-- Strategy -- Promote Single Supplier Approach."

  LSG STRATEGIC ALLIANCE

     The Company's worldwide coverage is enhanced through a strategic marketing alliance formed in 1993 with LSG, the airline catering subsidiary of Lufthansa. The alliance creates an international marketing network with kitchens at or near 157 airports in 40 countries, including 29 international gateway airports. The Company and LSG, while remaining separate companies, generally conduct operations under the "LSG Lufthansa Service/SKY Chefs" name and logo and organize their respective marketing activities with the goal of achieving a coordinated approach to customers on a worldwide basis. The Company and LSG have agreed to offer each other the right to participate in the development of business in new geographic markets and not to compete with each other's catering operations outside of the United States and the European Community. See "-- Strategy -- Promote Single Supplier Approach" and "Certain Transactions -- LSG Lufthansa Service GmbH."

  DIVERSE AND STABLE CUSTOMER BASE

     The Company provides airline catering services to over 250 airlines, comprising substantially all of the world's major airlines. The Company's five largest North American customers are American, Delta, Northwest Airlines, United Airlines and Canadian Airlines and the Company's five largest international customers are Qantas Airways, British Airways, Japan Air Lines, Lufthansa and Cathay Pacific Airlines. The

Company has conducted business with each of these customers for at least ten years. Since its acquisition from AMR, the parent of American, in 1986, Sky Chefs has provided services to American under long-term contracts. The current Sky Chefs contract with American runs through the end of 2003 and, together with Caterair's contract with American, which runs through the end of 2001, accounted for approximately 30% of the Company's 1996 food service revenues. No other customer of the Company accounted for more than six percent of its 1996 food service revenues. See "Risk Factors -- Dependence on Key Customers" and "-- Customers -- Contracts."

  LOW COST STRUCTURE


     In 1992, Sky Chefs implemented an extensive operating improvement plan which reduced annual operating costs by approximately $47 million in 1994 as compared with 1992. Due in large part to its operating improvement plan, Sky Chefs increased EBITDA from $29 million in 1992 to $59 million in 1994 and improved EBITDA as a percentage of revenues from 6.1% to 12.6% over the same period. As part of the Combination which was consummated on September 29, 1995, management estimated that approximately $55 million of net cost savings on an annualized basis were achievable by the end of the third year of combined operations of Sky Chefs and Caterair. Management believes that as of September 30, 1997 a significant portion of these net cost savings have been achieved as evidenced by an increase in the combined companies' Adjusted EBITDA from $123 million for the year ended December 31, 1994 to $176 million for the twelve months ended September 30, 1997 and an improvement in Adjusted EBITDA as a percentage of the combined companies' revenues from 8.0% for the year ended December 31, 1994 to 11.0% for the twelve months ended September 30, 1997. See Annex I -- Summary Unaudited Combined Pro Forma Financial Data and "Selected Historical Financial Data." These net cost savings have been achieved through, among other things, increasing labor productivity and reducing labor and employee costs at certain of the Caterair Kitchens; consolidating certain corporate level management and administrative functions of Sky Chefs and Caterair; reducing food waste spoilage and shrinkage at certain of the Caterair Kitchens; eliminating redundant kitchens; and reducing other kitchen operating expenses at certain of the Caterair Kitchens. In order to achieve these net cost savings, the Company incurred approximately $52 million in non-recurring costs through September 1997 principally relating to (i) severance payments and other employee costs, (ii) external consulting services primarily associated with the implementation of labor savings programs and (iii) other items in connection with the integration of the business of Sky Chefs and Caterair. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Financial Data -- SCIS" and "Certain Transactions -- The Combination."


STRATEGY

     The Company's business strategy is to: (i) promote a single supplier approach to the marketing of services through the Company's worldwide network with LSG; (ii) expand international operations by pursuing new business at existing locations and by expanding to new locations at international gateway airports; (iii) develop non-airline catering opportunities; and (iv) achieve additional net cost savings, while maintaining service quality.

  PROMOTE SINGLE SUPPLIER APPROACH

     The Company and LSG, through their respective global kitchen networks, intend to continue to promote the benefits that a global catering network can offer to worldwide airlines. These benefits include enabling customers to streamline planning for meals and service scheduling, as well as enhancing communications with airline caterers and improving their capacity to monitor the quality of catering services. This approach has enabled the Company and LSG to obtain long-term contracts with Delta, Northwest Airlines and Canadian Airlines and the Company and LSG intend to continue to pursue long-term contacts with other existing and new customers. See "-- Strengths -- LSG Strategic Alliance" and "Certain Transactions -- LSG Lufthansa Service GmbH."

  EXPAND INTERNATIONAL OPERATIONS

     The Company intends to continue to pursue an international market development program by competing for new business at international gateway airports where it currently operates, engaging in strategic acquisitions of international airline caterers and stand-alone kitchens, and entering into joint venture arrangements with airlines and other parties in markets outside the United States. In particular, the Company plans to focus on the development of opportunities at international gateway airports. Such a plan is expected to provide the Company with the benefit of higher and more stable food service levels from long-haul flights and greater access to international airline traffic from such airports. During 1997, the Company acquired a 49% interest in an airline catering business in Mexico and acquired the airline catering business of Air New Zealand at Auckland, Wellington, Christchurch and Rarotonga. Since September 1995, the Company has also acquired airline catering businesses in Bogota, Colombia, Asuncion, Paraguay and Guayaquil, Ecuador through an existing joint venture.

  DEVELOP NON-AIRLINE CATERING OPPORTUNITIES

     The Company is pursuing a strategy to sell food services to non-airline customers in order to further diversify its revenue base. The Company will focus on developing the business of preparing and delivering meals from its kitchens to supermarkets and convenience stores in the United States and employee cafeterias at industrial plants and office buildings in Latin America. The Company currently produces fresh food products in two major geographic markets for The Southland Corporation for sale in 7-Eleven stores and is operating a pilot program with a subsidiary of The Sara Lee Corporation for the production of home meal solutions. The United States market for supermarket and convenience store home meal solutions was approximately $8 billion in 1996 and is expected to grow rapidly as dual income families seek alternatives to in-home preparation of meals and restaurant dining. The Company believes that these alternative markets, particularly the United States home meal solutions market, represent substantial future opportunities. See "-- Non-Airline Catering Operations."

  ACHIEVE ADDITIONAL NET COST SAVINGS

     The Company will continue to implement its operating improvement plan in an effort to achieve additional net cost savings. See "-- Low Cost Structure."

HISTORICAL BACKGROUND

     Sky Chefs. Sky Chefs was formed in 1941 as the captive airline catering subsidiary of American and was acquired in 1986 from AMR, the parent of American, by Onex Capital and members of Sky Chefs' management. Sky Chefs is a corporation organized under the laws of the State of Delaware. Onex, based in Toronto, Canada, is a publicly listed (on the Toronto Stock Exchange and the Montreal Exchange) diversified holding company that operates through autonomous subsidiaries and strategic partnerships. The principal executive offices of Sky Chefs are located at 524 East Lamar Blvd., Arlington, Texas 76011 (telephone number (817) 792-2123).

     Caterair. Marriott founded the airline catering industry in 1937 when it began providing meals on commercial airline flights in the Washington, D.C. area. Caterair, a Delaware corporation formed in 1989, acquired Marriott's airline catering business in December 1989 through a management-led buy-out. The principal executive offices of Caterair are located at 524 East Lamar Blvd., Arlington, Texas 76011 (telephone number (817) 792-2123).

     SCIS and CII. SCIS and CII are each Delaware corporations formed in 1989. SCIS was formed in connection with the Combination to hold the capital stock of Sky Chefs and CII. CII was formed in connection with the Combination to sublease certain Caterair Kitchens, and license and purchase certain assets from Caterair, and conduct operations at such Caterair Kitchens. CII constitutes a separate operating company from Sky Chefs. The principal executive offices of SCIS and CII are located at 524 East Lamar, Arlington, Texas 76011 (telephone number (817) 792-2123) and 6550 Rock Spring Drive, Bethesda, Maryland, 20817 (telephone number (301) 897-7800), respectively.

     On September 29, 1995, the Sky Chefs and Caterair businesses were combined. See "Certain Transactions -- The Combination."


AIRLINE CATERING OPERATIONS

     Catering Services. The Company conducts airline catering services out of kitchens at or near airports for airline customers which include: (i) designing and planning menus; (ii) purchasing food products, beverages and other items in accordance with customer specifications; (iii) preparing and assembling individual meals; (iv) stocking liquor and beverage service carts; (v) loading meals and service carts onto trucks which transport them from the kitchen to the airplane; (vi) unloading and cleaning plates, utensils and other accessories from airplanes on which meals have been served; (vii) providing linens, ice and duty free items; and (viii) providing inventory management and storing airline-owned dining equipment, which includes plates, utensils, trays, carts, glasses and various other items.

     In the United States, a substantial portion of the food products, non-alcoholic beverages and other items used by the Company is purchased under contracts negotiated and specified by airlines and, generally, the cost of food products, non-alcoholic beverages and such other items are passed through to airline customers without profit. However, in its international operations, food products, beverages and other items are generally purchased locally under contracts negotiated by the Company.

     For information relating to the amounts of revenues, operating profit or loss and identifiable assets attributable to each of SCIS' and Caterair's geographic areas, see the Financial Statements and notes thereto included elsewhere in this Prospectus.

     Domestic Operations. The Company is the largest provider of airline catering services in the United States with 1996 food service revenues in the United States of approximately $979 million. The Company conducts operations at 72 kitchens serving 56 airports in the United States, including 21 of the 25 busiest airports, as measured by passenger enplanements. According to industry data, during 1996, these 21 airports accounted for approximately 63% of total United States air traffic. The 56 United States airports at which the Company operates account for approximately 84% of total United States air traffic. See "-- Competition."

     International Operations. Outside the United States, the Company currently operates, directly or through joint ventures, 67 kitchens at or near 61 airports in 27 countries, including England, France, Spain, Australia, Venezuela, Brazil, Chile, Portugal, Argentina, Canada, Mexico, New Zealand and Russia and 26 kitchens in Central America and the Caribbean for which the Company has technical services or management agreements. The Company generally initiates and conducts its international operations through acquisitions of existing catering businesses and joint ventures with airline carriers or other local partners, including Qantas Airways in Australia, Aeroflot in Russia, Goddard Enterprises, Ltd. in the Caribbean and parts of Central and South America, TAP in Portugal, a consortium of Persian Gulf carriers in England and certain individuals in Mexico.

     A typical joint venture arrangement with an airline provides for initial capital investments by the Company and its joint venture partner for construction of a kitchen and for a long-term management agreement under which the Company receives a fee for operating the kitchen as well as a long-term catering contract with the customer/partner. The joint venture arrangement permits the Company to service other carriers as well as its joint venture partner. In most cases, the airline joint venture partner commits to purchase all of its airline catering requirements from the Company at the airports covered by the joint venture.

NON-AIRLINE CATERING OPERATIONS

     The Company is also involved in non-airline catering operations which have accounted for a relatively small portion of its food service revenues historically (approximately 3.4% in 1996). Non-airline catering operations in the United States involve primarily the preparation and delivery of meals to convenience stores and supermarkets. These activities are conducted from the Company's existing kitchens. Outside the United States, the Company principally operates employee cafeterias at industrial plants, office buildings and other facilities. In 1996, food service revenues from these activities outside the United States totaled approximately $41.8 million, with the Company's activities in South America representing the majority of such sales.

     The Company is pursuing a strategy to sell food services to non-airline customers in order to further diversify its revenue base. The Company will focus on developing the business of preparing and delivering meals from its kitchens to supermarkets and convenience stores in the United States and employee cafeterias at industrial plants and office buildings in Latin America. The Company currently produces fresh food products in two major geographic markets for The Southland Corporation for sale in 7-Eleven stores and is operating a pilot program with a subsidiary of The Sara Lee Corporation for the production of home meal solutions. The United States market for supermarket and convenience store home meal solutions was approximately $8 billion in 1996 and is expected to grow rapidly as dual income families seek alternatives to in-home preparation of meals and restaurant dining. The Company believes that these alternative markets, particularly the United States home meal solutions market, represent substantial future opportunities.

     In connection with the formation of Caterair in 1989, Caterair Holdings and Marriott International, Inc. entered into a non-competition agreement which prohibits Caterair, subject to certain limited exceptions, from participating in the food, beverage, merchandise and duty free shop businesses and similar businesses operated in airport terminals or related facilities and certain food and service management businesses conducted by Marriott International, Inc. in 1989, other than the airline catering service business, until December 15, 2001. The Company does not believe that the non-competition agreement will materially impair its ability to carry out its strategy of developing non-airline catering opportunities. See "-- Strategy -- Develop Non-Airline Catering Opportunities," "-- Competition" and "Certain Transactions -- Caterair."

CUSTOMERS

     The Company is the only airline caterer with a significant operating presence in both the United States and international markets. The Company provides airline catering services to over 250 airlines, comprising substantially all of the world's major airlines. The Company's five largest North American customers are American, Delta, Northwest Airlines, United Airlines and Canadian Airlines and the Company's five largest international customers are Qantas Airways, British Airways, Japan Air Lines, Lufthansa and Cathay Pacific Airlines. The Company has conducted business with each of these customers for at least ten years. Since its acquisition from AMR, the parent of American, in 1986, Sky Chefs has provided services to American under long-term contracts. The current Sky Chefs' contract with American runs through the end of 2003, subject to adjustment based on performance, and, together with Caterair's contract with American, which runs through the end of 2001, accounted for approximately 30% of the Company's 1996 food service revenues. No other customer of the Company accounted for more than six percent of its 1996 food service revenues.

     The Company believes that its size and diversification, both in terms of geography and customer base, reduce the impact that the failure of any one airline or the reduction or elimination in food service by any one airline would have on its overall profitability.

     The Company's mix of customers outside of the United States and Canada is substantially more diversified than in the United States and Canada. The Company's five largest North American customers accounted for 72% of 1996 food services revenues in the United States and Canada while its five largest international customers accounted for only 33% of 1996 food services revenues outside the United States and Canada.

     Contracts. Sky Chefs has a catering services contract with American which expires at the end of 2003, subject to adjustment based on performance. In 1992, Sky Chefs negotiated a ten-year contract with American (which replaced a ten year contract negotiated in 1986 in connection with the acquisition of Sky Chefs from AMR) and in 1994, Sky Chefs obtained a two-year extension of this contract. Caterair has a catering services contract with American which expires at the end of 2001, subject to adjustment based on performance. In September, 1997, Mr. Robert Crandall, the Chairman and Chief Executive Officer of AMR, the parent of American, was reported to have stated to financial analysts that in his opinion American's contracts with the Company "[produce] a cost disadvantage relative to other caterers" and that American will seek to eliminate its perceived cost disadvantage. The Company and American periodically discuss issues surrounding the terms of these contracts and such discussions have continued following Mr. Crandall's remarks. From time to time the contracts with American have been amended and/or extended, and such contracts may be further amended and/or extended in the future. The contracts with American specify pricing and quality performance standards; failure to comply with the quality standards may result in financial penalties or termination of the contract at the affected airport (or in some cases, at a comparable airport), and, in certain cases, the purchase of the kitchen at the affected airport by American.

     During 1997, American terminated the Company's services at six of the Caterair Kitchens due to the Company's failure to comply with these quality standards. Based on current service levels, the Company estimates that such terminations will result in reductions of annual revenues of approximately $34 million. Despite the loss of these revenues, management estimates that the Company continues to provide approximately 86% of American's domestic airline catering requirements. The loss of the business with American or a significant portion of such business would have a material adverse effect on the business of the Company. See "Risk Factors -- Dependence on Key Customers," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions -- AMR and American."

     In addition to the contracts with American, the Company has entered into contracts with durations of five years or more with each of Canadian Airlines, Delta, Northwest Airlines, United Airlines, USAir and Alaska Airlines, which in the aggregate provided approximately 22% of the Company's 1996 food service revenues.

COMPETITION

     The airline catering industry is highly competitive. Several large United States and international caterers, as well as a number of small caterers operating at one or more locations and, at certain locations, airport terminal concession operations, compete for airline catering business. The Company competes primarily with other independent caterers, and to some extent with captive caterers, on the basis of price, service and performance. The Company's principal competitors in the United States are Dobbs International Services, Inc., a subsidiary of Viad Inc, and Ogden Allied Aviation Services Division, a subsidiary of Ogden Corporation. The Company's principal competitors outside the United States are Alpha Airport Group PLC, Gate Gourmet, the airline catering subsidiary of Swissair, and other captive caterers.

     The busiest airports have numerous kitchens operated by major caterers. At some of these airports, unutilized capacity exists, which leads to increased competition among caterers and gives airlines leverage in negotiating contracts with all caterers with facilities located there. On the other hand, some other airports are serviced by only one caterer. For example, the Company is the only airline caterer at Oklahoma City, Tucson, Phoenix, San Diego, Nashville, El Paso and Milwaukee and various other airports. Competitive factors in the airports where there is only one caterer include the airlines' ability to cater their planes at other airports and the possibility that other caterers may be encouraged to enter that particular airport if the existing caterer is not competitive.

     Airline catering at most major airports outside the United States was traditionally dominated by the local flag carriers, which typically maintained their own catering operations to serve locations where they had a significant share of air passenger traffic. In recent years, however, governments generally have reduced their control over local flag carriers and increased the landing privileges of other airlines. The Company expects this trend, which is likely to be reinforced by deregulation of the European market and the potential privatization of captive airline catering companies, to continue and to make the international catering business more accessible to independent caterers such as the Company. However, there can be no assurance that such a trend will continue or that the Company will be successful in obtaining additional operations in international markets.

     In connection with the formation of Caterair in 1989, Marriott and Caterair Holdings entered into a non-competition agreement which prohibits Marriott, subject to certain exceptions, from participating in the airline catering business until December 15, 2001.

EMPLOYEES

     At September 30, 1997, Sky Chefs had approximately 11,000 workers at 59 United States kitchens and its corporate headquarters, of which approximately 10,000 were unionized under the Railway Labor Act ("RLA"), the federal labor law administered by the National Mediation Board governing labor relations for employees in the airline and railroad industries. Sky Chefs' foreign operations include kitchens in Canada, Europe, and Latin America, and employ approximately 12,000 persons.

     With respect to its operations in the United States, Sky Chefs has operated for approximately 28 years under the RLA, which provides for a system-wide bargaining unit and representation by a single union of covered hourly workers. The Hotel Employees and Restaurant Employees International Union ("HEREIU") represents all covered hourly Sky Chefs' employees at all United States kitchen locations under a Master National Agreement ("MNA") which has been in existence since 1969. Under the MNA, system-wide bargaining with HEREIU generally occurs every five years (unless otherwise agreed), with local wage rates at individual kitchens determined periodically through local wage supplements. In 1995, Sky Chefs and HEREIU reached a five-year agreement to modify system-wide fringe benefit provisions of the MNA relating to health and retirement coverage and to implement cost-containment initiatives that management believes are advantageous to the operations of Sky Chefs. Sky Chefs believes that its relations with its employees and HEREIU are good, and that the prohibition on strikes, as well as the stability and workplace practices provided for under the MNA, have contributed significantly to the success of Sky Chefs' operations to date. Since the purchase of Sky Chefs by Onex in 1986, Sky Chefs has not suffered any strike or work stoppage by its employees. With respect to its foreign operations, employees are unionized under host country foreign labor laws.

     In 1995, SCIS created CII, a separate, wholly owned subsidiary, to operate certain Caterair Kitchens. While CII and Sky Chefs have a common corporate parent, each operates as an independent entity, with separate marketing, labor and personnel functions. Upon the consummation of the Combination, 13 Caterair Kitchens were acquired by CII. At September 30, 1997, CII had approximately 2,400 full-time domestic workers at 13 United States kitchens, of which 12 United States kitchens were represented by three different unions under the National Labor Relations Act, the federal labor law administered by the National Labor Relations Board governing a broad range of industries.

     In July 1997, Sky Chefs acquired the Boston operations of CII and, in October 1997, Sky Chefs acquired the Baltimore, Oakland and Salt Lake City operations of CII. All kitchens acquired by Sky Chefs will be operated under the RLA and the MNA with HEREIU. CII believes that its relations with its employees and their unions are good, although there can be no assurance that objections to the acquisition of CII operations by Sky Chefs, and the coverage of former CII employees under the MNA and RLA, will not be raised by affected employees or unions. SCIS is continuing to review other potential opportunities for consolidation of Sky Chefs and CII operations.

PROPERTIES

     United States Properties. At September 30, 1997, the Company operated 72 kitchens, which served 56 airports throughout the United States with approximately 4.8 million square feet of building area. The Company owns four of its kitchens; the remaining 68 are leased. The kitchens are located at or near major airports and range in size from approximately 6,700 square feet to approximately 209,800 square feet of building area and operate 20 to 24 hours a day. The size and structure of the Company's kitchens vary depending upon the number of meals to be produced by each kitchen. Most of the Company's kitchens are leased on a long-term basis from airport authorities, American and another third party (generally for initial terms of 15 to 20 years). The Caterair Kitchens have been subleased by Caterair to Sky Chefs and CII pursuant to the Domestic Leases. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions -- The Combination."

     The Company's leasehold improvements with respect to these properties revert to the lessors upon termination of the leases. In the past, the Company has not has experienced any difficulty in renewing leases for kitchens on satisfactory terms, and the Company does not anticipate any significant problems with respect to renewing leases expiring in the near future. However, there can be no assurance that it will be successful in renewing any such leases.

     Nearly all kitchen leases on airport property in the United States require the Company to pay ground rent, which ranges from an annual rate of $0.10 to $15.89 per square foot. Most kitchen leases with airport authorities require the payment of a percentage concession or royalty fee generally ranging from 2.0% to 13.8%
of gross revenues, which is typically passed through to customers. Approximately one-half of the Company's kitchen leases in the United States require the payment of the greater of the percentage fee or the ground rent amount. Most of the other kitchen leases require the payment of ground rent plus the percentage fee. Many of the fixed rental kitchen leases have escalation clauses that provide for periodic increases tied to the Consumer Price Index. The majority of kitchen leases entered into by the Company during the past ten years provide for periodic adjustment of ground rent which is either fixed or is based upon an appraisal. The Company also pays building rent in connection with several of its kitchen leases in the United States and expects that upon renewal of certain of its kitchen leases, airport authorities will require the payment of building rent in addition to ground rent. The Company is currently negotiating or renegotiating certain of its kitchen leases.

     The Company leases approximately 65,193 square feet at 524 East Lamar, Arlington, Texas 76011, which houses SCIS', Sky Chefs' and Caterair's corporate headquarters. This lease expires in March 2003. In addition, the Company leases and subleases until 2004 approximately 44,500 square feet at 6550 Rock Spring Drive, Bethesda, Maryland 20817, which houses CII's corporate headquarters.

     The Company owns or leases, and operates, a fleet of approximately 1,250 special-purpose catering vehicles to deliver its catering services to airplanes in the United States and approximately 475 utility vehicles, vans and cars.

     The Company also owns or leases land or facilities at 21 locations that are not in operation, of which four are currently being subleased.

     International Properties. At September 30, 1997, the Company operated, directly or through joint ventures, 67 kitchens at or near 61 airports in 27 foreign countries with approximately 2,400,000 square feet of building area. The kitchens are located at or near airports and range in size from approximately 4,000 square feet to approximately 160,000 square feet of building area. Any leases in connection with the land on or the buildings in which the kitchens are located are generally with airport authorities under long-term leases (generally for initial terms of 10 years or more).

     The Company owns or leases, and operates, a fleet of approximately 580 special-purpose catering vehicles to deliver its catering services to airplanes outside the United States and approximately 425 utility vehicles, vans and cars.

LEGAL PROCEEDINGS

     The Company is involved in routine litigation, including a number of workers' compensation and related claims, that have arisen in the ordinary course of business. The Company does not believe that this routine litigation is material to its financial condition or results of operations.

INSURANCE

     The Company maintains insurance policies to cover public liabilities and is effectively self-insured for workers' compensation liabilities. The Company establishes reserves, which management believes are adequate, for uninsured liabilities. Due to the unpredictable nature of events in many foreign countries, the Company has maintained insurance against political risk in certain countries and has added such other insurance as available and as reasonably necessary to keep the Company adequately insured against such risk.

GOVERNMENT REGULATION

     General. Each of the Company's United States kitchens is subject to federal, state and local laws and regulations, governing health, sanitation, safety, customs and security. In addition, the design and construction of new kitchens are affected by federal, state and local laws and regulations regarding food and health matters, environmental matters, zoning and land use. Kitchens outside the United States are subject to various foreign laws and regulations. None of these domestic and foreign laws and regulations has had a material adverse effect on the Company's operations taken as a whole, and the Company has not experienced any significant difficulties in obtaining material licenses and approvals necessary to its operations. More stringent and varied laws, regulations and requirements, however, could result in increases in the cost and time required to open new kitchens, as well as increases in the cost of operating kitchens. In addition, difficulties in obtaining necessary licenses or permits could cause delays in the opening of, or limit the Company's ability to open, new kitchens. There can be no assurance that the Company will in the future be able to obtain necessary licenses and approvals or that it will remain in compliance with applicable laws and regulations or that such laws and regulations will not have a material adverse effect on the Company's operations.

     Environmental. Under various federal, state and local laws and regulations, a current or previous owner or operator, manager or developer of real estate may be liable for the costs of removing and remediating certain hazardous or toxic substances on the property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The costs of removing or remediating these substances may be substantial and the presence of these substances, or the failure to remediate conditions affected by the substances promptly, may adversely affect the owner's or operator's ability to sell or lease the real estate or to borrow using the real estate as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removing or remediating the substances at the disposal or treatment facility. Certain laws impose liability for the release of asbestos into the air and owners or operators of real properties may be sued for personal injury associated with alleged exposure to asbestos. In connection with its ownership or leasing and operation of its properties, the Company may be potentially liable for these costs. In addition, the presence of hazardous or toxic substances at a site adjacent to or in the vicinity of a property could require the property owner or user to participate in remediation activities in certain cases or could have an adverse effect on the value of such property. The Company believes that it is in substantial compliance in all material respects with applicable federal, state and local regulations regarding hazardous or toxic substances and is not subject to liability thereunder which would have a material adverse effect on its business or financial condition.

     The Company maintains underground storage tanks used to store fuel for its trucks at a number of kitchens located in the United States and other countries. Under federal and state regulations, the Company is subject to various requirements applicable to underground fuel storage tanks, including requirements for upgrading tanks, operating standards, release detection requirements, and financial responsibility requirements. In the past, a number of the Company's underground storage tanks have discharged fuel. The Company has removed all tanks where it was aware of such discharges and remediated, or is in the process of remediating, any contamination resulting from such discharges and has removed all but one of its remaining underground storage tanks located in the United States. The Company is not aware of any liability that it has in connection with the existing or previous ownership or operation of underground storage tanks that would have a material adverse effect on the Company's business or financial condition.

     Federal Regulation of Food Services. In addition to applicable state and local regulations, the Company's domestic kitchens are subject to regulation and inspection by the United States Food Drug and Administration (the "FDA"). Every kitchen in the United States must meet the FDA's minimum standards relating to the handling, preparation and delivery of food, including requirements relating to the temperature of food and the cleanliness of the kitchen and the hygiene of its personnel. Leftover and discarded food arriving in the United States on incoming international flights must be disposed of in accordance with requirements established by the United States Department of Agriculture ("USDA"), which has the right to inspect the Company's food disposal procedures. Kitchens are also subject to USDA inspections.

     Customs and Security. The Company and its operations are subject to certain federal laws and regulations which are designed to prevent certain criminal activities, primarily smuggling and terrorism. In an effort to prevent such activities, the Federal Aviation Administration requires a five-year background investigation of all employees of the Company who have access to the airport ramps and loading docks from which meals are delivered and boarded onto aircraft. The United States Customs Service, in addition to requiring a similar background investigation, has the right to inspect all items removed from incoming international flights, including food trays and related equipment.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the name, age and position(s) of each person who serves as an executive officer and/or director of SCIS or a Guarantor:

               NAME                   AGE                         POSITION
-----------------------------------   ---     -------------------------------------------------
Gerald W. Schwartz.................   55      Director of SCIS and Sky Chefs
Ewout Heersink.....................   47      Director of SCIS and Sky Chefs
Helmut Woelki......................   47      Director of SCIS and Sky Chefs
Gunter Rothig......................   61      Director of SCIS and Sky Chefs
Helmut Bleckmann...................   57      Director of SCIS and Sky Chefs
James J. O'Neill...................   63      Director of SCIS and CII, Vice Chairman of the
                                              Board and Chief Executive Officer of SCIS and
                                                Chairman of the Board of CII
Michael Z. Kay.....................   58      Director of SCIS and Sky Chefs and President and
                                                Chief Executive Officer of Sky Chefs
Patrick W. Tolbert.................   52      Director, Executive Vice President and Chief
                                              Financial and Administrative Officer of SCIS and
                                                Sky Chefs
Randall C. Boyd....................   39      Senior Vice President-Marketing and Customer
                                              Service of Sky Chefs
William S. Woodside................   75      Director of SCIS and Sky Chefs and Vice Chairman
                                              of Sky Chefs
Daniel J. Altobello................   56      Director and Chairman of the Board of SCIS and
                                              Chief Executive Officer and President of Caterair
Thomas J. Lee......................   45      Director-Financial Accounting of SCIS and Sky
                                              Chefs
Eric J. Rosen......................   36      Director of CII
J. Thomas Markley..................   64      Director of CII
Aaron Gellman......................   67      Director of CII
Anthony R. Melman..................   50      Director of Caterair
Donald F. West.....................   59      Director of certain Guarantors
Norman J. Shuman...................   65      Director of certain Guarantors

     Gerald W. Schwartz has been a director, Chairman of the Board, President and Chief Executive Officer of Onex and Onex Capital since their formation in 1983. Mr. Schwartz has been a director of OFSI and Sky Chefs since May 1986 and a director of SCIS since its formation. Mr. Schwartz serves on the board of directors of ProSource, Inc. and Alliance Communication Corporation.

     Ewout Heersink has been Vice President and Chief Financial Officer of Onex for the past six years and has held various positions at Onex since March 1987. Mr. Heersink has been a director of OFSI and Sky Chefs since October 1992. Mr. Heersink has been a director of SCIS since its formation. Mr. Heersink also serves on the boards of directors of certain Guarantors which are indirectly wholly-owned subsidiaries of SCIS.

     Helmut Woelki has been Chairman of the Executive Board of LSG since April 1989. Mr. Woelki was elected to the boards of directors of OFSI and Sky Chefs in August 1993. Mr. Woelki has been a director of SCIS since its formation.

     Helmut Bleckmann has been Vice President Corporate Strategy/Business Development of LSG for more than five years. Mr. Bleckmann was elected to the boards of directors of SCIS, OFSI and Sky Chefs in October 1995.

     Gunter Rothig was appointed Vice Chairman of the Executive Board of LSG in 1989. Mr. Rothig was elected to the boards of directors of OFSI and Sky Chefs in February 1994. Mr. Rothig has been a director of SCIS since its formation.

     James J. O'Neill was named President of Sky Chefs in April 1980. He was elected to the boards of directors of Sky Chefs and OFSI in May 1986. He was named Chairman of the Board and Chief Executive Officer of Sky Chefs in March 1994. Prior to joining Sky Chefs, Mr. O'Neill served as Vice President--Data Processing and Communication Services for American. Mr. O'Neill serves on the Board of Trustees of the American Management Association, and is a member of the Executive Committee and Board of Directors of the North Texas Commission. Mr. O'Neill has been a director and the Chief Executive Officer of SCIS since its formation. In September 1995, Mr. O'Neill resigned as director, Chief Executive Officer and Chairman of the Board of Sky Chefs and was elected to the board of directors and appointed Chairman of the Board of CII. Mr. O'Neill also serves on the boards of directors of certain Guarantors which are indirectly wholly-owned subsidiaries of SCIS.

     Michael Z. Kay was named President and Chief Operating Officer, and became a director, of Sky Chefs in September 1991. Mr. Kay was elected to the board of directors of OFSI in September 1991. From June 1990 until joining Sky Chefs, Mr. Kay served as Executive Vice President and management consultant for Charter Medical Corporation. From January 1990 to April 1990, Mr. Kay was President and Chief Operating Officer of Portman Hotel Company. Mr. Kay has been a director of SCIS since its formation. Mr. Kay also serves on the board of directors of a Guarantor which is an indirectly wholly-owned subsidiary of SCIS.

     Patrick W. Tolbert was named Executive Vice President and Chief Financial Officer, and became a director, of Sky Chefs in June 1992. Mr. Tolbert was elected to the board of directors of OFSI in June 1992. Mr. Tolbert was appointed Chief Financial and Administrative Officer of Sky Chefs in December 1992. From March 1990 through June 1992, Mr. Tolbert was Senior Vice President and Chief Financial Officer of Sunbelt Beverage Corporation. Prior thereto, he served in various executive capacities for The Sara Lee Corporation and several of its subsidiaries and affiliates, including JP Foodservice, Inc., PYA/Monarch, Booth Fisheries Corporation and The Electrolux Corporation. Mr. Tolbert has been a director, and Executive Vice President and Chief Financial and Administrative Officer, of SCIS since its formation. Mr. Tolbert also serves on the boards of directors of certain Guarantors which are indirectly wholly-owned subsidiaries of SCIS.

     Randall C. Boyd was named Vice President-Marketing and Customer Service of Sky Chefs in September 1989 and Mr. Boyd was named Senior Vice
President-Marketing and Customer Service of Sky Chefs in July 1991. Prior to joining Sky Chefs, Mr. Boyd spent ten years with IBM Corporation in marketing, strategic planning and sales.

     William S. Woodside has been a director of OFSI and Sky Chefs, and Vice Chairman of Sky Chefs, since May 1987. Mr. Woodside was formerly the Chairman and Chief Executive Officer of American Can Company. Mr. Woodside serves as a director of American Capital Mutual Funds. Mr. Woodside has been a director of SCIS since its formation.

     Daniel J. Altobello has been President of Caterair and Caterair Holdings since December 1989. He has also served as Chief Executive Officer and Chairman of the Board of Directors of Caterair and Caterair Holdings since December 1989. Prior thereto, Mr. Altobello worked at Marriott, where he served as Executive Vice President of Marriott and Chief Operating Officer of Marriott's airline catering business. Mr. Altobello serves as a director of American Management Systems, Inc. and as a member of the advisory board of Thayer Capital Partners. As of September 29, 1995, Mr. Altobello was elected Chairman of the Board of Directors of OFSI. Mr. Altobello also serves on the boards of directors of certain Guarantors which are indirectly wholly-owned subsidiaries of SCIS.

     Anthony R. Melman became the sole director of Caterair on September 29, 1995. Mr. Melman has been Vice President of Onex for more than five years and has held various executive offices at Onex since its formation. Mr. Melman serves on the board of directors of ProSource, Inc. Mr. Melman also serves on the boards of directors of certain Guarantors which are indirectly wholly-owned subsidiaries of SCIS.

     Thomas J. Lee has been Director-Financial Accounting of Sky Chefs for more than five years. Mr. Lee has been Director-Financial Accounting of SCIS since its formation. Mr. Lee also serves on the boards of directors of certain Guarantors which are indirectly wholly-owned subsidiaries of SCIS.

     Aaron Gellman was named a director of CII on September 29, 1995. Since January 1992, Mr. Gellman has been the Director of the Transportation Center at Northwestern University. Since 1995, Mr. Gellman has been a member of the Federal Aviation Administration Research, Engineering and Development Advisory Committee. Mr. Gellman is also currently a Professor of Management and Strategy at the J.L. Kellogg Graduate School of Management and a Professor of Industrial Engineering at the Robert R. McCormick School of Engineering and Applied Science. Mr. Gellman also serves on occasion as a consultant to various companies in the United States and abroad in the areas of transportation and technological change.

     J. Thomas Markley was named a director of CII on September 29, 1995. Mr. Markley is currently serving as President and Chief Executive Officer of XEL Communications, Inc. and as Senior Vice President of SALIENT(3) Communications, Inc., and has served in such capacities since October 1996 and July 1996, respectively. From 1984 through July 1996, Mr. Markley was President and Chief Executive Officer of JTM Inc., a consulting firm.

     Eric J. Rosen was named a director of CII on September 29, 1995. Mr. Rosen is currently Managing Director of Onex Investment Corp. and has been employed by Onex since 1989. Prior thereto, Mr. Rosen worked at Kidder, Peabody & Co. in both the mergers and acquisitions and merchant banking groups. Mr. Rosen is currently on the boards of directors of Tower Automotive, Inc., Dura Automotive Systems, Inc., Ripplewood Holdings L.L.C., Phoenix Pictures Inc. and Worldbridge Broadland Services Inc.

     Donald F. West is currently a tax consultant for Onex Management U.S. Inc., an affiliate of Onex, and has been employed in various capacities by Onex since 1989. Mr. West has served on the boards of directors of certain Guarantors which are indirectly wholly-owned subsidiaries of SCIS since November 24, 1993.

     Norman J. Shuman is a certified public accountant and has practiced with the firm of Belfint, Lyons & Shuman, P.A. since 1958, and is currently a Director and the President of such firm. Mr. Shuman has served on the boards of directors of certain Guarantors which are indirectly wholly-owned subsidiaries of SCIS since December 8, 1992.

     Directors of SCIS, Sky Chefs, CII, Caterair and the other Guarantors are elected at each annual meeting of stockholders of the relevant corporation to serve for one year or until their successors are elected and qualified. Executive officers hold their offices for such terms as determined by the board of directors of the relevant corporation and until their respective successors are chosen and qualified. Messrs. Woelki, Rothig and Bleckmann were selected to serve on the board of directors of OFSI, SCIS and Sky Chefs by LSG pursuant to the LSG Stockholders' Agreement. See "Certain Transactions -- LSG Lufthansa Service GmbH."

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth information concerning annual and long-term compensation (for 1996, 1995 and 1994) awarded to, earned by, or paid to each of SCIS', Sky Chefs', CII's and Caterair's chief executive officer and each of such entities' (and their subsidiaries') four most highly compensated executive officers (other than the chief executive officer), including certain former executive officers, whose total annual salary and bonus for the year ended December 31, 1996 was in excess of $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                    ANNUAL COMPENSATION                 COMPENSATION
                                          ----------------------------------------          AWARD
                                                                         OTHER         ---------------
                                                                         ANNUAL          SECURITIES         ALL OTHER
          NAME AND                         SALARY         BONUS       COMPENSATION       UNDERLYING        COMPENSATION
   PRINCIPAL POSITION(S)      YEAR(1)      ($)(2)         ($)(3)         ($)(4)        OPTIONS/SARS(5)         ($)
----------------------------  -------     --------       --------     ------------     ---------------     ------------
James J. O'Neill                1996       495,000(10)    551,571        308,200(11)         -0-                3,750(13)
Chief Executive                 1995       495,000(10)    404,809        321,400(11)         -0-                3,750(13)
Officer of SCIS and             1994       485,000(10)    391,180        331,000(11)         -0-                4,620(13)
Chairman of the Board
of CII(6)
Michael Z. Kay                  1996       600,000        670,929         86,000(11)         -0-                3,750(13)
President and Chief             1995       395,000        328,309         61,000(11)         -0-                3,750(13)
Operating Officer               1994       370,000        300,618         62,000(11)         -0-                4,620(13)
of Sky Chefs(6)
Patrick W. Tolbert              1996       400,000(10)    485,929         38,400(11)         -0-                3,750(13)
Executive Vice President        1995       245,000(10)    274,094         32,400(11)         -0-                3,750(13)
and Chief Financial and         1994       230,000(10)    169,243         34,400(11)         -0-                2,390(13)
Administrative Officer of
SCIS and Sky Chefs(6)
Randall C. Boyd                 1996       275,000        369,571         20,800(11)         -0-                3,750(13)
Senior Vice President-          1995       170,000        141,734         18,600(11)         -0-                3,750(13)
Marketing and Customer          1994       160,000        116,243         19,600(11)         -0-                2,165(13)
Service of Sky Chefs(6)
Thomas J. Lee                   1996        78,269         31,367            -0-             -0-                2,640(13)
Director - Financial            1995        75,989         25,836            -0-             -0-                2,639(13)
Accounting of                   1994        73,066         24,108            -0-             -0-                1,827(13)
SCIS and Sky Chefs(6)
Daniel J. Altobello             1996       525,000            -0-         45,000             -0-              982,572(14)
Chief Executive                 1995       414,306            -0-         37,130(12)         -0-            1,503,822(15)
Officer and                     1994       525,000            -0-         46,137(12)         -0-                  -0-
President of Caterair(7)
Angelo D. Bizzarro              1996       295,000        481,732         22,650(12)         -0-                  -0-
Former Executive                1995       295,000            -0-         25,000(12)       36.04              735,000(16)
Vice President and              1994       293,462            -0-         25,777(12)         -0-                  -0-
Chief Operating
Officer of Caterair
and Former Chief Executive
Officer and President of
CII(8)
John C. Carr                    1996        79,006         34,200          5,000(12)         -0-              193,538(17)
Former Senior Vice              1995       119,404            -0-         16,154           10.81              135,000(18)
President and General           1994       130,688            -0-         18,262(12)         -0-                  -0-
Counsel of Caterair and
Former General Counsel
of SCIS(9)

---------------

 (1) Prior to September 30, 1995, the Named Executive Officers other than Messrs. Altobello, Bizzarro and Carr were employed and compensated by Sky Chefs and Messrs. Altobello and Bizzarro were compensated by Caterair. Prior to October 31, 1995, Mr. Carr was employed and compensated by Caterair. See "Management -- Directors and Executive Officers." From September 30, 1995, Mr. O'Neill was employed and compensated by SCIS and CII, and Messrs. Tolbert and Lee were employed or compensated by SCIS and Sky Chefs. For all periods shown, Messrs. Kay and Boyd were employed and compensated by Sky Chefs. From October 1, 1995, Mr. Bizzarro was employed and compensated by CII; however, he resigned in March 1997. From November 1, 1995, Mr. Carr was employed by SCIS and Caterair and compensated by SCIS; however, he resigned in June 1996. From October 1, 1995, Mr. Altobello was employed and compensated by OFSI. No officer of any Guarantor (other than Sky Chefs, CII and Caterair) receive compensation for serving in such capacity.

 (2) Amounts shown include the dollar value of base salary (cash and noncash) earned and received by the Named Executive Officers. Amounts shown for Messrs. Altobello, Bizzarro and Carr include Caterair's contributions to Caterair's Retirement Savings and Investment Plan (401(k) Plan) and Executive Deferred Compensation Plan for periods during which such Named Executive Officers were compensated by Caterair.

 (3) Amounts shown include the dollar value of bonuses earned by the Named Executive Officers during such year although a portion of such bonuses were paid in the subsequent year. Such bonuses were determined in accordance with Sky Chefs' Performance Reward Plan for periods during which the Named Executive Officers were compensated by SCIS, Sky Chefs or CII.

 (4) Amounts shown for the Named Executive Officers (other than for Messrs. Altobello, Bizzarro and Carr) for all periods, and for Mr. Carr from November 1, 1995 through June 1996, include reimbursement for automobile allowance, country club membership fees and mortgage differential.

 (5) Amounts shown indicate number of units granted to such individual pursuant to the Phantom Stock Plan. See "-- Phantom Stock Plan" and "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values."

 (6) Messrs. O'Neill, Kay, Tolbert, Boyd and Lee are parties to the Management Shareholders' Agreement (the "Management Shareholders' Agreement"), dated as of May 29, 1986, as amended, among OFSI, an affiliate of Onex and certain employees, officers and directors of SCIS (the "Management Shareholders"). See "Certain Transactions -- Management Shareholders' Agreement."

 (7) Includes compensation paid to Mr. Altobello through September 29, 1995 by Caterair. Excludes $131,250 paid to Mr. Altobello from September 30, 1995 through December 31, 1995 by OFSI for services performed by Mr. Altobello under his employment contract with OFSI. Subsequent to September 29, 1995, Mr. Altobello has been compensated by OFSI. See "-- Employment
     Agreements -- Daniel J. Altobello" and "Certain
     Transactions -- Transactions with Certain Caterair Persons."

 (8) Includes compensation paid to Mr. Bizzarro through September 29, 1995 by Caterair. Mr. Bizzarro resigned from his positions with Caterair on September 29, 1995 and entered into an employment agreement with CII which became effective following the consummation of the Combination. See "Certain Transactions -- Transactions with Certain Caterair Persons." From October 1, 1995, Mr. Bizzarro was compensated by CII. Mr. Bizzarro resigned from his positions with CII effective as of March 1997.

 (9) From 1993 through March 1994, Mr. Carr was Vice President and Associate General Counsel of Caterair. From April 1994 through June 1996, Mr. Carr served as Senior Vice President and General Counsel of Caterair. From September 29, 1995 through June 1996, Mr. Carr served as General Counsel of SCIS. Mr. Carr was compensated by Caterair through October 31, 1995 and from November 1, 1995 through June 1996 by SCIS. Mr. Carr resigned from his positions with SCIS and Caterair effective as of June 1996.

(10) Amounts shown include a $60,000 fee for serving on OFSI's board of directors.

(11) Includes the amounts accrued but not funded or paid with respect to the Named Executive Officers under Sky Chefs Supplemental Retirement Plan. Such amounts include $292,000, $307,000 and $306,000 for 1996, 1995 and 1994,
     respectively, for Mr. O'Neill; $74,000, $49,000 and $50,000 for 1996, 1995
     and 1994, respectively, for Mr. Kay; $27,000, $21,000 and $23,000 for 1996,
     1995 and 1994, respectively, for Mr. Tolbert; and $10,000, $6,000 and $7,000 for 1996, 1995 and 1994, respectively, for Mr. Boyd.

(12) All or a portion of amounts shown are for payments made under the Caterair International Flexible Perquisite Plan and if applicable, include Caterair's contributions to the Retirement Savings and Investment Plan (401(k) Plan).

(13) Amounts shown include the contributions made to Sky Chefs' Retirement Savings and Investment Plan (401(k) Plan).

(14) Includes a $978,822 payment made to Mr. Altobello by OFSI on January 1, 1996 in respect of severance payments otherwise due under Mr. Altobello's former employment agreement with Caterair and $3,750 of contributions made by SCIS pursuant to Sky Chefs' Retirement Savings and Investment Plan (401(k) Plan). See "-- Employment Agreements -- Daniel J. Altobello,"
      "-- Employee Plans" and "Certain Transactions -- Transactions with Certain Caterair Persons."

(15) Includes (i) a $525,000 restructuring payment pursuant to the Caterair Key Employee Retention Plan and (ii) a $978,822 severance payment under Mr. Altobello's former employment contract with Caterair. See "-- Employment Agreements -- Daniel J. Altobello," "-- Employee Plans" and "Certain Transactions -- Transactions with Certain Caterair Persons."

(16) Includes a $440,000 severance payment and a $295,000 retention payment pursuant to the Caterair Key Employee Retention Plan. See "-- Employee Plans" and "Certain Transactions -- Transactions with Certain Caterair Persons." Excludes any payment to be made under the Phantom Stock Plan. See "-- Phantom Stock Plan" and "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values."

(17) Includes a $160,000 payment pursuant to the Caterair Key Employee Retention Plan and a $33,538 payment in respect of accrued but unused vacation time through the date of termination of employment. See
      "-- Employee Plans." Excludes any payment to be made under the Phantom Stock Plan. See "-- Phantom Stock Plan" and "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values."

(18) Includes a $135,000 retention payment pursuant to the Caterair Key Employee Retention Plan. See " -- Employee Plans."

COMPENSATION OF DIRECTORS

     The directors of SCIS and Sky Chefs do not receive any compensation for serving as directors. However, Messrs. Woelki, Bleckmann and Rothig receive annual compensation of $30,000, and Messrs. O'Neill and Tolbert receive annual compensation of $60,000, for serving on OFSI's board of directors. Messrs. Schwartz, Heersink, Kay, Woodside and Altobello do not receive any compensation for serving on OFSI's board of directors. Directors of SCIS and Sky Chefs are reimbursed by SCIS and Sky Chefs, respectively, for expenses incurred by them in connection with board meetings.

     Mr. Melman does not receive any compensation for serving on Caterair's board of directors.

     Mr. O'Neill does not receive any compensation for serving as a director of CII. Messrs. Rosen, Markley and Gellman receive annual compensation of $50,000, $15,000 and $15,000, respectively, for serving on CII's board of directors. Messrs. Markley and Gellman also receive $1,000 for each board meeting they attend. Directors of CII are reimbursed for expenses incurred by them in connection with CII board meetings.

     Except as described in the preceding paragraphs, the directors of the Guarantors do not receive compensation for serving in such capacity.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISION

     The members of the compensation committee of each of SCIS and Sky Chefs during the year ended December 31, 1996 were Messrs. Woodside, Heersink and Rothig. No such person is or was an officer or employee of SCIS or Sky Chefs. Such compensation committees are responsible for establishing the levels of compensation and benefits for SCIS' and Sky Chefs' officers and employees.

     No member of Caterair's board of directors during the year ended December 31, 1996 is or was an officer or employee of Caterair. The board of directors of Caterair is responsible for establishing the levels of compensation and benefits for Caterair's officers and employees.

     No member of CII's board of directors during the year ended December 31, 1996, other than Mr. Bizzarro (who resigned in March 1997), is or was an officer or employee of CII. The board of directors of CII is responsible for establishing the levels of compensation and benefits for CII's officers and employees. Mr. Bizzarro's compensation was determined pursuant to his employment agreement and he did not participate in deliberations regarding any discretionary components of his compensation. See "Certain
Transactions -- Transactions with Certain Caterair Persons."

EMPLOYMENT AGREEMENTS

     James J. O'Neill. The employment agreement, dated as of January 1, 1997, between James J. O'Neill and OFSI, provides that Mr. O'Neill shall receive an annual salary of $250,000, certain benefits and a perquisites allowance of $30,000. Mr. O'Neill's employment may be terminated by OFSI only for good cause (as defined in the employment agreement) prior to January 31, 1999. Mr. O'Neill is entitled to receive his salary through January 31, 1999 in the event that (i) OFSI terminates Mr. O'Neill's employment other than for good cause or (ii) Mr. O'Neill terminates his own employment due to a material violation or failure of OFSI to perform a material provision of his employment agreement prior to January 31, 1999 (approximately $373,333 if termination of employment had occurred as of September 30, 1997). Mr. O'Neill also agreed not to compete with SCIS for two years following termination of his employment.

     Michael Z. Kay. The employment agreement, dated as of January 1, 1997, between Michael Z. Kay and Sky Chefs provides that Mr. Kay, as President and Chief Executive Officer of Sky Chefs, shall receive an annual salary of $600,000 (subject to increase), a bonus calculated in accordance with Sky Chefs' incentive bonus plan, certain benefits and a perquisites allowance of $30,000. The agreement expires on December 31, 2001. Mr. Kay is entitled to receive during each year following termination, payment of his salary, payment of an amount equal to the average of the annual incentive bonuses received by Mr. Kay for the two years preceding the date of termination and certain benefits for a period beginning on the date of termination and ending on December 31, 2001 (approximately $4,800,881 if termination of employment had occurred as of September 30, 1997) ("Severance Payment") in the event that (i) Sky Chefs terminates Mr. Kay's employment other than for good cause or (ii) Mr. Kay terminates his own employment due to a material violation or failure of Sky Chefs to perform a material provision of his employment agreement. On January 2, 2001, Sky Chefs and Mr. Kay are obligated to begin good faith negotiations for the renewal or extension of Mr. Kay's employment. If mutually acceptable renewal terms are not agreed upon by June 30, 2001, Mr. Kay is entitled to receive for one year thereafter payments including components substantially the same as those that would be included in his Severance Payment. The employment agreement contains non-compete provisions.

     Patrick W. Tolbert. The employment agreement, dated as of January 1, 1997, between Patrick W. Tolbert and Sky Chefs provides that Mr. Tolbert, as Executive Vice President and Chief Financial and Administrative Officer of Sky Chefs, shall receive an annual salary of $340,000 (subject to increase), a bonus calculated in accordance with Sky Chefs' incentive bonus plan, certain benefits and a perquisites allowance of $30,000. The agreement expires on December 31, 2001. Mr. Tolbert is entitled to receive during each year following termination, payment of his salary, an amount equal to the average of the annual incentive bonuses received by Mr. Tolbert for the two years preceding the date of termination and certain benefits for a period beginning on the date of termination and ending on December 31, 2001 (approximately $3,442,549 if termination of employment had occurred as of September 30, 1997) in the event that (i) Sky Chefs terminates Mr. Tolbert's employment other than for good cause or (ii) Mr. Tolbert terminates his own employment due to a material violation or failure of Sky Chefs to perform a material provision of his employment agreement. The employment agreement contains non-compete provisions.

     Randall C. Boyd. The employment agreement, dated as of January 1, 1997, between Randall C. Boyd and Sky Chefs provides that Mr. Boyd, as Senior Vice President Marketing and Customer Services of Sky

Chefs, shall receive an annual salary of $275,000 (subject to increase), a bonus calculated in accordance with Sky Chefs' incentive bonus plan, certain benefits and a perquisites allowance of $30,000. The agreement expires on December 31, 2001. Mr. Boyd is entitled to receive during each year following termination, payment of his salary, an amount equal to the average of the annual incentive bonuses received by Mr. Boyd for the two years preceding the date of termination and certain benefits for a period beginning on the date of termination and ending on December 31, 2001 (approximately $2,382,775 if termination of employment had occurred as of September 30, 1997) in the event that (i) Sky Chefs terminates Mr. Boyd's employment other than for good cause or (ii) Mr. Boyd terminates his own employment due to a material violation or failure of Sky Chefs to perform a material provision of his employment agreement. The employment agreement contains non-compete provisions.

     Daniel J. Altobello. Mr. Altobello had an employment agreement with Caterair which was terminated on September 29, 1995. Mr. Altobello received a change of control payment of $525,000 pursuant to the Caterair Key Employee Retention Plan and a severance payment of $978,822 under his former employment agreement with Caterair upon the consummation of the Combination. In addition, on January 1, 1996, Mr. Altobello received an additional $978,822 payment from OFSI in respect of severance payments otherwise due under his former employment agreement with Caterair. In connection with the Combination, Mr. Altobello entered into a new employment agreement with OFSI. See "-- Employee Plans,"
"-- Summary Compensation Table" and "Certain Transactions -- Transactions with Certain Caterair Persons."

EMPLOYEE PLANS

     In September 1994, the board of directors of Caterair adopted the Caterair Key Employee Retention Plan in order to provide an incentive to certain officers and other key executive and management employees to remain in the employ of Caterair while Caterair attempted to restructure its debt and equity. Each eligible participant in the Caterair Key Employee Retention Plan was entitled to receive certain severance benefits if (i) a change of control occurred, and (ii) during the three years following such change of control, the participant was terminated other than for cause or resigned with good reason. Severance benefits for eligible persons ranged from six months to two years of the participant's salary and benefits. Payments relating to severance under the Caterair Key Employee Retention Plan, to the extent they exceeded amounts payable under any participant's employment agreement, were in lieu of any payments due under such employment agreement. The consummation of the Combination constituted a change of control under the Caterair Key Employee Retention Plan. In connection with the Combination, severance benefits in the aggregate amount of approximately $2.7 million were paid by Caterair. As of September 30, 1997, the maximum additional amount payable under the Caterair Key Employee Retention Plan was $0.5 million (assuming all remaining eligible participants terminated their employment prior to September 29, 1998 in a manner which would entitle them to payments thereunder). All amounts payable under the Caterair Key Employee Retention Plan were accrued as of September 30, 1997.

     In connection with the Combination, retention payments to certain Caterair employees in the aggregate amount of $2.8 million were paid by Caterair under the Caterair Key Employee Retention Plan.

     In July 1995, Caterair adopted the Caterair International Transition Severance Plan in order to provide an incentive to key personnel to remain in the employ of Caterair through the consummation of the Combination. Each eligible participant in the Caterair International Transition Severance Plan who remained an employee of Caterair until at least September 30, 1995 and whose employment with Caterair was terminated before September 30, 1996 was entitled to receive certain severance benefits. Caterair paid $0.9 million pursuant to the Caterair International Transition Severance Plan.

PHANTOM STOCK PLAN

     In 1995, certain officers, and other employees of Caterair received awards under OFSI's Phantom Stock Plan for Management Employees (the "Phantom Stock Plan") of a number of units equal to the quotient obtained by dividing (i) the cost basis of the Caterair Holdings stock held by such participant by (ii) the quotient obtained by dividing $425,000,000 by the number of shares of OFSI Class A Common Stock outstanding immediately prior to the Combination. The Phantom Stock Plan provides that upon termination of employment of a participant, such participant will be entitled to receive an amount per unit equal to the sum of (i) the dividends paid on a share of OFSI Class A Common Stock during the period from the date of the award of such unit through the end of the fiscal quarter immediately prior to termination of employment, (ii) the net increase in stockholders' equity (which shall be negative if stockholders' equity decreases) attributable to a share of OFSI Class A Common Stock from the date of the award of such unit through the end of the fiscal quarter immediately prior to termination of employment and (iii) 100% of the initial value of the unit; provided, that if before September 29, 1997, (x) the participant voluntarily terminates his or her employment with OFSI or (y) the participant's employment with OFSI is terminated "for cause" (as defined in the Phantom Stock Plan) such participant will forfeit 50% of the initial value of such participant's units and receive payments as if the references to "100%" in clause (iii) were "50%." If a participant's employment is terminated at any time prior to September 29, 1997, payment for such participant's units shall not be made until November 29, 1997. In the event of a sale by Onex or certain affiliates thereof to a third party purchaser of shares of OFSI Class A Common Stock, participants in the Phantom Stock Plan are entitled to "tag-along" and subject to "drag-along" rights.

     Upon an initial public offering of OFSI, each participant would receive a distribution in respect of each unit held thereby (in cash, OFSI stock or a combination of both) having a value equal to the closing price of a share of OFSI Class A Common Stock on the first day of trading following the effectiveness of the registration statement relating to such initial public offering, plus an amount equal to the dividends that were paid on a share of OFSI Class A Common Stock during the period from the date of the award of such unit to immediately prior to the initial public offering. Upon the dissolution or liquidation of OFSI or certain business combinations involving OFSI, each participant would receive in respect of each unit an amount equal to the sum of
(i) the dividends paid on a share of OFSI Class A Common Stock during the period from the date of the award of such unit through the end of the fiscal quarter immediately prior to such dissolution or liquidation or business combination transaction, (ii) the net increase in stockholders' equity (which shall be negative if stockholders' equity decreases) attributable to a share of OFSI Class A Common Stock from the date of the award of such unit through the end of the fiscal quarter immediately prior to such dissolution or liquidation or business combination transaction and (iii) 100% of the initial value of such unit.

     The Phantom Stock Plan became effective as of September 29, 1995 and will continue in effect until terminated or suspended by OFSI's board of directors. However, no termination, modification or amendment of the Phantom Stock Plan by OFSI's board of directors may adversely affect the accrued rights of a participant thereunder. If not previously terminated, the Phantom Stock Plan shall terminate ten business days following the closing of an initial public offering of OFSI or 60 days after the closing of certain business combinations and other events enumerated in the Phantom Stock Plan, all of which trigger redemption of the units issued thereunder.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
                           YEAR-END OPTION/SAR VALUES

                                                                             NUMBER OF
                                                                            SECURITIES           VALUE OF
                                                                            UNDERLYING          UNEXERCISED
                                                                            UNEXERCISED        IN-THE-MONEY
                                                                           OPTIONS/SARS        OPTIONS/SARS
                                                                        AT FISCAL YEAR-END    AT FISCAL YEAR-
                                                 SHARES       VALUE             (#)               END($)
                                               ACQUIRED ON   REALIZED      EXERCISABLE/        EXERCISABLE/
                   NAME(1)                     EXERCISE(#)     ($)      UNEXERCISABLE(2)(3)    UNEXERCISABLE
---------------------------------------------  -----------   --------   -------------------   ---------------
Angelo D. Bizzaro
Former Executive Vice President and Chief
  Operating Officer of Caterair and Chief
  Executive Officer of CII...................         --           --          36.04(4)               --
John C. Carr
Former Senior Vice President and General
  Counsel of Caterair and Former General
  Counsel of SCIS............................         --           --          10.81(5)               --

---------------
(1) No Named Executive Officer other than Messrs. Bizzarro and Carr have been granted any stock options (or tandem SARs) or freestanding SARs by SCIS or any Guarantor.

(2) Amounts shown indicate number of units granted to such individual pursuant to the Phantom Stock Plan. See "-- Phantom Stock Plan."

(3) None of the SARs were exercisable as of December 31, 1996.


(4) Mr. Bizzarro voluntarily terminated his employment with CII in March 1997. Accordingly, Mr. Bizzarro received $38,105 on or about November 29, 1997 in respect of the units held by him under the Phantom Stock Plan. See
    "-- Phantom Stock Plan."



(5) Mr. Carr's employment with SCIS was terminated in June 1996. Accordingly, Mr. Carr received $26,273 on or about November 29, 1997 in respect of the units held by him under the Phantom Stock Plan. See " -- Phantom Stock Plan."

                               SECURITY OWNERSHIP

     The following table sets forth certain information regarding OFSI's outstanding shares of Class A and Class B Common Stock which is beneficially owned, as of September 30, 1997, by (i) each person who owns 5% or more of the outstanding shares of OFSI Class A Common Stock or OFSI Class B Common Stock,
(ii) each current, and each nominee to become a, director of SCIS and each Guarantor, (iii) each of the Named Executive Officers and (iv) all directors and executive officers of SCIS and each Guarantor as a group.

                                                 OFSI CLASS A COMMON          OFSI CLASS B COMMON
                                                       STOCK(1)                     STOCK(1)
                                               ------------------------     ------------------------
                                               NUMBER OF     PERCENTAGE     NUMBER OF     PERCENTAGE
            BENEFICIAL OWNER(2)                 SHARES        OF CLASS       SHARES        OF CLASS
-------------------------------------------    ---------     ----------     ---------     ----------
Onex (3)(4)(5).............................    136,623.67        77.98%     12,753.50        100.00%
  161 Bay Street
  Toronto, Ontario
  Canada
OnCap Holdings Corp.(5)....................    136,623.67        77.98%     12,753.50        100.00%
  161 Bay Street
  Toronto, Ontario
  Canada
LSG(4)(6)(7)...............................    38,326.36         23.71%            --            --
  Am Holzweg 26
  65830 Kriftel
  Federal Republic of Germany
Gerald W. Schwartz(5)(8)...................    136,623.67        77.98%     12,753.50        100.00%
  161 Bay Street
  Toronto, Ontario
  Canada
Helmut Woelki(9)(10).......................     1,611.90             *             --            --
Helmut Bleckmann(9)(11)....................       135.00             *             --            --
Gunter Rothig..............................           --            --             --            --
Ewout Heersink.............................           --            --             --            --
James J. O'Neill(9)(12)....................     3,442.62          2.13%        219.30          1.72%
Michael Z. Kay(9)(13)......................     1,147.54             *         150.00          1.17%
Patrick W. Tolbert(9)(14)..................       918.03             *         120.00             *
Randall C. Boyd(9)(15).....................       573.77             *             --            --
William S. Woodside(9)(16).................     2,295.08          1.42%            --            --
Daniel J. Altobello(17)....................        14.81             *             --            --
Thomas J. Lee(9)(18).......................       160.66             *             --            --
Eric J. Rosen..............................           --            --             --            --
J. Thomas Markley..........................           --            --             --            --
Aaron Gellman..............................           --            --             --            --
Anthony R. Melman..........................           --            --             --            --
Donald F. West.............................           --            --             --            --
Norman J. Shuman...........................           --            --             --            --
All directors and executive
  officers of SCIS and each
  Guarantor as a group.....................           --            --             --            --
  (18 persons as a group)(5)(8)(19)........    136,623.67        77.98%     12,753.50        100.00%

---------------

* Less than 1%

(1) Each holder of OFSI Class A Common Stock is entitled to one vote for each share of OFSI Class A Common Stock held by such holder and each holder of OFSI Class B Common Stock is entitled to one vote for every two shares of OFSI Class B Common Stock held by such holder. The holders of all classes of OFSI Common Stock (including OFSI Class AA Common Stock) vote together, as one class, on all matters submitted to a vote of the stockholders of OFSI, except as otherwise required by the General Corporation Law of the State of Delaware.

(2) Except as otherwise indicated, each beneficial owner has the sole power to vote, and dispose of all shares of OFSI Class A Common Stock or OFSI Class B Common Stock owned by such beneficial owner.

(3) Includes 103,442.71 shares of OFSI Class A Common Stock and 12,256.20 shares of OFSI Class B Common Stock which may be acquired from OnCap Holdings Corp. and 13,586.99 shares of OFSI Class A Common Stock, subject to adjustment, which an affiliate of Onex may acquire under the OFSI Warrants at the price of $3,109 per share, subject to adjustment, until September 29, 2000. See "Certain Transactions -- OFSI Securityholders' Agreement."

(4) LSG and Onex, among others, are parties to the LSG Stockholders' Agreement. See "Certain Transactions -- LSG Lufthansa Service GmbH."

(5) Includes 19,593.97 shares of OFSI Class A Common Stock (including 438.12 shares of OFSI Class A Common Stock which Management Shareholders are entitled to sell to LSG) and 497.30 shares of OFSI Class B Common Stock owned by Management Shareholders and over which Onex, OnCap Holdings Corp. and Gerald W. Schwartz share voting control pursuant to the Management Shareholders' Agreement. Includes up to 438.12 shares of OFSI Class A Common Stock which may be sold by an affiliate of Onex to LSG in the event Management Shareholders do not exercise their right to sell a like number of shares to LSG. See "Certain Transactions -- LSG Lufthansa Service GmbH."

(6) Excludes 4,474.22 additional shares of OFSI Class A Common Stock which LSG has the right to acquire at an exercise price of $2,175.93 per share in the event that the OFSI Warrants are exercised.

(7) LSG beneficially owns 38,326.36 shares of OFSI Class AA Common Stock which represents 100% of the issued and outstanding OFSI Class AA Common Stock and are presently convertible at the option of the holder into 38,326.36 shares of OFSI Class A Common Stock. Each share of OFSI Class AA Common Stock is entitled to one vote for each share, and with the exception of dividend rights, the designations, powers, preferences and relative rights of shares of OFSI Class AA Common Stock are substantially the same as those associated with the shares of OFSI Class A Common Stock.

(8) Includes shares beneficially owned by Onex and OnCap Holdings Corp., with respect to which Mr. Schwartz may be deemed to be the beneficial owner.

(9) Certain Management Shareholders, including Messrs. Woelki, Bleckmann, O'Neill, Kay, Tolbert, Boyd, Woodside and Lee, who own an aggregate of 19,593.97 shares of OFSI Class A Common Stock (including 438.12 shares of OFSI Class A Common Stock which such Management Shareholders are entitled to sell to LSG) and 497.30 shares of OFSI Class B Common Stock have entered into the Management Shareholders' Agreement pursuant to which they have agreed to vote their shares in the same manner as the shares of OFSI Class A Common Stock and OFSI Class B Common Stock owned by Onex and its affiliates are voted.

(10) Excludes 38,326.36 shares of OFSI Class A Common Stock (and 38,326.36 shares of OFSI Class AA Common Stock) beneficially owned by LSG as to which Mr. Woelki, the Chairman of the Executive Board of LSG, disclaims beneficial ownership. Includes 36.04 shares of OFSI Class A Common Stock which Mr. Woelki has the right to sell to LSG.

(11) Excludes 38,326.36 shares of OFSI Class A Common Stock (and 38,326.36 shares of OFSI Class AA Common Stock) beneficially owned by LSG as to which Mr. Bleckmann, the Vice President Corporate Strategy/Business Development of LSG, disclaims beneficial ownership. Includes 3.01 shares of OFSI Class A Common Stock which Mr. Bleckmann has the right to sell to LSG.

(12) Includes 76.97 shares of OFSI Class A Common Stock which Mr. O'Neill has the right to sell to LSG.

(13) Includes 25.66 shares of OFSI Class A Common Stock which Mr. Kay has the right to sell to LSG.

(14) Includes 20.53 shares of OFSI Class A Common Stock which Mr. Tolbert has the right to sell to LSG.

(15) Includes 12.83 shares of OFSI Class A Common Stock which Mr. Boyd has a right to sell to LSG.

(16) Includes 51.31 shares of OFSI Class A Common Stock which Mr. Woodside has the right to sell to LSG.

(17) Shares of OFSI Class A Common Stock held by Mr. Altobello (and certain of his affiliates) are subject to the transfer restrictions set forth in the Management Shareholders' Agreement. See "Certain
      Transactions -- Management Shareholders' Agreement."

(18) Includes 3.59 shares of OFSI Class A Common Stock which Mr. Lee has the right to sell to LSG.

(19) Includes 230.27 shares of OFSI Class A Common Stock which the directors and executive officers of SCIS and each Guarantor as a group have the right to sell to LSG.

     OFSI is the sole stockholder of SCIS. OFSI has pledged all of the issued and outstanding shares of SCIS to secure certain obligations under the Senior Bank Financing. SCIS directly or indirectly owns all of the shares of capital stock of each Guarantor other than Caterair. SCIS (or a subsidiary thereof) has pledged all of the issued and outstanding shares of each such Guarantor to secure certain obligations under the Senior Bank Financing. Caterair Holdings owns 100% of the issued and outstanding shares of Caterair. Caterair Holdings has pledged all of the issued and outstanding shares of Caterair to secure certain obligations under the Senior Bank Financing.

     All information with respect to beneficial ownership of OFSI's capital stock has been furnished by the respective stockholders of OFSI.

     In addition, as of November 20, 1997, Messrs. Schwartz, Melman, Rosen and Heersink beneficially owned 13,251,878, 31,000, 108,972 and 33,500 subordinate voting shares of Onex ("Subordinate Voting Shares"), respectively, representing approximately 27.8% of the outstanding Subordinate Voting Shares in the case of Mr. Schwartz, and less than 1% of the outstanding Subordinate Voting Shares in the case of Messrs. Melman, Rosen and Heersink. All directors and executive officers of SCIS, Sky Chefs, CII and Caterair as a group owned 13,425,350 Subordinate Voting Shares, representing approximately 28.1% of the outstanding Subordinate Voting Shares. Subordinate Voting Shares beneficially owned includes shares which Messrs. Schwartz (200,000), Melman (31,000), Rosen (63,000) and Heersink (31,000) may have the right to acquire through the exercise of options within 60 days (the options become exercisable in the event that the average market price of the Subordinate Voting Shares exceeds the exercise price of the options (Cdn. $13.25) by at least 25%). Mr. Schwartz also beneficially owns 100,000 multiple voting shares of Onex ("Multiple Voting Shares"), representing all of the outstanding Multiple Voting Shares. Subordinate Voting Shares carry one vote per share and as a class are entitled to 40% of the aggregate votes attached to all voting shares of Onex, to elect 40% of Onex's Board of Directors, and to appoint auditors. Multiple Voting Shares are entitled to elect 60% of Onex's Board of Directors and carry such number of votes in the aggregate as represents 60% of the aggregate votes attached to all voting shares of Onex. All information with respect to the beneficial ownership of Onex capital stock has been furnished by the respective stockholders of Onex.

                              CERTAIN TRANSACTIONS

ONEX ADVISORY AND TRANSACTION FEES

     In 1986, in connection with the acquisition of Sky Chefs by Onex and certain members of management, Sky Chefs and Onex entered into an agreement pursuant to which Sky Chefs is required to pay an annual management fee to Onex. The management fees paid by Sky Chefs to Onex during 1994, 1995 and 1996 were approximately $671,000, $694,000 and $1,500,000, respectively. The management fee payable by Sky Chefs to Onex for 1997 will be $1.5 million. In connection with rendering certain advisory services relating to the Combination, Sky Chefs paid Onex a $4.0 million fee during 1995. Sky Chefs also repaid an $11.0 million loan from OFSI during 1995. Sky Chefs paid interest on such loan at the rate of LIBOR plus 1% per annum. In addition, certain officers of Onex and its affiliates participate in Sky Chefs' employee benefit plans. During 1994, 1995 and 1996, Sky Chefs received reimbursements from Onex and its affiliates for the cost of benefits provided aggregating approximately $14,000, $72,000 and $61,000, respectively. The reimbursements received exceeded the costs of benefits provided in each year.

THE COMBINATION

     On September 29, 1995, OFSI, SCIS, Caterair and Caterair Holdings consummated the Combination whereby (i) SCIS, through Sky Chefs and CII, acquired, licensed, leased and subleased substantially all of the worldwide business and assets of Caterair, (ii) OFSI and an affiliate thereof exchanged common stock and OFSI Warrants for certain stock and debt held by Caterair Holdings' shareholders and creditor, as a result of which OFSI and its affiliate acquired more than 50% of the total outstanding voting shares, and 25% of the total outstanding nonvoting shares, of Caterair Holdings, (iii) SCIS and Caterair repaid approximately $392.3 million of Caterair's outstanding indebtedness (excluding accrued interest) and SCIS and its subsidiaries assumed certain other liabilities of Caterair, (iv) SCIS extended a $37.8 million loan to Caterair (which will mature in 2001, bears interest at 8% per annum (payable in kind) and is secured by a second priority lien), (v) Caterair Holdings' indebtedness was restructured and (vi) Caterair agreed not to compete with Sky Chefs in the airline catering business for a six-year term (expiring in 2001) and Sky Chefs agreed to pay Caterair $4.0 million per year in respect of such agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto included elsewhere in this Prospectus.

     In connection with the Combination, pursuant to the Domestic Leases, Sky Chefs and CII leased and subleased from Caterair substantially all of its domestic tangible assets for a six-year term (expiring in 2001). In the event that Caterair's lease of such assets was for less than six years, the applicable Domestic Lease is for such shorter period. Sky Chefs and CII each have options to purchase all or a portion of the assets of Caterair covered by the Domestic Leases for amounts determined under formulas in the Domestic Leases that were intended to result in exercise prices equal to the estimated fair market value of such assets at the time or times of exercise of any such options. The options are exercisable until the date which is 30 days after termination of the applicable Domestic Lease. It is not certain that such purchase options will be exercised. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto included elsewhere in this Prospectus.

     In connection with the Combination, pursuant to the License Agreements, Sky Chefs and CII licensed Caterair's rights under certain customer contracts for a six-year term (expiring in 2001). Sky Chefs and CII each have options to purchase all or a portion of the customer contract rights covered by the License Agreements for amounts determined under formulas in the License Agreements that were intended to result in exercise prices equal to the estimated fair market value of such rights at the time or times of exercise of any such options. The options are exercisable at any time until the date which is 90 days after termination of the applicable License Agreement. It is not certain that such purchase options will be exercised. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto included elsewhere in this Prospectus.

     In connection with the Combination, Caterair paid Marriott International, Inc. $4.2 million to satisfy Caterair Holdings' obligations relating to accrued payments under a non-competition agreement entered into in connection with the acquisition of Caterair in 1989. In addition, Caterair and OFSI agreed to pay approximately

$4.8 million (plus interest thereon) to Marriott International, Inc. over a six-year period, which is the balance of amounts payable under such non-competition agreement. During 1995 and 1996, payments to Marriott International, Inc. relating to the non-competition agreement were $4.2 million and $1.0 million, respectively.

     As part of the Combination, SCIS, Caterair, OFSI and Caterair Holdings entered into the Old Credit Agreement with certain lenders. Caterair, Caterair Holdings, OFSI (on a limited basis), an affiliate of OFSI (on a limited basis) and certain subsidiaries of SCIS guaranteed SCIS' obligations under the Old Credit Agreement and SCIS, Caterair Holdings, OFSI (on limited basis), an affiliate of OFSI (on a limited basis) and certain of subsidiaries of SCIS guaranteed Caterair's obligations thereunder. Additionally, Caterair (and Sky Chefs and CII) guaranteed SCIS' obligations under the Existing Notes. Effective as of December 29, 1995, SCIS entered into an interest rate swap agreement to reduce interest rate exposure on long-term debt. The agreement covered a notional amount of $351 million at December 31, 1996, and has a stated maturity in 2001. Caterair assumed a ratable participating interest (based upon the respective principal amounts of term loans outstanding under the Old Credit Agreement) in SCIS' rights and obligations under the interest swap. This agreement was terminated as of September 10, 1997.

     Subsequent to the consummation of the Combination, Caterair continued to provide airline catering services at certain kitchens where consents to the Combination had not been obtained. Sky Chefs and Caterair entered into a management services agreement with respect to the operations conducted at these kitchens whereby Caterair continued to operate such kitchens using its own employees with Sky Chefs providing management and administrative services in exchange for a management fee equal to 4.0% of the net sales from such kitchens and the reimbursement of expenses incurred in connection with the performance of such services. However, during the second quarter of 1996, Caterair obtained the necessary consents and on May 31, 1996 Sky Chefs leased/licensed such kitchens from Caterair pursuant to the Domestic Leases and the License Agreements. During 1995 and 1996, Caterair paid Sky Chefs $0.6 million and $1.0 million, respectively, under such agreement.

     Subsequent to the consummation of the Combination, SCIS rendered certain corporate and administrative services for Caterair. During 1995 and 1996, Caterair paid SCIS $0.1 million and $0.5 million, respectively, for such services.

     During the third quarter of 1997, Caterair advanced $13.0 million to SCIS.

LSG LUFTHANSA SERVICE GMBH

     The following paragraphs summarize certain material provisions of (i) the Stockholders' Agreement, dated as of December 6, 1993, among Onex, OFSI, OnCap Holdings U.S., Inc., OMI Quebec Inc., LSG and LSG Lufthansa Service USA Corporation (the "LSG Stockholders' Agreement"), as amended, (ii) the Agreement, dated as of October 5, 1993, among Onex, Lufthansa and LSG, (iii) the Agreement, dated as of October 5, 1993, between LSG and Sky Chefs and (iv) the Arbitration Agreement, dated as of October 5, 1993, among Onex, OFSI, OnCap Holdings U.S., Inc., OMI Quebec Inc., Sky Chefs, Lufthansa and LSG. The Company believes that the following summary is accurate in all material respects.

     In late 1993, OFSI, Sky Chefs and affiliated companies entered into a series of transactions with LSG. Pursuant to a cooperation agreement, Sky Chefs and LSG generally conduct operations under the "LSG Lufthansa Service/SKY Chefs" name and logo and Sky Chefs and LSG agreed to cooperate in the marketing of their services on a coordinated basis and to offer each other the right to participate equally in the development of business in new geographic markets. The parties also agreed to not compete with each others' existing catering operations outside of the United States and the European Community. At the same time in 1993, LSG purchased approximately 23.3% of the OFSI Class A Common Stock from existing shareholders for a cash price of $75.0 million; of which $10.0 million was paid during 1996. LSG, OFSI and the principal stockholders of OFSI entered into the LSG Stockholders' Agreement pursuant to which LSG and such stockholders agreed to certain restrictions on the transfer of their shares of OFSI common stock and LSG was provided representation on the board of directors of OFSI. The LSG Stockholders Agreement requires that certain actions by OFSI and its subsidiaries (including SCIS and Sky Chefs) be approved by at least one of the LSG representatives on the OFSI board of directors and, subject to certain limitations, that dividends be paid to LSG in stipulated amounts. OFSI is also entitled to representation on the Supervisory Board of LSG.

The parties also agreed to negotiate a merger of Sky Chefs and LSG if Lufthansa is privatized on a basis satisfactory to Onex. Any such merger would be subject to an initial public offering of the merged company upon consummation of the merger on terms satisfactory to both Onex and Lufthansa. The German Federal government has been proceeding with the privatization of Lufthansa. The agreement terminates on December 31, 1997 and no negotiations with respect to a merger of Sky Chefs and LSG are occurring.

     In connection with the Combination, LSG was granted the option to acquire a 50% interest in the catering business acquired by SCIS from Caterair in Europe for a price to be negotiated on a basis consistent with the valuation of the entire Caterair business implicit in the Combination. This option has expired. However, LSG and the Company are engaged in discussions with a view to reaching agreement for the sale by the Company to LSG of 50% of the Company's European catering business for a price estimated to be $50.0 million. There can be no assurance that such sale will occur or if it does occur as to the timing, price or other terms thereof.

     Certain OFSI stockholders granted LSG the option to acquire 2,595.20 shares of OFSI Class A Common Stock at an exercise price of $2,431.21 per share (the "OFSI Stockholder Option"). OFSI also granted LSG the option to acquire 4,474.22 additional shares of OFSI Class A Common Stock, subject to adjustment, at an exercise price of $2,175.93 per share in the event the OFSI Warrants are exercised.

     On March 29, 1996, LSG purchased the 2,595.20 shares of OFSI Class A Common Stock subject to the OFSI Stockholder Option for an aggregate purchase price of $6,441,354.59 (including certain interest payments). Pursuant to the Management Shareholders' Agreement, Management Shareholders, including Messrs. Kay, O'Neill, Woodside and Woelki, will be entitled to participate in such sale to LSG by transferring a proportionate number of the shares of OFSI Class A Common Stock owned thereby in exchange for a proportionate amount of the total consideration received in connection with the exercise of the OFSI Stockholder Option. Messrs. Kay, O'Neill, Woodside and Woelki may transfer 25.86, 76.97,
51.31 and 36.04 shares of OFSI Class A Common Stock, respectively, in exchange for consideration of $64,185, $191,042, $127,353 and $89,452, respectively.

     As of December 28, 1996, pursuant to an agreement with OFSI, LSG exchanged its shares of OFSI Class A Common Stock for a like number of shares of OFSI Class AA Common Stock. During 1997, OFSI paid a $1.8 million dividend to LSG in respect of the OFSI Class AA Common Stock.

     During 1994, 1995 and 1996, catering sales by Sky Chefs to Lufthansa were approximately $10.3 million, $12.9 million and $22.3 million, respectively. Accounts receivable due to Sky Chefs from Lufthansa were approximately $2.6 million at December 31, 1996.

     In 1995, Sky Chefs purchased from LSG, for an aggregate purchase price of approximately $5.1 million, assets associated with catering kitchens at San Francisco International Airport, Miami International Airport and John F. Kennedy International Airport.

AMR AND AMERICAN

     During 1994, OFSI paid $19.0 million to AMR, the parent company of American, to acquire for cancellation a warrant to purchase up to approximately 20% of the outstanding capital stock of OFSI, which was issued in connection with the acquisition of Sky Chefs in 1986 and $1.0 million for a two-year extension of Sky Chefs' catering agreement with American. During 1994, Sky Chefs repaid $16.2 million in indebtedness owing to AMR under a promissory note by Sky Chefs. Such note accrued interest at the rate of 9.5% per year. During 1994, catering sales by Sky Chefs to American were approximately $347.9 million. See "Business--Customers--Contracts." During 1994, Sky Chefs also paid $17.6 million to American for the subleasing of certain flight kitchens and other properties at Chicago-O'Hare, Raleigh-Durham, Nashville, Tulsa, Dallas/Fort Worth, Los Angeles, and New York-John F. Kennedy.

OFSI SECURITYHOLDERS' AGREEMENT

     In connection with the Combination, OFSI, an affiliate of OFSI and certain Caterair Holdings' stockholders (the "Securityholders") who received OFSI Class A Common Stock and warrants ("OFSI Warrants") to acquire OFSI Class A Common Stock (including Host Marriott Corporation) entered into a securityholders agreement (the "OFSI Securityholders' Agreement") which provided limitations on transfera-

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

bility, co-sale rights, "drag-along" obligations, registration rights and put/call arrangements with respect to such OFSI Class A Common Stock and OFSI Warrants. Prior to June 30, 1997, Onex U.S. LLC, an affiliate of OFSI and Onex, purchased substantially all of the OFSI Class A Common Stock and OFSI Warrants from such Securityholders and, subject to a limited exception, the OFSI Securityholders' Agreement was terminated with respect to each Securityholder, and Onex U.S. LLC became a party to the OFSI Securityholders' Agreement.

     The OFSI Securityholders' Agreement provides Onex U.S. LLC with demand and "piggy-back" registration rights relating to the OFSI Class A Common Stock and OFSI Warrants acquired from the Securityholders in certain circumstances. However, if Onex U.S. LLC exercises its right to demand a registration, in lieu of acceding to such demand, OFSI may purchase the OFSI Class A Common Stock and OFSI Warrants which are the subject of such demand at their fair market value less an amount equal to certain selling expenses. In the event that as of September 29, 2000 there has not been an initial public offering of OFSI's equity securities meeting certain criteria, Onex U.S. LLC shall have the right to cause OFSI to purchase all of the OFSI Class A Common Stock that Onex U.S. LLC purchased from the Securityholders (excluding OFSI Class A Common Stock acquired under OFSI Warrants) at the fair market value thereof less an amount equal to certain selling expenses. If OFSI is unable to purchase all of the OFSI Class A Common Stock which it would otherwise be required to purchase due to covenants in the agreements relating to the debt of OFSI or SCIS (including the Indenture), then OFSI will be obligated to purchase as many shares of OFSI Class A Common Stock as it is then permitted to purchase and its obligations to purchase any remaining shares will be deferred until such time as OFSI is permitted to purchase such shares. Interest will accrue on the unpaid amounts at a specified rate.

     The OFSI Securityholders' Agreement terminates on the earlier of the date on which Onex affiliates cease to hold 50% of the outstanding capital stock of OFSI and December 31, 2002. Certain of the provisions thereof terminate upon the occurrence of an initial public offering of OFSI's equity securities meeting certain criteria.

     Onex U.S. LLC acquired from the Securityholders OFSI Warrants to purchase 13,586.99 shares of OFSI Class A Common Stock, subject to adjustment. The exercise price of the OFSI Warrants is $3,109 per share, subject to adjustment. The OFSI Warrants expire on September 29, 2000.

OFSI LOANS

     OFSI has provided financing to members of management and certain directors of Sky Chefs, including Messrs. O'Neill, Kay, Tolbert, Boyd, Woodside, Woelki, Bleckmann and Lee, for all or a portion of the purchase price for the acquisition of shares of common stock from OFSI. Such loans are fully recourse to the borrower, secured by the shares purchased and bear interest at the prevailing federal funds rate.

MANAGEMENT SHAREHOLDERS' AGREEMENT

     The following summarizes certain material provisions of the Management Shareholders' Agreement, dated as of May 29, 1986, as amended, among OFSI, an affiliate of Onex and certain employees and directors of SCIS and Sky Chefs. The Company believes that the following summary is accurate in all material respects.

     The Management Shareholders' Agreement governs the manner and means by which the OFSI common stock held by the Management Shareholders may be transferred, voted and otherwise dealt with. Pursuant to such Agreement, at any time after OFSI's capital stock is registered under the Exchange Act, a Management Shareholder will be permitted, subject to specified time and volume limitations, to sell shares of OFSI Class A Common Stock held by him through the public market but such Management Shareholder must first offer OFSI the opportunity to purchase such OFSI Common Stock. In the event a Management Shareholder ceases to be a full-time employee of Sky Chefs or a subsidiary thereof, Onex or an affiliate thereof shall purchase such Management Shareholder's OFSI Class A Common Stock. In connection with such purchase, Onex or its affiliates shall also have the option to purchase the OFSI Class B Common Stock of such holder. Pursuant to the Management Shareholders' Agreement, each Management Shareholder is required to vote his OFSI Common Stock in the same manner as the shares of OFSI Common Stock owned by Onex and its

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

affiliates are voted on the election of directors and on all other matters which are submitted to a vote (or consent in lieu of voting) of OFSI's stockholders.

     The Management Shareholders' Agreement also provides the Management Shareholders with the option to participate on a pro rata basis with Onex and its affiliates in sales to third parties of shares of OFSI Common Stock. The Management Shareholders' Agreement provides Onex and its affiliates the right to compel the participation of the Management Shareholders in sales of OFSI Common Stock.

     In addition to the above-described provisions, the Management Shareholders' Agreement contains provisions which provide the Management Shareholders with registration rights in certain circumstances as well as provisions which prevent the dilution of the Management Shareholders' respective holdings of the OFSI Common Stock in the event OFSI intends to sell additional equity securities to Onex or its affiliates. Under the Management Shareholders' Agreement, OFSI may not engage in certain business combination transactions unless certain conditions are fulfilled.

     The Management Shareholders' Agreement will terminate if Onex and its affiliates cease to hold, in the aggregate, 30% of the outstanding capital stock of OFSI and the provisions governing the voting of the Management Shareholders' OFSI Common Stock terminate on December 3, 2003.

REPURCHASE OF OFSI CLASS B COMMON STOCK

     During December 1995 and January 1996, OFSI repurchased shares of OFSI Class B Common Stock from officers and employees of OFSI and its subsidiaries at a price of $2,757 per share. Messrs. Woodside and Boyd sold 300.00 and 75.00 shares of OFSI Class B Common Stock in connection with such repurchase, respectively, and received $827,100 and $206,775, respectively. During August 1997, OFSI repurchased 219.30 shares of OFSI Class B Common Stock from Mr. O'Neill for an aggregate price of $1,176,764.

TRANSACTIONS WITH CERTAIN CATERAIR PERSONS

     Daniel J. Altobello. Concurrently with the consummation of the Combination, Daniel J. Altobello entered into an employment contract with OFSI. Such employment agreement, as amended, expires on September 30, 2000. The agreement, as amended, provides that Mr. Altobello, as Chairman of the Board of OFSI and an officer of certain related companies, shall receive an annual salary of $150,000 and certain fringe benefits. In connection with the consummation of the Combination, Mr. Altobello received (i) from Caterair, on September 29, 1995, a $525,000 restructuring payment under Caterair's Key Employee Retention Plan, (ii) from Caterair, on September 29, 1995, a $978,822 severance payment pursuant to the change-of-control provision of his former employment agreement with Caterair and (iii) from OFSI, on January 1, 1996, $978,822 in respect of severance payments otherwise due under Mr. Altobello's former employment agreement with Caterair.

     In connection with the Combination, Mr. Altobello and the Altobello Family Limited Partnership exchanged all of the shares of common and preferred stock of Caterair Holdings held by them for 435.71 shares of OFSI Class A Common Stock. Mr. Altobello's employment contract provides that Mr. Altobello shall hold such shares subject to certain restrictions on transfer contained in the Management Shareholders Agreement. On February 27, 1997, the Altobello Family Limited Partnership (of which Mr. Altobello is the general partner) sold 420.90 shares of OFSI Class A Common Stock to Onex U.S. LLC for $877,997.40.

     Angelo D. Bizzarro.  Prior to the consummation of the Combination, Angelo
D. Bizzarro was a director of each of Caterair and Caterair Holdings; in connection with the Combination, he resigned from such positions and entered into a three-year employment contract with CII to serve as President and Chief Executive Officer of CII. Under such agreement, Mr. Bizzarro received an annual salary of $295,000, an annual cash benefit allowance of $25,000, a bonus ranging between 45% and 90% of his salary and certain benefits. Mr. Bizzarro resigned during March 1997.

     Frederic V. Malek.  Prior to the consummation of the Combination, Frederic
V. Malek was a director of each of Caterair and Caterair Holdings; in connection with the Combination, he resigned from such positions and entered into a consulting agreement with SCIS. Such consulting agreement has a five-year term and entitles Mr. Malek to an annual consulting fee of $100,000.

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

CATERAIR

     Caterair entered into various agreements with Marriott International, Inc. in connection with the acquisition of its airline catering business in 1989, including certain non-competition agreements and various service agreements. See "Business -- Non-Airline Catering Operations" and "Business -- Competition." Under a distribution agreement, Marriott International, Inc. purchased, warehoused, distributed and sold to Caterair certain food, beverage and supply products. The agreement required Caterair to make payments to Marriott International, Inc. based on the cost incurred by Marriott International, Inc. with respect to the goods and services provided, plus a percentage markup which varied based on the type of product. Subsequent to the consummation of the Combination, Marriott International, Inc. has provided these services under such agreement to CII. The agreement will continue until terminated by either party. Purchases by Caterair under this agreement in 1994 and 1995 totaled approximately $13.4 million and $8.5 million, respectively, and purchases by CII under this agreement in 1995 and 1996 totaled approximately $1.4 million and $5.7 million, respectively. Amounts payable by CII to Marriott International, Inc. thereunder through September 30, 1997 totaled $3.5 million. At the end of 1991, Caterair entered into a payroll services agreement with Marriott International, Inc. Under this agreement, Marriott International, Inc. provided payroll payment and information reporting services, beginning with the first pay cycle of the 1992 tax calendar year. The agreement required Caterair to make service fee payments based on the number of employees of Caterair and the amount of service time. This agreement expired on December 31, 1996. Subsequent to the consummation of the Combination, Marriott International, Inc. had been providing services under such agreement to CII. Payments under such agreement by Caterair to Marriott International, Inc. for 1994 and 1995 totaled $1.1 million and $1.0 million, respectively. CII made no payments to Marriott International, Inc. thereunder for 1995, however, CII made payments under such agreement to Marriott International, Inc. totaling $0.2 million for 1996.

     Frederic V. Malek, a director of Caterair and Caterair Holdings until September 29, 1995, is a director of Northwest Airlines and served as President and Vice Chairman of Northwest Airlines from September 1989 until December 1991. Sales to Northwest Airlines by Caterair were approximately $83.9 million, and $76.1 million in 1994 and 1995, respectively.


     In May 1993, Caterair retained American Management Systems, Inc. ("AMS"), a software development and management consulting firm, to provide Caterair with consulting services related to the implementation of a corporate information technology strategy. Total services rendered by AMS to Caterair during 1994 amounted to approximately $0.6 million. Charles O. Rossotti, a director of Caterair and Caterair Holdings until September 29, 1995, served as Chairman of the board of directors of AMS. In addition, Messrs. Altobello and Malek (a director of Caterair and Caterair Holdings until September 29, 1995) are both members of the board of directors of AMS and have been granted stock options in AMS, some of which are vested and exercisable. Mr. Malek also owns less than 5% of the common stock of AMS.



     The information set forth in this "Certain Transactions" section sets forth information with regard to relationships of, and certain transactions between,
(A)(i) any director (or nominee for director) or executive officer of SCIS, Sky Chefs, CII or Caterair, (ii) any securityholder who held beneficially or of record more than five percent of any of SCIS', Sky Chefs', CII's or Caterair's voting securities and (iii) any member of the immediate family of any of the foregoing persons, on the one hand (each as "Interested Party"), and (B) SCIS, Sky Chefs, CII or Caterair, on the other, only for those portions of the period since January 1, 1994 that any such Interested Party was a director (or nominee for director) or executive officer of SCIS, Sky Chefs, CII or Caterair, a securityholder who held beneficially or of record more than five percent of SCIS', Sky Chefs', CII's or Caterair's voting securities or was a member of the immediate family of such a person, and only with respect to relationships of, and certain transactions between, an Interested Party and the entity of which such Interested Party was a director, executive officer or securityholder during the relevant period.


     The Company believes that each of the transactions involving SCIS, Sky Chefs, CII or Caterair, as applicable, described under the caption "Certain Transactions" were on terms no less favorable to SCIS, Sky Chefs, CII or Caterair, as applicable, than could have been obtained with unrelated third parties.

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

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The following description of the material anticipated federal income tax consequences of the Exchange Offer is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. Holders of Notes should note the following description is not binding on the Internal Revenue Service (the "Service") and there can be no assurance that the Service will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by the Issuer from the Service on any tax matters relating to the Private Notes or the Exchange Notes. This description is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, financial institutions, insurance companies and tax-exempt organizations, may be subject to special rules. ALL HOLDERS OF NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF EXCHANGING PRIVATE NOTES FOR EXCHANGE NOTES.

     The exchange of the Exchange Notes for the Private Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because Exchange Notes should not be considered to differ materially in kind or extent from Private Notes. Rather, Exchange Notes received by a holder should be treated as a continuation of Private Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Private Notes for the Exchange Notes pursuant to the Exchange Offer. If, however, the exchange of the Private Notes for the Exchange Notes were treated as an "exchange" for federal income tax purposes, such exchange would constitute a recapitalization for federal income tax purposes. Holders exchanging the Private Notes pursuant to such recapitalization would not recognize any gain or loss upon the exchange.

TAX CONSIDERATIONS RELATING TO THE COMBINATION

     THE FOLLOWING IS A DISCUSSION OF CERTAIN OF THE MORE SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINATION TO SCIS AND ITS AFFILIATES AND TO CATERAIR BASED ON THE TAX LAWS IN EFFECT AS OF THE DATE OF THIS PROSPECTUS. THERE CAN BE NO ASSURANCE THAT THE SERVICE WILL NOT DISAGREE WITH ANY OR ALL OF THE DESCRIPTIONS OF TAX CONSEQUENCES OF THE COMBINATION CONTAINED HEREIN, OR THAT A CHALLENGE BASED ON SUCH A DISAGREEMENT, IF ASSERTED, WILL NOT BE SUSTAINED. IF SUCH A CHALLENGE IS ASSERTED AND IS SUCCESSFUL, THE TAX LIABILITY OF SCIS AND CATERAIR AND THEIR RESPECTIVE CONSOLIDATED GROUPS MAY BE SIGNIFICANTLY GREATER THAN EXPECTED AND MAY REDUCE FUNDS AVAILABLE TO SCIS AND TO CATERAIR FOR PAYMENT OF THEIR DEBT SERVICE OBLIGATIONS, INCLUDING PAYMENTS OF PRINCIPAL, INTEREST AND PREMIUM, IF ANY, ON THE NOTES OR PAYMENTS OF THE GUARANTORS UNDER THEIR RESPECTIVE GUARANTEES. MOREOVER, THE TAX CONSEQUENCES OF CERTAIN ASPECTS OF THE COMBINATION ARE UNCERTAIN DUE TO THE LACK OF APPLICABLE LEGAL PRECEDENT AND THE POSSIBILITY OF CHANGES IN LAW OR REGULATORY INTERPRETATION. THE DISCUSSION AND CONCLUSIONS PRESENTED BELOW MAY BE AFFECTED BY MATTERS NOT DISCUSSED THEREIN.

     Characterization of the Combination. The Combination was structured so that it would be treated, for federal income tax purposes, as a combination of
(i) a purchase by Sky Chefs and CII of certain assets of Caterair, (ii) a lease by Sky Chefs and CII of Caterair's tangible property (both real and personal) for a six-year term, together with an option to purchase those assets from Caterair, and (iii) a license by Sky Chefs and CII of Caterair's customer relationships and contracts with an option to purchase those intangible assets from Caterair. Whether the characterization of components of the Combination as a lease and a license will be respected for federal income tax purposes depends on whether the purported lessor or licensor retained

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

significant benefits and burdens of ownership. If significant benefits and burdens of ownership were not retained, the Combination will be treated as a current sale. In determining whether such benefits and burdens were retained, a significant factor is whether the lease and license arrangements created an economic compulsion, on Sky Chefs' and CII's part, to exercise the purchase options. Whether a compulsion to exercise the purchase options existed depends in large part on the relationships between the payments called for by the Domestic Leases and the License Agreements to fair market rents and royalties, respectively, and the relationships between the purchase option exercise prices called for under the Domestic Leases and License Agreements and the expected fair market value of the assets subject to those purchase options at the time of exercise. If the rent and royalty payments were at present fair market value levels and the purchase option exercise prices were at expected fair market levels, then the treatment of the Combination as a true purchase, lease and license (rather than solely as a purchase of Caterair's assets) is more assured. Further, in this case, despite the existence of the 1995 loan by SCIS to Caterair and the guarantee by SCIS, Sky Chefs and CII of Caterair's debt, projections indicated that, at the end of the six-year lease term and license term, Sky Chefs and CII would still have to make an investment decision as to whether to exercise the purchase options and there is a significant possibility that such options might not be exercised. SCIS received opinions from Price Waterhouse LLP and Kaye, Scholer, Fierman, Hays & Handler, LLP to the effect that, based on the assumptions and subject to the qualifications set forth in such opinions, the Combination will more likely than not be treated as a combination of purchase, license and lease rather than as a purchase of all of Caterair's assets. If, notwithstanding such opinions, the Service successfully challenges such treatment (whether premised on a challenge of the values upon which the lease, license and purchase option payments were structured or on any theory of law that conflicts with the theories relied on by SCIS and Caterair and their advisors), SCIS and Caterair could be liable for significant federal income taxes with respect to the Combination at an earlier time than projected and may have substantially greater tax liability than projected which would reduce funds available to SCIS and Caterair for payment of their debt service obligations, including payments of principal, interest and premium, if any, on the Notes or payment by the Guarantors under their respective Guarantees.

     Section 382. Section 382 of the Internal Revenue Code of 1986, as amended, limits a corporate taxpayer's use of its net operating loss carryovers ("NOLs") in years following the occurrence of an "ownership change" with respect to that corporation. An ownership change occurs when, over a three-year period, the percentage interests in the value of the corporation held by shareholders each of whom owns at least 5 percent of the value of the outstanding stock of the corporation increases by more than 50 percentage points over the lowest percentage interests for such shareholders during such period. In the case of an ownership change, an annual limitation, calculated by multiplying the equity value of the corporation immediately before the ownership change occurred by a "long-term tax exempt rate" determined and published by the Internal Revenue Service (which at the time of the Combination was 5.75 percent), is imposed on the use of NOLs carried over from periods preceding the ownership change.

     Caterair believes that the Combination did not result in the occurrence of an ownership change because, although OFSI and an affiliate acquired 51 percent of the voting common stock of Caterair Holdings, it and its affiliate acquired significantly less than 50 percent of the value of the stock of Caterair Holdings or of Caterair and the test for an ownership change is based solely on value.

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                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR BANK FINANCING

     Concurrently with the Offering, SCIS and Caterair consummated the Senior Bank Financing. Set forth below is a summary description of certain provisions of the Senior Bank Financing. While the Company believes that the summary contained herein of certain provisions of the Senior Bank Financing is accurate in all material respects, it does not purport to be complete, is subject to, and is qualified in its entirety by, all of the provisions of the documents governing the Senior Bank Financing, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part, and are incorporated herein by reference.

     Pursuant to the Senior Bank Financing, Bankers Trust Company, Morgan Guaranty Trust Company of New York and certain other lenders provided (i) SCIS with loans under the Revolving Credit Agreement in an amount up to $90.0 million (including a sub-limit of $50.0 million for letters of credit) on a revolving credit basis for working capital and general corporate purposes of SCIS, Caterair and their respective subsidiaries (such Revolving Credit Agreement expires on August 28, 2002), (ii) Caterair with a nine and one-half year term loan under the Term Loan Agreement in an aggregate principal amount of $160.0 million for purposes of refinancing Caterair's indebtedness under the Old Credit Agreement and funding payment of related transaction costs and (iii) SCIS with a nine and one-half year term loan under the Term Loan Agreement in an aggregate principal amount of $90.0 million for purposes of financing, in part, SCIS' Offer to Purchase, funding payment of related transaction costs and general corporate purposes.

     All of the indebtedness under the Revolving Credit Agreement and the Term Loan Agreement is senior secured indebtedness. The Revolving Credit Agreement does not require scheduled amortization or scheduled commitment reductions. The Term Loan Agreement requires scheduled amortization payments. Each of the Revolving Credit Agreement and the Term Loan Agreement, under certain circumstances, requires SCIS or Caterair, as the case may be, to make mandatory prepayments and commitment reductions. In addition, each of SCIS and Caterair may make optional prepayments and commitment reductions pursuant to the terms of the Revolving Credit Agreement or the Term Loan Agreement, as the case may be.

     Obligations under the Senior Bank Financing are jointly and severally guaranteed by OFSI (on a limited basis), an affiliate of OFSI (on a limited basis), SCIS, Caterair, Sky Chefs, CII and certain other domestic subsidiaries of SCIS (including the Guarantors). In addition, obligations under the Senior Bank Financing are secured by (i) first priority security interests in virtually all tangible and intangible assets of SCIS, Caterair, and their respective wholly-owned domestic subsidiaries (including the Guarantors) and (ii) pledges of all capital stock of SCIS and Caterair and all capital stock and notes owned by SCIS, Caterair and their respective domestic subsidiaries (limited in the case of capital stock of foreign subsidiaries to 65% of such capital stock).


     Each of the loans under the Senior Bank Financing bears interest at specified margins over the applicable eurodollar rate or base rate.


     The documents governing the Senior Bank Financing contain a number of covenants that, among other things, restrict the ability of SCIS, Caterair and their respective subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay indebtedness or amend debt instruments, pay dividends, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, the documents governing the Senior Bank Financing require compliance with financial tests based on combined results for SCIS and Caterair.

     Effective as of September 12, 1997, SCIS entered into an interest rate swap agreement to reduce interest rate exposure on its long-term debt. The agreement covers a notional amount of $90.0 million at September 12, 1997, and has a stated maturity of September 15, 2002. Effective as of September 12, 1997, Caterair entered into an interest swap agreement to reduce interest rate exposure on its long-term debt. The agreement covers a notional amount of $160.0 million at September 12, 1997 and has a stated maturity of September 15, 2002.

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

                              DESCRIPTION OF NOTES


     The Private Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of August 15, 1997, by and among the Issuer, the Guarantors and The Bank of New York, as Trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of the material provisions of the Indenture is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, which are hereby incorporated herein by reference, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." For purposes of this section and the Indenture, references to the "Issuer" include only the Issuer and not its subsidiaries.


     The Notes are unsecured obligations of the Issuer, ranking subordinate in right of payment to all Senior Debt of the Issuer and pari passu in right of payment to existing and future senior subordinated indebtedness. The Notes are guaranteed on a senior subordinated basis by the Guarantors.

     The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Issuer may change any Paying Agent and Registrar without notice to holders of the Notes (the "Holders"). The Issuer will pay principal (and premium, if any) on the Notes at the Trustee's corporate trust office in New York, New York. At the Issuer's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders.

     The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes except that the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and holders of the Exchange Notes will not be entitled to any of the registration rights of holders of the Private Notes under the Registration Rights Agreement (or related rights to certain interest payments upon the failure of the Issuer to fulfill certain conditions set forth in the Registration Rights Agreement), which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace), and will be issued under, and be entitled to the benefits of, the Indenture. The Private Notes and the Exchange Notes will be considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $300,000,000 and will mature on September 1, 2007. Interest on the Notes accrues at the rate of 9 1/4% per annum and is payable semiannually in cash on each March 1 and September 1, commencing on March 1, 1998, to the Persons who are registered Holders at the close of business on the February 15 and August 15 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

REDEMPTION

     Optional Redemption. The Notes will be redeemable, at the Issuer's option, in whole at any time or in part from time to time, on and after September 1, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) (payable in

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

cash) if redeemed during the twelve-month period commencing on September 1 of the year set forth below, plus, in each case, accrued and unpaid interest to the date of redemption:

                                      YEAR                              PERCENTAGE
            --------------------------------------------------------    ----------
            2002....................................................      104.635%
            2003....................................................      103.476%
            2004....................................................      102.318%
            2005....................................................      101.159%
            2006 and thereafter.....................................      100.000%

     Optional Redemption Upon Public Equity Offerings. At any time or from time to time, on or prior to September 1, 2000, the Issuer may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem in the aggregate up to $105 million in principal amount of the Notes at a redemption price of 109.25% of the principal amount thereof (payable in cash) plus accrued interest to the date of redemption; provided that (i) at least $195 million in principal amount of the Notes remains outstanding immediately after any such redemption and (ii) such redemption is effected not more than 60 days after the consummation of such Public Equity Offering.

SELECTION AND NOTICE

     In case of a partial redemption, selection of the Notes or portions thereof for redemption shall be made by the Trustee by lot, pro rata or in such manner as it shall deem appropriate and fair and in such manner as complies with any applicable legal requirements; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. Notes may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to each Holder whose Notes are to be redeemed at the last address for such Holder then shown on the registry books. In order to effect a redemption with the proceeds of a Public Equity Offering, the Issuer shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after any redemption date, interest will cease to accrue on the Notes or parts thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

SUBORDINATION

     The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents (or such payment shall be duly provided for to the satisfaction of the holders of the Senior Debt) of all Obligations on the Senior Debt. Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents (or such payment duly provided for to the satisfaction of the holders of the Senior Debt) before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (including for this purpose any such default in payment by Caterair or any other borrower under the Senior Bank Financing which is a Subsidiary of the Issuer with respect to its Obligations under the Senior Bank Financing or any Interest Swap Obligations related thereto), no payment of any kind or character shall be made by or on behalf of the Issuer or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise.

     In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Issuer nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date such Blockage Period was commenced and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     By reason of such subordination, in the event of the liquidation or insolvency of the Issuer, creditors of the Issuer who are not holders of Senior Debt, including the Holders of the Notes, may recover less, ratably, than holders of Senior Debt.

     The Company has significant indebtedness. At September 30, 1997, the Company had total combined indebtedness of approximately $591.5 million (excluding the loan by SCIS to Caterair, advances by Caterair to SCIS, guarantees of indebtedness and $24.7 million of letters of credit). In addition, the Company may borrow additional amounts under the Revolving Credit Agreement or otherwise. See "The Refinancing," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Indebtedness -- Senior Bank Financing" and the Financial Statements and notes thereto included elsewhere in this Prospectus. At September 30, 1997, the Issuer had approximately $250.0 million of Senior Debt (including borrowings and guarantees under the Senior Bank Financing but excluding advances by Caterair to SCIS and $24.7 million of letters of credit) and had approximately $65.3 million available to be borrowed pursuant to the Senior Bank Financing, and the Guarantors had approximately $31.5 million of Guarantor Senior Debt outstanding (excluding the loan by SCIS to Caterair and the Guarantors' borrowings and guarantees under the Senior Bank Financing). In addition, the Notes are structurally subordinated to all liabilities of the subsidiaries of the Issuer which are not Guarantors.

UNCONDITIONAL JOINT AND SEVERAL SENIOR SUBORDINATED GUARANTEES

     Each Guarantor unconditionally guaranteed, jointly and severally, the Issuer's obligations under the Notes on a senior subordinated unsecured basis (the "Guarantees"). The Indebtedness represented by each Guarantee (including the payment of Obligations on the Notes) is subordinated on the same basis to Guarantor Senior Debt (defined with respect to the Indebtedness of a Guarantor in the same manner as Senior Debt is defined with respect to the Issuer) as the Notes are subordinated to Senior Debt. See "-- Subordination."

     Upon (i) the release by the lenders under the Senior Bank Financing, related documents and future refinancings thereof of all guarantees of a Guarantor (other than Caterair) and all Liens on the property and assets of such Guarantor relating to such Indebtedness, or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or substantially all of its assets) to an entity which is not a Subsidiary of the Issuer or Caterair (which sale or disposition is otherwise in compliance with the

Indenture), such Guarantor shall be deemed released from all of its obligations under its Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under the Senior Bank Financing and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Issuer shall also terminate upon such release, sale or transfer.

     Each Guarantor may consolidate with or merge into or sell all or substantially all of its assets to the Issuer or another Guarantor (other than Caterair) without limitation. The Indenture further provides that a Guarantor may consolidate with or merge into or sell all or substantially all of its assets to a corporation other than the Issuer or another Guarantor (whether or not affiliated with such Guarantor, but subject to the provisions described in the immediately preceding paragraph); provided that (a)(i) such transaction is treated as an Asset Sale or Caterair Asset Sale, as the case may be, for purposes of the "Limitation on Asset Sales" covenant or (ii) if the surviving corporation is not such Guarantor, the surviving corporation agrees to assume such Guarantor's obligations under its Guarantee and all of its obligations under the Indenture and (b) such transaction does not (i) violate any covenants set forth in the Indenture or (ii) result in a Default or Event of Default under the Indenture immediately thereafter that is continuing.

     The obligations of each Guarantor under its Guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (other than liabilities of such Guarantor under Indebtedness which constitutes Subordinated Indebtedness with respect to its Guarantee) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under such Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     In addition to Sky Chefs, CII and Caterair, the following indirectly wholly-owned domestic subsidiaries of SCIS are Guarantors: Sky Chefs International Corp., Arlington Services, Inc., Arlington Services Holding Corporation, Bethesda Services, Inc., Caterair New Zealand Limited, Caterair Consulting Services Corporation, JFK Caterers, Inc., Caterair St. Thomas Holdings Corporation, Western Aire Chef, Inc., Caterair Airport Properties, Inc., Sky Chefs Argentine, Inc., Onex Ohio Acceptance Corporation, Onex Ohio Credit Corp., Onex Ohio Equity Corp., Onex Ohio Finance Corp., Onex Ohio Finance Corp. II, Onex Ohio Capital Corp., Onex Ohio Fiscal Corp., Onex Ohio Funds Corp., Onex Ohio Credit Corp. II, Onex Ohio Funds Corp. II, Onex Ohio Fiscal Corp. II, Onex Ohio Equity Corp. II, Onex Ohio Capital Corp. II and Caterair International Transition Corporation.

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuer repurchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase.

     The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Issuer covenants to (i) repay in full all Indebtedness under the Senior Bank Financing (and terminate all commitments thereunder) and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full all Indebtedness under the Senior Bank Financing (and terminate all commitments thereunder) and all such other Senior Debt and to repay the Indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer or (ii) obtain the requisite consents under the Senior Bank Financing and all such other Senior Debt to permit the repurchase of the Notes as provided below. The Issuer shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Issuer's failure to comply with the covenant described in the immediately preceding sentence resulting in a failure to mail the notice referred to below shall constitute an Event of Default described in clause (iii) and not in clause (ii) under "Events of Default" below.

     The Indenture provides that within 30 days following the date upon which the Change of Control occurred, the Issuer must send, by first class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note repurchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer together with any other notes which the Issuer may be obligated to purchase pursuant to change of control provisions in agreements governing other senior subordinated Indebtedness of the Issuer. In the event the Issuer is required to repurchase outstanding Notes pursuant to a Change of Control Offer, the Issuer expects that it would seek third party financing to the extent it does not have available funds to meet its repurchase obligations. However, there can be no assurance that the Issuer would be able to obtain such financing.

     Neither the Board of Directors of the Issuer nor the Trustee may waive the covenant relating to a Holder's right to require the Issuer to repurchase such Holder's Notes upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Issuer and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their respective properties, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Issuer, whether favored or opposed by the management of the Issuer. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Issuer or any of its Subsidiaries by the management of the Issuer. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     With respect to the sale of assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a Person and therefore it may be unclear whether a Change of Control has occurred and whether Notes are subject to a Change of Control Offer.

     The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Restricted Payments. The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Issuer) on or in respect of shares of the Issuer's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock of the Issuer or warrants, rights or options to acquire such Qualified Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Issuer or its Restricted Subsidiaries that is subordinate or junior in right of payment to the Notes, or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a),
(b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Issuer is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, or (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Issuer in good faith) shall exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Issuer earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (y) 100% of the aggregate Net Cash Proceeds received by the Issuer from any Person (other than a Subsidiary of the Issuer) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Issuer (including proceeds from the issuance and sale of any securities of the Issuer convertible into or exchangeable for Qualified Capital Stock of the Issuer to the extent such securities are so converted or exchanged and including any additional proceeds received by the Issuer upon such conversion or exchange); plus (z) without duplication of any amounts included in clause (iii)(y) above, 100% of the aggregate Net Cash Proceeds received by the Issuer as capital contributions subsequent to the Issue Date and on or prior to the Reference Date.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) the acquisition of any shares of Capital Stock of the Issuer or warrants, options or other rights to acquire Capital Stock of the Issuer, either (i) solely in exchange for shares of Qualified Capital Stock of the Issuer or warrants, options or other rights to acquire such Qualified Capital Stock, or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Issuer) of shares of Qualified Capital Stock of the Issuer or warrants, options or other rights to acquire such Qualified Capital Stock; (3) the acquisition of Indebtedness of the Issuer that is subordinate or junior in right of payment to the Notes, either (i) solely in exchange for shares of Qualified Capital Stock of the Issuer or warrants, options or other rights to acquire such Qualified Capital Stock or for Indebtedness of the Issuer which is subordinate or junior in right of payment to the Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Notes, and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or
(ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Issuer) of shares of Qualified Capital Stock of the Issuer or warrants, options or other rights to acquire such Qualified Capital Stock or Indebtedness of the Issuer which is subordinate or junior in right of payment to the Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Notes, and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced;
(4) payments by the Issuer to OFSI to enable OFSI to pay a dividend to LSG (or a Subsidiary thereof), in an aggregate amount not to exceed $2.5 million in any 12-month period; provided that any unused portion of such amount may be carried over to any subsequent 12-month period; (5) payments by the Issuer to OFSI on or after January 1, 1997 to enable OFSI to pay dividends to stockholders of OFSI other than LSG (or a Subsidiary thereof), in an amount not to exceed $6 million in any 12-month period; provided that any unused portion of such amount may be carried over to any subsequent 12-month period; (6) payments by the Issuer or any of its Subsidiaries to OFSI pursuant to the OFSI Tax Sharing Agreement; (7) payments by the Issuer to OFSI sufficient to enable OFSI to (i) pay franchise taxes and other fees and expenses necessary to maintain its corporate existence,
(ii) pay reasonable fees to its directors and (iii) perform accounting, legal, corporate reporting and administrative functions in the ordinary course of business, other than those functions which are related exclusively to OFSI's investments in Persons other than the Issuer and Subsidiaries of the Issuer; (8) payments by the Issuer or any of its Subsidiaries to OFSI in an aggregate amount not to exceed $6 million in any 12-month period, the proceeds of which are used by OFSI to repurchase outstanding shares of OFSI's common stock from current or former employees or directors of the Issuer or any of its Subsidiaries (A) following the death, disability or termination of any such person or (B) pursuant to one or more written plans approved by the Board of Directors of OFSI; and (9) payments by the Issuer or any of its Subsidiaries to OFSI, the proceeds of which are used by OFSI to fund payments under a plan implemented to compensate management of the Issuer and its Subsidiaries based on the value of OFSI's common stock; provided, however, that in the case of clauses (4), (5) and
(8)(B), no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (x) 100% of each of the payments described in clauses (1), (4) and (5) above (to the extent such expenditure is in the form of cash) and (y) 50% of the payments described in clauses (8)(A) and (8)(B) above (to the extent such expenditure is in the form of cash), other than amounts paid to the Issuer or a Subsidiary of the Issuer by OFSI or such employee in satisfaction of loans or advances made by the Issuer or such Subsidiary pursuant to clause (v) (A) of the definition of "Permitted Investments" (which shall not be included in such calculation or in the calculation of payments made pursuant to clause (8)), shall be included in such calculation.

     Caterair will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution on or in respect of shares of Caterair's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Caterair or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduling sinking fund payment, any Indebtedness of Caterair or its Subsidiaries that is subordinate or junior in right of payment to the Notes, or
(d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Caterair Restricted Payment").

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 30 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) payments by Caterair to Caterair Holdings sufficient to enable Caterair Holdings to (i) pay franchise taxes and other fees and expenses necessary to maintain its corporate existence, (ii) pay reasonable fees to its directors and (iii) perform accounting, legal, corporate reporting and administrative functions in the ordinary course of business; (3) payments by Caterair or any of its Subsidiaries to Caterair Holdings pursuant to the Caterair Tax Sharing Agreement; and (4) payments by Caterair or any Subsidiary of Caterair to the Issuer or any Restricted Subsidiary of the Issuer.

     Limitation on Incurrence of Additional Indebtedness. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, and Caterair will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Issuer, Caterair or any Restricted Subsidiary of the Issuer may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Issuer is greater than 2.00 to 1.0.

     Limitations on Transactions with Affiliates. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the paragraph below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of related transactions with an aggregate value of $5 million or more (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of Directors of the Issuer or (ii) the Board of Directors of the Issuer shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; and provided, further, that for a transaction or series of related transactions with an aggregate value of $10 million or more, the Board of Directors of the Issuer shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

     The restrictions set forth in the preceding paragraph shall not apply to
(1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Subsidiary of the Issuer as determined in good faith by the Issuer's Board of Directors or senior management; (2) transactions between or among the Issuer or any Restricted Subsidiary of the Issuer, on the one hand, and any Subsidiary of the Issuer or other Person controlled (as such term is defined in the definition of "Affiliate") by the Issuer, on the other hand, so long as no portion of the remaining interest in such Subsidiary or other Person is owned by a Person who controls (as such term is defined in the definition of "Affiliate") the Issuer, or between or among such Subsidiaries and Persons, provided such transactions are not otherwise prohibited by the Indenture; (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (4) transactions between the Issuer or any Restricted Subsidiary of the Issuer, on the one hand, and Caterair or any Subsidiary of Caterair, on the other hand; and (5) Restricted Payments permitted by the Indenture.

     Caterair will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates.

     The restrictions set forth in the preceding paragraph shall not apply to
(1) transactions between Caterair or any Subsidiary of Caterair, on the one hand, and the Issuer or any Restricted Subsidiary of the Issuer, on the other hand; (2) transactions between or among Caterair or any Subsidiary of Caterair, on the one hand, and any Subsidiary of Caterair or other Person controlled (as such term is defined in the definition of "Affiliate") by Caterair, on the other hand, so long as no portion of the remaining interest in such Subsidiary or other Person is owned by a Person who controls (as such term is defined in the definition of "Affiliate") Caterair, or between or among such Subsidiaries and Persons, provided such transactions are not otherwise prohibited by the Indenture; (3) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of Caterair or any Subsidiary of Caterair as determined in good faith by Caterair's Board of Directors or senior management; (4) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and (5) Caterair Restricted Payments permitted by the Indenture.

     Limitation on Liens. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, except for (A) Liens securing Senior Debt and/or Guarantor Senior Debt and (B) Permitted Liens, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured.


     Caterair will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, except for


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

(i) Permitted Liens, (ii) Liens securing Senior Debt and/or Guarantor Senior Debt and (iii) Liens in favor of the Issuer or any Restricted Subsidiary of the Issuer.

     Prohibition on Incurrence of Senior Subordinated Debt. Neither the Issuer nor any Guarantor will, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is senior in right of payment to the Notes or its Guarantee, as the case may be, and expressly subordinate in right of payment to any other Indebtedness of the Issuer or such Guarantor, as the case may be.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Issuer to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances to or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary of the Issuer; or (c) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary of the Issuer, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any contract or any lease entered into in the ordinary course of business; (4) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) any agreement existing on the Issue Date (including, without limitation, the Senior Bank Financing); (6) in the case of clause (c) above, (A) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien and (B) restrictions on the transfer of assets imposed by any agreement, lease or permit entered into or obtained in the ordinary course of business in connection with the operation of flight kitchens; (7) (A) restrictions imposed by any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale,
(B) any agreement or instrument governing Capital Stock of any Person that is acquired or (C) any joint venture, stockholder or similar agreements; (8) encumbrances and restrictions imposed by any agreement or instrument governing Indebtedness (including any collateral or related documents) of any Restricted Subsidiary of the Issuer conducting substantially all of its business outside the United States; provided, however, that such Restricted Subsidiaries of the Issuer, in the aggregate, did not account for more than 10% of Consolidated EBITDA of the Issuer (after giving pro forma effect to inclusion of any additional Restricted Subsidiary proposing to enter into such an agreement or instrument) during the four full fiscal quarter period ending immediately prior to the date of determination thereof; or (9) an agreement effecting an amendment, refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or
(5) above or any other agreement evidencing Indebtedness permitted under the Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such amendment, refinancing, replacement or substitution agreement or any such other agreement are not less favorable to the Issuer in any material respect as determined by the Board of Directors of the Issuer than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

     Caterair will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of Caterair to
(a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to Caterair or any other Subsidiary of Caterair; or (c) transfer any of its property or assets to Caterair or any other Subsidiary of Caterair, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any contract or any lease entered into in the ordinary course of business; (4) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) any agreement existing on the Issue Date (including, without limitation, the Senior Bank Financing); (6) in the case of clause (c) above, (A) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien and (B) restrictions on the transfer of assets imposed by any agreement, lease or permit entered into or obtained in the ordinary course of business in connection with the operation of flight kitchens; (7) restrictions imposed by

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

any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale; or (8) an agreement effecting an amendment, a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such amendment, refinancing, replacement or substitution agreement are not less favorable to Caterair in any material respect as determined by the Board of Directors of Caterair than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

     Limitation on Preferred Stock of Subsidiaries. The Issuer will not permit any of its Restricted Subsidiaries to issue any Preferred Stock to any Person or permit any Person to own any Preferred Stock of a Restricted Subsidiary of the Issuer, unless the Issuer's percentage interest in the Preferred Stock of such Restricted Subsidiary is equal to or greater than the Issuer's percentage interest in the common equity of such Restricted Subsidiary.

     Caterair will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Issuer, a Wholly Owned Restricted Subsidiary of the Issuer, Caterair or a Wholly Owned Subsidiary of Caterair) or permit any Person (other than the Issuer, a Wholly Owned Restricted Subsidiary of the Issuer, Caterair or a Wholly Owned Subsidiary of Caterair) to own any Preferred Stock of any Subsidiary of Caterair.

     Merger, Consolidation and Sale of Assets. The Issuer will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or Persons or adopt a Plan of Liquidation unless (i) either (A) the Issuer shall be the survivor of such merger or consolidation or (B) the surviving or transferee Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving or transferee Person shall expressly assume all the obligations of the Issuer under the Notes and the Indenture pursuant to a supplemental indenture; (ii) except in the case of a transaction between the Issuer and a Guarantor, immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Issuer or the surviving Person is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) the Issuer has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture, that the surviving or transferee Person agrees pursuant to a supplemental indenture to be bound thereby, and that all conditions precedent in the Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer or any adoption of a Plan of Liquidation by the Issuer in accordance with the preceding paragraph, the surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such surviving or transferee Person had been named as the Issuer therein; provided, however, that solely for purposes of computing amounts described in clause (iii) of the first paragraph of the "Limitation on Restricted Payments" covenant, any such surviving or transferee Person shall only be deemed to have succeeded to and be substituted for the Issuer with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

     Limitation on Asset Sales. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) other than with respect to the Australian Assets, the Issuer or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by

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

the Issuer's Board of Directors); (ii) at least 75% of the consideration received by the Issuer or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Issuer shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay (or, in the case of letters of credit or Eurodollar loans under the Senior Bank Financing, cash collateralize) any Senior Debt or Guarantor Senior Debt or, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to reinvest in Productive Assets, or
(C) a combination of prepayment, reduction and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Issuer or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and/or (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and/or (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Issuer or such Restricted Subsidiary to make an offer to repurchase (the "Net Proceeds Offer") on a date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the excess, if any, of (x) the Net Proceeds Offer Amount over (y) the amount of any such Net Cash Proceeds required to be used by the Issuer or such Restricted Subsidiary to repurchase any senior subordinated Indebtedness of the Issuer outstanding on the Issue Date (other than Indebtedness evidenced by the Notes) at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued interest to the date of repurchase; provided, however, that if at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

     Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Issuer and its Restricted Subsidiaries aggregates at least $10 million, at which time the Issuer or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10 million or more shall be deemed to be a "Net Proceeds Offer Trigger Date").

     Notwithstanding the two immediately preceding paragraphs, the Issuer and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets and (ii) such Asset Sale is for fair market value (as determined in good faith by the Board of Directors of the Issuer); provided that the Net Cash Proceeds, if any, received by the Issuer or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

     Caterair will not, and will not permit any of its Subsidiaries to, consummate a Caterair Asset Sale unless (i) Caterair or the applicable Subsidiary, as the case may be, receives consideration at the time of such Caterair Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by Caterair's Board of Directors); (ii) at least 75% of the consideration received by Caterair or such Subsidiary, as the case may be, from such Caterair Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of a Caterair Asset Sale, Caterair shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Caterair Asset Sale within 365 days of receipt thereof either (A) to prepay any Guarantor Senior Debt or, in the case of any Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the

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

availability under such revolving credit facility, or, if there is no Guarantor Senior Debt outstanding, to prepay Senior Debt or, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to repay the Caterair Promissory Note; provided that the Issuer treats the proceeds received from such repayment as proceeds of an Asset Sale by the Issuer in compliance with the first paragraph of this covenant, (C) to reinvest in Productive Assets, or (D) a combination of prepayment, repayment, reduction and investment permitted by the foregoing clauses (iii)(A), (iii)(B) and (iii)(C). On the 366th day after a Caterair Asset Sale or such earlier date, if any, as the Board of Directors of Caterair or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Caterair Asset Sale as set forth in clause (iii) of the next preceding sentence (each, a "Caterair Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Caterair Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A),
(iii)(B), (iii)(C) and/or (iii)(D) of the next preceding sentence (each, a "Caterair Net Proceeds Offer Amount") shall be applied by Caterair or such Subsidiary to make an offer to repurchase (the "Caterair Net Proceeds Offer") on a date not less than 30 nor more than 45 days following the applicable Caterair Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the excess, if any, of (x) the Caterair Net Proceeds Offer Amount over (y) the amount of any such Net Cash Proceeds required to be used by Caterair to repurchase any senior subordinated Indebtedness of the Issuer outstanding on the Issue Date (other than Indebtedness evidenced by the Notes) at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued interest to the date of repurchase; provided, however, that if at any time any non-cash consideration received by Caterair or any Subsidiary of Caterair, as the case may be, in connection with any Caterair Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute a Caterair Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Caterair shall not resell or otherwise dispose of any Notes repurchased pursuant to a Caterair Net Proceeds Offer, other than to the Issuer for cancellation.

     Each Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date or Caterair Net Proceeds Offer Trigger Date, as the case may be, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount or Caterair Net Proceeds Offer Amount, as the case may be, Notes of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, shall remain open for a period of 20 business days or such longer period as may be required by law.

     The Issuer or Caterair, as the case may be, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Issuer or Caterair, as the case may be, shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     Guarantees of Certain Indebtedness. The Issuer will not permit any of its domestic Restricted Subsidiaries, directly or indirectly, to incur, guarantee or secure through the granting of Liens the payment of any Indebtedness under the Senior Bank Financing or any refunding or refinancing thereof, in each case unless such Restricted Subsidiary, the Issuer and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's Guarantee, such Guarantee to be a senior subordinated unsecured obligation of such Restricted Subsidiary. Neither the Issuer nor any such Guarantor shall be required to make a notation on the Notes or the Guarantees to reflect any such subsequent Guarantee. Nothing in this covenant shall be construed to permit any Restricted Subsidiary of the Issuer to incur Indebtedness otherwise prohibited by the "Limitation on Incurrence of Additional Indebtedness" covenant.

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

     Caterair will not permit any of its domestic Subsidiaries, directly or indirectly, to incur, guarantee or secure through the granting of Liens the payment of any Indebtedness under the Senior Bank Financing or any refunding or refinancing thereof, in each case unless such Subsidiary, the Issuer and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Guarantee, such Guarantee to be a senior subordinated unsecured obligation of such Subsidiary. Neither the Issuer nor any such Guarantor shall be required to make a notation on the Notes or the Guarantees to reflect any such subsequent Guarantee. Nothing in this covenant shall be construed to permit any Subsidiary of Caterair to incur Indebtedness otherwise prohibited by the "Limitation on Incurrence of Additional Indebtedness" covenant.

     Conduct of Business of the Issuer and Its Restricted Subsidiaries. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than (i) the businesses in which the Issuer, Caterair and their respective Subsidiaries and joint ventures are engaged on the Issue Date; (ii) the businesses of (A) producing, distributing, selling or delivering, or providing management or other services with respect to, meals or other food products, (B) providing catering services, (C) providing goods or services to Persons engaged in providing transportation services, including, but not limited to, Persons engaged in the airline or other passenger transportation business, or
(D) providing goods or services to or at, transportation terminals and other facilities, including, but not limited to, airports, train stations, bus stations or roadside service facilities (including, but not limited to, providing goods or services to any Person who conducts operations at any such facility); or (iii) any business which is determined in good faith by the Issuer's board of directors to be similar, ancillary, complimentary or related to, or an extension of, any business described in clause (i) or (ii) above.

     Conduct of Business of Caterair. So long as any Caterair Lease or Caterair License that is in effect on the Issue Date remains in effect, Caterair will not, and will not permit any of its Subsidiaries to, engage in any business other than the leasing of the Caterair Leased Property pursuant to the Caterair Lease and the licensing of the Caterair Licensed Property pursuant to the Caterair License; provided, however, that Caterair may continue to operate certain of its flight kitchens if Caterair has not received as of the Issue Date the requisite consents to lease such flight kitchens to the Issuer or a Subsidiary of the Issuer.

     Guarantor Capital Stock. The Issuer or a Subsidiary Guarantor will own all of the Capital Stock of each Guarantor (other than Caterair).

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":
(i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);
(ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to repurchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer or a Caterair Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 45 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes; (iv) the failure to pay at final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of (A) the Issuer, (B) Caterair, (C) any Significant Subsidiary of the Issuer or Caterair or (D) any combination of two or more Non-Significant Subsidiaries of the Issuer which at the time of determination own on a combined basis more than 10% of the consolidated assets of the Issuer (determined on a basis consistent with the definition of "Significant Subsidiary") and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Issuer, Caterair, such Significant Subsidiary or such Non-Significant Subsidiaries, as the case may be, of notice of any such acceleration) if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $15

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

million or more at any time; (v) one or more judgments in an aggregate amount in excess of $15 million (which are not paid or covered by third-party insurance by financially sound insurers that have not disclaimed coverage) shall have been rendered against the Issuer, Caterair or any Significant Subsidiary of the Issuer or Caterair and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) except as permitted by the Indenture, the Guarantee of Caterair or of a Significant Subsidiary of the Issuer or Caterair shall be held in any judicial proceeding to be unenforceable or invalid and such holding has become final and non-appealable or the Guarantee of Caterair or of a Significant Subsidiary of the Issuer or Caterair shall cease for any other reason to be in full force and effect; and (vii) certain events of bankruptcy affecting the Issuer, Caterair or any Significant Subsidiary of the Issuer or Caterair.

     Upon the happening and during the continuance of any Event of Default specified in the Indenture, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Bank Financing, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Bank Financing or 5 business days after receipt by the Issuer and the Representative under the Senior Bank Financing of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default with respect to bankruptcy proceedings of the Issuer occurs and is continuing, then such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. The holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

     The Indenture provides that if a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Notes notice of the uncured Default or Event of Default within 90 days after it occurs. In certain circumstances, the Trustee may withhold notice if and so long as its Board of Directors or a committee of its trust officers in good faith determines that withholding notice is in the interest of the Holders of the Notes. In addition, the Issuer and Caterair are each required to deliver to the Trustee, within 120 days after the end of their respective fiscal year, a certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year.

DEFEASANCE

     The Indenture will cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer, substitution and exchange of Notes, (ii) rights of Holders to receive payments of principal of, premium, if any, and interest on the Notes and any other rights of the Holders with respect to such amounts, (iii) the rights, obligations and immunities of the Trustee under the Indenture and (iv) certain other specified provisions in the Indenture (the foregoing exceptions (i) through (iv) are collectively referred to as the "Reserved Rights")) if: (a) the Issuer irrevocably deposits, or causes to be deposited, with the Trustee, in trust for the benefit of the Holders pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee (i) U.S. Legal Tender, (ii) U.S. Government Obligations

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

or (iii) a combination thereof, in an amount sufficient after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Notes, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and interest on the Notes then outstanding on the dates on which any such payments are due and payable in accordance with the terms of the Indenture and of the Notes; provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes; (b) no Default or Event of Default shall have occurred or be continuing on the date of such deposit and such deposit will not result in a Default or Event of Default under the Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Subsidiary of the Issuer is a party or by which it or its property is bound; (c) the Issuer shall have delivered to the Trustee an Opinion of Counsel from independent counsel reasonably satisfactory to the Trustee or a tax ruling from the Internal Revenue Service to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (d) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, such money or the proceeds of such U.S. Government Obligations will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (e) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with. In addition, the Issuer may terminate all of its obligations and the Guarantors' obligations under the Indenture (except as to certain of the Reserved Rights) when (i) all outstanding Notes theretofore authenticated have been delivered to the Trustee for cancellation and the Issuer has paid or caused to be paid all sums payable under the Indenture by the Issuer or (ii) the Issuer has called for redemption pursuant to the Indenture all of the Notes under arrangements satisfactory to the Trustee, the amounts described in clause (a) above have been deposited as described therein, the conditions in clauses (i) and (ii) of the proviso to such clause (a) have been satisfied and the certificate and opinion described in clause (e) above have been delivered.

MODIFICATION OF THE INDENTURE

     From time to time, the Issuer, the Guarantors and the Trustee, without the consent of the Holders of the Notes, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that (i) without the consent of each holder of the Notes affected thereby, no amendment may: (1) reduce the amount of Notes whose holders must consent to an amendment; (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or, except with respect to the matters described in clause (ii)(1) below, change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (4) make any Notes payable in money other than that stated in the Notes; (5) make any change in provisions of the Indenture protecting the right of each holder of a Note to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of a class of Notes to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the Notes); or (6) modify the subordination

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

provisions of the Indenture to adversely affect the Holders of Notes, and (ii) without the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes issued under the Indenture, no amendment may: (1) amend, change or modify the obligation of (A) the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control that has been consummated or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto or (B) Caterair to make and consummate a Caterair Net Proceeds Offer with respect to any Caterair Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or (2) release Caterair or any other Guarantor which is a Significant Subsidiary of the Issuer or Caterair from any of its obligations under its Guarantee or the Indenture other than in accordance with the terms of such Guarantee and the Indenture.

ADDITIONAL INFORMATION

     The Indenture provides that the Issuer will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will provide the Trustee, Holders and qualified institutional buyers (as defined in Rule 144A under the Securities Act) which request such information from the Issuer and indicate a bona fide interest in purchasing Notes with consolidated financial statements of the Issuer and a related "Management's Discussion and Analysis of Financial Condition and Results of Operations" comparable to those which would have been required to appear in quarterly or annual reports of the Issuer and, to holders of Private Notes, any other information set forth in Rule 144A(d)(4) or any successor provision under the Securities Act. In addition, the Issuer will provide the Trustee and Holders with unaudited combined financial data of the Issuer and the Guarantors, substantially in the form provided under the caption "Summary -- Summary Unaudited Pro Forma Financial Data" (excluding the information under the caption "Operating Statistics") in this Prospectus, for each fiscal year of the Issuer and for the first three fiscal quarters of each fiscal year of the Issuer. The Issuer will also comply with the other provisions of TIA sec. 314(a).

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or a Subsidiary of Caterair, as the case may be, or at the time it merges or consolidates with the Issuer or any Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or a Subsidiary of Caterair, as the case may be, or such acquisition, merger or consolidation.

     "Adjusted Net Assets" of a Guarantor at any date means the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee of such Guarantor), excluding Subordinated Indebtedness and debt in respect of its Guarantee as they become absolute and matured.

     "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Airline Catering Joint Venture" means any joint venture, partnership, limited liability company or other Person engaged in the business of providing airline catering services.

     "Asset Acquisition" means (a) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Issuer or a Subsidiary of any Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or (b) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than pursuant to operating leases of real or personal property entered into in the ordinary course of business), assignment or other transfer for value by the Issuer or any Restricted Subsidiary of the Issuer (including any Sale and Leaseback Transaction) to any Person other than the Issuer or a Restricted Subsidiary of the Issuer of (a) any Capital Stock of any Restricted Subsidiary of the Issuer or (b) any other property or assets of the Issuer or any Restricted Subsidiary of the Issuer other than in the ordinary course of business; provided, however, that an Asset Sale shall not include (i) a transaction or series of related transactions for which the Issuer or its Restricted Subsidiaries receive aggregate consideration of less than $1 million,
(ii) the sale or discount, in each case without recourse (other than recourse for breach of a representation or warranty), of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iii) the factoring or securitization of accounts receivable arising in the ordinary course of business, (iv) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer as permitted under the "Merger, Consolidation and Sale of Assets" covenant and (v) the sale or other disposition in the ordinary course of business of equipment or materials which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business.

     "Australian Assets" means any of the shares of Caterair Airport Services Pty Limited owned by Caterair Australia Pty Limited which Qantas Flight Catering Holdings Limited has the option to acquire pursuant to the exercise of the call options respectively described in clauses 19A, 19B and 19C of the Restated Shareholders Deed made on December 18, 1996 among Caterair Airport Services Pty Limited, Caterair Australia Pty Limited, CII, OFSI, Qantas Airways Limited and Qantas Flight Catering Holdings Limited.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required for financial reporting purposes to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard &

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

Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv) time deposits, certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; provided that instruments issued by banks not having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Services, Inc. shall not constitute "Cash Equivalents" for purposes of the subordination provisions of the Indenture; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) except for purposes of the subordination provisions of the Indenture, investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above; and (vii) overnight deposits and demand deposits maintained in the ordinary course of business.

     "Caterair Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than pursuant to operating leases of real or personal property entered into in the ordinary course of business), assignment or other transfer for value by Caterair or any Subsidiary of Caterair (including any Sale and Leaseback Transaction) to any Person other than Caterair or a Wholly Owned Subsidiary of Caterair of (a) any Capital Stock of any Subsidiary of Caterair or (b) any other property or assets of Caterair or any Subsidiary of Caterair other than in the ordinary course of business; provided, however, that Caterair Asset Sale shall not include (i) a transaction or series of related transactions for which Caterair or its Subsidiaries receive aggregate consideration of less than $1 million, (ii) the sale or discount, in each case without recourse (other than recourse for breach of a representation or warranty), of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iii) the factoring or securitization of accounts receivable arising in the ordinary course of business, (iv) the sale or other disposition in the ordinary course of business of equipment or materials which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business and (v) the sale of assets to the Issuer or any Restricted Subsidiary of the Issuer in connection with the exercise of the purchase options for the Caterair Leased Property pursuant to the Caterair Lease and the Caterair Licensed Property pursuant to the Caterair License.

     "Caterair Lease" means collectively the lease and sublease agreements pursuant to which the Caterair Leased Property is leased to the Issuer or Subsidiaries of the Issuer.

     "Caterair Leased Property"  means (i) the property and assets listed on
Schedule 2.2(k) to the Master Agreement and (ii) all other property and assets acquired by Caterair and substantially contemporaneously with such acquisition leased by Caterair to the Issuer or Subsidiaries of the Issuer.

     "Caterair License" means collectively the license agreements pursuant to which the Caterair Licensed Property is licensed to the Issuer or Subsidiaries of the Issuer.

     "Caterair Licensed Property"  means (i) the property and assets listed on
Schedule 2.2(o) to the Master Agreement and (ii) all other property and assets acquired by Caterair and substantially contemporaneously with such acquisition licensed by Caterair to the Issuer or Subsidiaries of the Issuer.

     "Caterair Promissory Note" means the 8% Pay-in-Kind Promissory Note due 2001 of Caterair.

     "Caterair Tax Sharing Agreement" means the Income Tax Sharing Agreement dated December 15, 1989, among Marriott Corporation, Caterair Holdings and Caterair.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer or OFSI, as the case may be, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Indenture), other than a Permitted Holder or Holders; or (ii) if the Permitted Holders do not own, directly or indirectly, beneficially (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Issuer or OFSI, as the case may be, (A) any Person or Group, other than a Permitted Holder or Holders, shall become the owner, directly or indirectly, beneficially (as defined in Rules

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

13d-3 and 13d-5 under the Exchange Act) or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Issuer or OFSI, as the case may be, or (B) the replacement of a majority of the Board of Directors of either the Issuer or OFSI, as the case may be, over a two-year period from the directors who constituted the Board of Directors of such Person at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of such Person then still in office who either were members of the Board of Directors of such Person at the beginning of such period or whose election as a member of the Board of Directors of such Person was previously so approved.

     "Consolidated Amortization Expense" means, with respect to any Person for any period, the consolidated amortization expense of such Person for such period, determined on a consolidated basis for such Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries) in conformity with GAAP.

     "Consolidated Depreciation Expense" means, with respect to any Person for any period, the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries) in conformity with GAAP.

     "Consolidated EBITDA" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes of such Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries) paid or accrued in conformity with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (iii) Consolidated Interest Expense, (iv) Consolidated Amortization Expense, (v) Consolidated Depreciation Expense and (vi) Consolidated Non-cash Charges.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness (excluding the incurrence of Indebtedness under any revolving credit facility and including repayment of Indebtedness under any revolving credit facility only to the extent that such repayment effects a permanent reduction in the availability thereunder) of such Person or any of its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries, other than Indebtedness between the Issuer or any Subsidiary of the Issuer and Caterair or any Subsidiary of Caterair) (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise

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

assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum (not in excess of the maximum possible rate if such agreement is an interest rate cap, interest rate collar or similar agreement) resulting after giving effect to the operation of such agreements; and (4) the permanent retirement of any Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date shall be given effect as if it occurred at the beginning of such Four Quarter Period.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (including amortization or write-off of debt issuance costs), plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in common stock) paid, accrued or scheduled to be paid or accrued during such period and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries), including the net costs associated with Interest Swap Obligations and capitalized interest, for such period determined on a consolidated basis in conformity with GAAP; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries) during such period as determined on a consolidated basis in accordance with GAAP. In addition, in calculating the Consolidated Interest Expense of the Issuer, interest expense with respect to Indebtedness between the Issuer or any Subsidiary of the Issuer and Caterair or any Subsidiary of Caterair shall be excluded therefrom.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (and, in the case of the Issuer, Caterair) for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) gains and losses from Asset Sales (without regard to the $1 million limitation set forth in the definition thereof) and Caterair Asset Sales (without regard to the $1 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects, (b) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP, (c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary of such first Person or is merged or consolidated with such first Person or any Subsidiary of such first Person, (d) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (e) the net loss of any Person, other than a Restricted Subsidiary of such first Person and (f) the net income of any Person, other than a Restricted Subsidiary of such first Person, in which such first Person has an equity interest, except to the extent of cash dividends or distributions paid to such first Person or a Restricted Subsidiary of such first Person. Notwithstanding the foregoing, in calculating the Consolidated Net Income of the Issuer, (i) charges incurred by the Issuer in connection with the consummation of the transactions contemplated by the Master Agreement (including, without limitation, (A) severance payments and other employee costs and (B) external consulting services primarily associated with the implementation of labor savings programs) shall not be deducted therefrom,
(ii) the goodwill and the increases in amortization and depreciation resulting from the consummation of the transactions contemplated by the Master Agreement

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

shall not be deducted therefrom and (iii) interest payments or accruals on the Caterair Promissory Note shall not be taken into account.

     "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries) reducing Consolidated Net Income of such Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries) for such period, determined on a consolidated basis in conformity with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, is a party designed to protect the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means (i) Indebtedness under or in respect of the Senior Bank Financing and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $10 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Issuer.

     "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Notes.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Guarantors" means (i) each of Sky Chefs, CII and Caterair, (ii) each Restricted Subsidiary of the Issuer or Subsidiary of Caterair which becomes a guarantor of the Notes in compliance with the provisions set forth under "-- Certain Covenants -- Guarantees of Certain Indebtedness" and each Subsidiary of the Issuer identified in the last paragraph under the caption "-- Guarantees" and (iii) each Restricted Subsidiary of the Issuer or Subsidiary of Caterair executing a supplemental indenture in which such Restricted Subsidiary or Subsidiary, as the case may be, agrees to be bound by the terms of the Notes and the Indenture.

     "Indebtedness" means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the amount of the obligation so secured, (viii) all obligations under currency agreements and interest swap agreements of such

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

Person, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in conformity with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

     "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

     "Investment" means, with respect to any Person any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Issuer and its Restricted Subsidiaries and Caterair and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Issuer and its Restricted Subsidiaries or Caterair and its Subsidiaries, as the case may be. In no event shall this definition of "Investment" include payments by the Issuer to a trust established in connection with a Voluntary Employees' Beneficiary Association (as referred to in Section 501(c)(9) of the Internal Revenue Code of 1986). For the purposes of the "Limitation on Restricted Payments" covenant, (i) an "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of the Issuer and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of the Issuer at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Issuer and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment, to the extent constituting a return on capital in conformity with GAAP.

     "Issue Date" means the date of first issuance of the Private Notes under the Indenture.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest, but excluding operating leases of real or personal property).

     "Net Cash Proceeds" means, (i) with respect to any Asset Sale or Caterair Asset Sale, as the case may be, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, from such Asset Sale or Caterair Asset Sale, as the case may be, net of (a) out-of-pocket expenses and fees relating to such Asset Sale or Caterair Asset Sale, as the case may be (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) any and all taxes paid or payable after taking into account any reduction in consolidated tax liability due to

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

available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale or Caterair Asset Sale, as the case may be, (d) any portion of cash proceeds which the Issuer or Caterair, as the case may be, determines in good faith should be reserved for post-closing adjustments or indemnities, it being understood and agreed that on the day that all such post-closing adjustments or indemnities have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale or Caterair Asset Sale, as the case may be, exceeds the actual post-closing adjustments or indemnities payable by the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, shall constitute Net Cash Proceeds on such date or
(ii) with respect to the sale of Capital Stock by any Person not constituting an Asset Sale or Caterair Asset Sale, as the case may be, the aggregate net cash proceeds received by such Person after payment of expenses, commissions and other similar charges incurred in connection therewith.

     "Non-Significant Subsidiary" of any Person means any Restricted Subsidiary of such Person which at the time of determination is not a Significant Subsidiary of such Person.

     "Obligations" means all obligations for, or guaranteeing the payment of, principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, without duplication.

     "OFSI Tax Sharing Agreement" means the Tax Sharing Agreement, dated the Issue Date, among OFSI, the Issuer, Sky Chefs and CII.

     "Permitted Holder" means (i) Lufthansa, (ii) LSG/Lufthansa, (iii) Gerald W. Schwartz, (iv) Onex and/or (v) Oncap Holdings Corp.

     "Permitted Indebtedness" means, without duplication, (i) the Notes, (ii) the Guarantees, (iii) Indebtedness incurred pursuant to the Senior Bank Financing, the aggregate outstanding principal amount of which shall not at any time exceed the sum of the aggregate commitments pursuant to the Senior Bank Financing as in effect on the Issue Date (A) less the amount of all mandatory principal payments actually made in respect of the term loan thereunder and (B) reduced by any required repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder actually effected in satisfaction of the application of the Net Cash Proceeds requirement described under the "Limitation on Asset Sales" covenant, (iv) other Indebtedness of the Issuer, Caterair and their respective Subsidiaries outstanding on the Issue Date, (v) Interest Swap Obligations covering Indebtedness of the Issuer, Caterair or any of their respective Subsidiaries; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the Indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Issuer or Caterair, as the case may be, to protect the Issuer or any Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, from fluctuations in interest rates on their respective outstanding Indebtedness, (vi) Indebtedness under Currency Agreements, (vii) (A) intercompany Indebtedness owed by the Issuer to any Wholly Owned Restricted Subsidiary of the Issuer or by any Restricted Subsidiary of the Issuer to the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer,
(B) intercompany Indebtedness owed by Caterair to any Wholly Owned Subsidiary of Caterair or by any Subsidiary of Caterair to Caterair or any Wholly Owned Subsidiary of Caterair and (C) Indebtedness between the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer, on the one hand, and Caterair or any Wholly Owned Subsidiary of Caterair, on the other hand, (viii) Acquired Indebtedness to the extent the Issuer could have incurred such Indebtedness in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant, (ix) (A) performance bonds, completion guarantees and similar obligations (exclusive of obligations for the payment of borrowed money), (B) guarantees pursuant to the "Guarantees of Certain Indebtedness" covenant and
(C)(1) guarantees by the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer of Indebtedness of Caterair or any Wholly Owned Subsidiary of Caterair,
(2) guarantees by Caterair or any Wholly Owned Subsidiary of Caterair of Indebtedness of the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer, (3) guarantees by the Issuer and its Wholly Owned Restricted Subsidiaries of each other's Indebtedness and (4) guarantees by Caterair and its Wholly Owned Subsidiaries of each other's Indebtedness; provided that in the case of each guarantee of Indebtedness pursuant to clauses(C)(1), (C)(2), (C)(3) or (C)(4), such Indebtedness is incurred in accordance with the provisions of the Indenture, (x) in addition to Capitalized Lease Obligations permitted under any other clause of this definition, purchase money Indebtedness and Indebtedness evidenced by Capitalized Lease Obligations not to exceed an aggregate of $10 million at any one time outstanding, (xi) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness, including Capitalized Lease Obligations incurred after the repayment of all or a portion of the Capitalized Lease Obligations outstanding as of the Issue Date so long as the aggregate amount of Capitalized Lease Obligations incurred and outstanding at any time pursuant to clause (iv) above and this clause (xi) does not exceed the amount of Capitalized Lease Obligations outstanding on the Issue Date, and any additional Indebtedness incurred to pay premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under the Indenture) of the Issuer, Caterair and their respective Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (2) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clause (iii), (xi) or (xiii) of this definition), (xii) Indebtedness incurred in connection with the exercise of the purchase options for the Caterair Leased Property pursuant to the Caterair Lease and the Caterair Licensed Property pursuant to the Caterair License; provided that any payment made to Caterair in connection with the exercise of such options is used by Caterair to prepay Guarantor Senior Debt or, if there is no Guarantor Senior Debt outstanding, to prepay Senior Debt and/or to repay the Caterair Promissory Note; provided that if Caterair elects to repay the Caterair Promissory Note, the Issuer immediately uses the proceeds received from such repayment to prepay Senior Debt, and (xiii) additional Indebtedness of the Issuer, Caterair and Restricted Subsidiaries of the Issuer in an aggregate principal amount not to exceed $75 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Senior Bank Financing).

     "Permitted Investments" means (i)(A) Investments by the Issuer or any Restricted Subsidiary of the Issuer in, or for the benefit of, any Restricted Subsidiary of the Issuer (whether existing on the Issue Date or created thereafter and including Investments in any Person, if after giving effect to such Investment, such Person would be a Restricted Subsidiary of the Issuer) and Investments in, or for the benefit of, the Issuer by any Restricted Subsidiary of the Issuer and (B) Investments by Caterair in, or for the benefit of, any Wholly Owned Subsidiary of Caterair and Investments in, or for the benefit of, Caterair by any Subsidiary of Caterair, (ii) cash and Cash Equivalents, (iii) Investments existing on the Issue Date, except for Investments in Restricted Subsidiaries of the Issuer which shall be governed by clause (i)(A) above, (iv) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (v) loans and advances by the Issuer and its Subsidiaries to their respective employees (A) the proceeds of which are used to purchase common stock of OFSI and which proceeds are contributed by OFSI to the Issuer (which contribution shall not be included as a capital contribution for purposes of clause (iii)(z) of the first paragraph of the "Limitation on Restricted Payments" covenant) or (B) in the ordinary course of business, which loans or advances do not exceed $3 million at any one time outstanding, (vi) the Guarantees, (vii) any Investment that qualifies as Permitted Indebtedness, (viii) Investments by the Issuer or any Restricted Subsidiary of the Issuer in Unrestricted Subsidiaries of the Issuer or in other Persons in an amount not to exceed $30 million at any one time outstanding,
(ix)(A) Investments by the Issuer or any Restricted Subsidiary of the Issuer in Caterair or any Wholly Owned Subsidiary of Caterair and (B) Investments by Caterair or any Subsidiary of Caterair in the Issuer or any Restricted Subsidiary of the Issuer, (x) Investments received by the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, as consideration for asset sales, including Asset Sales or Caterair Asset Sales; provided that in the case of an Asset Sale or Caterair Asset Sale, such Asset Sale or Caterair Asset Sale is effected in compliance with the

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

"Limitation on Asset Sales" covenant and (xi) in addition to Investments permitted under clause (viii) above, Investments in Unrestricted Subsidiaries that are engaged in the business of providing airline catering services and Airline Catering Joint Ventures in an aggregate amount not to exceed $50 million at any one time outstanding.

     "Permitted Liens" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or its Restricted Subsidiaries or Caterair or its Subsidiaries, as the case may be, shall have set aside on its books such reserves as may be required in conformity with GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business, as well as deposits to secure each of the foregoing, for sums not yet delinquent more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP for financial reporting purposes shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) judgment Liens not giving rise to an Event of Default;

          (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, or of Caterair and its Subsidiaries, taken as a whole, as the case may be;

          (vi) any interest or title of a lessor under any Capitalized Lease Obligation and precautionary filings made for informational purposes in connection with true leases, consignments and similar arrangements;

          (vii) purchase money Liens to finance property or assets of the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

          (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, including rights of offset and set-off;

          (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

          (xii) Liens securing Indebtedness under Currency Agreements;

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

          (xiii) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (xi) of the definition of Permitted Indebtedness; provided that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

          (xiv) Liens securing Indebtedness incurred in reliance on clause
     (xiii) of the definition of Permitted Indebtedness;

          (xv) Liens in favor of the Trustee to secure the Issuer's payment obligations to the Trustee; and

          (xvi) non-consensual Liens which do not individually or in the aggregate materially detract from the value or transferability of the property or assets of the Issuer, any Restricted Subsidiary of the Issuer, Caterair or any Subsidiary of Caterair, or materially impair the use of any such property or assets in the operation of the respective businesses of the Issuer, any Restricted Subsidiary of the Issuer, Caterair or any Subsidiary of Caterair.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Plan of Liquidation" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such Person.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Productive Assets" means assets of a kind used or usable in the businesses of the Issuer and its Restricted Subsidiaries or Caterair and its Subsidiaries, as the case may be, or similar, ancillary, complementary or related to such businesses, as conducted on the date of the relevant Asset Sale or Caterair Asset Sale, as the case may be including, without limitation, equity interests and other assets the acquisition of which would constitute a "Permitted Investment" under clause (i)(A) of the definition thereof.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of the Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act.

     "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of OFSI or the Issuer pursuant to a registration statement filed with the Commission in accordance with the Securities Act; provided that in the event of a Public Equity Offering by OFSI, OFSI contributes to the capital of the Issuer net cash proceeds of such Public Equity Offering in an amount sufficient to redeem the Notes called for redemption in accordance with the terms thereof.

     "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary of such Person.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Issuer or a Restricted Subsidiary of the Issuer or Caterair or a Subsidiary of Caterair, as the case may be, of any property, whether owned by the Issuer or a Restricted Subsidiary of the Issuer or Caterair or a Subsidiary of Caterair, as the case may be, at the Issue Date or later acquired, which has been or is to be sold or transferred by the Issuer or a Restricted Subsidiary of the Issuer or Caterair or a Subsidiary of Caterair, as the case may be, to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Senior Bank Financing" means the Term Loan Agreement, dated as of the Issue Date, among each of SCIS and Caterair as borrowers, the guarantors thereunder, the lenders party thereto from time to time in their capacities as lenders thereunder and Morgan Guaranty Trust Company of New York, as administrative agent, J.P. Morgan Securities Inc. and Bankers Trust Company, as co-arrangers, and Bankers Trust Company, as syndication agent, and the Revolving Credit Facility, dated as of the Issue Date, among the Issuer, as borrower, the guarantors thereunder, the lenders party thereto from time to time in their capacities as lenders thereunder, and Morgan Guaranty Trust Company of New York, as administrative agent, J.P. Morgan Securities Inc. and Bankers Trust Company, as co-arrangers, and Bankers Trust Company, as syndication agent, together, in each case, with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing, replacing or otherwise restructuring (including adding Restricted Subsidiaries of the Issuer and Subsidiaries of Caterair as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement to any thereof and whether by the same or any other syndication agent, documentation agent, administrative agent, lender or group of lenders.

     "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other obligations with respect to, any Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Issuer under the Senior Bank Financing, including, without limitation, (a) obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities and (b) guarantees by the Issuer of Obligations under the Senior Bank Financing where the direct borrower is Caterair or a Subsidiary of the Issuer, (y) all Interest Swap Obligations and
(z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes,
(ii) any Indebtedness of the Issuer to a Subsidiary of the Issuer, (iii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any Subsidiary of the Issuer (including, without limitation, amounts owed for compensation), (iv) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (v) Indebtedness represented by Disqualified Capital Stock, (vi) any liability for federal, state, local or other taxes owed or owing by the Issuer, (vii) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under the "Limitation on Incurrence of Additional Indebtedness" covenant (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vii) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made) would not violate such provisions of the Indenture); and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer.

     "Significant Subsidiary" means, as of any date of determination, for any Person, each Subsidiary of such Person (or, in the case of the Issuer, each Restricted Subsidiary of the Issuer) which (i) for the most recent fiscal year of such Person accounted for more than 10% of consolidated revenues or 10% of Consolidated EBITDA of such Person or (ii) as at the end of such fiscal year, was the owner of more than 10% of the consolidated assets of such Person.

     "Subordinated Indebtedness" means, with respect to any Guarantor, Indebtedness of such Guarantor which is subordinated in right of payment to the Guarantee of such Guarantor.

     "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary Guarantors" means Sky Chefs, CII and any other Restricted Subsidiary of the Issuer which was a Guarantor as of the Issue Date or becomes a Guarantor of the Notes.

     "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary), other than a Subsidiary Guarantor, to be an Unrestricted Subsidiary of the Issuer unless such Subsidiary of the Issuer owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Issuer certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary of the Issuer to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Issuer or a Restricted Subsidiary of the Issuer may guarantee Indebtedness of an Unrestricted Subsidiary of the Issuer if such guarantee is made in accordance with the "Limitation on Restricted Payments" covenant. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary of the Issuer to be a Restricted Subsidiary of the Issuer only if (x) immediately after giving effect to such designation, the Issuer is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

     "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) are owned by such Person or any Wholly Owned Subsidiary of such Person.

                         BOOK-ENTRY; DELIVERY AND FORM

     Except as described in the next paragraph, the Exchange Notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (each a "Global Note"). Each Global Note will be deposited upon issuance with, or on behalf of, DTC and registered in the name of a nominee of DTC. Except as set forth below, each Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     The Global Notes. The Issuer expects that pursuant to procedures established by DTC (i) upon the issuance of a Global Note, DTC or its custodian will credit, on its internal system, the principal amount of Exchange Notes of the individual beneficial interests represented by such Global Note to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in a Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined herein)) and the records of Participants (with respect to interests of persons other than Participants). Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants.

     So long as DTC, or its nominee, is the registered owner or holder of Exchange Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Note for all purposes under the Indenture. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Exchange Notes.

     Payments of the principal of, premium (if any), and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Issuer, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Issuer expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest on a Global Note, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of a Global Note as shown on the records of DTC or its nominee. The Issuer also expects that payments by Participants to owners of beneficial interests in a Global Note held through such Participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

     Transfers between Participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of certificates for its Exchange Notes for any reason, including to sell Exchange Notes to persons in states which require physical delivery of the Exchange Notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Participants to whose account the DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange Global Notes for certificated securities, which it will distribute to its Participants.

     DTC has advised the Issuer as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates.

Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among Participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for any Global Note and a successor depositary is not appointed by the Issuer within 90 days, certificated securities will be issued in exchange for such Global Note.

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Issuer has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of this Prospectus in the Letter of Transmittal for use in connection with any such resale for a period of up to 90
days after the Expiration Date. In addition, until             , 1998, all
dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.


     The Issuer will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date, the Issuer will promptly send additional copies of this Prospectus or any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer and the Guarantors have agreed to pay all expenses incident to the Issuer's and the Guarantors' performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Private Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

     See "The Exchange Offer" for additional information concerning the Exchange Offer and interpretations of the staff of the Commission with respect to prospectus delivery obligations of broker-dealers.

                                 LEGAL MATTERS

     The validity of the Exchange Notes and the Guarantees offered hereby will be passed upon for the Issuer and the Guarantors by Kaye, Scholer, Fierman, Hays & Handler, LLP.

                                    EXPERTS

     The consolidated financial statements of SCIS and its subsidiaries as of December 31, 1996 and 1995 and for each of the three fiscal years in the period ended December 31, 1996 included in this Prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Caterair and its subsidiaries as of December 31, 1996 and 1995 and for each of the two fiscal years in the period ended December 31, 1996 included in this Prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Caterair and its subsidiaries for the year ended December 31, 1994 included in this Prospectus have been included herein in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION


     The Issuer and the Guarantors have filed with the Commission a Registration Statement on Form S-4 (which together with any amendments thereto is referred to as the "Registration Statement") under the Securities Act with respect to the Exchange Notes and Guarantees offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus, which is part of the Registration Statement, omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to the Issuer, the Guarantors and the Exchange Notes and Guarantees offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. With respect to each contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each statement in this Prospectus relating to any such contract, agreement or other document shall be deemed qualified in its entirety by such reference.


     The Issuer will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Issuer at 524 E. Lamar Blvd., Arlington, Texas 76011, telephone number (817) 792-2281, attention: Thomas Lee.

     The Registration Statement (and the exhibits and schedules thereto) may be inspected and copied at the public reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Registration Statement (and the exhibits and schedules thereto) can also be reviewed through the Commission's Electronic Data Gathering, Analysis and Retrieval System, which is publicly available through the Commission's Web Site (http://www.sec.gov).

     The Indenture provides that the Issuer will deliver to the Trustee under the Indenture within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will provide the Trustee under the Indenture, holders of Notes and QIBs which request such information from the Issuer and indicate a bona fide interest in purchasing Notes with consolidated financial statements of the Issuer and a related "Management's Discussion and Analysis of Financial Condition and Results of Operations" comparable to those which would have been required to appear in quarterly or annual reports of the Issuer and, to holders of Private Notes, any other information set forth in Rule 144A(d)(4) or any successor provision under the Securities Act. In addition, the Issuer will provide the Trustee under the Indenture and holders of Notes with unaudited combined financial data of the Issuer and the Guarantors, substantially in the form provided under the caption "Summary -- Summary Unaudited Pro Forma Financial Data" (excluding the information under the caption "Operating Statistics") in this Prospectus, for each fiscal year of the Issuer and for the first three fiscal quarters of each fiscal year of the Issuer. The Issuer will also comply with the other provisions of TIA sec. 314(a).

                         INDEX TO FINANCIAL STATEMENTS

                           SC INTERNATIONAL SERVICES, INC.                             PAGE
                                                                                       ----
Report of Independent Accountants (Coopers & Lybrand L.L.P.).........................   F-2
Consolidated Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997
  (unaudited)........................................................................   F-3
Consolidated Statements of Operations for each of the three years in the period ended
  December 31, 1996 and the nine months ended September 30, 1996 and 1997
  (unaudited)........................................................................   F-4
Consolidated Statements of Shareholder's Equity for each of the three years in the period ended December 31, 1996 and the nine months ended September 30, 1997
  (unaudited)........................................................................   F-5
Consolidated Statements of Cash Flows for each of the three years in the period ended
  December 31, 1996 and the nine months ended September 30, 1996 and 1997
  (unaudited)........................................................................   F-6
Notes to Consolidated Financial Statements...........................................   F-7
CATERAIR INTERNATIONAL CORPORATION
Report of Independent Accountants (Coopers & Lybrand L.L.P.).........................  F-43
Report of Independent Public Accountants (Arthur Andersen LLP).......................  F-44
Consolidated Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997
  (unaudited)........................................................................  F-45
Consolidated Statements of Operations for each of the three years in the period ended
  December 31, 1996 and the nine months ended September 30, 1996 and 1997
  (unaudited)........................................................................  F-46
Consolidated Statements of Shareholder's Deficit for each of the three years in the period ended December 31, 1996 and the nine months ended September 30, 1997
  (unaudited)........................................................................  F-47
Consolidated Statements of Cash Flows for each of the three years in the period ended
  December 31, 1996 and the nine months ended September 30, 1996 and 1997
  (unaudited)........................................................................  F-48
Notes to Consolidated Financial Statements...........................................  F-49

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
SC International Services, Inc.:

     We have audited the accompanying consolidated balance sheets of SC International Services, Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, shareholder's equity and cash flows for each of the three years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SC International Services, Inc. and Subsidiaries as of December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Dallas, Texas
February 28, 1997

                SC INTERNATIONAL SERVICES, INC AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                               DECEMBER 31,
                                                           ---------------------     SEPTEMBER 30,
                                                             1995         1996           1997
                                                           --------     --------     -------------
                                                                                      (UNAUDITED)
Current assets:
  Cash and cash equivalents..............................  $ 54,829     $ 55,658       $  38,327
  Accounts and notes receivable (net of allowance for
     doubtful accounts of $12,708 in 1995, $14,314 in
     1996 and $12,949 at September 30, 1997).............   136,519      148,409         178,604
  Advances to affiliate..................................     1,043           --              --
  Tax refunds receivable from parent.....................     8,331        1,893              --
  Inventories............................................    16,985       18,150          19,049
  Deferred income taxes..................................     4,341        7,105           7,051
  Prepaid expenses.......................................    14,526       17,104          18,727
                                                           --------     --------        --------
          Total current assets...........................   236,574      248,319         261,758
Property and equipment, net..............................   175,847      190,606         189,255
Deferred income taxes....................................    42,600       45,806          61,226
Goodwill and intangible assets, net......................   256,110      245,224         253,878
Loan to affiliate........................................    38,544       41,634          44,075
Other assets.............................................    79,118       81,867          78,674
                                                           --------     --------        --------
          Total assets...................................  $828,793     $853,456       $ 888,866
                                                           ========     ========        ========

                               LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable.......................................  $ 79,806     $ 81,253       $  72,971
  Accrued expenses.......................................   138,720      174,723         178,664
  Payable to parent......................................        --           --           6,363
  Payable to affiliate...................................        --        4,505          18,327
  Current portion of long-term debt......................    14,416       15,682           7,737
  Current portion of obligations under capital leases....       650          634             400
                                                           --------     --------        --------
          Total current liabilities......................   233,592      276,797         284,462
Obligations under capital leases.........................    30,150       29,757          29,301
Long-term debt...........................................   346,843      334,156         392,278
Other long-term liabilities..............................   154,160      156,397         144,638
                                                           --------     --------        --------
          Total liabilities..............................   764,745      797,107         850,679
                                                           --------     --------        --------
Minority interest........................................     9,478        9,618           9,046
                                                           --------     --------        --------
Commitments and contingencies............................        --           --              --
Shareholder's equity:
  Common stock, $.01 par value; 3,000 shares authorized,
     100 shares issued and outstanding at December 31,
     1995, 1996, and September 30, 1997..................        --           --              --
  Additional paid-in capital.............................    59,579       59,579          59,579
  Cumulative translation adjustment......................    (1,764)      (3,797)         (3,505)
  Minimum pension liability adjustment...................    (5,565)        (330)           (330)
  Retained earnings (deficit)............................     2,320       (8,721)        (26,603)
                                                           --------     --------        --------
          Total shareholder's equity.....................    54,570       46,731          29,141
                                                           --------     --------        --------
          Total liabilities and shareholder's equity.....  $828,793     $853,456       $ 888,866
                                                           ========     ========        ========

   The accompanying notes are an integral part of the consolidated financial statements.

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                   NINE MONTHS
                                              YEAR ENDED DECEMBER 31,          ENDED SEPTEMBER 30,
                                          --------------------------------   -----------------------
                                            1994       1995        1996         1996         1997
                                          --------   --------   ----------   ----------   ----------
                                                                                   (UNAUDITED)
Revenues................................  $468,608   $739,102   $1,529,816   $1,142,102   $1,198,190
                                          --------   --------   ----------   ----------   ----------
Costs and expenses:
  Cost of operations....................   388,276    634,375    1,352,359    1,014,782    1,046,467
  Depreciation and amortization.........    15,503     21,338       37,928       27,504       31,245
  Selling, general and administrative...    17,125     28,076       48,854       35,761       37,594
  Integration expenses..................        --     28,644       30,361       21,897       13,774
  Other.................................     4,345     29,882       23,721       17,251       12,105
                                          --------   --------   ----------   ----------   ----------
          Total costs and expenses......   425,249    742,315    1,493,223    1,117,195    1,141,185
                                          --------   --------   ----------   ----------   ----------
Operating income (loss).................    43,359     (3,213)      36,593       24,907       57,005
                                          --------   --------   ----------   ----------   ----------
Other income (expense):
  Interest income.......................       204      2,458        7,896        5,303        4,789
  Interest expense......................    (5,748)   (19,715)     (50,431)     (38,870)     (39,589)
  Other.................................    (1,225)    (2,099)      (4,679)      (4,785)      (8,107)
                                          --------   --------   ----------   ----------   ----------
          Total other expense...........    (6,769)   (19,356)     (47,214)     (38,352)     (42,907)
                                          --------   --------   ----------   ----------   ----------
Earnings (loss) before income taxes.....    36,590    (22,569)     (10,621)     (13,445)      14,098
Provision (benefit) for income taxes....    13,385     (6,525)         420        4,800       11,235
Extraordinary loss from early
  extinguishment of debt, net of tax of
  $13,830...............................        --         --           --           --      (20,745)
                                          --------   --------   ----------   ----------   ----------
Net Income (loss).......................  $ 23,205   $(16,044)  $  (11,041)  $   (8,645)  $  (17,882)
                                          ========   ========    =========    =========    =========

   The accompanying notes are an integral part of the consolidated financial statements.

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                                         MINIMUM
                                          COMMON STOCK      ADDITIONAL    CUMULATIVE     PENSION      RETAINED
                                        ----------------     PAID-IN      TRANSLATION   LIABILITY     EARNINGS
                                        SHARES    AMOUNT     CAPITAL      ADJUSTMENT    ADJUSTMENT    (DEFICIT)     TOTAL
                                        ------    ------    ----------    ----------    ----------    ---------    --------
Balance, December 31, 1993............    100      $ 10      $ 20,621      $     --      $     --     $  5,624     $ 26,255
Net income............................     --        --            --            --            --       23,205       23,205
                                        ------    ------    ----------    ----------    ----------    ---------    --------
Balance, December 31, 1994............    100        10        20,621            --            --       28,829       49,460
Reorganization (Note 1)...............     --       (10)           11            --            --           --            1
Cash dividend to parent...............     --        --            --            --            --      (10,465)     (10,465)
Noncash capital contribution from
  parent..............................     --        --        38,947            --            --           --       38,947
Net loss..............................     --        --            --            --            --      (16,044)     (16,044)
Cumulative translation adjustment.....     --        --            --        (1,764)           --           --       (1,764)
Minimum pension liability
  adjustment..........................     --        --            --            --        (5,565)          --       (5,565)
                                        ------    ------    ----------    ----------    ----------    ---------    --------
Balance, December 31, 1995............    100        --        59,579        (1,764)       (5,565)       2,320       54,570
Cumulative translation adjustment.....     --        --            --        (2,033)           --           --       (2,033)
Minimum pension liability
  adjustment..........................     --        --            --            --         5,235           --        5,235
Net loss..............................     --        --            --            --            --      (11,041)     (11,041)
                                        ------    ------    ----------    ----------    ----------    ---------    --------
Balance, December 31, 1996............    100        --        59,579        (3,797)         (330)      (8,721)      46,731
Cumulative translation adjustment
  (unaudited).........................     --        --            --           292            --           --          292
Net loss (unaudited)..................     --        --            --            --            --      (17,882)     (17,882)
                                        ------    ------    ----------    ----------    ----------    ---------    --------
Balance, September 30, 1997
  (unaudited).........................    100      $ --      $ 59,579      $ (3,505)     $   (330)    $(26,603)    $ 29,141
                                        ======    =======   =========     ==========    ==========    ========     ========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                    NINE MONTHS
                                                  YEAR ENDED DECEMBER 31,       ENDED SEPTEMBER 30,
                                               ------------------------------   -------------------
                                                 1994       1995       1996       1996       1997
                                               --------   --------   --------   --------   --------
                                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)........................... $ 23,205   $(16,044)  $(11,041)  $ (8,645)  $(17,882)
  Adjustments to reconcile net income (loss)
     to net cash provided by operating
     activities:
     Depreciation and amortization............   15,503     21,338     37,928     27,504     31,245
     Deferred income taxes....................     (889)    (8,610)    (5,970)    (8,000)   (15,366)
     Extraordinary loss from early
       extinguishment of debt.................       --         --         --         --     10,825
     Noncash integration and other expenses...       --     41,064         --         --         --
     Bad debt expense.........................       --        931      1,765        327        374
     Postretirement benefits in excess of cash
       paid...................................    2,000      1,400      2,000      1,500      1,501
     Interest payable in-kind from
       affiliate..............................       --         --     (3,090)    (2,267)    (2,442)
     Changes in assets and liabilities:
       Decrease (increase) in working capital
          items (Note 19).....................  (20,825)    23,744     21,661     31,181    (39,149)
       Decrease (increase) in other assets....   (5,482)     8,550     (9,683)     8,787     22,199
       Increase (decrease) in other noncurrent
          liabilities.........................    7,647    (13,265)     5,612     (6,055)   (13,829)
                                               --------   --------   --------   --------   --------
          Net cash provided by operating
            activities........................   21,159     59,108     39,182     44,332    (22,524)
                                               --------   --------   --------   --------   --------
Cash flows from investing activities:
  Acquisition of businesses...................  (10,582)  (211,151)        --         --    (35,900)
  Purchase of property and equipment..........  (11,775)    (9,575)   (36,900)   (20,699)   (18,962)
  Advances from (repayments to) affiliate.....       --    (38,831)     5,548      5,833     13,823
  Other.......................................   (1,000)       412         --         --
                                               --------   --------   --------   --------   --------
          Net cash used in investing
            activities........................  (23,357)  (259,145)   (31,352)   (14,866)   (41,039)
                                               --------   --------   --------   --------   --------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt....       --    225,000         --         --     90,000
  Proceeds from issuance of Notes.............       --    125,000         --         --    300,000
  Deferred financing costs....................       --    (17,337)        --         --    (13,228)
  Payment of long-term debt and obligations
     under capital leases.....................  (16,495)   (38,190)      (409)      (160)      (690)
  Borrowing (repayments) under credit
     agreement and foreign bank overdrafts....   17,500    (15,998)   (13,030)    (8,896)  (213,106)
  Payment of Notes............................       --         --         --         --   (125,000)
  Purchase of employee stock loans from an
     affiliate................................       --     (6,661)        --         --         --
  Dividend payment to parent..................       --    (10,465)        --         --         --
  Net change in (payable to) and receivable
     from parent..............................    8,228    (18,938)     6,438     (2,299)     8,256
                                               --------   --------   --------   --------   --------
          Net cash provided by (used in)
            financing activities..............    9,233    242,411     (7,001)   (11,355)    46,232
                                               --------   --------   --------   --------   --------
Increase in cash and cash equivalents.........    7,035     42,374        829     18,811    (17,331)
Cash and cash equivalents, beginning of
  period......................................    5,420     12,455     54,829     54,829     55,658
                                               --------   --------   --------   --------   --------
Cash and cash equivalents, end of period...... $ 12,455   $ 54,829   $ 55,658   $ 73,640   $ 38,327
                                               ========   ========   ========   ========   ========
Supplemental disclosure of cash flow
  information:
  Cash paid during the period for:
     Interest................................. $ 12,584   $ 16,093   $ 45,053   $ 29,156   $ 38,107
     Income taxes.............................    5,747      5,124      3,300      1,303      6,652
Supplemental disclosure of noncash financing
  and investing activities:
  Noncash capital contribution from parent....       --     38,947         --         --         --
  Business combination liabilities assumed....       --     44,048      4,464      4,464         --

   The accompanying notes are an integral part of the consolidated financial statements.

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business and Basis of Consolidation and Presentation

     SC International Services, Inc. ("SCIS" or the "Company") is a wholly-owned subsidiary of Onex Food Services, Inc. ("OFSI" or the "Parent") and is engaged primarily in providing airline catering services. SCIS owns 100% of two operating subsidiaries, Sky Chefs, Inc. ("Sky Chefs") and Caterair International, Inc. (II) ("CII"). SCIS and CII were formed to effect the September 29, 1995 business combination of Sky Chefs and Caterair International Corporation ("Caterair"). In conjunction with this transaction, OFSI contributed all of the common shares of Sky Chefs to SCIS. Prior to the business combination, Sky Chefs was primarily engaged in providing airline catering services to airlines with flights originating in the United States. The business combination between Sky Chefs and Caterair substantially expanded the Company's operations, which are now conducted worldwide principally under the tradenames of LSG Lufthansa Service/SKY Chefs and Caterair.

     The accompanying consolidated financial statements include the accounts of the Company and all wholly-owned and majority-owned subsidiaries. For all periods presented prior to the incorporation of SCIS and the contribution of all the common stock of Sky Chefs to SCIS, the consolidated financial statements only reflect the consolidated financial position, results of operations and cash flows of Sky Chefs. The equity method of accounting is used when the Company has 20% to 50% interest in other companies. Under the equity method, original investments are recorded at cost and adjusted for the Company's share of undistributed earnings or losses of these companies. All significant intercompany transactions have been eliminated.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Interim Financial Information

     The consolidated balance sheet as of September 30, 1997, the consolidated statement of shareholder's equity for the nine months then ended, and the consolidated statements of operations and cash flows for the nine months ended September 30, 1996 and 1997, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at September 30, 1997, and the results of operations and cash flows for all periods presented have been made. The results of operations for the interim periods are not necessarily indicative of the operating results for the full year.

  Revenue Recognition

     Revenues are recognized at the time products are delivered to customers or services are performed.

  Cash and Cash Equivalents

     For purposes of the statements of cash flows, all highly liquid debt instruments purchased with an original maturity of three months or less are considered to be cash equivalents. Cash flows from futures and swap transactions are classified in the same category as the items being hedged.

  Interest Rate Swap Agreements

     The differential to be paid or received on interest rate swap agreements is accrued as interest rates change and is recognized over the life of the agreement.

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

  Inventories

     Inventories are valued at the lower of cost (first-in, first-out basis) or market and consist primarily of raw materials.

  Property and Equipment

     The provision for depreciation and amortization of property and equipment is computed using the straight-line method. The estimated useful lives are as follows:

        Buildings...............................  20 years
        Leasehold improvements..................  Term of the lease or estimated useful life, whichever is less
        Furniture and equipment.................  5 to 10 years
        Vehicles................................  5 to 10 years

     Gains and losses from disposals of property and equipment are reflected in other income (expense) in the period of disposal.

  Property and Equipment Under Capital Leases

     Buildings under capital leases are amortized over the lives of the leases which vary from 11 to 31 years. Equipment under capital leases is amortized over the lives of the leases or the estimated useful lives of the equipment, whichever is less.

  Goodwill and Intangible Assets

     Intangible assets are recorded at cost. Amortization is determined by the straight-lined method. Goodwill represents the excess of cost over fair value of net assets acquired. The estimated useful lives of these intangibles are as follows:

        Goodwill................................  25 to 28 years
        Trademark and tradenames................  25 years
        Beneficial lease and license rights.....  Term of the lease or license or estimated useful life whichever
                                                    is less, ranging from 6 to 32
                                                    years
        Noncompete agreement....................  Term of the agreement, 6 years

     The Company periodically evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of intangibles may warrant revision or that the remaining balance of intangibles may not be recoverable. An impairment of intangibles is recognized when estimated undiscounted future cash flows generated by acquired businesses are determined to not be sufficient to recover intangibles. The amount of impairment, if any, is measured based on projected discounted cash flows using a discount rate reflecting the Company's average cost of funds.

     On March 31, 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company adopted this standard effective January 1, 1996, which did not have a material impact on the Company's financial position or results of operations.

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

  Deferred Financing Costs

     Costs incurred related to the issuance of debt are deferred and amortized over the life of the related debt using the effective interest rate method. Amortization of deferred financing costs amounted to $525 and $2,916 for the years ended December 31, 1995 and 1996, respectively. There were no deferred financing costs or amortization thereof in 1994.

  Income Taxes

     The accounts of the Company are included in the consolidated federal income tax return of OFSI. Current and deferred income taxes are allocated to the Company as if it were a separate taxpayer.

     Deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the income tax and financial reporting carrying amounts of assets and liabilities.

     Management does not believe that it has significant tax liability related to undistributed earnings, of approximately $33,230 of foreign subsidiaries at December 31, 1996 as it believes the U.S. income tax effect on any repatriated amounts would be minimal, and management considers the remainder to be permanently invested.

  Foreign Currency Translation

     Assets and liabilities of most foreign operations are translated into U.S. dollars using current exchange rates and the effect of translation reduces or increases equity directly. For operations in countries with highly inflationary economies (principally Venezuela in 1996 and principally Argentina, Brazil, and Venezuela in 1995 and 1994), nonmonetary items are translated using historical rates, while monetary items are translated at current rates, and the effects of translation are included in operations. The U.S. dollar effects of exchange rate changes included in other income and net assets determined in highly inflationary currencies were as follows:

                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                1994       1995       1996
                                                               ------     ------     ------
    Net foreign exchange.....................................  $   --     $  748     $1,525
                                                               ======     ======      =====
    Net assets denominated in highly inflationary
      currencies.............................................  $ (500)    $2,890     $  315
                                                               ======     ======      =====

  Preopening Costs

     Preopening costs, which consist primarily of payroll expenses, are expensed as incurred.

  Reclassification of Prior Period Amounts

     Certain prior period amounts have been reclassified to conform to the current year presentation.

  Recent Accounting Standards

     During June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" and Statement of Financial Accounting Standards No. 131 "Disclosures About Segments of an Enterprise and Related Information." Preliminary analysis of these new standards by the Company indicates that the standards will not have a material impact on the Company. The standards are effective for financial statements for fiscal years beginning after December 15, 1997.

2. BUSINESS COMBINATIONS

     On September 29, 1995, the Company, OFSI, Caterair and its parent, Caterair Holdings Corporation ("Holdings"), consummated transactions with the shareholders and creditor of Holdings (the "Transac-

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

tions") whereby OFSI and an affiliate of OFSI exchanged common stock and warrants of OFSI for certain stock and debt held by Holdings' shareholders and creditor, as a result of which OFSI and its affiliate acquired more than 50% of the total outstanding voting shares of Holdings and more than 25% of the total outstanding nonvoting shares of Holdings. In addition, the Company and its subsidiaries acquired, licensed, leased and subleased substantially all of the worldwide business and assets of Caterair. However, after the consummation of the Transactions Caterair retained certain operations relating to customer contracts for which consents to assignment were not obtained. Such consents with respect to these operations were obtained during the second quarter of 1996 and such operations were leased, subleased and licensed to SCIS and its subsidiaries.

     The aggregate purchase price for substantially all of the foreign operations of Caterair, Caterair's tradename and working capital and the assumption of certain Caterair liabilities was approximately $247,247 (not including $15,054 of fees relating to the Transactions) which consisted of $208,300 in cash and approximately $38,947 in common stock and warrants of OFSI. In connection with the Transactions, OFSI contributed capital to SCIS in an amount equal to the consideration paid to Holdings' shareholders and creditor. The purchase price was allocated based on the estimated fair values of the assets acquired at the date of acquisition. The Transactions resulted in goodwill of approximately $131,680 which is being amortized over 25 years.

     The Company accounted for this acquisition described in the preceding paragraph using the purchase method of accounting. The results of operations and cash flows are included in the consolidated statements of operations and cash flows from the date of acquisition.

     Prior to the Transactions, the Company and Caterair had idle kitchens at airports which were expected to be utilized in operations in the future. The Company expensed costs associated with these facilities as incurred. Subsequent to the Transactions, the Company reviewed its inventory of idle kitchens and reevaluated its plans to operate these kitchens in the future. The Company determined that certain of these idle facilities will not be utilized in operations in the future. Therefore, the Company accrued costs representing the net present value of future minimum rentals less expected sublease income of $32,832 at the date of the acquisition. The accrued costs relating to former Caterair facilities of $13,342 (net of taxes of $8,352) are reflected as an increase in goodwill. The accrued costs relating to former Sky Chefs' facilities of $11,138 were charged to income and are included in integration expenses. In addition, the carrying value of $6,091 at December 31, 1995, for Sky Chefs' property and equipment (principally leasehold improvements) was charged against income and included in integration expenses. In the opinion of management, the remaining carrying values of idle facilities are not in excess of net realizable value. As of December 31, 1996, accrued costs of $6,000 were included in accrued expenses and $23,470 were included in other long-term liabilities. At December 31, 1995 accrued costs of $6,000 were included in accrued expenses and $25,672 were included in other long-term liabilities.

     The Company is currently in the process of consolidating kitchen operations at airports where excess kitchen capacity exists. This consolidation process has resulted in the closing of certain kitchen facilities and a reduction in the number of personnel. Additional liabilities for kitchen closings and severance resulting from additional consolidations will be recognized as expense in the period incurred.

     A pre-tax charge of $18,000 was recorded in other costs and expenses during 1995 for a fee payable to a major customer in connection with obtaining its consent to the Transactions and its revocation of a notice of nonperformance of contract previously issued by the customer to Caterair.

     Shown below are unaudited pro forma results of operations for the years ended December 31, 1995 and 1994, respectively, as though the Transactions occurred at the beginning of each period presented. The pro forma information set forth below does not purport to be indicative of the results which would actually have

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

been attained had the Transactions been consummated as of the dates set forth below or indicative of results which may be achieved in the future.

                                                                   YEAR ENDED DECEMBER 31,
                                                                  --------------------------
                                                                     1994           1995
                                                                  -----------    -----------
                                                                         (UNAUDITED)
    Revenues....................................................  $ 1,529,185    $ 1,520,987
                                                                    =========      =========
    Net loss....................................................  $   (5,720)    $   (7,782)
                                                                    =========      =========

     In August and November 1995, Sky Chefs acquired three domestic kitchen operations from an affiliate of LSG Lufthansa Service USA Corp., a minority shareholder, for a cash purchase price of $5,146 and recorded goodwill of $3,151 which is being amortized over 25 years.

     After the Transactions, the Company evaluated its investment in ServCater, a Brazilian in-flight food service company. The Company determined the investment acquired in October 1994 was partially impaired since the projected undiscounted cash flows would be insufficient to recover goodwill and other advances. Accordingly, the Company recognized a charge of $3,215 in 1995 which is included in integration expenses.

3. PREPAID EXPENSES

                                                             DECEMBER 31,
                                                          -------------------     SEPTEMBER 30,
                                                           1995        1996          1997
                                                          -------     -------     -----------
                                                                                  (UNAUDITED)
    Prepaid employee healthcare.........................  $ 7,141     $ 7,141       $ 7,141
    Other...............................................    7,385       9,963        11,586
                                                          -------     -------       -------
                                                          $14,526     $17,104       $18,727
                                                          =======     =======       =======

4. PROPERTY AND EQUIPMENT

                                                            DECEMBER 31,
                                                        ---------------------     SEPTEMBER 30,
                                                          1995         1996          1997
                                                        --------     --------     -----------
                                                                                  (UNAUDITED)
    Property and equipment, at cost:
      Land............................................  $  9,110     $  9,339      $   8,805
      Buildings and leasehold improvements............   137,962      143,245        146,642
      Machinery and equipment.........................    92,250       99,887        112,576
      Construction in progress........................     8,234       26,327         23,669
                                                        --------     --------       --------
                                                         247,556      278,798        291,692
      Less accumulated depreciation and
         amortization.................................    78,916       98,747        111,906
                                                        --------     --------       --------
                                                         168,640      180,051        179,786
                                                        --------     --------       --------
    Property and equipment under capital leases:
      Buildings and improvements......................     8,228        8,228          8,228
      Machinery and equipment.........................    14,946       20,212         19,790
                                                        --------     --------       --------
                                                          23,174       28,440         28,018
      Less accumulated amortization...................    15,967       17,885         18,549
                                                        --------     --------       --------
                                                           7,207       10,555          9,469
                                                        --------     --------       --------
                                                        $175,847     $190,606      $ 189,255
                                                        ========     ========       ========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

5. GOODWILL AND INTANGIBLE ASSETS

                                                            DECEMBER 31,
                                                        ---------------------     SEPTEMBER 30,
                                                          1995         1996          1997
                                                        --------     --------     -----------
                                                                                  (UNAUDITED)
    Goodwill..........................................  $156,574     $158,067      $ 168,188
    Trademarks and tradenames.........................    75,000       75,000         75,000
    Noncompete agreements.............................    18,781       18,781         28,781
    Beneficial lease and license rights...............    29,624       31,444         31,670
                                                        --------     --------       --------
                                                         279,979      283,292        303,639
      Less accumulated amortization...................    23,869       38,068         49,761
                                                        --------     --------       --------
                                                        $256,110     $245,224      $ 253,878
                                                        ========     ========       ========

6. OTHER ASSETS

                                                               DECEMBER 31,
                                                            -------------------   SEPTEMBER 30,
                                                              1995       1996        1997
                                                            --------   --------   -----------
                                                                                  (UNAUDITED)
    Prepaid employee healthcare............................ $ 33,333   $ 29,645     $21,174
    Deferred financing costs, net of accumulated
      amortization of $525, $3,441, and $106 at December
      31, 1995, 1996, and September 30, 1997,
      respectively.........................................   16,812     13,993      13,122
    Investments in joint ventures and unconsolidated
      affiliates...........................................   11,513     12,800      20,502
    Other..................................................   17,460     25,429      23,876
                                                             -------    -------     -------
                                                            $ 79,118   $ 81,867     $78,674
                                                             =======    =======     =======

7. ACCOUNTS PAYABLE

     Accounts payable includes $11,461, $17,659, and $11,116 at December 31, 1995 and 1996, and September 30, 1997, respectively, representing checks outstanding in excess of bank deposits. Accounts payable at December 31, 1995 and 1996, and September 30, 1997 includes $4,525, $2,916, and $4,633 respectively, of short-term foreign bank loans used primarily for overdraft and working capital purposes.

8. ACCRUED EXPENSES

                                                             DECEMBER 31,
                                                        ----------------------    SEPTEMBER 30,
                                                          1995         1996          1997
                                                        ---------    ---------    -----------
                                                                                  (UNAUDITED)
    Payroll...........................................  $  59,037    $  72,409     $  72,564
    Insurance.........................................     10,932        4,218         4,060
    Employee benefits.................................      9,349       13,148        13,569
    Provisions relating to idle facilities and other
      acquisition related costs.......................     16,790       20,022        22,099
    Other.............................................     42,612       64,926        66,372
                                                         --------     --------      --------
                                                        $ 138,720    $ 174,723     $ 178,664
                                                         ========     ========      ========

     In connection with the Transactions, the Company had accrued $95,393 as of December 31, 1995, for provisions relating to idle facilities and other acquisition related costs included in accrued expenses and other long-term liabilities. The Company made payments relating to the provisions for idle facilities of $5,528 and

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

$2,891 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. Additionally, the Company made payments relating to the provisions for other acquisition costs, principally deferred customer consent fees and non-compete payments, of $3,580 and $5,709 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. In 1996, the Company completed an analysis of excess kitchen capacity, which resulted in a pre-tax charge of $2,611 for costs representing the net present value of future minimum rentals less expected sublease income for kitchens at airports where excess kitchen capacity existed.

9. LONG-TERM DEBT

                                                              DECEMBER 31,
                                                          ---------------------   SEPTEMBER 30,
                                                            1995        1996         1997
                                                          ---------   ---------   -----------
                                                                                  (UNAUDITED)
    Credit Agreement:
      A-1 Term Loan, bearing interest at 2.50% above the
         Eurodollar borrowing rate or 1.50% above the
         lender's prime rate, due in quarterly
         installments of $750 beginning in December 1997
         through September 2000.........................  $   8,989   $   8,989    $      --
      A-2 Term Loan, bearing interest at 2.50% above the
         Eurodollar borrowing rate or 1.50% above the
         lender's prime rate, due in various quarterly
         amounts beginning in March 1996 through
         September 2000.................................     49,941      41,201           --
      B Term Loan, bearing interest at 3.00% above the
         Eurodollar borrowing rate or 2.00% above the
         lender's prime rate, due in various quarterly
         amounts beginning in March 1996 through
         September 2002.................................    135,839     134,091           --
      C Term Loan, bearing interest at 3.25% above the
         Eurodollar borrowing rate or 2.25% above the
         lender's prime rate, due in various quarterly
         amounts beginning in March 1996 through
         September 2003.................................     29,964      29,465           --
    Term Loan bearing interest at 1.50% above the
      Eurodollar borrowing rate or 0.50% above the
      lender's prime rate, due in quarterly installments
      of $225 of principal beginning in December 1997
      through December 2006, with a final maturity
      payment of $81,675 in March 2007..................         --          --       90,000
    13% Senior Subordinated Notes due 2005 with interest
      payable semi-annually beginning April 1996........    125,000     125,000           --
    9.25% Senior Subordinated Notes due 2007 with
      interest payable semi-annually beginning March 1,
      1998..............................................         --          --      300,000
    Australian $8,175 credit facility, bearing interest
      at 9.85% through October 1998 and lender's prime
      rate plus 1.87% thereafter, with scheduled
      repayment commencing in 1998 through 2001.........      5,017       4,855        2,997
    French Term Loans, bearing interest at three month
      LIBOR plus 0.85% to 1.32%, principal and interest
      payable quarterly through October 1998............      4,266       2,718        2,055
    Other foreign debt..................................      2,243       3,519        4,963
                                                          ---------   ---------   -----------
              Total debt................................    361,259     349,838      400,015
              Less current portion of long-term debt....     14,416      15,682        7,737
                                                          ---------   ---------   -----------
              Long-term debt............................  $ 346,843   $ 334,156    $ 392,278
                                                           ========    ========    =========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

     In connection with the Transactions, SCIS, Caterair and Holdings entered into a $500,000 Senior Secured Credit Agreement with a consortium of lenders (the "Credit Agreement"). The Credit Agreement provided SCIS with up to $315,000 of financing consisting of $225,000 of term loans and up to $90,000 of revolving loans (including up to $50,000 available for letters of credit). SCIS had $224,773, and $213,746 of term loan borrowings outstanding at December 31, 1995 and 1996, respectively. No revolving loan borrowings were outstanding at December 31, 1995 and 1996. The Credit Agreement also provided Caterair with $185,000 of term loans. Caterair had $185,000 and $167,500 borrowings outstanding under the Credit Agreement at December 31, 1995 and 1996, respectively. A portion of the initial borrowings of SCIS and Caterair under the Credit Agreement was used to repay certain indebtedness of Caterair.

     In connection with the Transactions, SCIS issued $125,000 of 13% Senior Subordinated Notes due October 1, 2005 (the "Notes"). The Notes were guaranteed on a joint and several senior subordinated basis by Sky Chefs, CII and Caterair.

     On August 28, 1997, SCIS consummated an offering of $300,000 of its 9.25% Senior Subordinated Notes (the "New Notes") in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Offering"). The price to investors of the New Notes was $299,600 in the aggregate. The New Notes are guaranteed on a joint and several senior subordinated basis by Sky Chefs, CII, certain other wholly-owned domestic subsidiaries of SCIS and Caterair. The New Notes (and the related guarantees) are subordinate to payment of all senior debt (as described in the Indenture relating thereto) of SCIS and the guarantors of the New Notes. The New Notes may be redeemed at the option of SCIS commencing on September 1, 2002 at various premiums above face value. Up to $105,000 of the New Notes may also be redeemed with proceeds obtained through certain public equity offerings of capital stock of OFSI or SCIS. The Indenture for the New Notes contains covenants which, among other things, limit SCIS', the guarantors' and Caterair's ability to pay dividends, make stock repurchases, incur additional indebtedness, engage in or use the proceeds of asset sales, create liens or engage in certain other transactions.

     The net proceeds to SCIS from the Offering, after deduction of discounts and offering expenses, were approximately $289,900. SCIS used $209,400 of the net proceeds to repay and retire all of its outstanding term loan indebtedness under the Credit Agreement.

     On August 25, 1997, SCIS commenced a tender offer for all of the Notes. In connection therewith, SCIS offered to purchase all of the Notes at a price equal to 117% of the principal amount thereof plus accrued and unpaid interest to the date of purchase and solicited consents to certain amendments (the "Existing Indenture Amendments") to the Indenture relating to the Notes from the holders thereof (collectively, the "Offer to Purchase"). Holders of the Notes who consented to the Existing Indenture Amendments received a payment equal to 2% of the principal amount of the Notes from which a consent was delivered.

     The Offer to Purchase expired on September 24, 1997. All of the Notes were tendered by the holders thereof and accepted for payment by SCIS in connection with the Offer to Purchase. SCIS paid $148,750 (excluding $7,850 of accrued interest) in the aggregate in consideration of the repurchase of the Notes and the related consents. SCIS used approximately $80,500 of the net proceeds from the Offering and approximately $68,250 of borrowings under the Term Loan Agreement (as defined herein) to fund such payments.

     On August 28, 1997, SCIS, certain other parties and certain lenders entered into a senior secured revolving credit agreement (the "Revolving Credit Agreement"), and Caterair, SCIS, certain other parties and certain lenders entered into a senior secured credit agreement (the "Term Loan Agreement," and together with the Revolving Credit Agreement, the "Senior Bank Financing").

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

     Concurrently with the Offering, Caterair repaid and retired all of its outstanding indebtedness under the Credit Agreement (approximately $155,900) with borrowings under the Term Loan Agreement.

     Pursuant to the Senior Bank Financing, Bankers Trust Company, Morgan Guaranty Trust Company of New York and certain other lenders provided (i) SCIS with loans under the Revolving Credit Agreement in an amount up to $90,000 (including a sub-limit of $50,000 for letters of credit) on a revolving credit basis for working capital and general corporate purposes of SCIS, Caterair and their respective subsidiaries (such Revolving Credit Agreement expires on August 28, 2002), (ii) Caterair with a nine and one-half year term loan under the Term Loan Agreement in an aggregate principal amount of $160,000 for purposes of refinancing Caterair's indebtedness under the Credit Agreement and funding payment of related transaction costs and (iii) SCIS with a nine and one-half year term loan under the Term Loan Agreement in an aggregate principal amount of $90,000 for purposes of financing, in part, SCIS' Offer to Purchase, funding payment of related transaction costs and general corporate purposes.

     All of the indebtedness under the Revolving Credit Agreement and the Term Loan Agreement is senior secured indebtedness. The Revolving Credit Agreement does not require scheduled amortization or scheduled commitment reductions. The Term Loan Agreement requires scheduled amortization payments. Each of the Revolving Credit Agreement and the Term Loan Agreement, under certain circumstances, require SCIS or Caterair, as the case may be, to make mandatory prepayments and commitment reductions. In addition, each of SCIS and Caterair may make optional prepayments and commitment reductions pursuant to the terms of the Revolving Credit Agreement or the Term Loan Agreement, as the case may be.

     SCIS' obligations under the Senior Bank Financing are jointly and severally guaranteed by OFSI (on a limited basis), an affiliate of OFSI (on a limited basis), Caterair, Sky Chefs, CII and certain other domestic subsidiaries of SCIS (including the guarantors of the New Notes). Caterair's obligations under the Senior Bank Financing are jointly and severally guaranteed by OFSI (on a limited basis), an affiliate of OFSI (on a limited basis), SCIS, Sky Chefs, CII and certain other domestic subsidiaries of SCIS (including the guarantors of the New Notes). In addition, obligations under the Senior Bank Financing are secured by
(i) first priority security interests in virtually all tangible and intangible assets of SCIS, Caterair, and their respective wholly-owned domestic subsidiaries (including the guarantors of the New Notes) and (ii) pledges of all capital stock of SCIS and Caterair and all capital stock and notes owned by SCIS, Caterair and their respective domestic subsidiaries (limited in the case of capital stock of foreign subsidiaries to 65% of such capital stock).

     SCIS' indebtedness under the Term Loan Agreement bears interest at 1.50% above the Eurodollar borrowing rate ("Eurodollar Base Borrowing Rate") or 0.5% above the lender's base rate. SCIS' indebtedness under the Revolving Credit Agreement bear interest at 1.0% above the Eurodollar Base Borrowing Rate or the lender's base rate. The actual rate charged on each credit instrument is dependent on the selection of either the 30, 60, 90 or 180 day Eurodollar borrowing rate or the base rate. Interest is payable quarterly for all loans and also at the end of each interest period for Eurodollar borrowings. The interest rate in effect at September 30, 1997 for SCIS' indebtedness under the Senior Bank Financing was 7.25%.

     Effective September 12, 1997, SCIS entered into an interest rate swap agreement to reduce interest rate exposure on long-term debt. The agreement covers a notional amount of $90,000 at September 30, 1997, and has a stated maturity of September 15, 2002.

     The documents governing the Senior Bank Financing contain a number of covenants that, among other things, restrict the ability of SCIS, Caterair and their respective subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay indebtedness or amend debt instruments, pay dividends, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations,

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

make capital expenditures, or engage in certain transactions with subsidiaries or affiliates or otherwise engage in certain corporate activities. In addition, the documents governing the Senior Bank Financing require compliance with financial tests based on combined results of SCIS and Caterair. SCIS and Caterair were in compliance with these financial covenant requirements at September 30, 1997.

     At September 30, 1997, approximately $24,728 of bank letters of credit were issued and outstanding under the Revolving Credit Agreement (approximately $24,653 issued on behalf of SCIS and approximately $75 for the benefit of Caterair) primarily to collateralize insurance carriers providing workers' compensation coverage as well as for surety bonds, leases and requirements of Caterair for environmental remediation of certain assets previously sold.

     The Revolving Credit Agreement requires the payment of .375% on the unused portion of the revolving credit facility as well as various fees for the issuance and maintenance of letters of credit.

     As of September 30, 1997 the combined aggregate amount of maturities for all long-term borrowings of the Company for each of the next five years and thereafter is as follows:

                                   YEAR ENDING
                                   DECEMBER 31,
        ------------------------------------------------------------------
          1997............................................................  $    580
          1998............................................................     7,505
          1999............................................................     1,998
          2000............................................................     1,722
          2001............................................................     2,035
          Thereafter......................................................   386,175
                                                                            ========
                                                                            $400,015
                                                                            ========

10. OTHER LONG-TERM LIABILITIES

                                                              DECEMBER 31,
                                                           -------------------   SEPTEMBER 30,
                                                             1995       1996         1997
                                                           --------   --------   -------------
                                                                                 (UNAUDITED)
    Accrued postretirement benefit liability.............  $ 31,251   $ 33,361     $  34,861
    Accrued rent.........................................    15,769     19,066        19,974
    Accrued pension obligation...........................     7,287         --         2,261
    Accrued insurance....................................     9,111     18,253        16,254
    Provisions relating to idle facilities and other
      acquisition related costs..........................    78,603     68,874        58,197
    Other................................................    12,139     16,843        13,091
                                                           --------   --------      --------
                                                           $154,160   $156,397     $ 144,638
                                                           ========   ========      ========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

11. INCOME TAXES

     The components of earnings (loss) before income taxes are as follows:

                                                               YEAR ENDED DECEMBER 31,
                                                          ---------------------------------
                                                           1994         1995         1996
                                                          -------     --------     --------
    Domestic............................................  $37,090     $(19,763)    $(27,699)
    Foreign.............................................     (500)      (2,806)      17,078
                                                          -------     ---------    ---------
                                                          $36,590     $(22,569)    $(10,621)
                                                          =======     =========    =========

     Income tax provision (benefit) reflected in the consolidated statements of operations consists of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1994        1995        1996
                                                            -------     -------     -------
    Federal:
      Current expense (benefit)...........................  $12,162     $(1,870)    $ 2,571
      Deferred benefit....................................     (242)     (5,190)     (9,230)
                                                            -------     -------     -------
              Total federal...............................   11,920      (7,060)     (6,659)
                                                            -------     -------     -------
    Foreign:
      Current expense.....................................       --       4,199       6,696
      Deferred expense (benefit)..........................       --      (2,614)        989
                                                            -------     -------     -------
              Total foreign...............................       --       1,585       7,685
                                                            -------     -------     -------
    State and local:
      Current expense (benefit)...........................    2,112        (245)        374
      Deferred benefit....................................     (647)       (805)       (980)
                                                            -------     -------     -------
              Total state and local.......................    1,465      (1,050)       (606)
                                                            -------     -------     -------
              Total provision (benefit) for income
                taxes.....................................  $13,385     $(6,525)    $   420
                                                            =======     =======     =======

     The effective income tax rate varies from the blended federal, state and local statutory rate as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                                   ------------------------
                                                                   1994     1995      1996
                                                                   ----     -----     -----
    Blended statutory rate.......................................  38.3%    (38.5)%   (38.5)%
    Amortization of nondeductible goodwill.......................   0.5       2.7      20.0
    Tax credits..................................................   0.1       0.3        --
    Effect of foreign taxes......................................    --       7.0       4.0
    Corporate-owned life insurance investments...................  (1.8)     (2.1)     (3.7)
    Foreign losses not benefited.................................    --       4.8      21.7
    Other items..................................................  (0.5)     (3.1)      0.4
                                                                   ----     -----     -----
              Effective income tax rate..........................  36.6%    (28.9)%     3.9%
                                                                   ====     =====     =====

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

     The components of deferred tax assets and deferred tax liabilities are as follows:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                        1995        1996
                                                                      --------    --------
    Net current deferred tax asset (liability):
      Bad debt expense..............................................  $  1,223    $  2,436
      Restructuring charge..........................................      (322)       (329)
      Vacation and other employee benefits..........................     3,174       3,082
      Other.........................................................       266       1,916
                                                                      --------    --------
                                                                      $  4,341    $  7,105
                                                                      ========    ========
    Net noncurrent deferred tax asset (liability):
      Depreciation and amortization.................................  $    613    $  7,303
      Capital leases................................................     3,658       3,962
      Workers' compensation benefits................................     8,288      10,112
      Prepaid healthcare benefits...................................   (13,032)    (13,497)
      Postretirement benefits.......................................    13,144      13,344
      Pension.......................................................     2,784      (1,744)
      Purchase deferred tax assets..................................    26,045      21,200
      Other.........................................................      (231)        662
      Credit and net operating carryforwards........................     5,126       8,685
                                                                      --------    --------
                                                                        46,395      50,027
    Less valuation allowance........................................     3,795       4,221
                                                                      --------    --------
                                                                      $ 42,600    $ 45,806
                                                                      ========    ========

     The Company has recorded a total net deferred tax asset of $52,911 as of December 31, 1996. Realization is dependent on generating sufficient taxable income. Although realization is not assured, management believes it is more likely than not the net deferred tax asset will be realized. The amount of the deferred asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

     The Company had income tax refunds of $10,156 and $1,893 included in advances to parent at December 31, 1995 and 1996, respectively.

     At December 31, 1996, the Company had foreign tax credit carryforwards in the amount of $2,455, which expire in 2011. The Company had U.S. operating loss carryforwards of $2,828 which expire in 2001 and foreign operating losses of $17,119 which expire as follows:

                                      YEAR OF
                                    EXPIRATION
            ----------------------------------------------------------
              1997....................................................   $ 3,092
              1998....................................................     3,143
              1999....................................................     3,482
              2000....................................................     3,752
              2001....................................................     2,924
              Indefinite..............................................       726
                                                                        ---------
                                                                         $17,119
                                                                        ========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

12. LEASES

     The Company leases various types of property, including airline catering kitchens and equipment, vehicles and office facilities. Rent expense for all operating leases was as follows:

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1994       1995       1996
                                                              -------    -------    -------
    Minimum rent............................................  $16,177    $31,131    $58,688
    Contingent rent.........................................   16,956     26,934     38,872
    Less sublease rent......................................   (1,201)    (1,489)      (542)
                                                               ------     ------     ------
              Total rent expense............................  $31,932    $56,576    $97,018
                                                               ======     ======     ======

     Contingent rent represents percentage rent based on gross revenues in excess of minimum levels.

     The future minimum lease payments required under capital leases (together with the present value of minimum lease payments) and future minimum lease payments required under operating leases that have an initial or remaining lease term in excess of one year as of December 31, 1996 are as follows:

YEAR ENDING                                                          CAPITAL     OPERATING
DECEMBER 31,                                                         LEASES       LEASES
------------                                                         -------     ---------
   1997............................................................  $ 2,936     $  50,104
   1998............................................................    2,629        47,863
   1999............................................................    2,566        46,083
   2000............................................................    2,521        44,378
   2001............................................................    2,813        48,508
   Thereafter......................................................   46,954       128,729
                                                                     -------     ---------
             Total minimum lease payments..........................   60,419     $ 365,665
                                                                                  ========
   Less imputed interest...........................................   30,028
                                                                     -------
   Present value of minimum lease payments.........................   30,391
   Less current portion............................................      634
                                                                     -------
   Long-term portion of minimum lease payments.....................  $29,757
                                                                     =======

     Other than the Caterair leases described below, most leases have initial terms of from 10 to 20 years and contain one or more renewal options.

     Leases for idle kitchens are included in the preceding table of operating leases. Future minimum lease payments associated with these facilities of $29,470 at December 31, 1996 do not represent future operating expenses as they have been accrued as part of the Transactions (see Note 2).

     In accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases," certain leases for kitchen facilities at airports owned by government unit or authority are being accounted for as operating leases because special provisions in the lease agreements make the economic life of such facilities essentially indeterminate.

     In connection with the Transactions, pursuant to several leases (the "Domestic Leases"), Sky Chefs and CII leased and subleased from Caterair substantially all of its domestic tangible assets for a six-year term. In the event that Caterair's lease of such assets was for less than six years, the applicable Domestic Lease is for such shorter period. Sky Chefs and CII have the option to purchase the assets of Caterair covered by the

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

Domestic Leases for an amount determined under formulas in the Domestic Leases that were intended to result in an exercise price equal to the estimated fair market value of such assets at the time of exercise of such option. The option is exercisable until the date which is 30 days after termination of the applicable Domestic Lease. The Company is not certain whether such options will be exercised. Total amounts payable to Caterair at December 31, 1995 and 1996, which are included in the above schedule of future minimum operating lease payments, are approximately $171,185, and $135,117 respectively, of which approximately $57,498 and $47,500, respectively, relates to lease payments for leasehold improvements and equipment.

13. RELATED PARTY TRANSACTIONS

     In connection with the Transactions, SCIS and its subsidiaries licensed Caterair's rights under certain customer contracts for a six-year period (the "License Agreements"). However, after the consummation of such Transactions, Caterair retained certain operations relating to customer contracts for which consents to assignment were not obtained. Such consents with respect to these operations were obtained during the second quarter of 1996 and such operations were leased, subleased and licensed to SCIS and its subsidiaries. Sky Chefs and CII each have the option to purchase the customer contract rights covered by the License Agreements for an amount determined under formulas in the License Agreements that were intended to result in an exercise price equal to the estimated fair market value of such rights at the time of the exercise of such option. The option is exercisable at any time until the date which is 90 days after the termination of the applicable License Agreement. The Company is not certain whether such options will be exercised. Caterair agreed, subject to certain exceptions, not to compete with Sky Chefs in the airline catering business for a six-year term and Sky Chefs is obligated to pay Caterair $4,000 per year. Lease, license and noncompete related expense for these arrangements with Caterair for the periods ended December 31, 1995 and 1996 included in cost of operations amounted to $18,953 and $77,816, respectively.

     The Company loaned Caterair approximately $37,788 in connection with the Transactions. The loan matures in 2001, bears interest at 8% per annum (payable in-kind) and is collateralized by a subordinated lien on the assets of Caterair representing collateral under the Credit Agreement and the Senior Bank Financing. The cumulative amounts due under this loan were $38,544 and $41,634 at December 31, 1995 and 1996, respectively. Interest income related to this loan of $756 and $3,090 is included in interest income for the years ended December 31, 1995 and 1996, respectively. In 1995, the Company also paid $7,147 of fees related to the Transactions on behalf of Caterair, which were included in advances to affiliates at December 31, 1995. Caterair repaid these fees to the Company in 1996.

     The Company was unable to obtain certain consents to the Transactions with respect to certain of Caterair's kitchens at which one airline is the major customer. Such consents with respect to these operations were obtained during the second quarter of 1996 and such operations were leased, subleased and licensed to SCIS and its subsidiaries. Prior to acquiring this consent, the Company and Caterair entered into a management agreement for the operations at these kitchens whereby Caterair operated them with Caterair employees with the Company providing management and administration support services in exchange for a management fee equivalent to 4% of the kitchen's net sales. Management fees earned under this arrangement amounted to $604 and $1,057 for the periods ended December 31, 1995 and 1996, respectively, and are included in revenues.

     In 1993, LSG Lufthansa Service GmbH ("LSG"), a subsidiary of Lufthansa German Airlines, acquired a minority interest in OFSI from existing shareholders through the purchase of OFSI Class A common stock by LSG's U.S. subsidiary. The parties also entered into other agreements including joint marketing and international development agreements. The Company had accounts receivable from Lufthansa German

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

Airlines of $1,541 and $2,597 at December 31, 1995 and 1996, respectively. Sales to Lufthansa German Airlines in 1995 and 1996 were $12,881 and $22,289, respectively.

     In connection with the Combination, LSG was granted the option to acquire a 50% interest in the catering business acquired by SCIS from Caterair in Europe for a price to be negotiated on a basis consistent with the valuation of the entire Caterair business implicit in the Combination. This option has expired. However, LSG and the Company are engaged in discussions with a view to reaching agreement for the sale by the Company to LSG of 50% of the Company's European catering business for a price estimated to be $50,000. There can be no assurance that such sale will occur or if it does occur as to the timing, price or other terms thereof.

     All costs incurred on the Company's behalf by OFSI and by Onex Corporation, the indirect parent of OFSI, are reflected in the Company's income statements through management fees paid to OFSI and to Onex Corporation or through direct reimbursement. The results of operations of the Company would not differ materially had the Company operated on a stand alone basis. The Company paid management fees to OFSI in 1994, 1995 and 1996 of $671, $694, and $1,500, respectively. During 1995 the Company repaid a $10,607 loan from OFSI with interest at LIBOR plus 1%, and also paid to Onex Corporation an advisory service fee relating to the Transactions of $4,000.

14. GEOGRAPHIC AND CUSTOMER INFORMATION

     Information concerning operations by geographic area is presented below:

                                                               YEAR ENDED DECEMBER 31,
                                                          ----------------------------------
                                                            1994        1995         1996
                                                          --------    --------    ----------
    Net sales:
      United States.....................................  $463,059    $572,566    $  952,009
      Europe............................................        --      65,729       243,895
      Other.............................................     5,549     100,807       333,912
                                                          --------    --------    ----------
                                                          $468,608    $739,102    $1,529,816
                                                          ========    ========     =========
    Operating income (loss):
      United States.....................................  $ 43,778    $ (4,803)   $   11,699
      Europe............................................        --       1,208        (5,282)
      Other.............................................      (419)        382        30,176
                                                          --------    --------    ----------
                                                          $ 43,359    $ (3,213)   $   36,593
                                                          ========    ========     =========
    Identifiable assets:
      United States.....................................  $224,098    $648,174    $  674,076
      Europe............................................        --      74,754        67,692
      Other.............................................    18,918     105,865       106,187
                                                          --------    --------    ----------
                                                          $243,016    $828,793    $  847,955
                                                          ========    ========     =========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

     American Airlines is the only customer that accounted for 10% or more of the Company's total revenue in any of the last three years. Sales to, and accounts receivable from, American Airlines for the last three years ended December 31 were as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                           ---------------------------------
                                                             1994        1995        1996
                                                           ---------   ---------   ---------
    Net sales to American Airlines:
      United States......................................  $ 347,948   $ 380,825   $ 412,147
      Europe.............................................         --       8,288      31,200
      Other..............................................         --       4,934      26,663
                                                           ---------   ---------   ---------
                                                           $ 347,948   $ 394,047   $ 470,010
                                                            ========    ========    ========
      Accounts Receivable from American Airlines.........  $  18,000   $  34,787   $  18,142
                                                            ========    ========    ========

     Although the Company's exposure to credit risk associated with nonpayment by American Airlines is affected by conditions or occurrences within the airline industry, trade receivables from American Airlines are considered fully collectible as of December 31, 1996.

15. EMPLOYEE BENEFITS

     In connection with the Transactions, Sky Chefs and CII, respectively, hired approximately 6,000 and 3,000 domestic employees of Caterair on October 1, 1995. Prior to the Transactions, Sky Chefs employed approximately 6,000 full-time domestic employees. The employee participants' share of plan assets in the Caterair Retirement Savings and Investment Plan as of September 29, 1995, was transferred to the Sky Chefs and CII plans.

  Retirement Benefit Plans

     Sky Chefs sponsors two noncontributory pension plans, one for union and one for non-union employees having at least one year of service and who are eligible to participate. Effective June 30, 1995, for the union employee plan and September 30, 1995, for the non-union employee plan, Sky Chefs amended the plans to exclude from participation in these plans any new employees hired by Sky Chefs subsequent to the dates of amendment. The plans provide defined benefits based upon wages or a fixed amount multiplied by years of service. The plans provide for disability and death benefits after meeting specified age and service requirements.

     Sky Chefs has elected to contribute to these plans an amount which is within the range of the Employee Retirement Income Security Act ("ERISA") minimum and maximum contributions deductible for federal income tax purposes.

     The components of pension expense related to these qualified pension plans are reflected below:

                                                                YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                              1994        1995       1996
                                                            --------    --------    -------
    Service cost..........................................  $  3,589    $  3,392    $ 4,853
    Interest cost.........................................     5,835       6,175      7,628
    Actual return on plan assets..........................     1,807     (20,066)    (9,466)
    Net amortization and deferral.........................   (10,871)     11,147        165
                                                            --------    --------    -------
              Net pension expense.........................  $    360    $    648    $ 3,180
                                                            ========    ========    =======

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

     The following table sets forth the funding status of the plans and amounts recognized in the consolidated financial statements:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1995          1996
                                                                   ---------     ---------
    Actuarial present value of benefit obligation:
      Vested benefit obligation..................................  $  89,679     $  93,397
                                                                   =========     =========
    Accumulated benefit obligation...............................  $  93,605     $  96,951
                                                                   =========     =========
    Projected benefit obligation.................................  $(107,315)    $(107,024)
    Plan assets at fair value....................................     88,839       101,151
                                                                   ---------     ---------
    Plan assets less projected benefit obligation................    (18,476)       (5,873)
    Actuarial gains and losses and effects of assumption
      changes....................................................     24,801        13,973
    Unrecognized net transition asset established January 1,
      1987, to be recognized over 11 years.......................     (2,594)       (1,263)
    Unrecognized prior service cost..............................        (45)          477
    Additional minimum liability.................................     (8,453)           --
                                                                   ---------     ---------
              Prepaid pension cost (liability)...................  $  (4,767)    $   7,314
                                                                   =========     =========

     The discount rates and rates of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were and 7.25% and 4.25%, respectively, at December 31, 1995 and 7.75% and 4.5%, respectively, at December 31, 1996. The expected long-term rate of return on assets was 10.6% for the years ended December 31, 1995 and 1996, respectively. Plan assets at December 31, 1995 and 1996 consisted primarily of cash and marketable securities.

     In addition, Sky Chefs sponsors a Supplemental Executive Retirement Plan ("SERP") for certain key executive officers. This plan has not been funded by Sky Chefs. Amounts charged to expense for this plan are $424, $418, and $431, for 1994, 1995 and 1996, respectively. The projected unfunded liability is approximately $2,845 and $3,032 at December 31, 1995 and 1996, respectively.

     In accordance with Statement of Financial Accounting Standards No. 87, Sky Chefs has recorded an additional minimum pension liability for underfunded plans of $7,287 and $707 at December 31, 1995 and 1996, respectively, representing the excess of unfunded accumulated benefit obligations over previously recorded pension cost liabilities. A corresponding amount is recognized as an intangible asset except to the extent that these additional liabilities exceed related unrecognized prior service cost and net transition obligation, in which case the increase in liabilities is charged directly to shareholders' equity. For 1995 and 1996, respectively, $5,565 and $330 of the excess minimum pension liability resulted in a charge to equity, net of income taxes of $3,484 and $255.

  Prepaid Employee Healthcare

     The Company maintains two Voluntary Employee Benefit Association ("VEBA") trusts, one for union and one for non-union domestic employees. Amounts held in the trust, consisting primarily of money market funds, were $40,474 and $36,786 at December 31, 1995 and 1996, respectively, and are included in prepaid expenses and other assets.

  Postretirement Healthcare and Life Insurance Benefits

     In addition to pension benefits, Sky Chefs provides certain healthcare and life insurance benefits for retired domestic employees. Effective, June 30, 1995, for union employees and September 30, 1995, for non-

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

union employees, Sky Chefs amended the plans to exclude from participation new union employees hired by Sky Chefs subsequent to the date of amendment and reduced substantially the postretirement healthcare and life insurance benefits for non-union employees hired by Sky Chefs subsequent to the date of amendment. Qualified domestic employees become eligible for benefits upon attainment of age 55 and completion of 10 years service. Such healthcare and life insurance benefits are provided through VEBA trusts and by insurance companies, with insurance premiums based on the benefits paid. The cash payments for providing benefits were $1,539, $1,634, and $1,885, for the years ended December 31, 1994, 1995 and 1996, respectively.

     Net postretirement benefit cost included in cost of operations for the years ended December 31, 1994, 1995 and 1996 consists of the following components:

                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                1994       1995       1996
                                                               ------     ------     ------
    Service cost.............................................  $1,015     $  838     $  861
    Interest cost............................................   2,524      2,196      2,174
    Amortization of prior service cost.......................      --         --        (59)
                                                               ------     ------     ------
              Net pension expense............................  $3,539     $3,034     $2,976
                                                               ======     ======     ======

     The following sets forth the postretirement benefit plan's funded status reconciled with amounts reported in the consolidated balance sheets as of December 31, 1995 and 1996:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1996
                                                                       -------     -------
    Accumulated postretirement benefit obligation ("APBO")
      Retirees.......................................................  $21,279     $23,313
      Fully eligible active plan participants........................    4,511       4,417
      Other active plan participants.................................    5,078       5,043
                                                                       -------     -------
    Total APBO.......................................................   30,868      32,773
    Plan assets at fair value........................................       --          --
                                                                       -------     -------
    Accumulated postretirement benefit obligation in excess of plan
      assets.........................................................   30,868      32,773
    Unrecognized net actuarial gains.................................    1,883       2,088
                                                                       -------     -------
    Accrued postretirement benefit liability.........................   32,751      34,861
    Less amount classified as current (included in accrued
      expenses)......................................................    1,500       1,500
                                                                       -------     -------
    Noncurrent liability (included in other long-term liabilities)...  $31,251     $33,361
                                                                       =======     =======

     An 8% and 7% annual rate of increase in the per capita costs of covered healthcare benefits was assumed for 1995 and 1996, respectively, gradually decreasing to 5% by the year 1999. Increasing the assumed healthcare cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation by $1,303 and $1,657 as of December 31, 1995 and 1996, respectively, and increase the aggregate of the service cost and interest cost components of net periodic postretirement benefit cost for 1994, 1995 and 1996 by $151, $183 and, $208, respectively. A discount rate of 7.25% and 7.75% was used to determine the APBO at December 31, 1995 and 1996, respectively.

  Retirement Savings Plans

     Sky Chefs has established a retirement savings plan for its domestic employees which allows participants to make contributions through salary reduction pursuant to Section 401(k) of the Internal Revenue Code. In

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

1995, Sky Chefs amended its retirement savings plan to provide a minimum 1% of eligible employee compensation contribution to the plan for those participants not eligible for participation in Sky Chefs' defined benefit plans. In addition, Sky Chefs may elect to match certain portions of employee contributions. The employer matching contribution was $655 and $1,210 for 1994 and 1995, respectively.

     CII established a retirement savings plan for its domestic employees hired from Caterair on September 29, 1995, which allows participants to make contributions from 1% to 10% of their compensation or select a fixed dollar amount to be deducted during each pay period. CII makes a matching contribution on the first 6% of each employee's pre-tax or after tax contributions, the amount of which will be determined before the start of each year. The employer matching contributions for the periods ended December 31, 1995 and 1996 were $576 and $472, respectively.

  Employee Stock Options

     Options to purchase 62.74 and 46.24 of Class A shares of OFSI capital stock were held by management employees of the Company at December 31, 1995 and 1996, respectively. The option price for the Class A shares is equal to the book value (adjusted for changes in generally accepted accounting principles subsequent to May 29, 1986) at the end of the fiscal quarter immediately preceding the exercise date. These options only become exercisable upon the occurrence of certain future events, as defined in the employee stock purchase agreement. Periodically, management employees have been given the opportunity to purchase OFSI shares in exchange for the cancellation of their outstanding OFSI options.

  Stock-Based Compensation Plan

     SCIS sponsors a book value stock purchase plan for selected management employees (the "Book Value Plan") and applies Accounting Principles Board Opinion No. 25 ("APB 25") and related interpretations in accounting for this Plan. In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") which, if fully adopted, would change the methods the Company applies in recognizing the cost of this Plan. Adoption of the cost recognition provisions of SFAS 123 is optional and the Company has decided not to elect these provisions. However, pro forma disclosures as if the Company adopted the cost recognition provisions of SFAS 123 in 1995 are required by SFAS 123 and are discussed below.

     SCIS adopted the Book Value Plan in 1986. Under the Book Value Plan, SCIS is authorized to issue Class A shares of common stock to its full-time management employees, nearly all of whom are eligible to participate. The purchase price of the shares is equal to the book value (adjusted for changes in accounting principles employed by the Company subsequent to May 29, 1986) at the end of the fiscal quarter immediately preceding the purchase date. The number of shares outstanding under the Plan at December 31, 1996, are described in Note 18 to these financial statements. Shares are purchased at 100% of the book value of the shares on the date of the purchase. Accordingly, the accounting charge for these shares purchased determined under APB 25 and SFAS 123 is zero.

     The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995.

  Deferred Compensation Plan

     The Company provides its key employees with the opportunity to participate in an unfunded deferred compensation program. There were 15 and 19 participants in the program at December 31, 1995 and 1996, respectively. Under the program, participants may defer up to 75% of their annual base salary and up to 100%

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

of their annual bonuses otherwise payable in cash. The amounts deferred are contributed by the Company together with additional corporate funds into a trust. The amounts deferred by participants are used to purchase investments at the direction of the Plan Administration Committee. The amounts contributed to the trust by OFSI are utilized to purchase life insurance policies on qualifying participants and to fund administrative expenses. Upon the death of an insured participant, the proceeds of such a policy are payable to OFSI. Account balances, which are equal to compensation deferred and related earnings, are payable to participants or their beneficiaries upon the earlier of termination of employment, retirement, death, permanent disability or a lump sum on a specific date selected in the future. The Company has guaranteed the participants a fixed rate of return of 8% through December 31, 1999 at which time the rate will be reset but will never be less than 5%. Any differences between the fixed rate and the rate of return earned by the trust will affect the amount of corporate funds necessary to administer the plan.

     The program is not qualified under Section 401 of the Internal Revenue Code. Amounts contributed to the plan through December 31, 1995 and 1996 amounted to $1,650 and $2,103, respectively.

16. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

     The carrying amounts of cash and cash equivalents, accounts and notes receivable, accounts payable and accrued expenses and other liabilities are reasonable estimates of their fair values. Letters of credit are included in the estimated fair value of accrued expenses and other liabilities. The estimated fair values and carrying amounts of other financial instruments at December 31, 1995 and 1996, are as follows:

                                                                    DECEMBER 31,
                                                    ---------------------------------------------
                                                            1995                    1996
                                                    ---------------------   ---------------------
                                                    ESTIMATED    CARRYING   ESTIMATED    CARRYING
                                                    FAIR VALUE    AMOUNT    FAIR VALUE    AMOUNT
                                                    ----------   --------   ----------   --------
    Assets:
      Senior subordinated note due from
         affiliate(a).............................   $  39,073   $ 38,544    $  41,634   $ 41,634
      Interest rate swap agreement(c).............          --         --        2,119         --
    Liabilities:
      Term loans(b)...............................     224,773    224,733      213,746    213,746
      13% senior subordinated notes(b)............     131,562    125,000      140,938    125,000
      Other long-term debt(b).....................      11,526     11,526       11,092     11,092
      Interest rate swap agreement(c).............       2,778         --           --         --

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument.

(a) SENIOR SUBORDINATED NOTE DUE FROM AFFILIATE

     The Company's Senior Subordinated Note due from Caterair in 2001 bears a fixed rate of interest of 8% (payable in-kind) and was executed September 29, 1995 in connection with the Transactions. This note is with a related party and as such there is no market activity. Accordingly, the carrying values approximate estimated fair value.

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

(b) LONG-TERM DEBT

     The Company's long-term debt securities can be segregated into three categories: (i) term loans and the revolving credit facility: (ii) 13% senior subordinated notes, and (iii) other long-term debt. There is no active market for the Company's other long-term debt and, consequently, no quoted prices are available.

        (i)   Term Loans and the Revolving Credit Facility

            The fair value of the term loans and revolving credit facility approximates the carrying value since interest rates are variable.

        (ii)  13% Senior Subordinated Notes

            The fair value of the Notes is based upon quoted market prices for the Company's and other financial instruments of similar rating and risk.

        (iii) Other Long-Term Debt

            The Company's other long-term debt is comprised principally of foreign subsidiary bank borrowings with interest and repayment terms that are not significantly different from current market rates. Accordingly, the carrying values approximate estimated fair value.

(c) INTEREST RATE SWAP AGREEMENTS

     At December 31, 1995 and 1996, the Company had interest rate swap instruments (used for hedging purposes) which were not included in the Company's consolidated balance sheet. The estimated fair value of this swap agreement was negative (representing a liability) to the Company at December 31, 1995 and positive (representing an asset) at December 31, 1996, as a result of fluctuations in projected futures interest rate swap transaction values subsequent to the trade date of December 27, 1995.

     These disclosures relate to financial instruments only. The fair value assumptions were based upon estimates of market conditions and perceived risks of the financial instruments at December 31, 1995 and 1996.

17. DISCLOSURES OF SIGNIFICANT RISKS AND UNCERTAINTIES

     The Company's financial instruments expose the Company to market and credit risks and may at times be concentrated with certain counterparties or groups of counterparties. The credit worthiness of counterparties is subject to continuing review and full performance is anticipated unless otherwise specifically disclosed.

  Concentration of Cash Equivalents

     Cash and cash equivalents of $20,581 and $19,898 at December 31, 1995 and 1996, respectively, were in foreign locations; a portion of which is restricted from repatriation under various foreign tax laws and regulations.

     The Company follows the policy of investing all idle domestic cash balances in a money market fund with one money market fund manager. The invested balances amounted to $16,740 and $20,499 at December 31, 1995 and 1996, respectively.

  Dependence on Key Customers

     As described in Note 1 and Note 2, the Company is engaged in providing catering services to airlines in the U.S. and internationally (see Note 14 for geographic and customer concentration information). The Company provides these services to its airline customers on an open account unsecured basis. Prior to the

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

Transactions described in Note 2, approximately 76% of the Company's revenue was derived from business with American Airlines under a long-term catering agreement that expires at the end of 2003. In 1996, business with American Airlines accounted for approximately 31% of the Company's business with no other customer providing more than 10% of total annual revenues. The business combination with Caterair substantially expanded the Company's base of operations and reduced substantially its concentration of customer risk.

  Dependence on Airline Industry Trends

     The Company's revenues are largely dependent upon the number of passengers who travel on airlines, the number of airline flights serviced by the Company and the level of meal service provided to passengers. As a result, a decline in the number of airline flights or in passenger traffic, or a reduction or downgrading of airline meal services, as has been the case in recent years in North America, could have a severe financial impact on the Company.

     In the past several years, a number of United States airlines have merged with other airlines, sought protection under federal bankruptcy laws or ceased operating altogether. To the extent the Company has a significant business relationship with an airline that reduces or ceases operations or seeks protection under federal bankruptcy laws, the Company's revenues may be materially adversely affected and the Company's realization of its investments in kitchen facilities, accounts receivable and other assets related to such customers may be negatively impacted.

  Repatriation and Currency Risks

     A significant portion of the Company's operations are outside the United States. International operations are subject to a number of special risks. These special risks include currency exchange rate fluctuations, trade barriers, and political and economic risks in less developed countries such as hyperinflation, governmental expropriation and exchange controls, and other governmental restrictions that may limit the ability to repatriate earnings of foreign subsidiaries.

  Caterair Operations Restructuring

     In 1993 and 1994, the business formerly operated by Caterair lost over $42,000 (excluding one-time charges for asset write-downs, provisions for kitchen closures and other nonrecurring charges). The Company is currently in the process of consolidating kitchen operations at airports where excess kitchen capacity exists. This consolidation process has resulted in the closing of certain kitchen facilities and a reduction in the number of personnel. In addition to $8,200 which was charged to income and included in integration expenses in 1995, the Company incurred approximately $30,361 of costs in 1996 associated with integration, restructuring and improving its combined operations. Additional liabilities for kitchen closings and severance resulting from additional consolidations will be recognized as expense in the period incurred.

18. COMMITMENTS AND CONTINGENCIES

     On June 23, 1995, the Company settled, for a payment of $3,700, a claim asserted by American Airlines, Inc. (American), for rent payable by the Company under facility subleases with American and occupancy costs reimbursed by American under its catering agreements with the Company. The settlement resulted in a pre-tax charge to 1995 income of $100.

     In connection with the sale of OFSI Class A common shares to employees, OFSI has a commitment to repurchase such shares (based on adjusted book value per share, as defined) in connection with an employee's termination from the Company or its subsidiaries. As of December 31, 1996, 18,925.81 Class A and
719.38 Class B shares of OFSI's outstanding capital shares were held by employees of the Company and its subsidiaries. In order to provide a reasonable long-term incentive plan for management, the Company may

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

repurchase portions of stock from existing management stockholders and redistribute the stock to key management in proportion to their leadership position in the Company.

     In the normal course of business, the Company is from time to time named a defendant in litigation and is currently a defendant in several actions. However, in the opinion of management, the outcome of such litigation will not result in a material adverse effect on the consolidated financial position or results of operations of the Company.

     The Company is continually upgrading its equipment and facilities in order to provide the most efficient service to its customers. As such, management estimates that approximately $32,000 of capital expenditures will be incurred in 1997.

19. CHANGES IN WORKING CAPITAL ITEMS

                                                                                   NINE
                                                                               MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                        -----------------------------     ----------------------
                                          1994      1995       1996         1996        1997
                                        --------   -------   --------     --------   -----------
                                                                          (UNAUDITED)
    (Increase) decrease in accounts
      and notes receivable............  $ (1,015)  $ 5,606   $(13,655)    $(21,163)   $ (30,569)
    (Increase) decrease in
      inventories.....................        20     1,234     (1,165)      (1,177)        (899)
    Increase in prepaid expenses......    (1,134)   (1,819)    (2,578)      (2,614)      (1,623)
    Increase (decrease) in accounts
      payable and accrued expenses....   (18,696)   18,723     39,059       56,135       (6,058)
                                        --------   -------   --------     --------   -----------
      Decrease in working capital
         items........................  $(20,825)  $23,744   $ 21,661     $ 31,181    $ (39,149)
                                        ========   =======   ========     ========    =========

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS

     The separate financial statements of Sky Chefs, CII and certain other indirectly wholly-owned domestic subsidiaries of SCIS which are guarantors of the New Notes (the "Subsidiary Guarantors") are not included herein because the Subsidiary Guarantors are wholly-owned consolidated subsidiaries of the Company and are jointly, severally and unconditionally liable for the obligations represented by the New Notes on a senior subordinated basis. The Company believes that the condensed consolidating financial information for the Company, the combined Subsidiary Guarantors and the subsidiaries of SCIS which are not guarantors of the New Notes (the "Non-Guarantor Subsidiaries") provide Noteholders with information that is more meaningful to them in understanding the financial position of the Subsidiary Guarantors than separate financial statements of the Subsidiary Guarantors. Therefore, the separate financial statements of the Subsidiary Guarantors are not deemed material to investors.

     Investments in subsidiaries are accounted for by the parent on the equity method for purposes of the presentation set forth below. Earnings of subsidiaries are therefore reflected in the parent's investment accounts and earnings. The principal elimination entries set forth below eliminate investments in subsidiaries and intercompany balances and transactions.

     Set forth below is consolidating financial information for (i) the combined Subsidiary Guarantors, (ii) the combined Non-Guarantor Subsidiaries, (iii) the Company (on a parent only basis), (iv) an elimination column for adjustments to arrive at the information for the Company and its subsidiaries on a consolidated basis and (v) the Company and its subsidiaries on a consolidated basis as of September 30, 1997 and December 31, 1996 and 1995, for the nine months ended September 30, 1997 and 1996 and for each of the three years in the period ended December 31, 1996.

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

                          CONSOLIDATING BALANCE SHEETS
                                  (UNAUDITED)

                                                                       SEPTEMBER 30, 1997
                                        --------------------------------------------------------------------------------
                                          COMBINED        COMBINED       SC INTERNATIONAL                      TOTAL
                                         GUARANTOR      NON-GUARANTOR     SERVICES, INC.     ELIMINATION        SCIS
                                        SUBSIDIARIES    SUBSIDIARIES      (PARENT ONLY)        ENTRIES      CONSOLIDATED
                                        ------------    -------------    ----------------    -----------    ------------
                                                         ASSETS
Current assets:
  Cash and cash equivalents..........     $  2,061        $  14,709          $ 21,557         $      --       $ 38,327
  Accounts and notes receivable,
    net..............................       94,088           70,295            15,567            (1,346)       178,604
  Advance to affiliate...............           --               --           219,743          (219,743)            --
  Tax refund receivable from
    parent...........................           --               --                --                --             --
  Inventories........................        9,432            9,617                --                --         19,049
  Deferred income taxes..............        6,361               --               998              (308)         7,051
  Prepaid expenses...................       10,664            8,061                 2                --         18,727
                                        ------------    -------------    ----------------    -----------    ------------
         Total current assets........      122,606          102,682           257,867          (221,397)       261,758
Property and equipment, net..........      106,620           82,498               137                --        189,255
Deferred income taxes................       39,099               --            23,172            (1,045)        61,226
Goodwill and intangible assets,
  net................................      276,027            1,733             8,333           (32,215)       253,878
Investment in affiliates.............      196,647           15,569            87,674          (279,388)        20,502
Loan to affiliate....................           --               --            44,075                --         44,075
Other assets.........................       32,578            1,162            20,415             3,997         58,172
                                        ------------    -------------    ----------------    -----------    ------------
         Total assets................     $773,577        $ 203,664          $441,673         $(530,048)      $888,866
                                        ===========     =============    ===============     ==========     ===========
                                          LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable...................     $ 39,481        $  25,615          $  1,267         $   6,608       $ 72,971
  Accrued expenses...................      127,839           50,825                --                --        178,664
  Payable to parent..................                         6,363                --                --          6,363
  Payable to affiliate...............      190,983           50,659            13,037          (236,352)        18,327
  Current portion of long-term
    debt.............................           --           17,778               900           (10,941)         7,737
  Current portion of obligations
    under capital losses.............          151              249                --                --            400
                                        ------------    -------------    ----------------    -----------    ------------
         Total current liabilities...      358,454          151,489            15,204          (240,685)       284,462
Obligations under capital leases.....       26,994            2,307                --                --         29,301
Long-term debt.......................       18,578            3,178           389,100           (18,578)       392,278
Deferred income taxes................           --            1,353                --            (1,353)            --
Other long-term liabilities..........      143,638            1,937             8,228            (9,165)       144,638
                                        ------------    -------------    ----------------    -----------    ------------
         Total liabilities...........      547,664          160,264           412,532          (269,781)       850,879
                                        ------------    -------------    ----------------    -----------    ------------
Minority interest....................        9,371             (325)               --                --          9,046
                                        ------------    -------------    ----------------    -----------    ------------
Commitments and contingencies........           --               --                --                --             --
Shareholder's equity:
  Common stock.......................           10               --                --               (10)            --
  Additional paid-in capital.........      181,788           12,398            59,570          (234,029)        59,579
  Cumulative translation
    adjustment.......................       (1,355)          (2,150)           (3,505)            3,505         (3,505)
  Minimum pension liabilities
    adjustment.......................         (330)              --              (330)              330           (330)
  Retained earnings (deficit)........       36,429           33,477            26,603           (55,045)       (26,603)
                                        ------------    -------------    ----------------    -----------    ------------
         Total shareholder's
           equity:...................      216,542           43,725            29,141          (288,048)        29,141
                                        ------------    -------------    ----------------    -----------    ------------
              Total liabilities and
                shareholder's
                equity...............     $773,577        $ 203,664          $441,673         $(530,048)      $888,866
                                        ===========     =============    ===============     ==========     ===========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)
                  CONSOLIDATING BALANCE SHEETS -- (CONTINUED)

                                                                      DECEMBER 31, 1996
                                       --------------------------------------------------------------------------------
                                         COMBINED        COMBINED       SC INTERNATIONAL                      TOTAL
                                        GUARANTOR      NON-GUARANTOR     SERVICES, INC.     ELIMINATION        SCIS
                                       SUBSIDIARIES    SUBSIDIARIES      (PARENT ONLY)        ENTRIES      CONSOLIDATED
                                       ------------    -------------    ----------------    -----------    ------------
                                                        ASSETS
Current assets:
  Cash and cash equivalents.........     $  1,399        $  21,517          $ 32,742         $      --       $ 55,658
  Accounts and notes receivable,
    net.............................       87,807           57,837             4,525            (1,760)       148,409
  Advance to affiliate..............           --               --           237,527          (237,527)            --
  Tax refund receivable from
    parent..........................        1,893               --                --                --          1,893
  Inventories.......................       10,204            7,008               938                --         18,150
  Deferred income taxes.............        6,167              938                --                --          7,105
  Prepaid expenses..................       10,698            6,406                --                --         17,104
                                         --------         --------          --------         ---------       --------
         Total current assets.......      118,168           93,706           275,732          (239,287)       248,319
Property and equipment, net.........      103,839           86,673                94                --        190,606
Deferred income taxes...............       39,816               --             9,343            (3,353)        45,806
Goodwill and intangible assets,
  net...............................      282,379              498                --           (37,653)       245,224
Investment in affiliates............      197,376            1,144            45,558          (231,278)        12,800
Loan to affiliate...................           --               --            41,634                --         41,634
Other assets........................       43,125            2,906            19,440             3,596         69,067
                                         --------         --------          --------         ---------       --------
         Total assets...............     $784,703        $ 184,927          $391,801         $(507,975)      $853,456
                                         ========         ========          ========         =========       ========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable..................     $ 46,607        $  27,403          $  1,048         $   6,195       $ 81,253
  Accrued expenses..................      121,504           53,219                --                --        174,723
  Payable to affiliate..............      208,761           24,371                --          (228,627)         4,505
  Current portion of long-term
    debt............................           --           15,836            10,787           (10,941)        15,682
  Current portion of obligations
    under capital leases............          387              247                --                --            634
                                         --------         --------          --------         ---------       --------
         Total current
           liabilities..............      377,259          121,076            11,835          (233,373)       276,797
Obligations under capital leases....       26,950            2,807                --                --         29,757
Long-term debt......................       18,697            6,197           327,959           (18,697)       334,156
Deferred income taxes...............           --            3,353                --            (3,353)            --
Other long-term liabilities.........      157,104            8,631             5,276           (14,614)       156,397
                                         --------         --------          --------         ---------       --------
         Total liabilities..........      580,010          142,064           345,070          (270,037)       797,107
                                         --------         --------          --------         ---------       --------
Minority interest...................        9,618             (365)               --                --          9,618
                                         --------         --------          --------         ---------       --------
Commitments and contingencies.......           --               --                --                --             --
Shareholder's equity:
  Common stock......................           10               --                --               (10)            --
  Additional paid-in capital........      175,023           11,187            59,579          (186,210)        59,579
  Cumulative translation
    adjustment......................         (807)          (2,990)           (3,797)            3,797         (3,797)
  Minimum pension liability
    adjustment......................         (330)              --              (330)              330           (330)
  Retained earnings (deficit).......       21,179           34,666            (8,721)          (55,845)        (8,721)
                                         --------         --------          --------         ---------       --------
         Total shareholder's
           equity...................      195,075           42,863            46,731          (237,938)        46,731
                                         --------         --------          --------         ---------       --------
         Total liabilities and
           shareholder's equity.....     $784,703        $ 184,927          $391,801         $(507,975)      $853,456
                                         ========         ========          ========         =========       ========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

                  CONSOLIDATING BALANCE SHEETS -- (CONTINUED)

                                                                 DECEMBER 31, 1995
                                    ----------------------------------------------------------------------------
                                      COMBINED       COMBINED      SC INTERNATIONAL                    TOTAL
                                     GUARANTOR     NON-GUARANTOR    SERVICES, INC.    ELIMINATION       SCIS
                                    SUBSIDIARIES   SUBSIDIARIES     (PARENT ONLY)       ENTRIES     CONSOLIDATED
                                    ------------   -------------   ----------------   -----------   ------------
                                                     ASSETS
Current assets:
  Cash and cash equivalents.......    $ 24,820       $  17,135        $   12,874       $       --     $ 54,829
  Accounts and notes receivable,
     net..........................      90,769          51,827             3,465           (9,542)     136,519
  Advances to affiliates..........       1,043              --           291,179         (291,179)       1,043
  Tax refund receivable from
     parent.......................       8,331              --                --               --        8,331
  Inventories.....................      10,477           6,508                --               --       16,985
  Deferred income taxes...........       7,830              --                18           (3,507)       4,341
  Prepaid expenses................      10,436           3,566                --              524       14,526
                                      --------        --------          --------       ----------     --------
          Total current assets....     153,706          79,036           307,536         (303,704)     236,574

Property and equipment, net.......      86,648          89,199                --               --      175,847
Deferred income taxes.............      30,336           3,825             8,439               --       42,600
Goodwill and intangible assets,
  net.............................     304,311              --                --          (48,201)     256,110
Investment in affiliates..........     199,815              --            42,276         (230,578)      11,513
Loan to affiliate.................          --              --            38,544               --       38,544
Other assets......................      39,179           2,875            16,645            8,906       67,605
                                      --------        --------          --------       ----------     --------
          Total assets............    $813,995       $ 174,935        $  413,440       $ (573,577)    $828,793
                                      ========        ========          ========       ==========     ========
                                      LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable................    $ 60,993       $  30,549        $      317       $  (12,053)    $ 79,806
  Accrued expenses................      85,725          47,439             5,556               --      138,720
  Payable to affiliates...........     254,552          12,160                --         (266,712)          --
  Deferred income taxes...........          --           3,507                --           (3,507)          --
  Current portion of long-term
     debt.........................          --          16,824             8,533          (10,941)      14,416
  Current portion of obligations
     under capital leases.........         425             225                --               --          650
                                      --------        --------          --------       ----------     --------
          Total current
            liabilities...........     401,695         110,704            14,406         (293,213)     233,592

Obligations under capital
  leases..........................      27,370           2,780                --               --       30,150
Long-term debt....................      18,884           5,643           341,200          (18,884)     346,843
Other long-term liabilities.......     161,599          11,006             3,264          (21,709)     154,160
                                      --------        --------          --------       ----------     --------
          Total liabilities.......     609,548         130,133           358,870         (333,806)     764,745
                                      --------        --------          --------       ----------     --------
Minority interest.................       9,307             171                --               --        9,478
                                      --------        --------          --------       ----------     --------
Commitments and contingencies

Shareholder's equity:
  Common stock....................          10              --                --              (10)          --
  Additional paid-in capital......     175,015          14,662            59,579         (189,677)      59,579
  Cumulative translation
     adjustment...................         112          (3,590)           (1,764)           3,478       (1,764)
  Minimum pension liability
     adjustment...................      (5,565)             --            (5,565)           5,565       (5,565)
  Retained earnings...............      25,568          33,559             2,320          (59,127)       2,320
                                      --------        --------          --------       ----------     --------
          Total shareholder's
            equity................     195,140          44,631            54,570         (239,771)      54,570
                                      --------        --------          --------       ----------     --------
          Total liabilities and
            shareholder's
            equity................    $813,995       $ 174,935        $  413,440       $ (573,577)    $828,793
                                      ========        ========          ========       ==========     ========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

                     CONSOLIDATING STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                        NINE MONTHS ENDED SEPTEMBER 30, 1997
                                    ----------------------------------------------------------------------------
                                      COMBINED       COMBINED      SC INTERNATIONAL                    TOTAL
                                     GUARANTOR     NON-GUARANTOR    SERVICES, INC.    ELIMINATION       SCIS
                                    SUBSIDIARIES   SUBSIDIARIES     (PARENT ONLY)       ENTRIES     CONSOLIDATED
                                    ------------   -------------   ----------------   -----------   ------------
Revenues..........................    $802,795       $ 423,802         $     --        $ (28,407)    $ 1,198,190
                                      --------        --------         --------         --------        --------
Costs and expenses:
  Cost of operations..............     661,972         384,326              169               --       1,046,467
  Depreciation and amortization...      22,399           8,835               11               --          31,245
  Selling, general and
     administrative...............      21,271          12,485            3,838               --          37,594
  Integration expenses............      10,436           3,338               --               --          13,774
  Other...........................      36,398           4,114               --          (28,407)         12,105
                                      --------        --------         --------         --------        --------
          Total costs and
            expenses..............     752,476         413,098            4,018          (28,407)      1,141,185
                                      --------        --------         --------         --------        --------
Operating income (loss)...........      50,319          10,704           (4,018)              --          57,005
                                      --------        --------         --------         --------        --------
Other income (expense):
  Interest income.................         436           6,399            3,877           (5,923)          4,789
  Interest expense................     (16,814)         (8,492)         (20,206)           5,923         (39,589)
  Equity in earnings (loss).......       2,242          (1,891)          13,114          (14,061)           (596)
  Other...........................      (5,235)         (2,276)          (6,260)              --          (7,511)
                                      --------        --------         --------         --------        --------
          Total other expense.....     (19,371)         (6,260)          (3,215)         (14,061)        (42,907)
                                      --------        --------         --------         --------        --------
Income (loss) before income
  taxes...........................      30,948           4,444           (7,233)         (14,061)         14,098
Provision (benefit) for income
  taxes...........................      15,698           5,633          (10,096)              --          11,235
Extraordinary loss, net of
  taxes...........................          --              --          (20,745)              --         (20,745)
                                      --------        --------         --------         --------        --------
Net Income (loss).................    $ 15,250       $  (1,189)        $(17,882)       $ (14,061)    $   (17,883)
                                      ========        ========         ========         ========        ========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

             CONSOLIDATING STATEMENTS OF OPERATIONS -- (CONTINUED)
                                  (UNAUDITED)

                                                        NINE MONTHS ENDED SEPTEMBER 30, 1996
                                    ----------------------------------------------------------------------------
                                      COMBINED       COMBINED      SC INTERNATIONAL                    TOTAL
                                     GUARANTOR     NON-GUARANTOR    SERVICES, INC.    ELIMINATION       SCIS
                                    SUBSIDIARIES   SUBSIDIARIES     (PARENT ONLY)       ENTRIES     CONSOLIDATED
                                    ------------   -------------   ----------------   -----------   ------------
Revenues..........................    $722,252       $ 419,850         $     --         $    --      $ 1,142,102
                                      --------        --------         --------        --------         --------
Costs and expenses:
  Cost of operations..............     635,032         379,551              199              --        1,014,782
  Depreciation and amortization...      16,829          10,675               --              --           27,504
  Selling, general and
     administrative...............      28,815           4,078            2,868              --           35,761
  Integration expenses............      18,605           3,092               --              --           21,897
  Other...........................       7,651           9,383              207              --           17,251
                                      --------        --------         --------        --------         --------
          Total costs and
            expenses..............     707,142         406,779            3,274              --        1,117,195
                                      --------        --------         --------        --------         --------
Operating income (loss)...........      15,110          13,071           (3,274)             --           24,907
                                      --------        --------         --------        --------         --------
Other income (expense):
  Interest income.................       2,053           8,184            2,667          (7,601)           5,303
  Interest expense................     (21,851)        (10,895)         (14,295)          7,601          (38,870)
  Equity in earnings (loss).......          --            (147)            (794)            794             (147)
  Other...........................      (4,167)           (471)              --              --           (4,638)
                                      --------        --------         --------        --------         --------
          Total other expense.....     (23,395)         (3,329)         (12,422)            794          (38,352)
                                      --------        --------         --------        --------         --------
Income (loss) before income
  taxes...........................      (8,285)          9,742          (15,696)            794          (13,445)
Provision (benefit) for income
  taxes...........................      (1,081)          3,332           (7,051)             --           (4,800)
                                      --------        --------         --------        --------         --------
Net Income (loss).................    $ (7,204)      $   6,410         $ (8,645)        $   794      $    (8,645)
                                      ========        ========         ========        ========         ========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

             CONSOLIDATING STATEMENTS OF OPERATIONS -- (CONTINUED)

                                                        YEAR ENDED DECEMBER 31, 1996
                              ---------------------------------------------------------------------------------
                                COMBINED         COMBINED       SC INTERNATIONAL
                               GUARANTOR      NON-GUARANTOR      SERVICES, INC.     ELIMINATION     TOTAL SCIS
                              SUBSIDIARIES     SUBSIDIARIES      (PARENT ONLY)        ENTRIES      CONSOLIDATED
                              ------------    --------------    ----------------    -----------    ------------
Revenues....................   $ 1,007,155      $  563,678          $     --         $ (41,017)    $  1,529,816
                                  --------        --------         ---------          --------       ----------
Costs and expenses:
  Cost of operations........       851,877         500,283               199                --        1,352,359
  Depreciation and
     amortization...........        23,638          14,289                 1                --           37,928
  Selling, general and
     administrative.........        32,984          11,209             4,661                --           48,854
  Integration expenses......        25,095           5,266                --                --           30,361
  Other.....................        53,893          10,638               207           (41,017)          23,721
                                  --------        --------         ---------          --------       ----------
          Total costs and
            expenses........       987,487         541,685             5,068           (41,017)       1,493,223
                                  --------        --------         ---------          --------       ----------
Operating income (loss).....        19,668          21,993            (5,068)               --           36,593
                                  --------        --------         ---------          --------       ----------
Other income (expense):
  Interest income...........         2,249          11,257             4,173            (9,783)           7,896
  Interest expense..........       (24,681)        (14,371)          (21,162)            9,783          (50,431)
  Equity in earnings
     (loss).................         1,313          (8,453)            3,282             3,282             (576)
  Other.....................          (139)         (3,964)               --                --           (4,103)
                                  --------        --------         ---------          --------       ----------
          Total other
            expense.........       (21,258)        (15,531)          (13,707)            3,282          (47,214)
                                  --------        --------         ---------          --------       ----------
Income (loss) before income
  taxes.....................        (1,590)          6,462           (18,775)            3,282          (10,621)
Provision (benefit) for
  income taxes..............         2,799           5,355            (7,734)               --              420
                                  --------        --------         ---------          --------       ----------
Net income (loss)...........   $    (4,389)     $    1,107          $(11,041)        $   3,282     $    (11,041)
                                  ========        ========         =========          ========       ==========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

             CONSOLIDATING STATEMENTS OF OPERATIONS -- (CONTINUED)

                                                            YEAR ENDED DECEMBER 31, 1995
                                    ----------------------------------------------------------------------------
                                      COMBINED       COMBINED      SC INTERNATIONAL                    TOTAL
                                     GUARANTOR     NON-GUARANTOR    SERVICES, INC.    ELIMINATION       SCIS
                                    SUBSIDIARIES   SUBSIDIARIES     (PARENT ONLY)       ENTRIES     CONSOLIDATED
                                    ------------   -------------   ----------------   -----------   ------------
Revenues..........................    $596,253       $ 161,522         $     --        $ (18,673)     $739,102
                                    ------------   -------------   ----------------   -----------   ------------
Costs and expenses:
  Cost of operations..............     487,881         146,494               --               --       634,375
  Depreciation and amortization...      17,682           3,656               --               --        21,338
  Selling, general and
     administrative...............      18,612           9,233              231               --        28,076
  Integration expenses............      28,644              --               --               --        28,644
  Other...........................      48,342             213               --          (18,673)       29,882
                                    ------------   -------------   ----------------   -----------   ------------
          Total costs and
            expenses..............     601,161         159,596              231          (18,673)      742,315
                                    ------------   -------------   ----------------   -----------   ------------
Operating income (loss)...........      (4,908)          1,926             (231)              --        (3,213)
                                    ------------   -------------   ----------------   -----------   ------------
Other income (expense):
  Interest income.................       6,243             325            6,213          (10,323)        2,458
  Interest expense................     (14,075)         (5,916)         (10,047)          10,323       (19,715)
  Equity in earnings (loss).......       4,515            (921)         (13,551)           9,180          (777)
  Other...........................      (6,402)          5,080               --               --        (1,322)
                                    ------------   -------------   ----------------   -----------   ------------
          Total other income
            (expense).............      (9,719)         (1,432)         (17,385)           9,180       (19,356)
                                    ------------   -------------   ----------------   -----------   ------------
Income (loss) before income
  taxes...........................     (14,627)            494          (17,616)           9,180       (22,569)
Provision (benefit) for income
  taxes...........................      (5,739)            786           (1,572)              --        (6,525)
                                    ------------   -------------   ----------------   -----------   ------------
Net income (loss).................    $ (8,888)      $    (292)        $(16,044)       $   9,180      $(16,044)
                                     =========     ===========     ============         ========     =========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

             CONSOLIDATING STATEMENTS OF OPERATIONS -- (CONTINUED)

                                                            YEAR ENDED DECEMBER 31, 1994
                                    ----------------------------------------------------------------------------
                                      COMBINED       COMBINED      SC INTERNATIONAL                    TOTAL
                                     GUARANTOR     NON-GUARANTOR    SERVICES, INC.    ELIMINATION       SCIS
                                    SUBSIDIARIES   SUBSIDIARIES     (PARENT ONLY)       ENTRIES     CONSOLIDATED
                                    ------------   -------------   ----------------   -----------   ------------
Revenues..........................    $463,059       $  24,228         $     --        $ (18,679)     $468,608
                                    ------------   -------------   ----------------   -----------   ------------
Costs and expenses:
  Cost of operations..............     382,637           5,639               --               --       388,276
  Depreciation and amortization...      15,312             191               --               --        15,503
  Selling, general and
     administrative...............      17,103              22               --               --        17,125
  Other...........................      22,871             153               --          (18,679)        4,345
                                    ------------   -------------   ----------------   -----------   ------------
          Total costs and
            expenses..............     437,923           6,005               --          (18,679)      425,249
                                    ------------   -------------   ----------------   -----------   ------------
Operating income (loss)...........      25,136          18,223               --               --        43,359
                                    ------------   -------------   ----------------   -----------   ------------
Other income (expense):
  Interest income.................         177             829               --             (802)          204
  Interest expense................      (6,367)           (183)              --              802        (5,748)
  Equity in earnings (loss).......      11,999              --               --          (11,999)           --
  Other...........................      (1,147)            (78)              --               --        (1,225)
                                    ------------   -------------   ----------------   -----------   ------------
          Total other income
            (expense).............       4,662             568               --          (11,999)       (6,769)
                                    ------------   -------------   ----------------   -----------   ------------
Income (loss) before income
  taxes...........................      29,798          18,791               --          (11,999)       36,590
Provision for income taxes........       6,593           6,792               --               --        13,385
                                    ------------   -------------   ----------------   -----------   ------------
Net income (loss).................    $ 23,205       $  11,999         $     --        $ (11,999)     $ 23,205
                                     =========     ===========     ============         ========     =========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                        NINE MONTHS ENDED SEPTEMBER 30, 1997
                                    ----------------------------------------------------------------------------
                                      COMBINED       COMBINED      SC INTERNATIONAL                    TOTAL
                                     GUARANTOR     NON-GUARANTOR    SERVICES, INC.    ELIMINATION       SCIS
                                    SUBSIDIARIES   SUBSIDIARIES     (PARENT ONLY)       ENTRIES     CONSOLIDATED
                                    ------------   -------------   ----------------   -----------   ------------
Cash flows from operating
  activities:                         $ 22,300       $    (746)       $  (44,078)       $    --      $  (22,524)
                                      --------        --------         ---------       --------       ---------
Cash flows from investing
  activities:
  Acquisition of businesses.......          --              --           (35,900)            --         (35,900)
  Purchase of property and
     equipment....................     (12,207)         (6,701)              (54)            --         (18,962)
  Advances from (to) affiliates...     (15,885)         (1,113)           30,821             --          13,823
  Other...........................          --              --                --             --              --
                                      --------        --------         ---------       --------       ---------
          Net cash used in
            investing
            activities............     (28,092)         (7,814)           (5,133)            --         (41,039)
                                      --------        --------         ---------       --------       ---------
Cash flows from financing
  activities:
  Proceeds from issuance of
     long-term debt...............          --              --            90,000             --          90,000
  Proceeds from issuance of
     Notes........................          --              --           300,000             --         300,000
  Deferred financing costs........          --              --           (13,228)            --         (13,228)
  Payment of Notes................          --              --          (125,000)            --        (125,000)
  Payment of long-term debt and
     obligations under capital
     leases.......................        (311)           (379)               --             --            (690)
  Borrowing (repayments) under
     credit agreement.............          --             640          (213,746)            --        (213,106)
  Purchase of employee stock loans
     from an affiliate............          --              --                --             --              --
  Dividend payment to parent......          --              --                --             --              --
  Net change in (payable to) and
     receivable from parent.......       6,765           1,491                --             --           8,256
                                      --------        --------         ---------       --------       ---------
          Net cash provided by
            (used in) financing
            activities............       6,454           1,752            38,206             --          46,232
                                      --------        --------         ---------       --------       ---------
Increase in cash and cash
  equivalents.....................         662          (6,808)          (11,185)            --         (17,331)
Cash and cash equivalents,
  beginning of period.............       1,399          21,517            32,742             --          55,658
                                      --------        --------         ---------       --------       ---------
Cash and cash equivalents, end of
  period..........................    $  2,061       $  14,709        $   21,557        $    --      $   38,327
                                      ========        ========         =========       ========       =========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                        NINE MONTHS ENDED SEPTEMBER 30, 1996
                                    ----------------------------------------------------------------------------
                                      COMBINED       COMBINED      SC INTERNATIONAL
                                     GUARANTOR     NON-GUARANTOR    SERVICES, INC.    ELIMINATION    TOTAL SCIS
                                    SUBSIDIARIES   SUBSIDIARIES     (PARENT ONLY)       ENTRIES     CONSOLIDATED
                                    ------------   -------------   ----------------   -----------   ------------
Cash flows from operating
  activities......................    $ 48,813        $ 7,050          $(11,531)          $--         $ 44,332
                                      --------        -------          --------           ---         --------
Cash flows from investing
  activities:
  Acquisition of businesses.......          --             --                --            --               --
  Purchase of property and
     equipment....................     (15,705)        (4,933)              (61)           --          (20,699)
  Advances from (to) affiliates...     (59,581)         7,528            57,886            --            5,833
  Other...........................          --             --                --            --               --
                                      --------        -------          --------           ---         --------
          Net cash used in
            investing
            activities............     (75,286)         2,595            57,825            --          (14,866)
                                      --------        -------          --------           ---         --------
Cash flows from financing
  activities:
  Proceeds from issuance of
     long-term debt...............          --             --                --            --               --
  Proceeds from issuance of
     Notes........................          --             --                --            --               --
  Deferred financing costs........          --             --                --            --               --
  Payment of long-term debt and
     obligations under capital
     leases.......................        (291)         8,920            (8,789)           --             (160)
  Borrowing (repayments) under
     credit agreement.............          --         (8,896)               --            --           (8,896)
  Purchase of employee stock loans
     from an affiliate............          --             --                --            --               --
  Dividend payment to parent......       3,941         (3,941)               --            --               --
  Net change in (payable to) and
     receivable from parent.......          --         (2,299)               --            --           (2,299)
                                      --------        -------          --------           ---         --------
          Net cash provided by
            (used in) financing
            activities............       3,650         (6,216)           (8,789)           --          (11,355)
                                      --------        -------          --------           ---         --------
Increase in cash and cash
  equivalents.....................     (22,823)         3,429            37,505            --           18,111
Cash and cash equivalents,
  beginning of period.............      24,820         17,135            12,874            --           54,829
                                      --------        -------          --------           ---         --------
Cash and cash equivalents, end of
  period..........................    $  1,997        $20,564          $ 50,379           $--         $ 72,940
                                      ========        =======          ========           ===         ========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

             CONSOLIDATING STATEMENTS OF CASH FLOWS -- (CONTINUED)

                                                            YEAR ENDED DECEMBER 31, 1996
                                    ----------------------------------------------------------------------------
                                      COMBINED       COMBINED      SC INTERNATIONAL                    TOTAL
                                     GUARANTOR     NON-GUARANTOR    SERVICES, INC.    ELIMINATION       SCIS
                                    SUBSIDIARIES   SUBSIDIARIES     (PARENT ONLY)       ENTRIES     CONSOLIDATED
                                    ------------   -------------   ----------------   -----------   ------------
Cash flows from operating
  activities......................    $ 43,063       $   3,255         $ 30,949        $ (38,085)     $ 39,182
                                      --------        --------         --------         --------      --------

Cash flows from investing
  activities:
  Acquisition of business.........          --              --               --               --            --
  Purchase of property and
     equipment....................     (31,477)         (5,329)             (94)              --       (36,900)
  Advances from (to) affiliates...     (38,310)          5,773               --           38,085         5,548
  Other...........................          --              --               --               --            --
                                      --------        --------         --------         --------      --------
     Net cash used in investing
       activities.................     (69,787)            444              (94)          38,085       (31,352)
                                      --------        --------         --------         --------      --------

Cash flows from financing
  activities:
  Payment of long-term debt and
     obligations under capital
     leases.......................        (645)            236               --               --          (409)
  Borrowing (repayments) under
     credit agreement.............          --          (2,043)         (10,987)              --       (13,030)
  Dividend payment to parent......       3,948          (3,948)              --               --            --
  Net change in (payable to) and
     receivable from parent.......          --           6,438               --               --         6,438
                                      --------        --------         --------         --------      --------
     Net cash provided by (used
       in) financing activities...       3,303             683          (10,987)              --        (7,001)
                                      --------        --------         --------         --------      --------
Increase in cash and cash
  equivalents.....................     (23,421)          4,382           19,868               --           829
Cash and cash equivalents,
  beginning of period.............      24,820          17,135           12,874               --        54,829
                                      --------        --------         --------         --------      --------
Cash and cash equivalents, end of
  period..........................    $  1,399       $  21,517         $ 32,742        $      --      $ 55,658
                                      ========        ========         ========         ========      ========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

             CONSOLIDATING STATEMENTS OF CASH FLOWS -- (CONTINUED)

                                                                     YEAR ENDED DECEMBER 31, 1995
                                           --------------------------------------------------------------------------------
                                             COMBINED        COMBINED       SC INTERNATIONAL                      TOTAL
                                            GUARANTOR      NON-GUARANTOR     SERVICES, INC.     ELIMINATION        SCIS
                                           SUBSIDIARIES    SUBSIDIARIES      (PARENT ONLY)        ENTRIES      CONSOLIDATED
                                           ------------    -------------    ----------------    -----------    ------------
Cash provided by (used in) operations:...    $ 45,351        $  21,623         $    2,635        $ (10,501)     $   59,108
                                             --------         --------          ---------         --------       ---------
Cash flows from investing activities:
  Acquisition of businesses..............     (41,219)        (173,811)             3,879               --        (211,151)
  Purchase of property and equipment.....      (7,180)          (2,395)                --               --          (9,575)
  Advances from (to) affiliates..........      51,242          206,524           (307,098)          10,501         (38,831)
  Other..................................         412               --                 --               --             412
                                             --------         --------          ---------         --------       ---------
    Net cash provided by (used in)
      investing activities...............       3,255           30,318           (303,219)          10,501        (259,145)
                                             --------         --------          ---------         --------       ---------
Cash flows from financing activities:
  Proceeds from issuance of long-term
    debt and notes.......................          --               --            350,000               --         350,000
  Deferred financing costs...............          --               --            (17,337)              --         (17,337)
  Payment of debt and capital lease
    obligations..........................        (292)         (37,631)              (267)              --         (38,190)
  Repayment under credit agreement.......     (17,500)           1,502                 --               --         (15,998)
  Purchase of employee stock loans from
    affiliate............................      (6,661)              --                 --               --          (6,661)
  Net change in payable to and receivable
    from parent..........................          --               --            (18,938)              --         (18,938)
  Dividend payment to parent.............     (10,465)              --                 --               --         (10,465)
                                             --------         --------          ---------         --------       ---------
    Net cash provided by (used in)
      financing activities:..............     (34,918)         (36,129)           313,458               --         242,411
                                             --------         --------          ---------         --------       ---------
Increase in cash and cash equivalents....      13,688           15,812             12,874               --          42,374
Cash and cash equivalents, beginning of
  period.................................      11,132            1,323                 --               --          12,455
                                             --------         --------          ---------         --------       ---------
Cash and cash equivalents, end of
  period.................................    $ 24,820        $  17,135         $   12,874        $      --      $   54,829
                                             ========         ========          =========         ========       =========

                SC INTERNATIONAL SERVICES, INC. AND SUBSIDIARIES

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;
           INFORMATION SUBSEQUENT TO FEBRUARY 28, 1997 IS UNAUDITED)

20. GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

             CONSOLIDATING STATEMENTS OF CASH FLOWS -- (CONTINUED)

                                                                     YEAR ENDED DECEMBER 31, 1994
                                           --------------------------------------------------------------------------------
                                             COMBINED        COMBINED       SC INTERNATIONAL                      TOTAL
                                            GUARANTOR      NON-GUARANTOR     SERVICES, INC.     ELIMINATION        SCIS
                                           SUBSIDIARIES    SUBSIDIARIES      (PARENT ONLY)        ENTRIES      CONSOLIDATED
                                           ------------    -------------    ----------------    -----------    ------------
Cash provided by (used in) operations:...    $ 20,382        $  24,606         $       --        $ (23,829)     $   21,159
                                              -------          -------            -------         --------      ----------
Cash flows from investing activities:
  Acquisition of business................          --          (10,582)                --               --         (10,582)
  Purchase of property and equipment.....     (11,456)            (319)                --               --         (11,775)
  Advance from (to) affiliates...........     (11,836)         (11,993)                --           23,829              --
  Other..................................      (1,000)              --                 --               --          (1,000)
                                              -------          -------            -------         --------      ----------
    Net cash provided by (used in)
      investing activities...............     (24,292)         (22,894)                --           23,829         (23,357)
                                              -------          -------            -------         --------      ----------
Cash flows from financing activities:
  Borrowing under credit agreement.......      17,500               --                 --               --          17,500
  Payment of debt and capital
    obligations..........................     (16,106)            (389)                --               --         (16,495)
  Net increase in payable to parent......       8,228               --                 --               --           8,228
                                              -------          -------            -------         --------      ----------
    Net cash provided by (used in)
      financing activities...............       9,622             (389)                --               --           9,233
                                              -------          -------            -------         --------      ----------
Increase in cash and cash equivalents....       5,712            1,323                 --               --           7,035
Cash and cash equivalents, beginning of
  period.................................       5,420               --                 --               --           5,420
                                              -------          -------            -------         --------      ----------
Cash and cash equivalents, end of
  period.................................    $ 11,132        $   1,323         $       --        $      --      $   12,455
                                              =======          =======            =======         ========      ==========

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Caterair International Corporation:

     We have audited the accompanying consolidated balance sheets of Caterair International Corporation and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, shareholder's deficit and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Caterair International Corporation and Subsidiaries as of December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                         COOPERS & LYBRAND L.L.P.
Dallas, Texas
March 5, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Caterair International Corporation:

     We have audited the accompanying consolidated statements of operations, shareholder's deficit and cash flows of Caterair International Corporation (a Delaware corporation) and Subsidiaries for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Caterair International Corporation and Subsidiaries for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Washington, D.C.
September 28, 1995

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                DECEMBER 31,
                                                           ----------------------    SEPTEMBER 30,
                                                             1995         1996           1997
                                                           ---------    ---------    -------------
                                                                                      (UNAUDITED)
Current assets:
  Cash and cash equivalents..............................  $     631    $   6,847      $     135
  Accounts receivable (net of allowance for doubtful
     accounts of $355 in 1995, $994 in 1996, and $999 at
     September 30, 1997).................................     13,854       11,143         10,771
  Current portion of amount due from affiliate under non-
     compete agreement...................................      3,193        3,130          3,037
  Advances to affiliate, net.............................         --        4,505         18,327
  Deferred income taxes..................................      8,200          920            921
  Prepaid expenses and other.............................      2,950        1,312          1,178
                                                            --------     --------      ---------
          Total current assets...........................     28,828       27,857         34,369
Property and equipment, net..............................     88,623       79,395         71,129
Deferred income taxes....................................     39,663       38,458         37,439
Deferred financing cost, net.............................      5,892        4,875          2,636
Due from affiliate under non-competition agreement.......     15,588       12,458         10,473
Net assets of discontinued operations....................         --        1,399          1,211
Other assets.............................................     15,683        9,506          6,960
                                                            --------     --------      ---------
          Total assets...................................  $ 194,277    $ 173,948      $ 164,217
                                                            ========     ========      =========

                              LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Accrued interest.......................................  $     668    $   1,159      $   1,458
  Payable to affiliate...................................      1,043           --             --
  Other payables and accrued liabilities.................     30,248       23,682         17,099
  Current portion of deferred revenue under
     non-competition agreement...........................      3,193        3,130          3,037
  Current portion of long-term debt......................     17,507       17,206          1,601
  Current portion of obligations under capital leases....         95          105            110
                                                            --------     --------      ---------
          Total current liabilities......................     52,754       45,282         23,305
Obligations under capital leases.........................      1,893        1,788          1,678
Long-term debt...........................................    167,503      150,298        158,400
Note payable to affiliate................................     38,544       41,634         44,075
Deferred revenue under non-competition agreement with
  affiliate..............................................     14,805       11,738          9,483
Net liabilities of discontinued operations...............      1,540           --             --
Other long-term liabilities..............................     28,990       25,198         23,465
                                                            --------     --------      ---------
          Total liabilities..............................    306,029      275,938        260,406
Commitments and contingencies............................         --           --             --
Shareholder's deficit:
  Common stock, $.01 par value; 10,000 shares authorized
     and issued..........................................         --           --             --
  Additional paid-in capital.............................    173,596      173,596        173,596
  Advance to parent......................................    (38,947)     (38,947)       (38,947)
  Cumulative translation adjustment......................         --           23             23
  Accumulated deficit....................................   (246,401)    (236,662)      (230,861)
                                                            --------     --------      ---------
          Total shareholder's deficit....................   (111,752)    (101,990)       (96,189)
                                                            --------     --------      ---------
          Total liabilities and shareholder's deficit....  $ 194,277    $ 173,948      $ 164,217
                                                            ========     ========      =========

   The accompanying notes are an integral part of the consolidated financial statements.

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                           -------------------------------    ----------------------
                                             1994        1995       1996       1996         1997
                                           --------    --------    -------    -------    -----------
                                                                                   (UNAUDITED)
Revenues from affiliates:
  License income.......................... $     --    $  8,001    $34,349    $25,599      $24,903
  Rental income...........................       --      10,169     40,479     30,929       29,164
  Income under non-competition
     agreement............................       --         783      3,130      2,348        2,348
                                           ---------    -------     ------     ------      -------
          Total revenues..................       --      18,953     77,958     58,876       56,415
                                           ---------    -------     ------     ------      -------
Operating expenses:
  Cost of operations......................       --       7,649     30,416     24,082       22,207
  Selling, general and administrative.....       --         125      1,393      1,806          593
  Depreciation and amortization...........       --       3,400     11,806      9,023        8,218
                                           ---------    -------     ------     ------      -------
          Total operating expenses........       --      11,174     43,615     34,911       31,018
                                           ---------    -------     ------     ------      -------
Operating income..........................       --       7,779     34,343     23,965       25,397
Interest income...........................       --        (264)      (208)      (155)        (372)
Interest expense..........................       --       4,979     18,450     14,308       13,443
Other (income) expense....................       --          --         --         --         (611)
                                           ---------    -------     ------     ------      -------
Income from continuing operations before
  income taxes............................       --       3,064     16,101      9,812       12,937
Income tax provision (benefit)............       --     (50,380)     8,044      3,527        3,622
                                           ---------    -------     ------     ------      -------
  Income from continuing operations.......       --      53,444      8,057      6,285        9,315
                                           ---------    -------     ------     ------      -------
Discontinued operations, net of taxes:
  Income (loss) from discontinued
     operations...........................  (23,847)    (25,430)       904      1,593         (470)
  Gain on disposition of discontinued
     operations...........................       --      52,674        778      1,244           --
                                           ---------    -------     ------     ------      -------
     Income (loss) from discontinued
       operations.........................  (23,847)     27,244      1,682      2,837         (470)
                                           ---------    -------     ------     ------      -------
Income (loss) before extraordinary item...  (23,847)     80,688      9,739      9,122        8,845
Extraordinary loss from early
  extinguishment of debt, net of tax of
  $1,175 in 1997..........................       --      (4,319)        --         --       (3,044)
                                           ---------    -------     ------     ------      -------
          Net income (loss)............... $(23,847)   $ 76,369    $ 9,739    $ 9,122      $ 5,801
                                           =========    =======     ======     ======      =======

   The accompanying notes are an integral part of the consolidated financial statements.

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S DEFICIT
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                COMMON STOCK      ADDITIONAL    ADVANCE     CUMULATIVE
                              ----------------     PAID-IN         TO       TRANSLATION   ACCUMULATED
                              SHARES    AMOUNT     CAPITAL       PARENT     ADJUSTMENT      DEFICIT        TOTAL
                              ------    ------    ----------    --------    ----------    -----------    ---------
Balance, December 31, 1993... 10,000    $  --      $173,596     $     --       $ --        $(298,853)    $(125,257)
Net loss.....................     --       --            --           --         --          (23,847)      (23,847)
                              ------    ------    ----------    --------        ---       -----------    ---------
Balance, December 31, 1994... 10,000       --       173,596           --         --         (322,700)     (149,104)
Net income...................     --       --            --           --         --           76,369        76,369
Dividend.....................     --       --            --           --         --              (70)          (70)
Advance to parent............     --       --            --      (38,947)        --               --       (38,947)
                              ------    ------    ----------    --------        ---       -----------    ---------
Balance, December 31, 1995... 10,000       --       173,596      (38,947)        --         (246,401)     (111,752)
Cumulative translation
  adjustment.................     --       --            --           --         23               --            23
Net income...................     --       --            --           --         --            9,739         9,739
                              ------    ------    ----------    --------        ---       -----------    ---------
Balance, December 31, 1996... 10,000       --       173,596      (38,947)        23         (236,662)     (101,990)
Net income (unaudited).......     --       --            --           --         --            5,801         5,801
                              ------    ------    ----------    --------        ---       -----------    ---------
Balance, September 30, 1997
  (unaudited)................ 10,000    $  --      $173,596     $(38,947)      $ 23        $(230,861)    $ (96,189)
                              ======    =======   =========     =========   ==========    ===========    ==========

   The accompanying notes are an integral part of the consolidated financial statements.

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                           NINE
                                                                                                       MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                                             ---------------------------------    ----------------------
                                                               1994        1995         1996       1996         1997
                                                             --------    ---------    --------    -------    -----------
                                                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)........................................  $(23,847)   $  76,369    $  9,739    $ 9,122     $   5,801
  Adjustments to reconcile net income from continuing
    operations to net cash provided by operating
    activities:
    Depreciation and amortization..........................        --        3,400      11,806      9,023         8,218
    Deferred income taxes..................................        --      (50,480)      8,485      3,513         1,018
    Interest on note payable to affiliate settled in
      kind.................................................        --          756       3,090      2,267         2,442
    Noncash interest expense...............................        --          254       1,017        678           678
    Extraordinary loss from early extinguishment of debt...        --        4,319          --         --         4,219
    Gain on sale of fixed assets...........................        --           --          --         --          (492)
    Gain on disposition of discontinued operations.........        --      (52,674)       (778)    (1,244)           --
  Change in working capital items (Note 13)................        --       (9,852)       (744)     5,240        (3,793)
  Change in other assets and liabilities...................        --           --          --      4,737        (1,569)
  Proceeds from insurance carrier from loss on capital
    assets.................................................        --           --       1,200         --            --
  Net effect of discontinued operations....................    53,250      (39,683)     (2,150)    (1,770)          188
                                                             --------    ---------    --------    --------    ---------
        Net cash provided by (used in) operating
          activities.......................................    29,403      (67,591)     31,665     31,566        16,710
                                                             --------    ---------    --------    --------    ---------
Cash flows from investing activities:
  Capital expenditures.....................................        --       (6,128)     (2,300)    (2,300)           --
  Proceeds from sale of discontinued operations............        --      208,300          --         --            --
  Proceeds from sale of fixed assets.......................        --           --          --         --           645
  (Advances to) repayments from affiliates.................        --           --      (5,548)    (5,833)      (13,823)
  Net effect of discontinued operations....................   (34,611)      (5,417)         --         --            --
                                                             --------    ---------    --------    --------    ---------
        Net cash provided by (used in) investing
          activities.......................................   (34,611)     196,755      (7,848)    (8,133)      (13,178)
                                                             --------    ---------    --------    --------    ---------
Cash flows from financing activities:
  Net borrowings (repayments) on the revolving credit
    facility...............................................     7,500      (62,500)         --         --            --
  Borrowings of long-term debt.............................    13,774      185,000          --         --       160,000
  Repayments of long-term debt.............................    (5,667)    (301,854)    (17,601)   (13,300)     (167,608)
  Deferred financing costs.................................        --           --          --         --        (2,636)
  Proceeds from note payable to affiliate..................        --       37,788          --         --            --
  Net effect of discontinued operations....................    (6,537)          --          --         --            --
  Other....................................................      (516)          --          --     (8,120)           --
                                                             --------    ---------    --------    --------    ---------
        Net cash provided by (used in) financing
          activities.......................................     8,554     (141,566)    (17,601)   (21,420)      (10,244)
                                                             --------    ---------    --------    --------    ---------
Increase (decrease) in cash and cash equivalents...........     3,346      (12,402)      6,216      2,013        (6,712)
Cash and cash equivalents, beginning of period.............     9,687       13,033         631        631         6,847
                                                             --------    ---------    --------    --------    ---------
Cash and cash equivalents, end of period...................  $ 13,033    $     631    $  6,847    $ 2,644     $     135
                                                             ========    =========    ========    ========    =========
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Interest...............................................  $ 24,255    $  67,610    $ 15,268    $11,944     $  10,749
    Income taxes...........................................     5,411        6,945          --         --            --
Supplemental disclosure of noncash financing and investing
  activities:
  Liabilities assumed by purchaser upon disposition of
    discontinued operations................................  $     --    $  44,048    $  4,464    $ 4,464     $      --

   The accompanying notes are an integral part of the consolidated financial statements.

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Business and Basis of Consolidation

     Caterair International Corporation ("Caterair" or the "Company") is a wholly-owned subsidiary of Caterair Holdings Corporation ("Holdings"). On September 29, 1995, the Company, Holdings, SC International Services, Inc. and its subsidiaries ("SCIS") and its parent, Onex Food Services, Inc. ("OFSI") consummated transactions with the shareholders and creditor of Holdings (the "Transactions") whereby OFSI and an affiliate of OFSI exchanged common stock and warrants of OFSI, valued in the aggregate amount of $38,947, for certain stock and debt held by Holdings' shareholders and creditor, as a result of which OFSI and its parent acquired more than 50% of the total outstanding voting shares of Holdings and approximately 25% of the total outstanding nonvoting shares of Holdings. In addition, as part of the Transactions, SCIS acquired, licensed, leased and subleased most of the worldwide business and assets of the Company (other than with respect to certain operations which have been temporarily retained as described in Note 2). The proceeds from the Transactions were approximately $247,247 which consisted of $208,300 in cash and approximately $38,947 in common stock and warrants of OFSI (See Note 2). The Company recognized a $52,674 gain, net of transaction fees, on the disposition of discontinued operations. There was no tax effect on this gain.

     Prior to the Transactions, the Company was principally engaged in providing international and domestic airline catering services. Subsequent to the Transactions (other than with respect to certain operations which have been temporarily retained as described in Note 2), the Company is principally engaged in the business of leasing, subleasing and licensing domestic property to SCIS and its subsidiaries. The accompanying consolidated financial statements include the accounts of the Company and all remaining wholly-owned and majority owned subsidiaries. All significant intercompany transactions have been eliminated.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Interim Financial Information

     The consolidated balance sheet as of September 30, 1997, the consolidated statement of shareholder's deficit for the nine months then ended, and the consolidated statements of operations and cash flows for the nine months ended September 30, 1996 and 1997, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at September 30, 1997, and the results of operations and cash flows for all periods presented have been made. The results of operations for the interim periods are not necessarily indicative of the operating results for the full year.

  Revenue Recognition

     License income is recognized as services are provided under the various license agreements. Rental income is recognized on a straight-line basis over the lease period.

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

  Cash and Cash Equivalents

     For purposes of the statements of cash flows, all highly liquid debt instruments purchased with an original maturity of three months or less are considered to be cash equivalents. Cash flows from swap transactions are classified in the same category as the items being hedged.

     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

  Interest Rate Swap Agreements

     The differential to be paid or received on interest rate swap agreements is accrued as interest rates change and is recognized over the life of the agreement.

  Property and Equipment

     The provision for depreciation and amortization of property and equipment is computed using the straight-line method. The estimated useful lives are as follows:

        Buildings.................................  25 years
        Leasehold improvements....................  Term of the lease or estimated useful life, whichever is less
        Furniture and equipment...................  4 to 10 years
        Vehicles..................................  4 to 10 years

     Gains and losses from disposals of property and equipment are reflected in the results of operations in the period of disposal.

     Property and equipment under capital leases are amortized over the lives of the leases or the estimated useful lives of the assets, whichever is less.

  Intangible Assets

     Intangible assets consisting primarily of rights, licenses and non-competition agreements are recorded at cost. These assets are being amortized over their estimated useful lives using the straight-line method.

     On March 31, 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company adopted this standard effective January 1, 1996, which did not have a material impact on the Company's financial position.

  Non-Competition Agreements

     Revenues under a non-competition agreement are recognized ratably over the terms of the agreement.

  Deferred Financing Costs

     Costs incurred related to the issuance of debt are deferred and amortized over the life of the related debt using the effective interest rate method. Deferred financing costs related to debt outstanding prior to the Transactions (described in Note 2) were written off as a component of the extraordinary loss from early extinguishment of debt. Deferred financing costs related to the Transactions (described in Note 2) amounted to $6,147. The Company amortized $255 and $1,017 of these costs in 1995 and 1996, respectively, which are reflected in interest expense.

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

  Income Taxes

     The accounts of the Company are included in the consolidated federal income tax return of Holdings. Current and deferred income taxes are allocated to the Company as if it were a separate taxpayer.

     Deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the income tax and financial reporting carrying amounts of assets and liabilities.

  Reclassification of Prior Period Amounts

     Certain prior period amounts have been reclassified to conform to the current year presentation.

  Recent Accounting Standards

     During June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" and Statement of Financial Accounting Standards No. 131 "Disclosures About Segments of an Enterprise and Related Information." Preliminary analysis of these new standards by the Company indicates that the standards will not have a material impact on the Company. The standards are effective for financial statements for fiscal years beginning after December 15, 1997.

2. DISCONTINUED OPERATIONS:

     As described in Note 1, the Company consummated the Transactions on September 29, 1995 whereby it discontinued most of its airline catering services business and primarily engaged in the business of leasing, subleasing and licensing domestic property to affiliates, Sky Chefs, Inc. ("Sky Chefs") and Caterair International, Inc. (II) ("CII"), both wholly-owned subsidiaries of SCIS. Accordingly, all operations prior to September 30, 1995 have been reflected as discontinued.

     The Company was unable to obtain certain consents to the Transactions with respect to certain of the Company's kitchens at which one airline is the major customer. Such consents with respect to these operations were obtained during the second quarter of 1996 and such operations were leased, subleased and licensed to SCIS and its subsidiaries. Prior to acquiring this consent, the Company and SCIS entered into a management agreement for the operations at these kitchens whereby the Company continued to operate them with its employees and SCIS provided management and administration support services in exchange for a management fee equivalent to 4% of the kitchen's net sales. Management fees paid under this arrangement amounted to $604 and $1,057 for the period ended December 31, 1995 and 1996, respectively.

     In connection with the Transactions, SCIS and its subsidiaries licensed Caterair's rights under certain customer contracts for a six-year period (the "License Agreements"). However, after the consummation of such Transactions, the Company retained certain operations relating to customer contracts for which consents to assignment were not obtained. Such consents with respect to these operations were obtained during the second quarter of 1996 and such operations were leased, subleased and licensed to SCIS and its subsidiaries. Sky Chefs and CII each have the option to purchase the customer contract rights covered by the License Agreements for an amount calculated to equal the estimated fair market value of such rights at the time of the exercise of such option. The option is exercisable at any time until the date which is 90 days after the termination of the applicable License Agreement. The Company is not certain whether such options will be exercised. Caterair agreed, subject to certain exceptions, not to compete with Sky Chefs in the airline catering business for a six-year term and Sky Chefs is obligated to pay Caterair $4.0 million per year. At December 31, 1995 and 1996 the non-competition agreement was valued at $18,781 and $15,588, respectively, representing the present value of payments discounted at 8.25%.

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

     Concurrent with the Transactions, the Company borrowed $185,000 from a consortium of lenders and $37,788 from SCIS (see Note 5). The borrowings, as well as the cash proceeds ($208,300, net) from the Transactions, were utilized to repay indebtedness outstanding under the Company's prior credit agreement, senior notes and debentures in the aggregate amount of approximately $364,000 plus accrued interest, and to pay certain expenses relating to the Transactions. The Company recorded an extraordinary loss of $4,319 consisting of the difference between amounts paid to lenders for full extinguishment of debt and carrying amounts of debt including deferred financing costs and accrued interest. There was no tax effect on this extraordinary loss.

     Identifiable revenues and expenses from discontinued operations have been reclassified on the accompanying consolidated statements of operations from their historical classification to separately identify them as discontinued operations. Summary operating results for discontinued operations follows:

                                                                                 NINE MONTHS
                                             YEARS ENDED DECEMBER 31,         ENDED SEPTEMBER 30,
                                         ---------------------------------   --------------------
                                            1994         1995       1996       1996       1997
                                         ----------    --------    -------    -------    ------
                                                                                 (UNAUDITED)
    Revenues...........................  $1,023,143    $773,243    $31,169    $29,982    $2,872
    Cost of operations.................     916,422     698,689     27,854     27,635     3,058
    Selling, general and administrative
      expenses.........................      42,803      27,698      1,057         --        --
    Depreciation and amortization......      30,890      21,821         --         --        --
                                         ----------    --------    -------    -------    ------
    Operating income...................      33,028      25,035      2,258      2,347      (186)
    Interest expense...................      50,962      45,626         18        (13)       11
    Other..............................         890        (674)       920     (1,003)      494
                                         ----------    --------    -------    -------    ------
    Income (loss) before income
      taxes............................     (18,824)    (19,917)     1,320      1,331      (691)
    Provision for income taxes.........       5,023       5,513        416       (262)     (221)
                                         ----------    --------    -------    -------    ------
    Income (loss) from discontinued
      operations.......................  $  (23,847)   $(25,430)   $   904    $ 1,593    $ (470)
                                          =========    ========    =======    =======    ======

     The identifiable assets and liabilities of discontinued operations have been reclassified on the accompanying consolidated balance sheet at December 31, 1995 and 1996 from their historical classification to separately identify them as net assets or liabilities of discontinued operations. The remaining identifiable assets and liabilities of discontinued operations at December 31, 1995 relate to certain kitchens which were unable to be leased, subleased or licensed to Sky Chefs at the time of consummation of the Transactions. The Company leased, subleased or licensed these operations to Sky Chefs during the second quarter of 1996. The following represents assets and liabilities relating to discontinued operations:

                                                            DECEMBER 31,
                                                         -------------------     SEPTEMBER 30,
                                                          1995        1996           1997
                                                         -------     -------     -------------
                                                                                  (UNAUDITED)
    Current assets.....................................  $ 4,476     $ 3,019        $ 2,405
    Property and equipment, net........................       --          (7)          (116)
    Other current liabilities..........................   (5,148)     (1,509)        (1,075)
    Noncurrent.........................................     (868)       (104)            (3)
                                                         --------    --------      --------
              Net assets (liabilities) of discontinued
                operations.............................  $(1,540)    $ 1,399          1,211
                                                         ========    ========      ========

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

     Information concerning operations by geographic area is presented below:

                                                                     DECEMBER 31,
                                                          ----------------------------------
                                                             1994         1995        1996
                                                          ----------    --------    --------
    Net sales:
      United States.....................................  $  533,016    $384,677    $ 26,859
      International.....................................     490,127     388,566       4,310
                                                          ----------    --------    --------
                                                          $1,023,143    $773,243    $ 31,169
                                                           =========    ========    ========
    Operating income (loss):
      United States.....................................  $   21,651    $ 18,413    $  2,562
      International.....................................      11,377       6,622        (304)
                                                          ----------    --------    --------
                                                          $   33,028    $ 25,035    $  2,258
                                                           =========    ========    ========
    Identifiable assets:
      United States.....................................  $  197,102    $  2,180    $  1,654
      International.....................................     301,726       2,296       1,358
                                                          ----------    --------    --------
                                                          $  498,828    $  4,476    $  3,012
                                                           =========    ========    ========

3. PROPERTY AND EQUIPMENT:

                                                               DECEMBER 31,
                                                           --------------------    SEPTEMBER 30,
                                                             1995        1996        1997
                                                           --------    --------    --------
                                                                                   (UNAUDITED)
    Land.................................................  $    305    $    305    $     10
    Buildings and leasehold improvements.................   115,430     117,687     120,170
    Machinery and equipment..............................    59,233      60,330      59,115
    Construction in progress.............................     3,663       2,532          40
                                                           --------    --------    --------
                                                            178,631     180,854     179,335
              Less accumulated depreciation and
                amortization.............................    90,008     101,459     108,206
                                                           --------    --------    --------
                                                           $ 88,623    $ 79,395    $ 71,129
                                                           ========    ========    ========

     As of September 30, 1997, substantially all property and equipment has been leased or subleased to Sky Chefs and CII.

4. OTHER ASSETS:

                                                                DECEMBER 31,
                                                             ------------------   SEPTEMBER 30,
                                                               1995      1996        1997
                                                             --------   -------   -----------
                                                                                  (UNAUDITED)
    Casualty insurance loss deposits.......................  $ 12,410   $ 8,051     $ 5,848
    Lease deposits.........................................     1,644       144         144
    Intangible assets acquired.............................     1,584     1,137         825
    Other..................................................        45       174         143
                                                             --------   -------   -----------
                                                             $ 15,683   $ 9,506     $ 6,960
                                                              =======    ======   =========

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

5. LONG-TERM DEBT AND NOTE PAYABLE TO AFFILIATE:

                                                                DECEMBER 31,       SEPTEMBER
                                                             -------------------   30,
                                                               1995       1996       1997
                                                             --------   --------   --------
                                                                                   (UNAUDITED)
    Credit Agreement:
      A Term Loan, bearing interest at 2.50% above the
         Eurodollar borrowing rate, or 1.50% above the
         lender's prime rate, due in quarterly installments
         of $4,000 beginning in March 1996 through
         September 2000....................................  $ 76,000   $ 60,000   $     --
      B Term Loan, bearing interest at 3.00% above the
         Eurodollar borrowing rate, or 2.00% above the
         lender's prime rate, due in various quarterly
         amounts beginning in March 1996 through September
         2001..............................................   109,000    107,500         --
    Term Loan bearing interest at 1.50% above the
      Eurodollar borrowing rate, or 0.50% above the
      lender's prime rate, due in quarterly installments of
      $400 of principal beginning in December 1997 through
      December 2006, with a final maturity payment of
      $145,200 in March 2007...............................        --         --    160,000
    Other long-term debt...................................        10          4          1
                                                             --------   --------   --------
              Total debt...................................   185,010    167,504    160,001
      Less current portion of long-term debt...............    17,507     17,206      1,601
                                                             --------   --------   --------
      Long-term debt.......................................  $167,503   $150,298   $158,400
                                                             ========   ========   ========
      Senior Subordinated Note due SCIS in 2001............  $ 38,544   $ 41,634   $ 44,075
                                                             ========   ========   ========

     In connection with the Transactions, the Company, OFSI, SCIS and Holdings entered into a $500,000 Senior Secured Credit Agreement with a consortium of lenders (the "Credit Agreement"). The Credit Agreement provided the Company with $185,000 of term loans and provides SCIS with $315,000 of financing consisting of $225,000 of term loans and up to $90,000 of revolving loans (including up to $50,000 available for letters of credit). Caterair had $185,000 and $167,000 of term loan borrowings outstanding at December 31, 1995 and 1996, respectively. SCIS' borrowings outstanding under the Credit Agreement as of December 31, 1995 and 1996 were $224,733 and $213,746, respectively. SCIS paid $6,147 of fees related to the Transactions on behalf of the Company. These fees were recorded as deferred financing costs in the Company's financial statements. Caterair repaid these fees to SCIS in 1996.

     In connection with the Transactions, SCIS issued $125,000 of 13% Senior Subordinated Notes due October 1, 2005 (the "Notes"). The Notes were guaranteed on a joint and several senior subordinated basis by Sky Chefs, CII and the Company.

     On August 28, 1997, SCIS consummated an offering of $300,000 of its 9.25% Senior Subordinated Notes (the "New Notes") in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Offering"). The price to investors of the New Notes was $299,600 in the aggregate. The New Notes are guaranteed on a joint and several senior subordinated basis by Sky Chefs, CII, certain other wholly-owned domestic subsidiaries of SCIS and the Company. The New Notes (and the related guarantees) are subordinate to payment of all senior debt (as described in the Indenture relating thereto) of SCIS and the guarantors of the New Notes (including the Company). The New Notes may be redeemed at the option of SCIS commencing on September 1, 2002 at various premiums above face value. Up to $105,000 of the New Notes may also be redeemed with proceeds obtained through certain public equity offerings of capital stock of OFSI or SCIS. The Indenture for the New Notes contains covenants which, among other things, limit SCIS',

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

the guarantors' and the Company's ability to pay dividends, make stock repurchases, incur additional indebtedness, engage in or use the proceeds of asset sales, create liens or engage in certain other transactions.

     The net proceeds to SCIS from the Offering, after deduction of discounts and offering expenses, were approximately $289,900. SCIS used $209,400 of the net proceeds to repay and retire all of its outstanding term loan indebtedness under the Credit Agreement.

     On August 25, 1997, SCIS commenced a tender offer for all of the Notes. In connection therewith, SCIS offered to purchase all of the Notes at a price equal to 117% of the principal amount thereof plus accrued and unpaid interest to the date of purchase and solicited consents to certain amendments (the "Existing Indenture Amendments") to the Indenture relating to the Notes from the holders thereof (collectively, the "Offer to Purchase"). Holders of the Notes who consented to the Existing Indenture Amendments received a payment equal to 2% of the principal amount of the Notes from which a consent was delivered.

     The Offer to Purchase expired on September 24, 1997. All of the Notes were tendered by the holders thereof and accepted for payment by SCIS in connection with the Offer to Purchase. SCIS paid $148,750 (excluding $7,850 of accrued interest) in the aggregate in consideration of the repurchase of the Notes and the related consents. SCIS used approximately $80,500 of the net proceeds from the Offering and approximately $68,250 of borrowings under the Term Loan Agreement (as defined herein) to fund such payments.

     On August 28, 1997, SCIS, certain other parties and certain lenders entered into a senior secured revolving credit agreement (the "Revolving Credit Agreement"), and the Company, SCIS, certain other parties and certain lenders entered into a senior secured credit agreement (the "Term Loan Agreement," and together with the Revolving Credit Agreement, the "Senior Bank Financing").

     Concurrently with the Offering, the Company repaid and retired all of its outstanding indebtedness under the Credit Agreement (approximately $155,900) with borrowings under the Term Loan Agreement.

     Pursuant to the Senior Bank Financing, Bankers Trust Company, Morgan Guaranty Trust Company of New York and certain other lenders provided (i) SCIS with loans under the Revolving Credit Agreement in an amount up to $90,000 (including a sub-limit of $50,000 for letters of credit) on a revolving credit basis for working capital and general corporate purposes of SCIS, the Company and their respective subsidiaries (such Revolving Credit Agreement expires on August 28, 2002), (ii) the Company with a nine and one-half year term loan under the Term Loan Agreement in an aggregate principal amount of $160,000 for purposes of refinancing the Company's indebtedness under the Credit Agreement and funding payment of related transaction costs and (iii) SCIS with a nine and one-half year term loan under the Term Loan Agreement in an aggregate principal amount of $90,000 for purposes of financing, in part, SCIS' Offer to Purchase, funding payment of related transaction costs and general corporate purposes.

     All of the indebtedness under the Revolving Credit Agreement and the Term Loan Agreement is senior secured indebtedness. The Revolving Credit Agreement does not require scheduled amortization or scheduled commitment reductions. The Term Loan Agreement requires scheduled amortization payments. Each of the Revolving Credit Agreement and the Term Loan Agreement, under certain circumstances, require SCIS or the Company, as the case may be, to make mandatory prepayments and commitment reductions. In addition, each of SCIS and the Company may make optional prepayments and commitment reductions pursuant to the terms of the Revolving Credit Agreement or the Term Loan Agreement, as the case may be.

     SCIS' obligations under the Senior Bank Financing are jointly and severally guaranteed by OFSI (on a limited basis), an affiliate of OFSI (on a limited basis), the Company, Sky Chefs, CII and certain other domestic subsidiaries of SCIS (including the guarantors of the New Notes). The Company's obligations under the Senior Bank Financing are jointly and severally guaranteed by OFSI (on a limited basis), an

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

affiliate of OFSI (on a limited basis), SCIS, Sky Chefs, CII and certain other domestic subsidiaries of SCIS (including the guarantors of the New Notes). In addition, obligations under the Senior Bank Financing are secured by (i) first priority security interests in virtually all tangible and intangible assets of SCIS, the Company, and their respective wholly-owned domestic subsidiaries (including the guarantors of the New Notes) and (ii) pledges of all capital stock of SCIS and the Company and all capital stock and notes owned by SCIS, the Company and their respective domestic subsidiaries (limited in the case of capital stock of foreign subsidiaries to 65% of such capital stock).

     The Company's obligations under the Term Loan Agreement bear interest at 1.50% above the Eurodollar borrowing rate ("Eurodollar Base Borrowing Rate") or 0.5% above the lender's base rate. The actual rate charged on each credit instrument is dependent on the Company's selection of either the 30, 60, 90 or 180 day Eurodollar borrowing rate or the base rate. Interest is payable quarterly for all loans and also at the end of each interest period for Eurodollar borrowings. The interest rate in effect at September 30, 1997 on the Company's indebtedness under the Term Loan Agreement was 7.25%.

     Effective September 12, 1997, the Company entered into an interest rate swap agreement to reduce interest rate exposure on long-term debt. The agreement covers a notional amount of $160,000 at September 30, 1997 and has a stated maturity of September 15, 2002.

     The documents governing the Senior Bank Financing contain a number of covenants that, among other things, restrict the ability of the Company, SCIS and their respective subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay indebtedness or amend debt instruments, pay dividends, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, make capital expenditures or engage in certain transactions with subsidiaries or affiliates or otherwise engage in certain corporate activities. In addition, the documents governing the Senior Bank Financing require compliance with financial tests based on combined results of the Company and SCIS. The Company and SCIS were in compliance with these financial covenant requirements at September 30, 1997.

     At September 30, 1997, approximately $24,653 of bank letters of credit were issued under the Revolving Credit Agreement to SCIS (on behalf of the Company) and approximately $75 issued directly to the Company, to primarily collateralize the Company's insurance carriers providing workers' compensation coverage as well as for surety bonds, leases and requirements of the Company for environmental remediation of certain assets previously sold.

     SCIS loaned Caterair approximately $37,788 in connection with the Transactions. The loan matures in 2001, bears interest at 8% per annum (payable in-kind) and is collateralized by a second lien on the assets of Caterair representing collateral under the Credit Agreement. The cumulative amounts due under this loan were $38,544 and $41,634 at December 31, 1995 and 1996, respectively. Interest expense related to this loan of $756 and $3,090 is included in interest expense for the years ended December 31, 1995 and 1996, respectively.

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

     As of September 30, 1997, the combined aggregate amounts of maturities for all long-term borrowings, excluding the Subordinated Secured Note due to SCIS, for each of the next five years and thereafter are as follows:

                                    YEAR ENDING
                                   DECEMBER 31,
        ------------------------------------------------------------------
           1997...........................................................  $     401
           1998...........................................................      1,600
           1999...........................................................      1,600
           2000...........................................................      1,600
           2001...........................................................      1,600
           Thereafter.....................................................    153,200
                                                                            ---------
                                                                            $ 160,001
                                                                             ========

6. OTHER LONG-TERM LIABILITIES:

                                                               DECEMBER 31,
                                                            -------------------   SEPTEMBER 30,
                                                              1995       1996         1997
                                                            --------   --------   ------------
                                                                                  (UNAUDITED)
    Casualty insurance losses.............................  $ 10,125   $ 10,159     $  8,497
    Deferred gain on TriNet sale and leaseback............    12,375     11,824       11,457
    Other.................................................     6,490      3,215        3,511
                                                             -------    -------      -------
                                                            $ 28,990   $ 25,198     $ 23,465
                                                             =======    =======      =======

     In 1993, the Company sold 12 of its off-airport fee-owned properties to TriNet Corporate Capital ("TriNet") and simultaneously entered into a lease with TriNet on those properties with a primary term of 25 years and with four renewal options of five years each. These leases are classified as operating leases and are included in the properties subleased to Sky Chefs and CII. The gain on the sale of approximately $13,800 was deferred and is being amortized over the life of the operating leases as a reduction of operating lease rental expense.

7. LEASES:

     The Company leases various types of property, including airline catering kitchens and equipment, vehicles and office facilities, most of which have been subleased to Sky Chefs and CII in connection with the Transactions.

     Rent expense for all operating leases from continuing operations for the period September 30, 1995 through December 31, 1995 and for the periods ended December 31, 1996 was comprised of the following:

                                                                          1995      1996
                                                                         ------    -------
    Minimum rent.......................................................  $3,298    $30,922
    Contingent rent....................................................   4,489         --
    Less deferred gain on sale and leaseback...........................    (138)      (506)
                                                                         ------    -------
              Total rent expense.......................................  $7,649    $30,416
                                                                         ======    =======

     Contingent rent represents percentage rent based on gross revenue in excess of minimum levels.

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

     The future minimum lease payments required under capital leases (together with the present value of the minimum lease payments) and future minimum lease payments required under operating leases that have an initial or remaining lease term in excess of one year as of December 31, 1996, are as follows:

                               YEAR ENDING                             CAPITAL     OPERATING
                              DECEMBER 31,                             LEASES       LEASES
    -----------------------------------------------------------------  -------     ---------
       1997..........................................................  $   240     $  19,600
       1998..........................................................      237        19,272
       1999..........................................................      240        18,577
       2000..........................................................      236        18,624
       2001..........................................................      238        17,656
       Thereafter....................................................    1,695       164,834
                                                                       -------     ---------
                 Total minimum lease payments........................    2,886     $ 258,563
                                                                                    ========
       Less imputed interest.........................................      993
                                                                       -------
       Present value of minimum lease payments.......................    1,893
       Less current portion..........................................      105
                                                                       -------
       Long-term portion of minimum lease payments...................  $ 1,788
                                                                        ======

     Most leases have initial terms of from 10 to 20 years and contain one or more renewal options.

     In accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases," certain leases for kitchen facilities at airports owned by governmental units of authorities are being accounted for as operating leases because special provisions in the lease agreements make the economic life of such facilities essentially indeterminate.

     In connection with the Transactions, pursuant to several leases (the "Domestic Leases"), Sky Chefs and CII leased and subleased from Caterair substantially all of its domestic tangible assets for a six-year term. In the event that Caterair's lease of such assets was for less than six years, the applicable Domestic Lease is for such shorter period. Sky Chefs and CII have the option to purchase the assets of Caterair covered by the Domestic Leases for an amount determined under formulas in the Domestic Leases that were intended to result in an exercise price equal to the estimated fair market value of such assets at the time of exercise of such option. The option is exercisable until the date which is 30 days after termination of the applicable Domestic Lease. The Company is not certain whether such options will be exercised. Total amounts receivable by the Company are approximately $126,583 of which approximately $47,500 relates to lease payments for leasehold improvements and equipment.

     The minimum rental income amounts, excluding contingent rents based on sales, under the above noted operating leases from Sky Chefs and CII as of December 31, 1996, are as follows:

                                   PERIOD ENDED                             OPERATING
                                   DECEMBER 31,                              LEASES
        ------------------------------------------------------------------  ---------
          1997............................................................  $  27,076
          1998............................................................     26,438
          1999............................................................     25,202
          2000............................................................     24,450
          2001............................................................     23,417
          Thereafter......................................................         --
                                                                            ---------
                  Total minimum rental income.............................  $ 126,583
                                                                             ========

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

8. INCOME TAXES:

     Taxes on income are based on income from continuing operations before income taxes. The components of the income tax provision (benefit) for the periods ended December 31, 1995 and 1996, respectively, are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1995        1996
                                                                       --------     ------
    Current:
      Federal........................................................  $     --     $  325
      State and local................................................       100         --
                                                                       --------     ------
                                                                            100        325
                                                                       --------     ------
    Deferred:
      Federal........................................................   (44,170)     6,754
      State and local................................................    (6,310)       965
                                                                       --------     ------
                                                                        (50,480)     7,719
                                                                       --------     ------
              Total income tax provision (benefit)...................  $(50,380)    $8,044
                                                                       ========     ======

     Components of deferred tax assets and liabilities of continuing operations recognized in the consolidated financial statements as of December 31, 1995 and 1996, were as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1996
                                                                       -------    --------
    Benefit of federal and state net operating loss carryforwards..... $42,038    $ 31,343
    Property and equipment............................................     979       3,977
    Intangible assets acquired........................................   7,422       4,039
    Payroll accruals..................................................   4,528         154
    Casualty insurance................................................   6,259       6,918
    Benefit of federal targeted jobs tax credit carryforwards.........     653         978
    Reserves..........................................................      --       1,803
    Other items.......................................................  (4,079)      1,415
                                                                       -------    --------
                                                                        57,800      50,627
    Valuation allowance...............................................  (9,723)    (10,936)
                                                                       -------    --------
              Total deferred tax assets, net of valuation allowance...  48,077      39,691
    Deferred tax liabilities..........................................    (214)       (313)
                                                                       -------    --------
              Net deferred tax asset.................................. $47,863    $ 39,378
                                                                       =======    ========

     At December 31, 1994, the Company had a valuation allowance of $68,349 to fully reserve for its gross deferred tax assets because of the uncertainties surrounding the losses on operations to be sustained for income tax reporting purposes. Subsequent to the Transactions, the Company evaluated the potential for realization of a portion or all of the deferred tax assets. The Company determined, based upon the weight of evidence, it is more likely than not that a portion of the deferred tax assets would be realized. The valuation allowance for deferred tax assets increased by $1,213 in 1996 due to the changes in the Company's gross deferred tax assets and liabilities. The valuation allowance for deferred tax assets decreased by $58,626 in 1995 due to the changes in the Company's gross deferred tax assets and liabilities and the realization of a portion of the Company's net deferred tax assets.

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

     The Company has the following NOL and tax credit carryforwards available to offset future U.S. Federal taxable income and income tax:

  YEAR                                             AMOUNT OF                  YEAR OF
GENERATED                                             NOL        CREDITS     EXPIRATION
---------                                          ---------     -------     ----------
 1990............................................   $14,831       $  11         2005
 1991............................................    15,490         243         2006
 1992............................................     4,148         161         2007
 1993............................................        --         146         2008
 1994............................................    35,267          92         2009
 1995............................................     9,526          --         2010
 1996............................................        --         325         2011
                                                   ---------     -------
           Total.................................   $79,262       $ 978
                                                   ========       =====

     The Company had a payable to its parent for income taxes of $165 included in other payables and accrued liabilities at December 31, 1995 and 1996.

     A reconciliation of the U.S. Federal income tax statutory rate and the provision for income taxes on income from continuing operations for the periods ended December 31, 1995 and 1996, is as follows:

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1995        1996
                                                                       --------     -------
    Tax at statutory rate............................................  $  1,226     $ 6,440
    State taxes......................................................       100          --
    Permanent differences............................................        --         391
    Utilization of NOL...............................................    (1,226)         --
    Change in valuation allowance....................................   (50,480)      1,213
                                                                       --------     -------
    Provision (benefit) for income taxes.............................  $(50,380)    $ 8,044
                                                                       ========      ======

9. EMPLOYEE SEVERANCE:

     In September 1994, the Company implemented the Caterair International Corporation Key Employee Retention Plan (the "Plan"). The Plan was designed to ensure the Company of the continued employment and attention to duty of certain key employees while the Company pursued a financial restructuring or the sale of the Company. As a result of the Transactions, $2,843 in bonuses were paid in 1995. Except for employees in airport kitchens temporarily retained by the Company (see Note 2), all employees of the Company were terminated on September 29, 1995 in connection with the Transactions. The employees temporarily retained by Caterair were terminated in the second quarter of 1996. Most of the employees terminated by Caterair were subsequently hired by SCIS. Additional severance benefits accrued relative to the Plan may be paid in future periods upon the termination of key employees.

     In July 1995, the Company adopted the Caterair International Transition Severance Plan (the "Severance Plan"). Benefits were paid to eligible employees who continued working for the Company or SCIS, until at least September 30, 1995, and to employees whose employment with the Company or SCIS was involuntarily terminated between October 1, 1995 and September 30, 1996. Total severance charges under this plan of $1,800 were included in discontinued operations in 1995.

     The Company's retirement savings and investment plan was a voluntary defined contribution plan that was fully funded at September 29, 1995 through an insurance company. In accordance with the terms of the Transactions, the plan was transferred along with substantially all of the Company participants to subsidiaries of SCIS and the Company has no further obligations with respect to this plan.

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

10. COMMITMENTS AND CONTINGENCIES:

  Taxes

     The Company is involved in a number of claims from taxing authorities, including sales tax assessments, value added tax assessments and other related claims. The Company believes the ultimate resolution of those claims will not have a material adverse effect on the operating results, financial position or cash flows of the Company.

  Litigation

     The Company is involved in routine litigation, including a number of worker's compensation and related claims, that arise in the ordinary course of its business. The Company does not believe that any of this litigation is material to its financial position, results of operations or cash flows.

     On June 3, 1991, the Teamsters Union (the "Union") went on strike at the Company's three Los Angeles kitchens, and the Company hired replacement workers. On August 26, 1992, a National Labor Relations Board ("NLRB") Administrative Law Judge ("ALJ") ruled against the Company on unfair labor practice charges, including refusal to bargain with the Union on the grounds that it no longer represented a majority of the employees. On December 15, 1992, the NLRB in Washington, D.C., adopted, without substantive modification or comment, the ALJ's Recommended Decision and Order. In 1994, the ruling was reviewed by the U.S. Court of Appeals, which supported the ALJ's Recommended Decision and Order. The U.S. Supreme Court refused to hear the case in November 1994. The NLRB's compliance officer is in the process of determining the back pay due the affected employees. While the Company reinstated striking employees to the extent reasonably possible, the Company estimates that the liability for back pay and related losses is approximately $6,400. In accordance with the Statement of Financial Accounting Standards No. 5 "Accounting for Contingencies" the Company accrued this liability. The amount payable to settle this liability in full was subsequently determined to be approximately $4,500 and payment was made in early 1997. The remaining $1,900 was credited to discontinued operations in 1996.

  Environmental Costs

     At December 31, 1996 and 1995 Caterair had a $800 provision for the estimated environmental remediation costs of all known contaminated properties and the estimated costs for removal of all underground fuel tanks. Caterair is unable to determine the cost, if any, of remediation actions that might be necessary if there has been contamination resulting from other underground fuel tanks.

  Casualty Insurance Losses

     Casualty insurance losses were charged to operating expenses of discontinued operations as incurred. The losses are being paid out over several years. The Company reflects the discounted value of the estimated unpaid losses as a liability. At December 31, 1996 and 1995, the discount rate used was 7% and the unpaid balance amounted to $15,056 and $14,829, respectively.

11. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The following disclosure related to the estimated fair-value of financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

     The carrying amounts of cash and cash equivalents, accounts receivable, other payables and accrued liabilities are reasonable estimates of their fair values. Letters of credit are included in the estimated fair value

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

of accrued expenses and other liabilities. The estimated fair values and carrying amount of other financial instruments at December 31, 1995 and 1996 are as follows:

                                                                   DECEMBER 31,
                                                  -----------------------------------------------
                                                           1995                     1996
                                                  ----------------------   ----------------------
                                                  ESTIMATED     CARRYING   ESTIMATED     CARRYING
                                                  FAIR VALUE     AMOUNT    FAIR VALUE     AMOUNT
                                                  ----------    --------   ----------    --------
    Assets:
      Interest rate swap agreement(a)...........   $      --    $     --    $   1,661    $     --
    Liabilities:
      Term loans(b).............................     185,000     185,000      167,500     167,500
      Senior subordinated note due to
         affiliate(c)...........................      39,073      38,544       41,634      41,634
      Interest rate swap agreement(a)...........       1,253          --           --          --

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument.

(a) INTEREST RATE SWAP AGREEMENT

     At December 31, 1996 and 1995 the Company had interest rate swap instruments (used for hedging purposes) which were not included in the Company's consolidated balance sheet. The estimated fair value of this swap agreement was positive (representing an asset) to the Company at December 31, 1996 and negative (representing a liability) to the Company at December 31, 1995, as a result of fluctuations projected futures interest rate swap transaction values subsequent to the trade date of December 27, 1995.

(b) TERM LOANS

     The fair value of the term loans and revolving credit facility approximates the carrying value since interest rates are variable.

(c) SENIOR SUBORDINATED NOTE DUE TO AFFILIATE

     The Company's senior subordinated note due to SCIS in 2001 bears a fixed rate of interest of 8% (payable in-kind) and was executed September 29, 1995 in connection with the Transactions. This note is with a related party and as such there is no market activity. Accordingly, the carrying values approximate estimated fair value.

     These disclosures relate to financial instruments only. The fair value assumptions were based upon estimates of market conditions and perceived risks of the financial instruments at December 31, 1996.

12. DISCLOSURE OF SIGNIFICANT RISKS AND UNCERTAINTIES:

     The Company's financial instruments expose the Company to market and credit risks and may at times be concentrated with certain counterparties or groups of counterparties. The credit worthiness of counterparties is subject to continuing review and full performance is anticipated unless otherwise specifically disclosed.

  Dependence on Key Customers

     As described in Note 2, the Company's revenues subsequent to September 29, 1995, are principally derived from rents, royalties and income under a non-competition agreement from SCIS and as such the Company is dependent upon SCIS's financial performance. In addition, the Company has guaranteed certain indebtedness of SCIS as more fully described in Note 5.

              CATERAIR INTERNATIONAL CORPORATION AND SUBSIDIARIES

  (DOLLARS IN THOUSANDS; INFORMATION SUBSEQUENT TO MARCH 5, 1997 IS UNAUDITED)

13. CHANGES IN WORKING CAPITAL ITEMS:

                                                                                 NINE MONTHS
                                                YEAR ENDED DECEMBER 31,      ENDED SEPTEMBER 30,
                                             -----------------------------   -------------------
                                               1994       1995      1996       1996       1997
                                             --------   --------   -------   --------   --------
                                                                                 (UNAUDITED)
    (Increase) decrease in accounts
      receivable...........................  $     --   $ (4,352)  $ 2,711   $  2,771   $  2,357
    Decrease in prepaid expenses and
      other................................        --      4,891     2,009        958        134
    Increase (Decrease) in other payables
      and accrued liabilities..............        --    (10,391)   (5,464)     1,511     (6,284)
                                             --------   --------   -------   --------   --------
         Change in working capital items...  $     --   $ (9,852)  $  (744)  $  5,240   $ (3,793)
                                             ========   ========   =======    =======    =======

                                                                         ANNEX I



              SUMMARY UNAUDITED COMBINED PRO FORMA FINANCIAL DATA



     The following summary unaudited combined pro forma financial data of SCIS (including consolidated financial data for Sky Chefs and CII) and Caterair for the periods set forth below are based on the historical financial statements of SCIS and Caterair. The information under the caption Offering Pro Forma Data has been adjusted to give effect to the Offering and the application of the net proceeds therefrom, SCIS' Offer to Purchase and the Senior Bank Financing, including the Caterair Refinancing, as if such transactions had occurred on January 1, 1996. See "The Refinancing" and "Capitalization." Management believes that the following presentation will assist potential investors in evaluating the ability of SCIS and the Guarantors to meet debt service requirements and other obligations. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus.



     The summary unaudited combined pro forma financial data does not necessarily reflect the results of operations or the financial position of SCIS and the Guarantors that actually would have resulted had the Offering, SCIS' Offer to Purchase and the Senior Bank Financing, including the Caterair Refinancing, been consummated as of the date referred to above. Accordingly, such data should not be viewed as fully representative of the past performance of SCIS and the Guarantors or indicative of future results. See "The Refinancing," "Capitalization," "Selected Historical Financial Data" and "Certain Transactions -- The Combination" and the Financial Statements and notes thereto included elsewhere in the Prospectus.



     THE SUMMARY UNAUDITED COMBINED PRO FORMA FINANCIAL DATA HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.



                                                                                                              TWELVE
                                                                                                           MONTHS ENDED
                                                             YEAR ENDED             NINE MONTHS             SEPTEMBER
                                                            DECEMBER 31,        ENDED SEPTEMBER 30,            30,
                                                            ------------     -------------------------     ------------
                                                                1996            1996           1997            1997
                                                            ------------     ----------     ----------     ------------
                                                                              (DOLLARS IN THOUSANDS)
SUMMARY FINANCIAL DATA:
Food service revenues(1)..................................   $1,559,555      $1,172,084     $1,200,687      $1,588,158
EBITDA(2)(3)..............................................      119,628          85,398        119,331         153,561
Adjusted EBITDA(2)(3).....................................      149,989         107,295        133,105         175,799
Net cash flows from:
  Operating activities....................................       70,847          75,898         (5,814)        (10,865)
  Investing activities....................................      (39,200)          6,733        (54,217)        (70,418)
  Financing activities....................................        3,891          (2,566)        (7,763)         (1,306)
Depreciation and amortization.............................       46,434          34,179         37,115          48,608
Capital expenditures......................................       39,200          23,100         19,000          35,100
OFFERING PRO FORMA DATA(4):
Cash interest expense(5)..................................   $   57,643      $   43,283     $   44,550      $   58,910
Ratio of Adjusted EBITDA to cash interest expense(5)......          2.6x            2.5x           3.0x            2.9x
Ratio (deficiency) of earnings to fixed charges(6)........          1.2x            1.1x           1.5x            1.4x
Net combined debt(7)......................................           --              --             --      $  553,043
Ratio of net combined debt to Adjusted EBITDA.............           --              --             --             3.2x
OPERATING STATISTICS(8):
Number of flights serviced (000's)........................        2,567           1,936          1,901           2,532
Number of airports served at end of period................          102             102            117             117


---------------

(1) Represents pro forma revenues of SCIS and Caterair (including revenues from discontinued operations of Caterair resulting from the Combination) and excludes lease, license and other revenues of the Guarantors of $79.4 million for the year ended December 31, 1996, $58.9 million and $56.8 million for the nine months ended September 30, 1996 and 1997, and $77.3 million for the twelve months ended September 30, 1997, respectively.



(2) EBITDA represents earnings before interest expense, provision (benefit) for income taxes, depreciation and amortization and other (income) expense. Adjusted EBITDA excludes costs associated with the Combination including consulting, transfer, severance and relocation costs and other transition costs. EBITDA and Adjusted EBITDA are presented because management believes they provide useful information regarding SCIS' and the Guarantors' ability to incur and/or service debt. Neither EBITDA nor Adjusted EBITDA should be considered in isolation nor as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of SCIS' and the Guarantors' profitability or liquidity.



     Calculation of Adjusted EBITDA for the periods presented is as follows:



                                                                                                              TWELVE
                                                                                                           MONTHS ENDED
                                                                 YEAR ENDED        NINE MONTHS ENDED        SEPTEMBER
                                                                DECEMBER 31,         SEPTEMBER 30,             30,
                                                                ------------     ---------------------     ------------
                                                                    1996           1996         1997           1997
                                                                ------------     --------     --------     ------------
                                                                                (DOLLARS IN THOUSANDS)
       EBITDA.................................................    $119,628       $ 85,378     $119,331       $153,561
       Adjustments:
         Integration expenses.................................      30,361         21,897       13,774         22,238
                                                                  --------       --------     --------       --------
       Adjusted EBITDA........................................    $149,989       $107,295     $133,105       $175,799
                                                                  ========       ========     ========       ========



(3) EBITDA and Adjusted EBITDA reflect pro forma adjustments for combined operations which are not reflected in the historical financial information of SCIS and Caterair included elsewhere in the Prospectus. Net pro forma adjustments of $(3.3) million for the year ended December 31, 1996, $(2.3) million for each of the nine month periods ended September 30, 1996 and 1997, and $(3.3) million for the twelve months ended September 30, 1997, respectively, reflect the exclusion of non-compete payments made by SCIS to Caterair, reductions in rent expense related to certain facilities which in January 1996 were deemed to be redundant as a result of the Combination and increases in cost of operations attributable to the restructuring of a joint venture agreement.



(4) Data set forth under the caption Offering Pro Forma Data has been adjusted to give effect to the Offering and the application of the proceeds therefrom, SCIS' Offer to Purchase (pursuant to which all of the $125.0 million in aggregate principal amount of the Existing Notes were tendered and retired) and the Senior Bank Financing, including the Caterair Refinancing, as if such transactions had occurred on January 1, 1996. See "The Refinancing" and "Capitalization."



(5) Excludes amortization of deferred financing fees and other noncash interest expense of $1.5 million for the year ended December 31, 1996, $1.1 million and $1.6 million for the nine months ended September 30, 1996 and 1997, and $2.0 million for the twelve months ended September 30, 1997, respectively.



(6) For purposes of computing the ratio (deficiency) of earnings to fixed charges, "earnings" consist of the combined earnings (loss) before income taxes and fixed charges before capitalized interest of SCIS and Caterair. "Fixed charges" consist of the combined interest expense and the combined portion of operating lease rental payments (29%) deemed representative of the interest factor of SCIS and Caterair.



(7) Net combined debt of SCIS and Caterair includes $560.0 million in combined debt of SCIS and Caterair, $31.5 million in combined capital lease obligations of SCIS and Caterair less $38.5 million of combined cash of SCIS and Caterair. Net combined debt excludes $24.7 million of letters of credit, a loan from SCIS to Caterair of $44.1 million at September 30, 1997, advances by Caterair to SCIS of $13.0 million at September 30, 1997 and SCIS' and its subsidiaries' guarantees of Caterair's indebtedness and Caterair's guarantees of SCIS' indebtedness.



(8) Operating statistics are management estimates for the periods presented.

======================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR ANY OF THE GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE EXCHANGE PROPOSED TO BE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR ANY OF THE GUARANTORS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ---
Special Note Regarding Forward-Looking
  Statements...........................  (iii)
Summary................................    1
Risk Factors...........................   17
Use of Proceeds........................   23
The Refinancing........................   23
Capitalization.........................   24
Selected Historical Financial Data.....   25
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................   30
The Exchange Offer.....................   41
The Airline Catering Industry..........   51
Business...............................   53
Management.............................   62
Executive Compensation.................   65
Security Ownership.....................   72
Certain Transactions...................   75
Certain Federal Income Tax
  Considerations.......................   81
Description of Certain Indebtedness....   83
Description of Notes...................   84
Book-Entry; Delivery and Form..........  112
Plan of Distribution...................  114
Legal Matters..........................  114
Experts................................  114
Additional Information.................  115
Index to Financial Statements..........  F-1
Annex I -- Summary Unaudited Combined
  Pro Forma Financial Data.............  I-1


UNTIL                   ,   (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN SELLING EXCHANGE NOTES RECEIVED IN EXCHANGE FOR PRIVATE NOTES HELD FOR THEIR OWN ACCOUNT. SEE "PLAN OF DISTRIBUTION."

======================================================
                          ======================================================

                          [LSG LUFTHANSA SERVICE LOGO]

                         [CATERAIR INTERNATIONAL LOGO]

                                  [SCIS LOGO]

                        SC INTERNATIONAL SERVICES, INC.
                               OFFER TO EXCHANGE
                        9 1/4% SENIOR SUBORDINATED NOTES
                               DUE 2007, SERIES B
                              FOR ALL OUTSTANDING
                        9 1/4% SENIOR SUBORDINATED NOTES
                               DUE 2007, SERIES A

                   ------------------------------------------
                                   PROSPECTUS
                   ------------------------------------------

                                          , 1997

                          ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a Delaware corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     SCIS' and each of the Guarantors' Certificate of Incorporation provides that its directors shall not be liable to the Issuer or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. Each such Certificate of Incorporation further provides that the Issuer or such Guarantor, as applicable, shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling any of the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

     Pursuant to the Indenture, the holders of the Private Notes, respectively, have agreed to waive and release all liability of the directors, officers and controlling persons of each registrant which may arise in connection with any obligations of the registrants in connection with the Private Notes or the Indenture.

     Pursuant to section 7 of the Registration Rights Agreement, dated August 28, 1997, among the Issuer, the Guarantors and the Initial Purchasers, the holders of the Private Notes and the related guarantees have agreed to indemnify the directors, officers and controlling persons of the registrants against certain liabilities, costs, and expenses that may be incurred in connection with the registration of such securities, to the extent that such liabilities, costs and expenses arise from an omission or untrue statement contained in information provided to the registrants by the holders of such securities.

     The Purchase Agreement, dated August 22, 1997, between the Issuer, the Guarantors and the Initial Purchasers contains provisions by which the Initial Purchasers agreed to indemnify the Issuer, the Guarantors and their affiliates (including their officers, directors, employees, agents and controlling persons) against certain liabilities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS

        2.1      Master Agreement, dated as of April 26, 1995, among Onex Food Services, Inc.,
                 Caterair Holdings Corporation and Caterair International Corporation.
                 Incorporated by reference to Exhibit 2.1 of SC International Services, Inc.'s
                 Registration Statement on Form S-1, Registration No. 33-94572.
        2.1.1    Amendment No. 1 to Master Agreement, dated as of September 29, 1995, among
                 Onex Food Services, Inc., Caterair Holdings Corporation and Caterair
                 International Corporation. Incorporated by reference to Exhibit 2.2 of SC
                 International Services, Inc.'s Annual Report on Form 10-K for the year ended
                 December 31, 1995.
        2.2      Sublease Agreement, dated as of September 29, 1995, between Sky Chefs, Inc.
                 and Caterair International Corporation, together with Schedule of additional
                 Subleases between such parties. Incorporated by reference to Exhibit 10.26 of
                 SC International Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.
        2.3      Sublease Agreement, dated as of September 29, 1995, between Caterair
                 International, Inc. (II) and Caterair International Corporation, together with Schedule of additional Subleases between such parties. Incorporated by reference to Exhibit 10.27 of SC International Services, Inc.'s Annual Report
                 on Form 10-K for the year ended December 31, 1995.
        2.4      License Agreement, dated as of September 29, 1995, between Sky Chefs, Inc.
                 and Caterair International Corporation. Incorporated by reference to Exhibit
                 10.24 of SC International Services, Inc.'s Annual Report on Form 10-K for the
                 year ended December 31, 1995.
        2.5      License Agreement, dated as of September 29, 1995, between Caterair
                 International, Inc. (II) and Caterair International Corporation. Incorporated
                 by reference to Exhibit 10.25 of SC International Services, Inc.'s Annual
                 Report on Form 10-K for the year ended December 31, 1995.
        3.1      Certificate of Incorporation of SC International Services, Inc. Incorporated
                 by reference to Exhibit 3.1 of SC International Services, Inc.'s Registration
                 Statement on Form S-1, Registration No. 33-94572.
        3.2      Amended and Restated Bylaws of SC International Services, Inc.*
        3.3      Amended and Restated Certificate of Incorporation of Sky Chefs, Inc.
                 Incorporated by reference to Exhibit 3.3 of Amendment No. 3 to SC
                 International Services, Inc.'s Registration Statement on Form S-1,
                 Registration No. 33-94572.
        3.4      Bylaws of Sky Chefs, Inc. Incorporated by reference to Exhibit 3.4 of
                 Amendment No. 3 to SC International Services, Inc.'s Registration Statement
                 on Form S-1, Registration No. 33-94572.
        3.5      Certificate of Incorporation of Caterair International, Inc. (II).
                 Incorporated by reference to Exhibit 3.5 of SC International Services, Inc.'s
                 Registration Statement on Form S-1, Registration No. 33-94572.
        3.6      Bylaws of Caterair International, Inc. (II). Incorporated by reference to
                 Exhibit 3.6 of SC International Services, Inc.'s Registration Statement on
                 Form S-1, Registration No. 33-94572.

        3.7      Certificate of Incorporation of Caterair International Corporation.
                 Incorporated by reference to Exhibit 3.1 of Caterair International
                 Corporation's Registration Statement on Form S-1, Registration No. 33-30918.
        3.8      Bylaws of Caterair International Corporation. Incorporated by reference to
                 Exhibit 3.2 of Caterair International Corporation's Registration Statement on
                 Form S-1, Registration No. 33-30918.
        3.9      Certificate of Incorporation of Arlington Services, Inc.*
        3.10     Bylaws of Arlington Services, Inc.*
        3.11     Certificate of Incorporation of Arlington Services Holding Corporation.*
        3.12     Bylaws of Arlington Services Holding Corporation.*
        3.13     Certificate of Incorporation of JFK Caterers, Inc.*
        3.14     Bylaws of JFK Caterers, Inc.*
        3.15     Certificate of Incorporation of Caterair Consulting Services Corporation.*
        3.16     Bylaws of Caterair Consulting Services Corporation.*
        3.17     Certificate of Incorporation of Western Aire Chef, Inc.*
        3.18     Bylaws of Western Aire Chef, Inc.*
        3.19     Certificate of Incorporation of Bethesda Services, Inc.*
        3.20     Bylaws of Bethesda Services, Inc.*
        3.21     Certificate of Incorporation of Caterair New Zealand Limited.*
        3.22     Bylaws of Caterair New Zealand Limited.*
        3.23     Certificate of Incorporation of Onex Ohio Finance Corp.*
        3.24     Bylaws of Onex Ohio Finance Corp.*
        3.25     Certificate of Incorporation of Onex Ohio Finance Corp. II.*
        3.26     Bylaws of Onex Ohio Finance Corp. II.*
        3.27     Certificate of Incorporation of Onex Ohio Equity Corp.*
        3.28     Bylaws of Onex Ohio Equity Corp.*
        3.29     Certificate of Incorporation of Onex Ohio Equity Corp. II.*
        3.30     Bylaws of Onex Ohio Equity Corp. II.*
        3.31     Certificate of Incorporation of Onex Ohio Credit Corp.*
        3.32     Bylaws of Onex Ohio Credit Corp.*
        3.33     Certificate of Incorporation of Onex Ohio Credit Corp. II.*
        3.34     Bylaws of Onex Ohio Credit Corp. II.*
        3.35     Certificate of Incorporation of Onex Ohio Acceptance Corporation.*
        3.36     Bylaws of Onex Ohio Acceptance Corporation.*
        3.37     Certificate of Incorporation of Onex Ohio Capital Corp.*
        3.38     Bylaws of Onex Ohio Capital Corp.*
        3.39     Certificate of Incorporation of Onex Ohio Capital Corp. II.*
        3.40     Bylaws of Onex Ohio Capital Corp. II.*
        3.41     Certificate of Incorporation of Onex Ohio Fiscal Corp.*
        3.42     Bylaws of Onex Ohio Fiscal Corp.*
        3.43     Certificate of Incorporation of Onex Ohio Fiscal Corp. II.*
        3.44     Bylaws of Onex Ohio Fiscal Corp. II.*
        3.45     Certificate of Incorporation of Onex Ohio Funds Corp.*
        3.46     Bylaws of Onex Ohio Funds Corp.*
        3.47     Certificate of Incorporation of Onex Ohio Funds Corp. II.*
        3.48     Bylaws of Onex Ohio Funds Corp. II.*

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
        3.49     Certificate of Incorporation of Caterair International Transition
                 Corporation.*
        3.50     Bylaws of Caterair International Transition Corporation.*
        3.51     Certificate of Incorporation of Sky Chefs International Corp.*
        3.52     Bylaws of Sky Chefs International Corp.*
        3.53     Certificate of Incorporation of Caterair Airport Properties, Inc.*
        3.54     Bylaws of Caterair Airport Properties, Inc.*
        3.55     Certificate of Incorporation of Caterair St. Thomas Holdings Corporation.*
        3.56     Bylaws of Caterair St. Thomas Holdings Corporation.*
        3.57     Certificate of Incorporation of Sky Chefs Argentine Inc.*
        3.58     Bylaws of Sky Chefs Argentine Inc.*
        4.1      Indenture, dated August 28, 1997, among SC International Services, Inc., as
                 Issuer, The Bank of New York, as Trustee, and the Guarantors named therein.*
        4.2      Form of Exchange Note (included in Exhibit 4.1)*
        4.3      Form of Guarantee (included in Exhibit 4.1)*
        5.       Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.*
        8.1      Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.*
        8.2      Opinion of Price Waterhouse LLP.*
       10.1      Purchase Agreement, dated as of August 22, 1997, among SC International
                 Services, Inc., the Guarantors named therein, and BT Securities Corporation,
                 J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Goldman,
                 Sachs & Co., Smith Barney, Inc. and Bankers Trust International PLC, as
                 Initial Purchasers.*
       10.2      Registration Rights Agreement, dated as of August 28, 1997, among SC
                 International Services, Inc., the Guarantors named therein, and BT Securities
                 Corporation, J.P. Morgan Securities Inc., Credit Suisse First Boston
                 Corporation, Goldman, Sachs & Co., Smith Barney, Inc., and Bankers Trust
                 International PLC.*
       10.3      Dealer Manager Agreement, dated August 25, 1997, among SC International
                 Services, Inc., Sky Chefs, Inc., Caterair International, Inc. (II), Caterair
                 International Corporation and BT Securities Corporation.*
       10.4      Depositary Agreement, dated as of August 25, 1997, between SC International
                 Services, Inc. and The Bank of New York, as Depositary.*
       10.5      Form of Exchange Agent Agreement between SC International Services, Inc. and
                 The Bank of New York, as Exchange Agent.*
       10.6      Noncompetition Agreement, dated as of December 15, 1989, among Marriott
                 Corporation, Host International, Inc., Caterair Holdings Corporation and
                 Caterair International Corporation. Incorporated by reference to Exhibit
                 10.25 of Caterair International Corporation's Registration Statement on Form
                 S-1, Registration No. 33-31309.
       10.7      Consulting Agreement, dated as of September 29, 1995, between Frederic V.
                 Malek and SC International Services, Inc. Incorporated by reference to
                 Exhibit 10.1 of SC International Services, Inc.'s Annual Report on Form 10-K
                 for the year ended December 31, 1995.
       10.8      Agreement, dated as of October 5, 1993, among Onex Corporation, Deutsche
                 Lufthansa Aktiengesellschaft and LSG Lufthansa Service GmbH. Incorporated by
                 reference to Exhibit 10.2 of SC International Services, Inc.'s Registration
                 Statement on Form S-1, Registration No. 33-94572.
       10.9      Cooperation Agreement, dated as of October 5, 1993, between LSG Lufthansa
                 Service GmbH and Sky Chefs, Inc. Incorporated by reference to Exhibit 10.3 of
                 SC International Services, Inc.'s Registration Statement on Form S-1,
                 Registration No. 33-94572.

       10.10     Consent Agreement, dated as of April 20, 1995, among Onex Corporation, Onex
                 Food Services, Inc., OnCap Holdings U.S., Inc., Sky Chefs, Inc. and LSG
                 Lufthansa Service GmbH. Incorporated by reference to Exhibit 10.3.1 of
                 Amendment No. 2 to SC International Services, Inc.'s Registration Statement
                 on Form S-1, Registration No. 33-94572.
       10.11     Consent Agreement, dated as of April 20, 1995, among OnCap Holdings U.S.,
                 Inc., OMI Quebec Inc., Onex Food Services, Inc. and LSG Lufthansa Service
                 GmbH. Incorporated by reference to Exhibit 10.4.1 of Amendment No. 2 to SC
                 International Services, Inc.'s Registration Statement on Form S-1,
                 Registration No. 33-94572.
       10.12     Consent Agreement, dated as of April 20, 1995, among Onex Corporation, Onex
                 Food Services, Inc., OnCap Holdings U.S., Inc., Sky Chefs, Inc. and LSG
                 Lufthansa Service GmbH. Incorporated by reference to Exhibit 10.4.2 of
                 Amendment No. 2 to SC International Services, Inc.'s Registration Statement
                 on Form S-1, Registration No. 33-94572.
       10.13     Exchange Agreement and Amendment to Stockholders' Agreement, dated as of
                 December 28, 1996, among Onex Food Services, Inc., LSG Lufthansa Service GmbH and LSG Lufthansa Service USA Corporation.*
       10.14     Stockholders' Agreement, dated as of December 6, 1993, among Onex
                 Corporation, Onex Food Services, Inc., OnCap Holdings U.S., Inc., OMI Quebec
                 Inc., LSG Lufthansa Service GmbH and LSG Lufthansa Service USA Corporation.
                 Incorporated by reference to Exhibit 10.4 of SC International Services,
                 Inc.'s Registration Statement on Form S-1, Registration No. 33-94572.
       10.15     Arbitration Agreement, dated as of October 5, 1993, among Onex Corporation,
                 Onex Food Services, Inc., OnCap Holdings U.S., Inc., OMI Quebec Inc., Sky
                 Chefs, Inc., Deutsche Lufthansa Aktiengesellschaft and LSG Lufthansa Service
                 GmbH. Incorporated by reference to Exhibit 10.5 of SC International Services,
                 Inc.'s Registration Statement on Form S-1, Registration No. 33-94572.
       10.16     Master National Agreement, dated August 22, 1969, between Sky Chefs, Inc. and
                 Hotel Employees and Restaurant Employees International Union. Incorporated by
                 reference to Exhibit 10.8 of Amendment No. 1 to SC International Services,
                 Inc.'s Registration Statement on Form S-1, Registration No. 33-94572.
       10.17     Sky Chefs, Inc. Supplemental Executive Retirement Plan. Incorporated by
                 reference to Exhibit 10.13 of SC International Services, Inc.'s Registration
                 Statement on Form S-1, Registration No. 33-94572.
       10.18     Sky Chefs, Inc. Performance Reward Plan. Incorporated by reference to Exhibit
                 10.13 of Amendment No. 1 to SC International Services, Inc.'s Registration
                 Statement on Form S-1, Registration No. 33-94572.
       10.19     Employment Agreement, dated as of January 1, 1997, between James J. O'Neill and Onex Food Services, Inc.*
       10.20     Employment Agreement, dated as of January 1, 1997, between Michael Z. Kay and
                 Sky Chefs, Inc.*
       10.21     Employment Agreement, dated as of January 1, 1997, between Patrick W. Tolbert and Sky Chefs, Inc.*
       10.22     Employment Agreement, dated as of January 1, 1997, between Randall C. Boyd and Sky Chefs, Inc.*
       10.23     Caterair Key Employee Retention Plan. Incorporated by reference to Exhibit
                 10.11 of SC International Services, Inc.'s Registration Statement on Form
                 S-1, Registration No. 33-94572.
      10.23.1    Amendment No. 1 to Caterair Key Employee Retention Plan. Incorporated by
                 reference to Exhibit 10.11.1 of SC International Services, Inc.'s
                 Registration Statement on Form S-1, Registration No. 33-94572.

       10.24     Caterair International Corporation Transition Severance Plan. Incorporated by
                 reference to Exhibit 10.26 of Amendment No. 2 to SC International Services,
                 Inc.'s Registration Statement on Form S-1, Registration No. 33-94572.
       10.25     Phantom Stock Plan for Management Employees of Onex Food Services, Inc. and
                 its Subsidiaries. Incorporated by reference to Exhibit 10.6 of Caterair
                 International Corporation's Annual Report on Form 10-K for the year ended
                 December 31, 1995.
       10.26     Management Advisory Agreement, dated as of September 29, 1995, between OMI
                 Partnership Holdings Ltd. and SC International Services Inc.*
       10.27     Lease Agreement, dated as of May 15, 1993, between TriNet Essential
                 Facilities X, Inc. and Caterair International Corporation, together with
                 Schedule of additional Lease Agreements between such parties.*
      10.27.1    First Amendment to Lease Agreement, dated as of September 22, 1995, between
                 TriNet Essential Facilities X, Inc. and Caterair International Corporation.*
      10.27.2    Second Amendment to Lease Agreement, dated as of December 1, 1995, between
                 TriNet Essential Facilities X, Inc. and Caterair International Corporation.*
      10.27.3    Third Amendment to Lease Agreement, dated as of June 1, 1996, between TriNet
                 Essential Facilities X, Inc. and Caterair International Corporation.*
      10.27.4    Fourth Amendment to Lease Agreement, dated as of December 23, 1996, between
                 TriNet Essential Facilities X, Inc. and Caterair International Corporation.*
      10.27.5    Fifth Amendment to Lease Agreement, dated as of June 23, 1997, between TriNet
                 Essential Facilities X, Inc. and Caterair International Corporation.*
      10.27.6    Sixth Amendment to Lease Agreement, dated as of August 22, 1997, between
                 TriNet Essential Facilities X, Inc. and Caterair International Corporation.*
      10.27.7    Limited Waiver dated as of August 22, 1997, by TriNet Essential Facilities X,
                 Inc. in favor of Caterair International Corporation.*
       10.28     Lease Agreement, dated as of May 15, 1993, between TriNet Essential
                 Facilities VIII R, Inc. and Caterair International Corporation, together with
                 Schedule of additional Lease Agreements between such parties.*
      10.28.1    First Amendment to Lease Agreement, dated as of September 22, 1995, between
                 TriNet Essential Facilities VIII R, Inc. and Caterair International
                 Corporation.*
      10.28.2    Second Amendment to Lease Agreement, dated as of December 1, 1995, between
                 TriNet Essential Facilities VIII R, Inc. and Caterair International
                 Corporation.*
      10.28.3    Third Amendment to Lease Agreement, dated as of June 1, 1996, between TriNet
                 Essential Facilities VIII R, Inc. and Caterair International Corporation.*
      10.28.4    Fourth Amendment to Lease Agreement, dated as of December 23, 1996, between
                 TriNet Essential Facilities VIII R, Inc. and Caterair International
                 Corporation.*
      10.28.5    Fifth Amendment to Lease Agreement, dated as of June 23, 1997, between TriNet
                 Essential Facilities VIII R, Inc. and Caterair International Corporation.*
      10.28.6    Sixth Amendment to Lease Agreement, dated as of August 22, 1997, between
                 TriNet Essential Facilities VIII R, Inc. and Caterair International
                 Corporation.*
      10.28.7    Limited Waiver, dated as of August 22, 1997, by TriNet Essential Facilities
                 VIII R, Inc. in favor of Caterair International Corporation.*
       10.29     Guaranty, dated as of September 22, 1995, by SC International Services, Inc.,
                 Sky Chefs, Inc., Onex Food Services, Inc. and Caterair International, Inc.
                 (II) for the benefit of TriNet Essential Facilities VIII R, Inc.*
       10.30     Guaranty, dated as of September 22, 1995, by SC International Services, Inc.,
                 Sky Chefs, Inc., Onex Food Services, Inc. and Caterair International, Inc.
                 (II) for the benefit of TriNet Essential Facilities X, Inc.*

       10.31     Tax Sharing Agreement, dated as of December 15, 1989, among Caterair Holdings
                 Corporation, Caterair International Corporation and Marriott Corporation.
                 Incorporated by reference to Exhibit 10.25 of SC International Services,
                 Inc.'s Registration Statement on Form S-1, Registration No. 33-94572.
       10.32     Noncompetition Agreement, dated as of September 29, 1995, between Caterair
                 International Corporation and Sky Chefs, Inc. Incorporated by reference to
                 Exhibit 10.16 of Caterair International Corporation's Annual Report on Form
                 10-K for the year ended December 31, 1995.
       10.33     Promissory Note, dated September 29, 1995, by Caterair International
                 Corporation payable to the order of SC International Services, Inc.
                 Incorporated by reference to Exhibit 10.18 of Caterair International
                 Corporation's Annual Report on Form 10-K for the year ended December 31,
                 1995.
       10.34     Credit Agreement, dated as of September 29, 1995, and amended and restated as of August 28, 1997, among SC International Services, Inc., as borrower, Onex
                 Food Services, Inc., Caterair Holdings Corporation, Caterair International
                 Corporation, the guarantors named therein, the lenders party thereto from time to time, Bankers Trust Company and J.P. Morgan Securities, Inc., as
                 co-arrangers, Bankers Trust Company, as syndication agent, The Bank of New
                 York, as co-agent, and Morgan Guaranty Trust Company of New York, as administrative agent.*
       10.35     Term Loan Agreement, dated as of August 28, 1997, among Caterair
                 International Corporation and SC International Services, Inc., as borrowers, the guarantors named therein, the lenders party thereto from time to time,
                 Bankers Trust Company and J.P. Morgan Securities Inc., as co-arrangers,
                 Bankers Trust Company, as syndication agent, and Morgan Guaranty Trust
                 Company of New York, as administrative agent.*
       10.36     Tax Sharing Agreement, dated as of September 29, 1995, among Onex Food
                 Services, Inc., Sky Chefs, Inc. and Caterair International, Inc. (II).
                 Incorporated by reference to Exhibit 10.22 of SC International Services,
                 Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.
       10.37     Shareholders' Agreement, dated as of May 29, 1986, as amended, among Onex
                 Food Services, Inc., an affiliate of Onex Corporation and certain employees of Sky Chefs, Inc.*
       10.38     Acquisition Agreement, dated as of November 30, 1995, between LSG Lufthansa
                 Service USA Corporation and Sky Chefs, Inc.*
       10.39     Acquisition Agreement, dated as of August 14, 1995, between LSG Lufthansa
                 Service USA Corporation and Sky Chefs, Inc.*
       10.40     Acquisition Agreement, dated July 18, 1997, between Caterair International,
                 Inc. (II) and Sky Chefs, Inc.*
      10.40.1    Acquisition Agreement, dated as of August 29, 1997, between Caterair
                 International, Inc. (II) and Sky Chefs, Inc.*
       10.41     Noncompetition Agreement, dated as of December 15, 1989, among Marriott
                 Corporation, Host International, Inc., Caterair Holdings Corporation and
                 Caterair International Corporation. Incorporated by reference to Caterair
                 International Corporation's Registration Statement on Form S-1, Registration
                 No. 33-31309.
       10.42     Securityholder's Agreement, dated as of September 29, 1995, among Onex Food
                 Services, Inc., Onex U.S. LLC and OnCap Holdings U.S., Inc. Incorporated by
                 reference to Exhibit 10.20 of SC International Services, Inc.'s Annual Report
                 on Form 10-K for the year ended December 31, 1995.
       10.43     Warrant Agreement, dated as of September 29, 1995, between Onex Food
                 Services, Inc., and the holders of warrants issued thereunder. Incorporated by reference to Exhibit 10.21 of SC International Services, Inc.'s Annual
                 Report on Form 10-K for the year ended December 31, 1995.
       12.1      SC International Services, Inc. and Subsidiaries Computation of Ratio of
                 Earnings to Fixed Charges.*

       12.2      Caterair International Corporation and Subsidiaries Computation of Ratio of
                 Earnings to Fixed Charges.*
       12.3      SC International Services, Inc. and Subsidiaries and Caterair International
                 Corporation and Subsidiaries Computation of Combined Pro Forma Ratio of
                 Earnings to Fixed Charges.*
       21.1      Subsidiaries of the Registrants.*
       23.1      Consent of Coopers & Lybrand L.L.P.
       23.2      Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP. Incorporated by
                 reference to Exhibit 5.*
       23.3      Consent of Price Waterhouse, LLP. Incorporated by reference to Exhibit 8.2.*
       23.4      Consent of Arthur Andersen LLP.
       24.1      Power of Attorney for SC International Services, Inc. (included with signature pages of SC International Services, Inc. set forth in the
                 Registration Statement filed on October 9, 1997 at page II-11).
       24.2      Power of Attorney for Sky Chefs, Inc. (included with signature pages of Sky
                 Chefs, Inc. set forth in the Registration Statement filed on October 9, 1997 at page II-13).
       24.3      Power of Attorney for Caterair International, Inc. (II) (included with signature pages of Caterair International, Inc. (II) set forth in the
                 Registration Statement filed on October 9, 1997 at page II-14).
       24.4      Power of Attorney of Caterair International Corporation (included with signature pages of Caterair International Corporation set forth in the
                 Registration Statement filed on October 9, 1997 at page II-15).
       24.5      Power of Attorney for Arlington Services, Inc. (included with signature pages of Arlington Services, Inc. set forth in the Registration Statement filed on
                 October 9, 1997 at page II-16).
       24.6      Power of Attorney for Arlington Services Holding Corporation (included with signature pages of Arlington Services Holding Corporation set forth in the
                 Registration Statement filed on October 9, 1997 at page II-17).
       24.7      Power of Attorney for JFK Caterers, Inc. (included with signature pages of
                 JFK Caterers, Inc. set forth in the Registration Statement filed on October
                 9, 1997 at page II-20).
       24.8      Power of Attorney for Caterair Consulting Services Corporation (included with signature pages of Caterair Consulting Services Corporation set forth in the
                 Registration Statement filed on October 9, 1997 at page II-21).
       24.9      Power of Attorney for Western Aire Chef, Inc. (included with signature pages of Western Aire Chef, Inc. set forth in the Registration Statement filed on
                 October 9, 1997 at page II-22).
       24.10     Power of Attorney for Bethesda Services, Inc. (included with signature pages of Bethesda Services, Inc. set forth in the Registration Statement filed on
                 October 9, 1997 at page II-18).
       24.11     Power of Attorney for Caterair New Zealand Limited (included with signature pages of Caterair New Zealand Limited set forth in the Registration Statement filed on October 9, 1997 at page II-19).
       24.12     Power of Attorney for Onex Ohio Finance Corp. (included with signature pages of Onex Ohio Finance Corp. set forth in the Registration Statement filed on
                 October 9, 1997 at page II-28).
       24.13     Power of Attorney for Onex Ohio Finance Corp. II (included with signature pages of Onex Ohio Finance Corp. II set forth in the Registration Statement filed on October 9, 1997 at page II-29).
       24.14     Power of Attorney for Onex Ohio Equity Corp. (included with signature pages of Onex Ohio Equity Corp. set forth in the Registration Statement filed on
                 October 9, 1997 at page II-30).

       24.15     Power of Attorney for Onex Ohio Equity Corp. II (included with signature pages of Onex Ohio Equity Corp. II set forth in the Registration Statement filed on October 9, 1997 at page II-31).
       24.16     Power of Attorney for Onex Ohio Credit Corp. (included with signature pages of Onex Ohio Credit Corp. set forth in the Registration Statement filed on
                 October 9, 1997 at page II-32).
       24.17     Power of Attorney for Onex Ohio Credit Corp. II (included with signature pages of Onex Ohio Credit Corp. II set forth in the Registration Statement filed on October 9, 1997 at page II-33).
       24.18     Power of Attorney for Onex Ohio Acceptance Corporation (included with signature pages of Onex Ohio Acceptance Corporation set forth in the
                 Registration Statement filed on October 9, 1997 at page II-34).
       24.19     Power of Attorney for Onex Ohio Capital Corp. (included with signature pages of Onex Ohio Capital Corp. set forth in the Registration Statement filed on
                 October 9, 1997 at page II-35).
       24.20     Power of Attorney for Onex Ohio Capital Corp. II (included with signature pages of Onex Ohio Capital Corp. II set forth in the Registration Statement filed on October 9, 1997 at page II-36).
       24.21     Power of Attorney for Onex Ohio Fiscal Corp. (included with signature pages of Onex Ohio Fiscal Corp. set forth in the Registration Statement filed on
                 October 9, 1997 at page II-37).
       24.22     Power of Attorney for Onex Ohio Fiscal Corp. II (included with signature pages of Onex Ohio Fiscal Corp. II set forth in the Registration Statement filed on October 9, 1997 at page II-38).
       24.23     Power of Attorney for Onex Ohio Funds Corp. (included with signature pages of
                 Onex Ohio Funds Corp. set forth in the Registration Statement filed on
                 October 9, 1997 at page II-39).
       24.24     Power of Attorney for Onex Ohio Funds Corp. II (included with signature pages of Onex Ohio Funds Corp. II set forth in the Registration Statement filed on
                 October 9, 1997 at page II-40).
       24.25     Power of Attorney for Caterair International Transition Corporation (included with signature pages of Caterair International Transition Corporation set forth in the Registration Statement filed on October 9, 1997 at page II-24).
       24.26     Power of Attorney for Sky Chefs International Corp. (included with signature pages of Sky Chefs International Corp. set forth in the Registration
                 Statement filed on October 9, 1997 at page II-27).
       24.27     Power of Attorney for Caterair Airport Properties, Inc. (included with signature pages of Caterair Airport Properties, Inc. set forth in the
                 Registration Statement filed on October 9, 1997 at page II-26).
       24.28     Power of Attorney for Caterair St. Thomas Holdings Corporation (included with signature pages of Caterair St. Thomas Holdings Corporation set forth in the
                 Registration Statement filed on October 9, 1997 at page II-23).
       24.29     Power of Attorney for Sky Chefs Argentine, Inc. (included with signature pages of Sky Chefs Argentine, Inc. set forth in the Registration Statement filed on October 9, 1997 at page II-25).
       25.1      Statement of Eligibility on Form T-1 of Trustee under the Indenture.*
       27.1      Financial Data Schedules for SC International Services, Inc. and consolidated subsidiaries for the fiscal year ended December 31, 1996, the nine-months ended September 30, 1997, and the nine-months ended September 30, 1996.*
       27.2      Financial Data Schedules for Caterair International Corporation and
                 consolidated subsidiaries for the fiscal year ended December 31, 1996, the nine-months ended September 30, 1997 and the nine-months ended September 30,
                 1996.*

       99.1      Form of Letter of Transmittal.*
       99.2      Form of Notice of Guaranteed Delivery.*

---------------


* Previously filed.


     (b) FINANCIAL STATEMENT SCHEDULES

     All schedules for which provision is made in Regulation S-X of the Securities and Exchange Commission are not required under the related instructions or are inapplicable or the required information is included in the financial statements or notes thereto and, therefore, have been omitted.

ITEM 22.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrants hereby undertake:

          (1) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering rate may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) (1) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          SC INTERNATIONAL SERVICES, INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Patrick W. Tolbert
                                            Title: Executive Vice President and
                                                   Chief Financial and
                                                   Administrative Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------
                    *                       Director, Chief Executive        December 15, 1997
------------------------------------------    Officer and Vice Chairman
             James J. O'Neill                 of the Board (principal
                                              executive officer)
                    *                       Director, Executive Vice         December 15, 1997
------------------------------------------    President and Chief
            Patrick W. Tolbert                Financial and
                                              Administrative Officer
                                              (principal financial
                                              officer)

                    *                       Director and Chairman of the     December 15, 1997
------------------------------------------    Board
           Daniel J. Altobello

                    *                       Director                         December 15, 1997
------------------------------------------
            Gerald W. Schwartz

                    *                       Director                         December 15, 1997
------------------------------------------
              Ewout Heersink

                                            Director
------------------------------------------
              Helmut Woelki

                                            Director
------------------------------------------
              Gunther Rothig

                                            Director
------------------------------------------
             Helmut Bleckmann

                    *                       Director                         December 15, 1997
------------------------------------------
              Michael Z. Kay

                    *                       Director                         December 15, 1997
------------------------------------------
           William S. Woodside

                                            Director -- Financial            December 15, 1997
------------------------------------------    Accounting (principal
              Thomas J. Lee                   accounting officer)

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          SKY CHEFS, INC.

                                          By:                  *

                                            ------------------------------------
                                            Name: Patrick W. Tolbert
                                            Title: Executive Vice President and
                                                   Chief Financial and
                                                   Administrative Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

                    *                       Director, President and          December 15, 1997
------------------------------------------    Chief Executive Officer
              Michael Z. Kay                  (principal executive
                                              officer)

                    *                       Director, Executive Vice         December 15, 1997
------------------------------------------    President and Chief
            Patrick W. Tolbert                Financial and
                                              Administrative Officer
                                              (principal financial
                                              officer)
                    *                       Director                         December 15, 1997
------------------------------------------
            Gerald W. Schwartz

                    *                       Director                         December 15, 1997
------------------------------------------
              Ewout Heersink

                                            Director
------------------------------------------
              Helmut Woelki

                                            Director
------------------------------------------
              Gunther Rothig

                                            Director
------------------------------------------
             Helmut Bleckmann

                    *                       Director                         December 15, 1997
------------------------------------------
           William S. Woodside

                                            Director -- Financial            December 15, 1997
------------------------------------------    Accounting (principal
              Thomas J. Lee                   accounting officer)

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          CATERAIR INTERNATIONAL, INC. (II)

                                          By:                  *
                                            ------------------------------------
                                            Name: James J. O'Neill
                                            Title: Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

                    *                       Director and Chairman of the     December 15, 1997
------------------------------------------    Board (principal
             James J. O'Neill                 executive, financial and
                                              accounting officer)

                    *                       Director                         December 15, 1997
------------------------------------------
              Eric J. Rosen

                    *                       Director                         December 15, 1997
------------------------------------------
            J. Thomas Markley

                                            Director
------------------------------------------
              Aaron Gellman

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          CATERAIR INTERNATIONAL CORPORATION

                                          By:                  *

                                            ------------------------------------
                                            Name: Daniel J. Altobello
                                            Title: President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  ------------------


                    *                       President and Chief Executive    December 15, 1997
------------------------------------------    Officer (principal
           Daniel J. Altobello                executive, financial and
                                              accounting officer)

                    *                       Director                         December 15, 1997
------------------------------------------
            Anthony R. Melman

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ARLINGTON SERVICES, INC.

                                          By:       /s/ THOMAS J. LEE

                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

            /s/ THOMAS J. LEE               Director and President           December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director, Vice President         December 15, 1997
------------------------------------------    and Treasurer
             Norman J. Shuman

                    *                       Director and Secretary           December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ARLINGTON SERVICES HOLDING
                                          CORPORATION

                                          By:       /s/ THOMAS J. LEE

                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

            /s/ THOMAS J. LEE               Director and President           December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director, Vice President and     December 15, 1997
------------------------------------------    Treasurer
             Norman J. Shuman

                    *                       Director and Secretary           December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          BETHESDA SERVICES, INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Donald F. West
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

                    *                       Director, President and          December 15, 1997
------------------------------------------    Secretary (principal
              Donald F. West                  executive, financial and
                                              accounting officer)
                    *                       Director, Vice President and     December 15, 1997
------------------------------------------    Treasurer
             Norman J. Shuman

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          CATERAIR NEW ZEALAND LIMITED

                                          By:                  *
                                            ------------------------------------
                                            Name: Donald F. West
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  ------------------

                    *                       Director, President and         December 15, 1997
------------------------------------------    Secretary (principal
              Donald F. West                  executive, financial and
                                              accounting officer)

                    *                       Director, Vice President and    December 15, 1997
------------------------------------------    Treasurer
             Norman J. Shuman

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          JFK CATERERS, INC.

                                          By:       /s/ THOMAS J. LEE
                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

            /s/ THOMAS J. LEE               Director and President           December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          CATERAIR CONSULTING SERVICES
                                          CORPORATION

                                          By:       /s/ THOMAS J. LEE
                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

            /s/ THOMAS J. LEE               Director and President           December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          WESTERN AIRE CHEF, INC.

                                          By:       /s/ THOMAS J. LEE
                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    -------------------

            /s/ THOMAS J. LEE               President                         December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director                          December 15, 1997
------------------------------------------
           Daniel J. Altobello

                    *                       Director                          December 15, 1997
------------------------------------------
            Patrick W. Tolbert

                    *                       Director                          December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          CATERAIR ST. THOMAS HOLDINGS
                                          CORPORATION

                                          By:       /s/ THOMAS J. LEE
                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  -------------------

            /s/ THOMAS J. LEE               Director and President            December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          CATERAIR INTERNATIONAL TRANSITION
                                          CORPORATION

                                          By:       /s/ THOMAS J. LEE

                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    -------------------


            /s/ THOMAS J. LEE               Director and President            December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          SKY CHEFS ARGENTINE, INC.

                                          By:       /s/ THOMAS J. LEE

                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    -------------------

            /s/ THOMAS J. LEE               President                         December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director                          December 15, 1997
------------------------------------------
            Patrick W. Tolbert

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          CATERAIR AIRPORT PROPERTIES, INC.

                                          By:       /s/ THOMAS J. LEE
                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------

              /s/ THOMAS J. LEE                President                     December 15, 1997
---------------------------------------------    (principal executive,
                Thomas J. Lee                    financial and accounting
                                                 officer)

                      *                        Director                      December 15, 1997
---------------------------------------------
             Daniel J. Altobello

                      *                        Director and Vice President   December 15, 1997
---------------------------------------------
             Patrick W. Tolbert

                      *                        Director and Secretary        December 15, 1997
---------------------------------------------
               Donald F. West

             *By: THOMAS J. LEE
---------------------------------------------
                Thomas J. Lee
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          SKY CHEFS INTERNATIONAL CORP.

                                          By:       /s/ THOMAS J. LEE
                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------


            /s/ THOMAS J. LEE               President                        December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director, Vice President,        December 15, 1997
------------------------------------------    Treasurer and Secretary
              Michael Z. Kay

                    *                       Director and Vice President      December 15, 1997
------------------------------------------
            Patrick W. Tolbert

                    *                       Director and Vice President      December 15, 1997
------------------------------------------
             James J. O'Neill

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ONEX OHIO FINANCE CORP.

                                          By:       /s/ THOMAS J. LEE

                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

            /s/ THOMAS J. LEE               President                        December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director                         December 15, 1997
------------------------------------------
              Anthony Melman

                    *                       Director, Vice President,        December 15, 1997
------------------------------------------    Treasurer and Secretary
             James J. O'Neill

                    *                       Director and Vice President      December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ONEX OHIO FINANCE CORP. II

                                          By:       /s/ THOMAS J. LEE

                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

            /s/ THOMAS J. LEE               President   (principal           December 15, 1997
------------------------------------------  executive, financial   and
              Thomas J. Lee                 accounting officer)

                    *                       Director                         December 15, 1997
------------------------------------------
              Anthony Melman

                    *                       Director, Vice President,        December 15, 1997
------------------------------------------    Treasurer and Secretary
             James J. O'Neill

                    *                       Director and Vice President      December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ONEX OHIO EQUITY CORP.

                                          By:       /s/ THOMAS J. LEE
                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------


            /s/ THOMAS J. LEE               President (principal             December 15, 1997
------------------------------------------    executive, financial and
              Thomas J. Lee                   accounting officer)
                    *                       Director                         December 15, 1997
------------------------------------------
              Anthony Melman

                    *                       Director, Vice President,        December 15, 1997
------------------------------------------    Treasurer and Secretary
             James J. O'Neill

                    *                       Director and Vice President      December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ONEX OHIO EQUITY CORP. II

                                          By:       /s/ THOMAS J. LEE
                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------


            /s/ THOMAS J. LEE               President                        December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)
                    *                       Director                         December 15, 1997
------------------------------------------
              Ewout Heersink

                    *                       Director, Vice President,        December 15, 1997
------------------------------------------    Treasurer and Secretary
             James J. O'Neill

                    *                       Director and Vice President      December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ONEX OHIO CREDIT CORP.

                                          By:       /s/ THOMAS J. LEE
                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  ------------------


            /s/ THOMAS J. LEE               President                        December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director                         December 15, 1997
------------------------------------------
              Anthony Melman

                    *                       Director, Vice President,        December 15, 1997
------------------------------------------    Treasurer and Secretary
             James J. O'Neill

                    *                       Director and Vice President      December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ONEX OHIO CREDIT CORP. II

                                          By:       /s/ THOMAS J. LEE

                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

            /s/ THOMAS J. LEE               President                        December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director                         December 15, 1997
------------------------------------------
              Ewout Heersink

                    *                       Director, Vice President,        December 15, 1997
------------------------------------------    Treasurer and Secretary
             James J. O'Neill

                    *                       Director and Vice President      December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ONEX OHIO ACCEPTANCE CORPORATION

                                          By:       /s/ THOMAS J. LEE

                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------


            /s/ THOMAS J. LEE               President                        December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director                         December 15, 1997
------------------------------------------
              Anthony Melman

                    *                       Director, Vice President,        December 15, 1997
------------------------------------------    Treasurer and Secretary
             James J. O'Neill

                    *                       Director and Vice President      December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ONEX OHIO CAPITAL CORP.

                                          By:       /s/ THOMAS J. LEE

                                            ------------------------------------
                                              Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

            /s/ THOMAS J. LEE               President (principal             December 15, 1997
------------------------------------------    executive, financial and
              Thomas J. Lee                   accounting officer)

                    *                       Director                         December 15, 1997
------------------------------------------
              Anthony Melman

                    *                       Director, Vice President,        December 15, 1997
------------------------------------------    Treasurer and Secretary
             James J. O'Neill

                    *                       Director and Vice President      December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ONEX OHIO CAPITAL CORP. II

                                          By:       /s/ THOMAS J. LEE

                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

            /s/ THOMAS J. LEE               President                        December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director                         December 15, 1997
------------------------------------------
              Ewout Heersink

                    *                       Director, Vice President,        December 15, 1997
------------------------------------------    Treasurer and Secretary
             James J. O'Neill

                    *                       Director and Vice President      December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ONEX OHIO FISCAL CORP.

                                          By:       /s/ THOMAS J. LEE

                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

            /s/ THOMAS J. LEE               President                        December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director                         December 15, 1997
------------------------------------------
              Anthony Melman

                    *                       Director, Vice President,        December 15, 1997
------------------------------------------    Treasurer and Secretary
             James J. O'Neill

                    *                       Director and Vice President      December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ONEX OHIO FISCAL CORP. II

                                          By:       /s/ THOMAS J. LEE
                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    -------------------

            /s/ THOMAS J. LEE               President                         December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director                          December 15, 1997
------------------------------------------
              Ewout Heersink

                    *                       Director, Vice President,         December 15, 1997
------------------------------------------    Treasurer and Secretary
             James J. O'Neill

                    *                       Director and Vice President       December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ONEX OHIO FUNDS CORP.

                                          By:       /s/ THOMAS J. LEE
                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    -------------------

            /s/ THOMAS J. LEE               President                         December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director                          December 15, 1997
------------------------------------------
              Anthony Melman

                    *                       Director, Vice President,         December 15, 1997
------------------------------------------    Treasurer and Secretary
             James J. O'Neill

                    *                       Director and Vice President       December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 15th day of December, 1997.


                                          ONEX OHIO FUNDS CORP. II

                                          By:       /s/ THOMAS J. LEE
                                            ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    -------------------

            /s/ THOMAS J. LEE               President                         December 15, 1997
------------------------------------------    (principal executive,
              Thomas J. Lee                   financial and accounting
                                              officer)

                    *                       Director                          December 15, 1997
------------------------------------------
              Ewout Heersink

                    *                       Director, Vice President,         December 15, 1997
------------------------------------------    Treasurer and Secretary
             James J. O'Neill

                    *                       Director and Vice President       December 15, 1997
------------------------------------------
              Donald F. West

            *By: THOMAS J. LEE
------------------------------------------
              Thomas J. Lee
             Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                                     SEQUENTIALLY
     EXHIBIT                                                                           NUMBERED
     NUMBER                                  DESCRIPTION                                 PAGE
    ---------     -----------------------------------------------------------------  ------------
      2.1         Master Agreement, dated as of April 26, 1995, among Onex Food
                  Services, Inc., Caterair Holdings Corporation and Caterair
                  International Corporation. Incorporated by reference to Exhibit
                  2.1 of SC International Services, Inc.'s Registration Statement
                  on Form S-1, Registration No. 33-94572. .........................
      2.1.1       Amendment No. 1 to Master Agreement, dated as of September 29,
                  1995, among Onex Food Services, Inc., Caterair Holdings
                  Corporation and Caterair International Corporation. Incorporated
                  by reference to Exhibit 2.2 of SC International Services, Inc.'s
                  Annual Report on Form 10-K for the year ended December 31,
                  1995. ...........................................................
      2.2         Sublease Agreement, dated as of September 29, 1995, between Sky
                  Chefs, Inc. and Caterair International Corporation, together with
                  Schedule of additional Subleases between such parties.
                  Incorporated by reference to Exhibit 10.26 of SC International
                  Services, Inc.'s Annual Report on Form 10-K for the year ended
                  December 31, 1995. ..............................................
      2.3         Sublease Agreement, dated as of September 29, 1995, between
                  Caterair International, Inc. (II) and Caterair International
                  Corporation, together with Schedule of additional Subleases between such parties. Incorporated by reference to Exhibit 10.27 of SC International Services, Inc.'s Annual Report on Form 10-K
                  for the year ended December 31, 1995. ...........................
      2.4         License Agreement, dated as of September 29, 1995, between Sky
                  Chefs, Inc. and Caterair International Corporation. Incorporated
                  by reference to Exhibit 10.24 of SC International Services,
                  Inc.'s Annual Report on Form 10-K for the year ended December 31,
                  1995. ...........................................................
      2.5         License Agreement, dated as of September 29, 1995, between
                  Caterair International, Inc. (II) and Caterair International
                  Corporation. Incorporated by reference to Exhibit 10.25 of SC
                  International Services, Inc.'s Annual Report on Form 10-K for the
                  year ended December 31, 1995. ...................................
      3.1         Certificate of Incorporation of SC International Services, Inc.
                  Incorporated by reference to Exhibit 3.1 of SC International
                  Services, Inc.'s Registration Statement on Form S-1, Registration
                  No. 33-94572. ...................................................
      3.2         Amended and Restated Bylaws of SC International Services,
                  Inc.* ...........................................................
      3.3         Amended and Restated Certificate of Incorporation of Sky Chefs,
                  Inc. Incorporated by reference to Exhibit 3.3 of Amendment No. 3 to SC International Services, Inc.'s Registration Statement on
                  Form S-1, Registration No. 33-94572. ............................
      3.4         Bylaws of Sky Chefs, Inc. Incorporated by reference to Exhibit
                  3.4 of Amendment No. 3 to SC International Services, Inc.'s
                  Registration Statement on Form S-1, Registration No.
                  33-94572. .......................................................
      3.5         Certificate of Incorporation of Caterair International, Inc.
                  (II). Incorporated by reference to Exhibit 3.5 of SC
                  International Services, Inc.'s Registration Statement on Form
                  S-1, Registration No. 33-94572. .................................
      3.6         Bylaws of Caterair International, Inc. (II). Incorporated by
                  reference to Exhibit 3.6 of SC International Services, Inc.'s
                  Registration Statement on Form S-1, Registration No.
                  33-94572. .......................................................
      3.7         Certificate of Incorporation of Caterair International
                  Corporation, Incorporated by reference to Exhibit 3.1 of Caterair
                  International Corporation's Registration Statement on Form S-1,
                  Registration No. 33-30918. ......................................

                                                                                     SEQUENTIALLY
     EXHIBIT                                                                           NUMBERED
     NUMBER                                  DESCRIPTION                                 PAGE
    ---------     -----------------------------------------------------------------  ------------
      3.8         Bylaws of Caterair International Corporation. Incorporated by
                  reference to Exhibit 3.2 of Caterair International Corporation's
                  Registration Statement on Form S-1, Registration No.
                  33-30918. .......................................................
      3.9         Certificate of Incorporation of Arlington Services, Inc.* .......
      3.10        Bylaws of Arlington Services, Inc.* .............................
      3.11        Certificate of Incorporation of Arlington Services Holding
                  Corporation.* ...................................................
      3.12        Bylaws of Arlington Services Holding Corporation.* ..............
      3.13        Certificate of Incorporation of JFK Caterers, Inc.* .............
      3.14        Bylaws of JFK Caterers, Inc.* ...................................
      3.15        Certificate of Incorporation of Caterair Consulting Services
                  Corporation.* ...................................................
      3.16        Bylaws of Caterair Consulting Services Corporation.* ............
      3.17        Certificate of Incorporation of Western Aire Chef, Inc.* ........
      3.18        Bylaws of Western Aire Chef, Inc.* ..............................
      3.19        Certificate of Incorporation of Bethesda Services, Inc.* ........
      3.20        Bylaws of Bethesda Services, Inc.* ..............................
      3.21        Certificate of Incorporation of Caterair New Zealand
                  Limited.* .......................................................
      3.22        Bylaws of Caterair New Zealand Limited.* ........................
      3.23        Certificate of Incorporation of Onex Ohio Finance Corp.* ........
      3.24        Bylaws of Onex Ohio Finance Corp.* ..............................
      3.25        Certificate of Incorporation of Onex Ohio Finance Corp. II.* ....
      3.26        Bylaws of Onex Ohio Finance Corp. II.* ..........................
      3.27        Certificate of Incorporation of Onex Ohio Equity Corp.* .........
      3.28        Bylaws of Onex Ohio Equity Corp.* ...............................
      3.29        Certificate of Incorporation of Onex Ohio Equity Corp. II.* .....
      3.30        Bylaws of Onex Ohio Equity Corp. II.* ...........................
      3.31        Certificate of Incorporation of Onex Ohio Credit Corp.* .........
      3.32        Bylaws of Onex Ohio Credit Corp.* ...............................
      3.33        Certificate of Incorporation of Onex Ohio Credit Corp. II.* .....
      3.34        Bylaws of Onex Ohio Credit Corp. II.* ...........................
      3.35        Certificate of Incorporation of Onex Ohio Acceptance
                  Corporation.* ...................................................
      3.36        Bylaws of Onex Ohio Acceptance Corporation.* ....................
      3.37        Certificate of Incorporation of Onex Ohio Capital Corp.* ........
      3.38        Bylaws of Onex Ohio Capital Corp.* ..............................
      3.39        Certificate of Incorporation of Onex Ohio Capital Corp. II.* ....
      3.40        Bylaws of Onex Ohio Capital Corp. II.* ..........................
      3.41        Certificate of Incorporation of Onex Ohio Fiscal Corp.* .........
      3.42        Bylaws of Onex Ohio Fiscal Corp.* ...............................
      3.43        Certificate of Incorporation of Onex Ohio Fiscal Corp. II.* .....
      3.44        Bylaws of Onex Ohio Fiscal Corp. II.* ...........................
      3.45        Certificate of Incorporation of Onex Ohio Funds Corp.* ..........
      3.46        Bylaws of Onex Ohio Funds Corp.* ................................
      3.47        Certificate of Incorporation of Onex Ohio Funds Corp. II.* ......
      3.48        Bylaws of Onex Ohio Funds Corp. II.* ............................

                                                                                     SEQUENTIALLY
     EXHIBIT                                                                           NUMBERED
     NUMBER                                  DESCRIPTION                                 PAGE
    ---------     -----------------------------------------------------------------  ------------
      3.49        Certificate of Incorporation of Caterair International Transition
                  Corporation.* ...................................................
      3.50        Bylaws of Caterair International Transition Corporation.* .......
      3.51        Certificate of Incorporation of Sky Chefs International
                  Corp.* ..........................................................
      3.52        Bylaws of Sky Chefs International Corp.* ........................
      3.53        Certificate of Incorporation of Caterair Airport Properties,
                  Inc.* ...........................................................
      3.54        Bylaws of Caterair Airport Properties, Inc.* ....................
      3.55        Certificate of Incorporation of Caterair St. Thomas Holdings
                  Corporation.* ...................................................
      3.56        Bylaws of Caterair St. Thomas Holdings Corporation.* ............
      3.57        Certificate of Incorporation of Sky Chefs Argentine Inc.* .......
      3.58        Bylaws of Sky Chefs Argentine Inc.* .............................
      4.          Indenture, dated August 28, 1997, among SC International
                  Services, Inc., as Issuer, The Bank of New York, as Trustee and
                  the Guarantors named therein.* ..................................
      5.          Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.* ........
      8.1         Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.* ........
      8.2         Opinion of Price Waterhouse LLP.* ...............................
     10.1         Purchase Agreement, dated as of August 22, 1997, among SC
                  International Services, Inc., the Guarantors named therein, and
                  BT Securities Corporation, J.P. Morgan Securities Inc., Credit
                  Suisse First Boston Corporation, Goldman, Sachs & Co., Smith
                  Barney, Inc. and Bankers Trust International PLC, as Initial
                  Purchasers.* ....................................................
     10.2         Registration Rights Agreement, dated as of August 28, 1997, among
                  SC International Services, Inc., the Guarantors named therein, and BT Securities Corporation, J.P. Morgan Securities Inc.,
                  Credit Suisse First Boston Corporation, Goldman, Sachs & Co.,
                  Smith Barney, Inc., and Bankers Trust International PLC, as
                  Initial Purchasers.* ............................................
     10.3         Dealer Manager Agreement, dated August 25, 1997, among SC
                  International Services, Inc., Sky Chefs, Inc., Caterair
                  International, Inc. (II), Caterair International Corporation and
                  BT Securities Corporation.* .....................................
     10.4         Depositary Agreement, dated as of August 25, 1997, between SC
                  International Services, Inc. and The Bank of New York, as
                  Depositary.* ....................................................
     10.5         Form of Exchange Agent Agreement between SC International
                  Services, Inc. and The Bank of New York, as Exchange Agent.* ....
     10.6         Marriott Noncompetition Agreement, dated as of December 15, 1989, among Marriott Corporation, Host International, Inc., Caterair
                  Holdings Corporation and Caterair International Corporation.
                  Incorporated by reference to Exhibit 10.25 of Caterair
                  International Corporation's Registration Statement on Form S-1,
                  Registration No. 33-31309. ......................................
     10.7         Consulting Agreement, dated as of September 29, 1995, between
                  Frederic V. Malek and SC International Services, Inc.
                  Incorporated by reference to Exhibit 10.1 of SC International
                  Services, Inc.'s Annual Report on Form 10-K for the year ended
                  December 31, 1995. ..............................................

                                                                                     SEQUENTIALLY
     EXHIBIT                                                                           NUMBERED
     NUMBER                                  DESCRIPTION                                 PAGE
    ---------     -----------------------------------------------------------------  ------------
     10.8         Agreement, dated as of October 5, 1993, among Onex Corporation,
                  Deutsche Lufthansa Aktiengesellschaft and LSG Lufthansa Service
                  GmbH. Incorporated by reference to Exhibit 10.2 of SC
                  International Services, Inc.'s Registration Statement on Form
                  S-1, Registration No. 33-94572. .................................
     10.9         Cooperation Agreement, dated as of October 5, 1993, between LSG
                  Lufthansa Service GmbH and Sky Chefs, Inc. Incorporated by
                  reference to Exhibit 10.3 of SC International Services, Inc.'s
                  Registration Statement on Form S-1, Registration No.
                  33-94572. .......................................................
     10.10        Consent Agreement, dated as of April 20, 1995, among Onex
                  Corporation, Onex Food Services, Inc., OnCap Holdings U.S., Inc.,
                  Sky Chefs, Inc. and LSG Lufthansa Service GmbH. Incorporated by
                  reference to Exhibit 10.3.1 of Amendment No. 2 to SC
                  International Services, Inc.'s Registration Statement on Form
                  S-1, Registration No. 33-94572. .................................
     10.11        Consent Agreement, dated as of April 20, 1995, among OnCap
                  Holdings U.S., Inc., OMI Quebec Inc., Onex Food Services, Inc.
                  and LSG Lufthansa Service GmbH. Incorporated by reference to
                  Exhibit 10.4.1 of Amendment No. 2 to SC International Services,
                  Inc.'s Registration Statement on Form S-1, Registration No.
                  33-94572. .......................................................
     10.12        Consent Agreement, dated as of April 20, 1995, among Onex
                  Corporation, Onex Food Services, Inc., OnCap Holdings U.S., Inc.,
                  Sky Chefs, Inc. and LSG Lufthansa Service GmbH. Incorporated by
                  reference to Exhibit 10.4.2 of Amendment No. 2 to SC
                  International Services, Inc.'s Registration Statement on Form
                  S-1, Registration No. 33-94572. .................................
     10.13        Exchange Agreement and Amendment to Stockholders' Agreement,
                  dated as of December 28, 1996, among Onex Food Services, Inc.,
                  LSG Lufthansa Service GmbH and LSG Lufthansa Service USA
                  Corporation.* ...................................................
     10.14        Stockholders' Agreement, dated as of December 6, 1993, among Onex
                  Corporation, Onex Food Services, Inc., OnCap Holdings U.S., Inc.,
                  OMI Quebec Inc., LSG Lufthansa Service GmbH and LSG Lufthansa
                  Service USA Corporation. Incorporated by reference to Exhibit
                  10.4 of SC International Services, Inc.'s Registration Statement
                  on Form S-1, Registration No. 33-94572. .........................
     10.15        Arbitration Agreement dated as of October 5, 1993, among Onex
                  Corporation, Onex Food Services, Inc., OnCap Holdings U.S., Inc.,
                  OMI Quebec Inc., Sky Chefs, Inc., Deutsche Lufthansa
                  Aktiengesellschaft and LSG Lufthansa Service GmbH. Incorporated
                  by reference to Exhibit 10.5 of SC International Services, Inc.'s
                  Registration Statement on Form S-1, Registration No.
                  33-94572. .......................................................
     10.16        Master National Agreement, dated August 22, 1969, between Sky
                  Chefs, Inc. and Hotel Employees and Restaurant Employees
                  International Union. Incorporated by reference to Exhibit 10.8 of
                  Amendment No. 1 to SC International Services, Inc.'s Registration
                  Statement on Form S-1, Registration No. 33-94572. ...............
     10.17        Sky Chefs, Inc. Supplemental Executive Retirement Plan.
                  Incorporated by reference to Exhibit 10.13 of SC International
                  Services, Inc.'s Registration Statement on Form S-1, Registration
                  No. 33-94572. ...................................................
     10.18        Sky Chefs, Inc. Performance Reward Plan. Incorporated by
                  reference to Exhibit 10.13 of Amendment No. 1 to SC International
                  Services, Inc.'s Registration Statement on Form S-1, Registration
                  No. 33-94572. ...................................................

                                                                                     SEQUENTIALLY
     EXHIBIT                                                                           NUMBERED
     NUMBER                                  DESCRIPTION                                 PAGE
    ---------     -----------------------------------------------------------------  ------------
     10.19        Employment Agreement, dated as of January 1, 1997, between James
                  J. O'Neill and Onex Food Services, Inc.* ........................
     10.20        Employment Agreement, dated as of January 1, 1997, between
                  Michael Z. Kay and Sky Chefs, Inc.* .............................
     10.21        Employment Agreement, dated as of January 1, 1997, between
                  Patrick W. Tolbert and Sky Chefs, Inc.* .........................
     10.22        Employment Agreement, dated as of January 1, 1997, between
                  Randall C. Boyd and Sky Chefs, Inc.* ............................
     10.23        Caterair Key Employee Retention Plan. Incorporated by reference to Exhibit 10.11 of SC International Services, Inc.'s
                  Registration Statement on Form S-1, Registration No.
                  33-94572. .......................................................
     10.23.1      Amendment No. 1 to Caterair Key Employee Retention Plan.
                  Incorporated by reference to Exhibit 10.11.1 of SC International
                  Services, Inc.'s Registration Statement on Form S-1, Registration
                  No. 33-94572. ...................................................
     10.24        Caterair International Corporation Transition Severance Plan.
                  Incorporated by reference to Exhibit 10.26 of Amendment No. 2 to
                  SC International Services, Inc.'s Registration Statement on Form
                  S-1, Registration No. 33-94572. .................................
     10.25        Phantom Stock Plan for Management Employees of Onex Food
                  Services, Inc. and its Subsidiaries. Incorporated by reference to
                  Exhibit 10.6 of Caterair International Corporation's Annual
                  Report on Form 10-K for the year ended December 31, 1995. .......
     10.26        Management Advisory Agreement, dated as of September 29, 1995, between OMI Partnership Holdings Ltd, and SC International
                  Services Inc.* ..................................................
     10.27        Lease Agreement, dated as of May 15, 1993, between TriNet
                  Essential Facilities X, Inc. and Caterair International
                  Corporation, together with Schedule of substantially similar
                  Lease Agreements between such parties.* .........................
     10.27.1      First Amendment to Lease Agreement, dated as of September 22,
                  1995, between TriNet Essential Facilities X, Inc. and Caterair
                  International Corporation.* .....................................
     10.27.2      Second Amendment to Lease Agreement, dated as of December 1,
                  1995, between TriNet Essential Facilities X, Inc. and Caterair
                  International Corporation.* .....................................
     10.27.3      Third Amendment to Lease Agreement, dated as of June 1, 1996, between TriNet Essential Facilities X, Inc. and Caterair
                  International Corporation.* .....................................
     10.27.4      Fourth Amendment to Lease Agreement, dated as of December 23,
                  1996, between TriNet Essential Facilities X, Inc. and Caterair
                  International Corporation.* .....................................
     10.27.5      Fifth Amendment to Lease Agreement, dated as of June 23, 1997, between TriNet Essential Facilities X, Inc. and Caterair
                  International Corporation.* .....................................
     10.27.6      Sixth Amendment to Lease Agreement, dated as of August 22, 1997, between TriNet Essential Facilities X, Inc. and Caterair
                  International Corporation.* .....................................
     10.27.7      Limited Waiver dated as of August 22, 1997, by TriNet Essential
                  Facilities X, Inc., in favor of Caterair International
                  Corporation.* ...................................................

                                                                                     SEQUENTIALLY
     EXHIBIT                                                                           NUMBERED
     NUMBER                                  DESCRIPTION                                 PAGE
    ---------     -----------------------------------------------------------------  ------------
     10.28        Lease Agreement, dated as of May 15, 1993, between TriNet
                  Essential Facilities VIII R, Inc. and Caterair International
                  Corporation, together with Schedule of substantially similar
                  Lease Agreements between such parties.* .........................
     10.28.1      First Amendment to Lease Agreement, dated as of September 22,
                  1995, between TriNet Essential Facilities VIII R, Inc. and
                  Caterair International Corporation.* ............................
     10.28.2      Second Amendment to Lease Agreement, dated as of December 1,
                  1995, between TriNet Essential Facilities VIII R, Inc. and
                  Caterair International Corporation.* ............................
     10.28.3      Third Amendment to Lease Agreement, dated as of June 1, 1996, between TriNet Essential Facilities VIII R, Inc. and Caterair
                  International Corporation.* .....................................
     10.28.4      Fourth Amendment to Lease Agreement, dated as of December 23,
                  1996, between TriNet Essential Facilities VIII R, Inc. and
                  Caterair International Corporation.* ............................
     10.28.5      Fifth Amendment to Lease Agreement, dated as of June 23, 1997, between TriNet Essential Facilities VIII R, Inc. and Caterair
                  International Corporation.* .....................................
     10.28.6      Sixth Amendment to Lease Agreement, dated as of August 22, 1997, between TriNet Essential Facilities VIII R, Inc. and Caterair
                  International Corporation.* .....................................
     10.28.7      Limited Waiver, dated as of August 22, 1997, by TriNet Essential
                  Facilities VIII R, Inc., in favor of Caterair International
                  Corporation.* ...................................................
     10.29        Guaranty, dated as of September 22, 1995, by SC International
                  Services, Inc., Sky Chefs, Inc., Onex Food Services, Inc. and
                  Caterair International, Inc. (II) for the benefit of TriNet
                  Essential Facilities VIII R, Inc.* ..............................
     10.30        Guaranty, dated as of September 22, 1995, by SC International
                  Services, Inc., Sky Chefs, Inc., Onex Food Services, Inc. and
                  Caterair International, Inc. (II) for the benefit of TriNet
                  Essential Facilities X, Inc.* ...................................
     10.31        Tax Sharing Agreement, dated as of December 15, 1989, among
                  Caterair Holdings Corporation, Caterair International Corporation
                  and Marriott Corporation. Incorporated by reference to Exhibit
                  10.25 of SC International Services, Inc.'s Registration Statement
                  on Form S-1, Registration No. 33-94572. .........................
     10.32        Noncompetition Agreement, dated as of September 29, 1995, between
                  Caterair International Corporation and Sky Chefs, Inc.
                  Incorporated by reference to Exhibit 10.16 of Caterair
                  International Corporation's Annual Report on Form 10-K for the
                  year ended December 31, 1995. ...................................
     10.33        Promissory Note, dated September 29, 1995, by Caterair
                  International Corporation payable to the order of SC
                  International Services, Inc. Incorporated by reference to Exhibit
                  10.18 of Caterair International Corporation's Annual Report on
                  Form 10-K for the year ended December 31, 1995. .................

                                                                                     SEQUENTIALLY
     EXHIBIT                                                                           NUMBERED
     NUMBER                                  DESCRIPTION                                 PAGE
    ---------     -----------------------------------------------------------------  ------------
     10.34        Credit Agreement, dated as of September 29, 1995, and amended and restated as of August 28, 1997, among SC International Services,
                  Inc., as borrower, Onex Food Services, Inc., Caterair Holdings
                  Corporation, Caterair International Corporation, the guarantors named therein, the lenders party thereto from time to time,
                  Bankers Trust Company and J.P. Morgan Securities, Inc., as
                  co-arrangers, Bankers Trust Company, as syndication agent, the
                  Bank of New York, as co-agent, and Morgan Guaranty Trust Company of New York, as administrative agent.* ..........................
     10.35        Term Loan Agreement, dated as of August 28, 1997, among Caterair
                  International Corporation and SC International Services, Inc., as
                  borrowers, the guarantors named therein, the lenders party thereto from time to time, Bankers Trust Company and J.P. Morgan
                  Securities Inc., as co-arrangers, Bankers Trust Company, as syndication agent, and Morgan Guaranty Trust Company of New York, as administrative agent.* .......................................
     10.36        Tax Sharing Agreement, dated as of September 29, 1995, among Onex
                  Food Services, Inc., Sky Chefs, Inc. and Caterair International,
                  Inc. (II). Incorporated by reference to Exhibit 10.22 of SC
                  International Services, Inc.'s Annual Report on Form 10-K for the
                  year ended December 31, 1995. ...................................
     10.37        Shareholders' Agreement, dated as of May 29, 1986, as amended, among Onex Food Services, Inc., an affiliate of Onex Corporation and certain employees of Sky Chefs, Inc.* .......................
     10.38        Acquisition Agreement, dated as of November 30, 1995, between LSG
                  Lufthansa Service USA Corporation and Sky Chefs, Inc.* ..........
     10.39        Acquisition Agreement, dated as of August 14, 1995, between LSG
                  Lufthansa Service USA Corporation and Sky Chefs, Inc.* ..........
     10.40        Acquisition Agreement, dated July 18, 1997, between Caterair
                  International, Inc. (II) and Sky Chefs, Inc.* ...................
     10.40.1      Acquisition Agreement, dated as of August 29, 1997, between
                  Caterair International, Inc. (II) and Sky Chefs, Inc.* ..........
     10.41        Caterair Noncompetition Agreement, dated as of December 15, 1989, among Marriott Corporation, Host International, Inc., Caterair
                  Holdings Corporation and, Caterair International Corporation.
                  Incorporated by International Corporation Registration Statement
                  on Form S-1, Registration No. 33-31309. .........................
     12.1         SC International Services, Inc. and Subsidiaries Computation of
                  Ratio of Earnings to Fixed Charges.* ............................
     12.2         Caterair International Corporation and Subsidiaries Computation
                  of Ratio of Earnings to Fixed Charges.* .........................
     12.3         SC International Services, Inc. and Subsidiaries and Caterair
                  International Corporation and Subsidiaries Computation of
                  Combined Pro Forma Ratio of Earnings to Fixed Charges.* .........
     21.1         Subsidiaries of the Registrants.* ...............................
     23.1         Consent of Coopers & Lybrand L.L.P. .............................
     23.2         Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP.
                  Incorporated by reference to Exhibit 5.* ........................
     23.3         Consent of Price Waterhouse, LLP. Incorporated by reference to
                  Exhibit 8.2.* ...................................................
     23.4         Consent of Arthur Andersen LLP. .................................

                                                                                     SEQUENTIALLY
     EXHIBIT                                                                           NUMBERED
     NUMBER                                  DESCRIPTION                                 PAGE
    ---------     -----------------------------------------------------------------  ------------
     24.1         Power of Attorney for SC International Services, Inc. (included with signature pages of SC International Services, Inc. at page
                  II-11)* .........................................................
     24.2         Power of Attorney for Sky Chefs, Inc. (included with signature pages of Sky Chefs, Inc. at page II-13)* ........................
     24.3         Power of Attorney for Caterair International, Inc. (II) (included with signature pages of Caterair International, Inc. (II) at page
                  II-14)* .........................................................
     24.4         Power of Attorney of Caterair International Corporation (included with signature pages of Caterair International Corporation at page II-15)* ....................................................
     24.5         Power of Attorney for Arlington Services, Inc. (included with signature pages of Arlington Services, Inc. at page II-16).* ....
     24.6         Power of Attorney for Arlington Services Holding Corporation
                  (included with signature pages of Arlington Services Holding
                  Corporation at page II-17).* ....................................
     24.7         Power of Attorney for JFK Caterers, Inc. (included with signature pages of JFK Caterers, Inc. at page II-20).* ....................
     24.8         Power of Attorney for Caterair Consulting Services Corporation
                  (included with signature pages of Caterair Consulting Services
                  Corporation at page II-21).* ....................................
     24.9         Power of Attorney for Western Aire Chef, Inc. (included with signature pages of Western Aire Chef, Inc. at page II-22).* .....
     24.10        Power of Attorney for Bethesda Services, Inc. (included with signature pages of Bethesda Services, Inc. at page II-18).* .....
     24.11        Power of Attorney for Caterair New Zealand Limited (included with signature pages of Caterair New Zealand Limited at page
                  II-19).* ........................................................
     24.12        Power of Attorney for Onex Ohio Finance Corp. (included with signature pages of Onex Ohio Finance Corp. at page II-28).* .....
     24.13        Power of Attorney for Onex Ohio Finance Corp. II (included with signature pages of Onex Ohio Finance Corp. II at page
                  II-29).* ........................................................
     24.14        Power of Attorney for Onex Ohio Equity Corp. (included with signature pages of Onex Ohio Equity Corp. at page II-30).* ......
     24.15        Power of Attorney for Onex Ohio Equity Corp. II (included with signature pages of Onex Ohio Equity Corp. II at page II-31).* ...
     24.16        Power of Attorney for Onex Ohio Credit Corp. (included with signature pages of Onex Ohio Credit Corp. at page II-32).* ......
     24.17        Power of Attorney for Onex Ohio Credit Corp. II (included with signature pages of Onex Ohio Credit Corp. II at page II-33).* ...
     24.18        Power of Attorney for Onex Ohio Acceptance Corporation (included with signature pages of Onex Ohio Acceptance Corporation at page
                  II-34).* ........................................................
     24.19        Power of Attorney for Onex Ohio Capital Corp. (included with signature pages of Onex Ohio Capital Corp. at page II-35).* .....
     24.20        Power of Attorney for Onex Ohio Capital Corp. II (included with signature pages of Onex Ohio Capital Corp. II at page
                  II-36).* ........................................................
     24.21        Power of Attorney for Onex Ohio Fiscal Corp. (included with signature pages of Onex Ohio Fiscal Corp. at page II-37).* ......
     24.22        Power of Attorney for Onex Ohio Fiscal Corp. II (included with signature pages of Onex Ohio Fiscal Corp. II at page II-38).* ...

                                                                                     SEQUENTIALLY
     EXHIBIT                                                                           NUMBERED
     NUMBER                                  DESCRIPTION                                 PAGE
    ---------     -----------------------------------------------------------------  ------------
     24.23        Power of Attorney for Onex Ohio Funds Corp. (included with signature pages of Onex Ohio Funds Corp. at page II-39).* .......
     24.24        Power of Attorney for Onex Ohio Funds Corp. II (included with signature pages of Onex Ohio Funds Corp. II at page II-40).* ....
     24.25        Power of Attorney for Caterair International Transition
                  Corporation (included with signature pages of Caterair
                  International Transition Corporation at page II-24).* ...........
     24.26        Power of Attorney for Sky Chefs International Corp. (included with signature pages of Sky Chefs International Corp. at page
                  II-27).* ........................................................
     24.27        Power of Attorney for Caterair Airport Properties, Inc. (included with signature pages of Caterair Airport Properties, Inc. at page
                  II-26).* ........................................................
     24.28        Power of Attorney for Caterair St. Thomas Holdings Corporation
                  (included with signature pages of Caterair St. Thomas Holdings
                  Corporation at page II-23).* ....................................
     24.29        Power of Attorney for Sky Chefs Argentine, Inc. (included with signature pages of Sky Chefs Argentine, Inc. at page II-25).* ...
     25.1         Statement of Eligibility on Form T-I of Trustee under the
                  Indenture.* .....................................................
     27.1         Financial Data Schedules for SC International Services, Inc. and
                  consolidated subsidiaries for the fiscal year ended December 31,
                  1996, the six-months ended June 30, 1997 and the six-months ended
                  June 30, 1996.* .................................................
     27.2         Financial Data Schedules for Caterair International Corporation
                  and consolidated subsidiaries for the fiscal year ended December
                  31, 1996, the six-months ended June 30, 1997 and the six-months ended June 30, 1996.* ...........................................
     99.1         Form of Letter of Transmittal.* .................................
     99.2         Form of Notice of Guaranteed Delivery.* .........................


---------------


* Previously filed.